As filed with the Securities and Exchange Commission on March 2, 2010

Registration No.  333-145692

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 4

TO

FORM S-11

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BEHRINGER HARVARD REIT II, INC.

(Exact Name of Registrant as Specified in Governing Instruments)

15601 Dallas Parkway, Suite 600
Addison, Texas  75001
(866) 655-1605

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gerald J. Reihsen, III

Executive Vice President — Corporate Development & Legal

Behringer Harvard REIT II, Inc.

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-1605

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Robert H. Bergdolt, Esq.

Christopher R. Stambaugh, Esq.

DLA Piper LLP (US)

4141 Park Lake Avenue, Suite 300

Raleigh, North Carolina 27612

(919) 786-2000

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company”  in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell any of the securities described in this prospectus until the registration statement that we have filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy these securities, in any state where an offer or sale of the securities is not permitted.

Subject to Completion, Preliminary Prospectus

Dated March 2, 2010

250,000,000	shares of common stock — maximum offering
200,000	shares of common stock — minimum offering

Behringer Harvard REIT II, Inc. is a recently organized Maryland corporation that intends to qualify as a real estate investment trust.  We intend to acquire and operate a diverse portfolio of real estate assets such as office, industrial, retail, hospitality, recreation and leisure, single-tenant and multifamily, public infrastructure assets (such as roads, correctional facilities and water utilities) and other real properties, either directly or by acquiring REITs or other “real estate operating companies.”  We may acquire existing income-producing properties, newly constructed properties or properties under development or construction, multifamily properties that can be converted into condominiums and single-tenant properties that may be converted for multifamily use. We may invest in real estate-related securities, collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make similar investments. We may invest in real estate assets located in the United States and other countries. We generally will focus on investing in stabilized or seasoned real estate assets, which have been fully constructed and have significant operating histories, as opposed to opportunistic investments.  We have not identified any specific assets and are considered a blind pool.

We are seeking to raise up to $2,475,500,000 consisting of up to 200,000,000 shares of our common stock in our primary offering for $10.00 per share, and up to 50,000,000 shares to be issued pursuant to our distribution reinvestment plan at $9.50 per share.  We reserve the right to reallocate the shares offered between the primary offering and the distribution reinvestment plan.

The Offering:

	Price to Public	Selling Commissions		Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00		$0.70	$0.25	$9.05
Total Minimum	$2,000,000		$140,000	$50,000	$1,810,000
Total Maximum	$2,000,000,000		$140,000,000	$50,000,000	$1,810,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$		$—	$9.50
Total Maximum	$475,000,000	$		$—	$475,000,000

We are offering the shares in the primary offering on a “best efforts” basis.  We will not pay any selling commissions, dealer manager fees or organization and offering expenses on shares sold pursuant to our distribution reinvestment plan.  Assuming the maximum offering amount is sold, at least 88.5% of the gross proceeds (86.4% with respect to gross proceeds from our primary offering and 97.1% with respect to gross proceeds from our distribution reinvestment plan) will be used to invest in properties and other real estate-related investments and, assuming no debt financing, approximately 2.6% of the total gross proceeds (2.6% with respect to gross proceeds from our primary offering and 2.9% with respect to gross proceeds from our distribution reinvestment plan) will be used to pay fees and expenses related to selecting and acquiring investments.  This offering will terminate on or before [                    ], 2012 unless extended and as otherwise permitted under applicable law.

Investing in our common stock involves a high degree of risk.  You should purchase shares only if you can afford a complete loss.  See “Risk Factors” beginning on page 28.  The most significant risks include the following:

•                  There is no public trading market for our shares.  Even if you are able to sell your shares, you would likely have to sell them at a substantial discount.  Our board does not anticipate evaluating a listing event until at least eight years after we terminate this offering, and market conditions and other factors could cause us to delay a liquidity event indefinitely.

•                  We may not achieve our investment objectives.

•                  We have no employees but instead will rely on Behringer Advisors II, our advisor, to select our investments and conduct our operations.

•                  In the early stages of our operations, we may generate cash to pay distributions from financing activities, components of which may include borrowings, which may exceed our targeted level of long-term debt, and proceeds of this offering.

•                  We will pay significant fees to our advisor and its affiliates, pursuant to agreements that were not negotiated at arm’s length.

•                  The officers and directors of our advisor will face conflicts of interest in performing their duties for us.

•                  This is a “blind pool” offering because we have not identified all of the specific real estate assets that we will acquire with the proceeds raised in this offering.

•                  Shares which may be issued on conversion of the convertible stock will reduce the percentage of our outstanding common stock owned by our other stockholders.

•                  Our charter limits any person or group from owning more than 9.8% of our outstanding stock, in value or number of shares, whichever is more restrictive, without board approval.

•                  We may borrow substantial amounts of money, which could, among other things, hinder our ability to make distributions to our stockholders.  During the early stages of our existence, we expect to borrow monies exceeding our targeted level of long-term debt.

•                  We may fail to qualify as a REIT.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

No one is authorized to make any statement about this offering different from those that appear in this prospectus.  The use of projections or forecasts in this offering is prohibited.  Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

The dealer manager of this offering, Behringer Securities LP, is affiliated with our advisor.  The dealer manager is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered hereby in the primary offering.  Your subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., and will be held in trust for your benefit, pending release to us. If we do not raise at least $2,000,000 by [                    ], 2011, which is one year from the date of this prospectus, your funds in the escrow account (including interest) will be returned to you, and we will stop offering and selling shares.

The date of this prospectus is [                ], 2010

i

SUITABILITY STANDARDS

General

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and will not need short-term liquidity from their investment.  Persons who meet this standard and who seek to diversify their personal portfolios with a real estate-based investment, preserve capital, receive current income, obtain the benefits of potential long-term capital appreciation and are able to hold their investment for a time period consistent with our business plan are most likely to benefit from an investment in our shares.  On the other hand, an investment in our common stock will not satisfy persons who require short-term liquidity or guaranteed income, or who seek a short-term investment.

In order to purchase shares in this offering, you must:

•                  satisfy the applicable suitability standards; and

•                  purchase at least the minimum number of shares, all as described below.

Each purchaser must have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•                  a net worth of at least $250,000; or

•                  a gross annual income of at least $70,000 and a net worth of at least $70,000.

Several jurisdictions have established their own suitability requirements.  Shares will be sold to investors in these jurisdictions only if they meet the standards set forth below.

•                  Alabama, California, Kentucky, Oregon and Pennsylvania — In addition to our standard suitability requirements, investors must have a liquid net worth of at least ten times their investment in our shares.

•                  Michigan and Ohio — In addition to our standard suitability requirements, investors must have a liquid net worth of at least ten times their investment in us and other Behringer Harvard-sponsored real estate programs.

•                  Iowa — In addition to the suitability standards above, the Iowa Securities Bureau recommends that an investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth.  For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•                  Kansas — In addition to the suitability standards above, the Office of the Kansas Securities Commissioner recommends that an investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth.  For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

The minimum purchase is 200 shares ($2,000), except in the State of New York, where the minimum purchase is 250 shares ($2,500).  You may not transfer fewer shares than the minimum purchase requirement, nor may you transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase except, in both cases, in connection with certain redemptions or by operation of law.  In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each contribution is made in increments of $100.  You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended.

After you have purchased the minimum investment in this offering, or have satisfied the minimum purchase requirements of Behringer Harvard REIT I, Inc., Behringer Harvard Opportunity REIT I, Inc., Behringer Harvard Opportunity REIT II, Inc., Behringer Harvard Multifamily REIT I, Inc., Behringer Harvard Short-Term Opportunity Fund I LP, Behringer Harvard Mid-Term Value Enhancement Fund I LP or any other Behringer Harvard-sponsored public real estate program, any additional purchase must be in increments of at least 20 shares

($200), except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Because the minimum offering of our common stock is less than $100 million, Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

In the case of sales to fiduciary accounts, these suitability standards must be met by one of the following:  (1) the fiduciary account; (2) the person who directly or indirectly supplied the funds for the purchase of the shares; or (3) the beneficiary of the account.  Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, these suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

Our sponsor, each participating broker-dealer, authorized representative or any other person selling shares on our behalf is required to:

•                  make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for the particular investor based on information provided by the investor, including the investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments; and

•                  maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized representative or other person selling shares on our behalf will consider, based on a review of the information provided by you, whether you:

•                  meet the minimum income and net worth standards established in your jurisdiction;

•                  can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•                  are able to bear the economic risk of the investment based on your overall financial situation; and

•                  have an apparent understanding of:

•        the fundamental risks of an investment in our common stock;

•        the risk that you may lose your entire investment;

•        the lack of liquidity of our common stock;

•        the restrictions on transferability of our common stock;

•        the background and qualifications of our advisor; and

•        the tax consequences of an investment in our common stock.

Restrictions Imposed by the Patriot and Related Acts

The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.”  “Unacceptable investor” means any person who is a:

•                  person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•                  person acting on behalf of, or any entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•                  person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•                  person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder:  the Trading with the Enemy Act, the National Emergencies Act,  the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•                  person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus.  See also the “Questions And Answers About This Offering” section immediately following this summary.  This section and the “Questions And Answers About This Offering” section may not contain all of the information that is important to your decision whether to invest in our common stock.  To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.  We will own substantially all of our properties and conduct substantially all of our operations through our operating partnership, Behringer Harvard Operating Partnership II LP, and its subsidiaries as described herein. Except as the context otherwise requires, or in discussing tax issues related to Behringer Harvard REIT II, Inc., references to “the Company,” “us” or “we” include Behringer Harvard REIT II, Inc. and our subsidiaries, including the operating partnership and its subsidiaries.

Behringer Harvard REIT II, Inc.

We are a Maryland corporation formed on April 4, 2007 to acquire and operate institutional quality commercial real estate and real estate-related assets.  We intend to qualify as a real estate investment trust.  Our board and the management of our advisor have extensive experience investing in numerous types of real estate-related assets.  Thus, we may acquire a wide variety of commercial properties, including office, industrial, retail, hospitality, recreation and leisure, single-tenant and multifamily, public infrastructure assets (such as roads, correctional facilities and water utilities) and other real properties, either directly or by acquiring REITs or other “real estate operating companies.”  We may acquire existing income-producing properties, newly constructed properties or properties under development or construction, multifamily properties that can be converted into condominiums and single-tenant properties that may be converted for multifamily use.  We generally will focus on investing in stabilized or seasoned real estate assets, which have been fully constructed and have significant operating histories, as opposed to opportunistic investments.  Further, we may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise.  We also may originate or invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests (including those issued by programs sponsored by Behringer Harvard Holdings, LLC, or its affiliates ), or in entities that make investments similar to the foregoing.  We may invest in real estate assets located in the United States and other countries based on our view of existing market conditions.  Our investment strategy is designed to provide investors with a diversified portfolio of real estate assets.

We plan to own substantially all of our assets and conduct our business through Behringer Harvard Operating Partnership II LP, referred to herein as “Operating Partnership” or “OP,” in this prospectus.  Our wholly-owned subsidiary, BH REIT II GP, Inc., is the sole general partner of and owns a 0.1% interest in the Operating Partnership.  Our wholly-owned subsidiary, BHR Business Trust II, is the initial limited partner and owns 99.9% of the interests in the OP.

Our office is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.  Our toll-free telephone number is (866) 655-1605.

Our Advisor

We are externally managed and advised by Behringer Advisors II LP, sometimes referred to herein as Behringer Advisors II, a Texas limited partnership formed in 2007.  We rely upon the executive officers of our advisor and the executive officers and employees of Behringer Harvard-affiliated entities to manage our day-to-day affairs and to identify and acquire property and make other investments on our behalf.

Our Management

Our board of directors is responsible for overseeing our business.  The members of our board are accountable to us and our stockholders as fiduciaries.  Our board of directors, including a majority of our independent directors, must approve each investment proposed by our advisor, as well as certain other matters set forth in our charter.  Prior to commencing this offering, we will have three members on our board of directors.  Two of these directors will be independent of our advisor and will be responsible for reviewing our advisor’s performance.  Our directors will be elected annually by our stockholders.  Although we have executive officers who will manage our operations, we do not have any paid employees.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders.  Under the Internal Revenue Code of 1986, as amended, referred to herein as the “Code,” an entity desiring to be taxed as a REIT is subject to numerous requirements related to how it is organized and how it operates, including a requirement that it distribute at least 90% of its “REIT taxable income.”  If we fail to qualify to be taxed as a REIT in any year, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following our failure to qualify as a REIT.  Even if we qualify as a REIT for federal income tax purposes, we still may have to pay taxes to state and local jurisdictions on our income and property, as well as taxes, both income and excise, on the federal level on our undistributed income.

Terms of the Offering

We are offering up to 200,000,000 shares of our common stock in our primary offering at $10.00 per share, and 50,000,000 additional shares at $9.50 per share under our distribution reinvestment plan.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.  This offering will terminate on or before [                ] 2012.  Our board may terminate this offering at any time and may extend the primary offering for an additional year.  If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of commencing this offering or the effective date of the subsequent registration statement.  If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement.  If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions.  Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.  Although we could continue public offerings indefinitely, and although we have not set a date or an aggregate amount of offering proceeds beyond which we must stop offering shares, we do not expect to continue offering shares beyond three years from the initial effective date of the registration statement of which this prospectus is a part.  Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of the extension.  This offering has been registered, or is exempt from registration, in every jurisdiction in which we are offering or selling shares.  Generally, each registration is good for a period of one year.  Therefore, we may have to stop selling shares in any jurisdiction in which the registration is not renewed.  We may commence a follow-on offering of our common stock after we complete this offering.

We will place all subscription proceeds in an account held by the escrow agent, UMB Bank, N.A., until we have raised at least $2,000,000.  Shares of common stock purchased by our advisor or its affiliates will not count toward satisfying this condition.  Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before [                ], or that can be readily sold or otherwise disposed of for cash by this date without dissipating the offering proceeds invested.   Investors may not withdraw any monies from the escrow account.  If we have not raised at least $2,000,000 by [                ], 2011 (one year after the date of this prospectus), our escrow agent will notify us and we will terminate this offering and promptly return your subscription agreement and funds (including interest on monies held for more than 35 days, and without deductions for any fees or expenses).   We intend to admit stockholders at least monthly after we have raised at least $2,000,000.

Once we have raised the minimum offering amount, we intend to issue 1,000 shares of non-participating convertible stock to our advisor.  This stock will only have value to our advisor if our performance meets or exceeds certain thresholds.  If we meet or exceed these thresholds we will not pay our advisor an incentive fee.  Instead, the convertible stock will become convertible into shares of our common stock as described below.  Depending on the timing of any sale or transfer of any common stock received on conversion, our advisor may be able to treat any gain on the sale or transfer as a capital gain, subject to changes in applicable tax laws.  The convertible stock does not entitle the holder to any distributions and is a separate class of stock from the common stock to be issued in this offering.  Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote.  However, the affirmative vote of the holders of at least two-thirds of the outstanding shares of convertible stock will be required to (1) adopt any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the holders of the convertible stock and (2) effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.  The convertible stock will convert to shares of our common stock if:  (1) we have made total distributions on then outstanding shares of our common stock equal to the price paid for those shares plus an 8% cumulative, non-compounded, annual return on the price paid for those outstanding shares or (2) we list our common stock for trading on a national securities exchange.  For these purposes, a “listing” also will be deemed to occur on the effective date of any merger in which the consideration received by the holders of our common stock is the securities of another issuer that are listed on a national securities exchange.  In the event that either of the events triggering the conversion of the convertible stock occurs after our advisory management agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor), the number of shares of common stock that the advisor will receive upon the occurrence of that triggering event will be prorated to account for the actual amount of time that the advisory management agreement was effective.

Any reference in this prospectus to our “common stock” means the class of common stock offered hereby.  Any reference in this prospectus to our “convertible stock” means the class of non-participating convertible stock that we intend to issue to our advisor.

Certain Summary Risk Factors

An investment in our common stock is subject to significant risks described in this prospectus generally and in the sections headed “Risk Factors” and “Conflicts of Interest.”   The following summarizes the risks that we believe are most relevant to an investment in shares of our common stock:

•                  We have no operating history and the prior performance of real estate programs sponsored by affiliates of our advisor may not be indicative of our future results.

•                  There is no public trading market for our shares, and there is no assurance that one will ever develop.  Unless we list our shares on an exchange you may not be able to easily sell your shares, or may have to sell them at a substantial discount, if at all.  Our board does not anticipate evaluating a listing event until at least eight years after we terminate this offering, and market conditions and other factors could cause us to delay a liquidity event indefinitely.

•                  Our board of directors established the offering price of our shares of common stock for this offering, and this price bears no relationship to the book or net value of our assets or to our expected operating income.  To assist fiduciaries in discharging their obligations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), we intend to provide annual estimates of the current value of a share of our common stock.  Until three full fiscal years after the later of completing this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent primary offering as the estimated value of a share of our common stock (unless we have sold assets and made special distributions to stockholders of net proceeds from these sales, in which case the estimated value of a share of our common stock will equal the offering price less the amount of those special distributions constituting a return of capital).  This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares.  In addition, this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets.

•                  This is a “blind pool” offering because we have not yet identified any assets to acquire with the proceeds from this offering.  You will not have the opportunity to evaluate our investments before we purchase them.  You must totally rely on our advisor’s ability to select our investments.

•                  We expect that two other Behringer Harvard-sponsored programs, Behringer Harvard Opportunity REIT II, Inc. and Behringer Harvard Multifamily REIT I, Inc., will be seeking to raise capital at the same time as we are seeking to do so.  In addition, there may be periods during which we and up to six other Behringer Harvard-sponsored programs are seeking to invest in similar properties and other real estate investments, to attract similar tenants and to sell certain assets.

•                  Our ability to achieve our investment objectives and to make distributions depends on the performance of our advisor, which will manage our business and select our real properties, mortgage loans and other investments.

•                  Our officers and certain of our directors also serve as officers and directors of other entities sponsored by affiliates of our advisor.  These persons will face conflicts arising from decisions related to, among other things, allocating investment opportunities between us and these other entities or the amount of time they spend on our business or the business of these other entities.

•                  We will pay significant fees to our advisor and its affiliates, some of which are based upon factors other than the quality of services provided to us and could influence their advice, actions and judgment in providing services to us.  These fees were not negotiated at arm’s length.

•                  The affirmative vote of at least two-thirds of the outstanding shares of convertible stock will be required to effect a merger, except in certain circumstances.  By exercising its voting rights and voting against a proposed merger, our advisor could prevent us from effecting a merger that otherwise would have been in the best interests of our stockholders.

•                  To ensure that we qualify as a REIT, our charter prohibits any person or group from owning more than 9.8% of our outstanding common or preferred stock, in value or number of shares, whichever is more restrictive, without board approval.  This restriction may discourage a change in control transaction that might have provided a premium price for our stockholders.  The common stock ownership limit does not apply to holders of our convertible stock or shares of common stock issued upon conversion of our convertible stock.

•                  You will not have preemptive rights as a stockholder; thus, any shares we issue in the future, including shares issued on conversion of the convertible stock held by affiliates of our advisor, may reduce the percentage of our outstanding common stock owned by our other stockholders.

•                  Our ability to pay distributions to you will be impacted by many things including the amount of money raised in this offering, the number and type of assets we acquire, the performance of our investments, the amount of principal and interest payments on our debt, fees paid to our advisor and its affiliates and the amount of our other general and administrative expenses.  There is no assurance we will be able to pay you any particular amount of distributions.

•                  Our investment policies are very broad and permit us to invest in any type of real estate asset.

•                  Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas.  We cannot predict what the occupancy level will be in a particular property or that any tenant or borrower will remain solvent.  We also cannot predict the future value of our properties or other assets.  Accordingly, we cannot guarantee that your investment will appreciate in value.

•                  We may use some of the offering proceeds to acquire vacant land on which a property will be constructed in the future.  This type of investment involves risks relating to the builder’s ability to control construction costs, failure to build in conformity with plan specifications and timetables or to attract tenants on terms necessary to generate a sufficient return on our investment.

•                  We may invest some of the offering proceeds in infrastructure assets, such as toll roads, water utilities, correctional facilities, airports, ports, electricity and gas transmission and distribution networks and telecommunications facilities. Infrastructure assets are subject to complex operating risks, such as regulation by various government authorities, including regulation of rates charged to customers; environmental, operational or other mishaps; and a change in the number of users who use the assets.

•                  There is no limit on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other investment; provided that we will not invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria, as determined in the sole discretion of our board of directors, including a majority of our independent directors.  In addition, under our charter, the maximum amount of our indebtedness may not exceed 300% of our “net assets,” as defined by the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007 (the “NASAA REIT Guidelines”), as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors.  In addition to our charter limitation, our board of directors will adopt a policy to generally limit our aggregate borrowings to approximately 55% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, will not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent primary offering prior to listing, and invested substantially all of our capital. As a result, we expect to borrow more than 55% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is reasonable.  Any borrowings in the form of loans secured by some of our properties or other assets will put those properties or other assets at risk of forfeiture if we are unable to pay our debts and could hinder our ability to make distributions to our stockholders if the income generated by these properties or other assets, or their value, decreases.  Principal and interest payments on our debt will reduce the amount of money available to pay distributions to you.

•                  Unless a higher threshold is required by Maryland law or our charter, the vote of stockholders owning at least a majority of our shares will bind all of our stockholders on matters such as amendments to our charter and proposals to sell all or substantially all of our assets and liquidate.

•                  We may not be able to continually satisfy the requirements to be taxed as a REIT and we thus may be required to pay taxes on our income at corporate rates, reducing the amount of funds available for distribution to our stockholders.

Description of Properties and Real Estate-Related Investments We Will Seek to Acquire

As of the date of this prospectus, we have neither acquired, nor contracted to acquire, any investments, nor has our advisor identified any assets in which there is a reasonable probability that we will invest. Our advisor is continually evaluating new investments.  We may invest in a wide variety of commercial properties, including, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, single-tenant properties, multifamily properties, warehouses and distribution facilities, motel and hotel properties and recreation and leisure properties, such as marinas, ski resorts and spa and health facilities located on or near resort properties we may acquire.  We also may invest in public infrastructure assets, such as toll roads, water utilities, correctional facilities, airports, ports, electricity and gas transmission and distribution networks and telecommunications facilities, as well as other assets.  However, we will not invest in public infrastructure assets until all of our non-independent directors and one of our independent directors have at least three years of relevant experience acquiring and managing these types of investments.  We may purchase properties that have been constructed and have operating histories, are newly constructed, are under development or construction, or are not yet developed.  We may acquire or develop multifamily properties specifically to convert directly into condominiums as well as upgrade and sell existing properties as individual condominiums.  Our advisor will evaluate all potential acquisitions for the quality of current income and the potential to increase future income and generate capital appreciation within a holding period consistent with our business plan.  We may acquire assets directly by purchasing the property also known as a “fee interest” or indirectly by purchasing interests, including controlling interests, in real estate investment trusts, or REITs, or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies.  We also may acquire all of our investments directly or through joint ventures with third parties.

We also may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in “change of control” transactions completed on a negotiated basis or otherwise.  Further, we may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests (including those previously issued by programs sponsored by Behringer Harvard Holdings or its affiliates), or in entities that make investments similar to the foregoing.  We are likely to enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements to acquire, develop or improve properties with third parties, including entities sponsored by affiliates of our advisor.  We also may serve as lender to, or acquire interests in or securities issued by, these joint ventures, tenant-in-common investments or other joint venture arrangements or other Behringer Harvard-sponsored programs.  After we commence this offering, we will supplement this prospectus to describe any material acquisitions.

Estimated Use of Proceeds of This Offering

Assuming no shares are reallocated from the offering of shares under our distribution reinvestment plan and we sell all of the shares offered hereby in the primary offering, we expect to use at least 88.5% of the gross proceeds (86.4% with respect to gross proceeds from our primary offering and 97.1% with respect to gross proceeds from our distribution reinvestment plan) to invest in properties and other real estate-related investments and, assuming no debt financing, approximately 2.6% of the total gross proceeds (2.6% with respect to gross proceeds from our primary offering and 2.9% with respect to gross proceeds from our distribution reinvestment plan) to pay fees and expenses related to selecting and acquiring investments.

Investment Objectives

Our primary investment objectives are:

•                  to preserve, protect and return your capital;

•                  to maximize cash distributions paid to you;

•                  to realize capital appreciation on the ultimate sale of our investments; and

•                  to provide our stockholders with a liquidity event or events by some combination of a listing of our shares for trading on an exchange, by spinning off or selling certain subsidiaries or joint venture platforms or by liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders.  Our board does not, however, anticipate evaluating a liquidity event until at least eight years after we terminate this offering.

See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Distribution Policy

To qualify as a REIT, we are required to distribute at least 90% of our annual “REIT taxable income” to our stockholders each year.  We expect to declare distributions on a quarterly basis and to pay distributions to our stockholders on a monthly basis. We intend to calculate these monthly distributions based on daily record and distribution declaration dates so our investors will become eligible for distributions immediately upon the purchase of their shares. Until we generate sufficient cash flow from operations or funds from operations (FFO) to fully fund the payment of distributions, some or all of our distributions will be paid from other sources. We may generate cash to pay distributions from financing activities, components of which may include borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow and proceeds of this offering. In addition, from time to time, our advisor and its affiliates may agree to waive or defer all, or a portion, of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.  The amount of any distribution will be determined by our board of directors and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board.

Conflicts of Interest

Our advisor will face conflicts of interest in managing our business resulting from the fact that:

•                  The advisor’s officers will have to allocate their time between us and the other Behringer Harvard-sponsored programs and activities in which they are involved;

•                  These same individuals are responsible for allocating investment opportunities among the other Behringer Harvard-sponsored programs.  The executive officers of our advisor also serve as the executive officers of the affiliates of our advisor, and the affiliates of these entities are under common ownership;

•                  We may also directly compete with other Behringer Harvard-sponsored programs and properties owned by affiliates of our advisor, including programs for which our advisor’s affiliates serve as advisor, in seeking to invest in similar properties and other real estate-related investments, in negotiating leases with similar tenants, in selling similar properties in the same geographic region at the same time or in making or investing in mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans;

•                  We will pay our advisor and its affiliates fees for certain services pursuant to agreements that were not negotiated at arm’s length and which compensate them, in some cases, regardless of our performance;

•                  The terms of the convertible stock that we intend to issue to our advisor will not be negotiated at arm’s length and include limited voting rights that would give our advisor the ability to prevent us from effecting certain proposed transactions.  Further, the conversion of the convertible stock will reduce the percentage of our outstanding common stock owned by our other stockholders; and

•                  We may internalize our management by acquiring assets and personnel from our advisor and property manager for consideration that would be negotiated at that time.  Payment in the form of our common stock would reduce the percentage of our outstanding common stock owned by our other stockholders and could reduce the net income per share and funds from operations per share attributable to your investment.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest noted above, as well as the procedures that we have established to resolve or mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various Behringer Harvard entities that are affiliated with our advisor, Behringer Advisors II.

(1)  Robert M. Behringer, our Chairman of the Board, controls the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(2)  Behringer Harvard Holdings currently owns 22,584 shares of our issued and outstanding common stock.

Behringer Harvard Operating Partnership

Behringer Harvard Operating Partnership II LP was formed in April 2007 to acquire, own and operate our assets.  Because we plan to conduct substantially all of our operations through this partnership, we are considered an UPREIT which stands for “Umbrella Partnership Real Estate Investment Trust.”  The UPREIT structure is used because a sale of real property directly to the REIT is generally a taxable transaction to the selling property owner.  In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of property may be able to transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer tax on the gain until the seller later sells or exchanges the UPREIT units.  Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.  At present, we have no plans to acquire any specific properties in exchange for units of this partnership.  The holders of units in this partnership may exchange their units for cash or shares of our common stock under certain circumstances described in the section of this prospectus captioned “The Operating Partnership Agreement.”

Strategic Relationships

To the extent that our advisor deems necessary, our advisor may enter into strategic relationships with third parties having specialized or particularized knowledge or experience regarding certain real estate-related assets.  We believe that these strategic relationships will allow us to access a greater number and variety of real estate-related assets as well as to provide us with expertise regarding certain types of assets with which our advisor and its affiliates may have limited experience, such as public infrastructure assets.  We will not directly compensate these third parties.  Instead, our advisor may reallow a portion of the fees we pay to it to compensate these third parties.  These relationships will not reduce or eliminate the duties owed to us by our advisor.

Compensation to Behringer Advisors II and Its Affiliates

We will pay Behringer Advisors II and its affiliates fees for performing services for us.  The most significant items of compensation are summarized in the following table:

Type of Compensation	Form of Compensation	Estimated $ Amount for Maximum Offering (250,000,000 shares - $2,475,000,000)
	Offering Stage
Sales Commissions Behringer Securities	Up to 7% of gross offering proceeds raised in the primary offering before reallowance of selling commissions earned by participating broker-dealers. No selling commissions will be paid for sales under the distribution reinvestment plan. Behringer Securities will reallow 100% of all selling commissions to broker-dealers participating in the offering.	$140,000,000
Dealer Manager Fee Behringer Securities

Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Pursuant to separately negotiated agreements, Behringer Securities may reallow up to 2% of the gross offering proceeds paid as a dealer manager fee to broker-dealers participating in the offering; provided, however, that no more than 1.5% of the gross offering proceeds paid as a dealer manager fee may be reallowed for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence expenses and no more than 0.5% of the gross proceeds for out-of-pocket and bona fide, separately-invoiced, due diligence expenses incurred as fees, costs or other expenses from third parties. No dealer manager fee will be paid with respect to sales under our distribution reinvestment plan.

		$50,000,000

Type of Compensation	Form of Compensation	Estimated $ Amount for Maximum Offering (250,000,000 shares - $2,475,000,000)
Reimbursement of Other Organization and Offering Expenses Behringer Advisors II and its affiliates

With respect to our primary offering, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering. Our advisor and its affiliates will be responsible for paying organization and offering expenses related to our primary offering, other than selling commissions and the dealer manager fee, to the extent these costs exceed 1.5% of gross offering proceeds from the primary offering. We may not amend our advisory management agreement to increase the amount we are obligated to reimburse our advisor with respect to organization and offering expenses during this primary offering. We do not anticipate that our total organization and offering expenses (including selling commissions and the dealer manager fee) will exceed 11% of gross proceeds from this primary offering. Further, with respect to any subsequent offering, total organization and offering expenses (including selling commissions and the dealer manager fee) may not exceed 15% of gross proceeds from that primary offering.

$30,000,000
Acquisition and Development Stage
Acquisition and Advisory Fees (1) Behringer Advisors II and its affiliates

2.5% of the funds paid for purchasing each asset we acquire, including any debt attributable to the asset, plus, with respect to any assets we intend to develop, construct or improve, the amount of the fee will be equal to 2.5% of the funds budgeted for the development, construction or improvement, and 2.5% of the funds advanced in respect of a loan. In the case of a development, construction or improvement project, upon completion of the project, our advisor will determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the acquisition and advisory fee was initially based, our advisor will pay or invoice us in an amount equal to 2.5% of the budget variance such that the acquisition and advisory fee is equal to 2.5% of amounts expended on the project. We may not amend our advisory management agreement to increase acquisition and advisory fees during this primary offering. This fee terminates if we acquire our advisor.

$43,247,088 assuming no debt financing to purchase assets or $108,645,024 assuming debt financing equal to 55% of the aggregate value of our assets.

Type of Compensation	Form of Compensation	Estimated $ Amount for Maximum Offering (250,000,000 shares - $2,475,000,000)
Acquisition Expenses (1) Behringer Advisors II and its affiliates

Our advisor or its affiliates will receive a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds paid for purchasing an asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve. Our advisor or its affiliates also will receive a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds advanced in respect of a loan. We will also pay, or reimburse the advisor or its affiliates for, any investment-related expenses that it pays on our behalf to third parties in the case of a completed investment, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs. Our advisor will be responsible for paying all of the expenses it incurs associated with persons employed by the advisor to the extent dedicated to making investments for us, such as wages and benefits of the investment personnel. Our advisor will also be responsible for paying all of the investment-related expenses that it pays on our behalf to third parties with respect to investments we do not make.

Actual amounts cannot be determined at the present time.
Debt Financing Fee (1) Behringer Advisors II and its affiliates

1% of the amount available under any loan or line of credit made available to us. However, the advisor will use some or all of this amount to reimburse third parties with whom it subcontracts to coordinate financing for us. We may not amend our advisory management agreement to increase debt financing fees during this primary offering.

Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time. If we utilize leverage equal to 55% of the aggregate value of our assets, the fee would be $27,561,111.

Development Fee (1) Behringer Development Company LP (“Behringer Development”)

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a development fee to an affiliate of our advisor if the affiliate provides the development services and if a majority of our independent directors determines that the development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.

Operational Stage
Property Management Fees, Construction Supervision Fees and Leasing Fees Behringer Harvard REIT II Management Services, LLC and its affiliates

We will pay Behringer Harvard REIT II Management Services, LLC, referred to herein as “REIT II Management,” and its affiliates a fee equal to 3% of the gross revenues generated by the properties managed by REIT II Management and its affiliates. We also will pay REIT II Management and its affiliates an oversight fee equal to 0.5% of the gross revenues of any property managed by a third party. In no event will we pay both a property management fee and an oversight fee to REIT II Management with respect to any particular property. In the event that we own a property through a joint venture that does not pay REIT II Management directly, we will pay REIT II Management a management fee based only on our economic interest in that property.

Actual amounts are dependent upon gross revenues of specific properties, any hard construction costs incurred in repairing and improving those properties and customary leasing fees, and therefore cannot be determined at the present time.

In the event that REIT II Management supervises the construction work at any of our properties, including any capital repairs and improvements, major building reconstruction or tenant improvements, we will pay REIT II Management a construction supervision fee equal to an amount not greater than 5% of all hard construction costs incurred in connection with the construction work. In addition to the property management fee or oversight fee and the construction supervision fee, we will pay REIT II Management fees for leasing services in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. REIT II Management may subcontract its property management and leasing duties to third parties provided that, in these cases, REIT II Management pays any fee due the third party.

With the exception of any general overhead costs related to a property, such as expenses for rent and utilities, which are covered by the property management fee, we will reimburse REIT II Management for any costs and expenses incurred by REIT II Management on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of REIT II Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to these employees, and legal, travel and other out-of-pocket expenses that are directly related to managing specific properties as well as other third-party charges, including fees and expenses of third-party accountants.

Asset Management Fee Behringer Advisors II and its affiliates

A monthly fee equal to one-twelfth of 1% of the higher of the cost or value of each asset, where cost equals the amount actually paid, excluding acquisition fees and expenses, for purchasing each asset we acquire, including any debt attributable to the asset (including debt encumbering the asset after its acquisition), provided that, with respect to any assets we intend to develop, construct or

Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

improve, cost will include the amount budgeted for the development, construction or improvement, and where the value of an asset is the value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all of an asset. In the event that the asset management fee includes the amount budgeted for the development, construction or improvement of an asset, upon completion of the development, construction or improvement project, our advisor will determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the asset management fee was initially based, our advisor will pay or invoice us for one-twelfth of 1% of the budget variance, multiplied by the number of months for which the asset management fee was paid.

Disposition Fee Behringer Advisors II and its affiliates

If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more of our assets, we will pay the advisor a disposition fee equal to: (1) in the case of the sale of the particular real property, the lesser of: (A) one-half of the aggregate brokerage commission paid or, if none is paid, the amount that customarily would be paid; or (B) 3% of the sales price of the particular property sold; and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset.

Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.
Common Stock Issuable Upon Conversion of Convertible Stock Behringer Advisors II

The convertible stock that we intend to issue to our advisor will convert to shares of common stock if: (1) we have made total distributions on then outstanding shares of our common stock equal to the price paid for those shares plus an 8% cumulative, non-compounded, annual return on the price paid for those outstanding shares; or (2) we list our common stock for trading on a national securities exchange. For these purposes, a “listing” also will be deemed to occur on the effective date of any merger in which the consideration received by the holders of our common stock is the securities of another issuer that are listed on a national securities exchange. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (1) the lesser of (a) 20% of the excess of our “enterprise value” plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate price paid for those outstanding shares plus an 8% cumulative, non-compounded, annual return on the price paid for those outstanding shares or (b) 15% of the excess of our “enterprise value” plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate price paid for those outstanding shares plus a 6% cumulative, non-compounded, annual return on the price paid for those outstanding shares, divided by (2) the “enterprise value” divided by the number of outstanding shares of common stock, in each case, as of

Actual amounts depend on the value of our company at the time the convertible stock converts and therefore cannot be determined at the present time.

the date of the conversion. In the event that either of the events triggering the conversion of the convertible stock occurs after our advisory management agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor), the number of shares of common stock that the advisor will receive upon the occurrence of that triggering event will be prorated to account for the actual amount of time that the advisory management agreement was effective. For these purposes, “enterprise value” means the value of our company as determined in accordance with our charter, as discussed in more detail in “Management — Stockholdings.”

Operating Expenses Behringer Advisors II

We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of our average invested assets, or (2) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

As part of our reimbursement of operating expenses, we will reimburse our advisor or its affiliates for any direct expenses and costs of salaries and benefits of persons employed by our advisor or its affiliates performing advisory services for us, provided, however, that we will not reimburse our advisor or its affiliates for personnel employment costs incurred by our advisor or its affiliates in performing services under the advisory management agreement to the extent that the employees perform services for which the advisor receives a separate fee.

(1)          Notwithstanding the method by which we calculate the payment of acquisition and advisory fees and acquisition expenses, as described in the table, our charter and the NASAA REIT Guidelines limit the amount of acquisition fees and expenses we can incur to a total of 6% of the contract purchase price of a property or, in the case of a mortgage, bridge or mezzanine loan, to 6% of the funds advanced. This limit may only be exceeded if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us. Acquisition and advisory fees may be payable after the date of acquisition of a property in connection with the expenditure of funds for development, construction or improvement of a property, to the extent we capitalize such costs. Although our charter permits combined acquisition fees and expenses to 6% of the purchase price, our advisory management agreement limits these fees and expenses to (1) an acquisition and advisory fee equal to 2.5% of the funds paid for purchasing each asset we acquire, including any debt attributable to the asset, plus, with respect to any assets we intend to develop, construct or improve, the amount of the fee will be equal to 2.5% of the funds budgeted for the development, construction or improvement, and 2.5% of the funds advanced in respect of a loan, (2) a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve, a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds advanced in respect of a loan, and reimbursement of third-party investment expenses in the case of a completed investment, (3) debt financing fees of up to 1.0% of the loan or line of credit made available to us and (4) development fees paid to an affiliate of our advisor if the affiliate provides the development services and if a majority of our independent directors determines that the development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties. Our advisor may forego or reduce any of these fees so they do not exceed our charter limitation of 6%.

There are many additional conditions and restrictions on the amount of compensation we may pay our advisor and its affiliates.  There are also some smaller items of compensation and expense reimbursements that our advisor may receive.  For a more detailed explanation of the fees and expenses payable to our advisor and its affiliates, see “Estimated Use of Proceeds” and “Management — The Advisory Management Agreement.”

Listing or Liquidation

We anticipate providing our stockholders with a liquidity event or events by some combination of a listing of our shares for trading on an exchange, by spinning off or selling certain subsidiaries or joint venture platforms or by liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders.  Our board does not anticipate evaluating a liquidity event until at least eight years after we terminate this primary offering, subject to then prevailing market conditions.  If we do not begin the process of liquidating our assets or listing our shares within twelve years of the termination of this primary offering, our charter requires that we hold a stockholder meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors and a majority of our independent directors vote to defer the meeting beyond the twelfth anniversary of the termination of this offering.  Prior to any stockholder meeting, our directors would evaluate whether to recommend the proposal to our stockholders and, if they so determine, would recommend the proposal and their reasons for doing so.  The proposal would include information regarding appraisals of our portfolio.  If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our shares on a national securities exchange beyond twelve years from the termination of this offering.  Even after we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets.  After commencing a liquidation, we would continue in existence until all of our assets are sold.

Each of the six other Behringer Harvard-sponsored public real estate programs has disclosed in its prospectus the targeted time at which it anticipates providing stockholders with a liquidity event.  To date, none of these programs has reached the outside targeted date for a liquidity event, and none has experienced such an event.  The following summary sets forth the dates on which these programs anticipate engaging in a liquidity event.

•                                          Behringer Harvard REIT I, Inc. has stated that it targets a liquidity event by the twelfth anniversary of the termination of its initial public offering, which occurred in February 2005.

•                                          Behringer Harvard Opportunity REIT I, Inc. has stated that it targets a liquidity event by the sixth anniversary of the termination of the primary offering, which occurred in December 2007.

•                                          Behringer Harvard Opportunity REIT II, Inc. has stated that it targets a liquidity event by the sixth anniversary of the termination of its current primary offering, which has not yet occurred.

•                                          Behringer Harvard Multifamily REIT I, Inc. has stated that it targets a liquidity event by the sixth anniversary of the termination of its current primary offering, which has not yet occurred.

•                                          Behringer Harvard Short-Term Opportunity Fund I LP has stated that it targets a liquidity event by the fifth anniversary of the termination of its initial public offering, which occurred in February 2005.

•                                          Behringer Harvard Mid-Term Value Enhancement Fund I LP has stated that it targets a liquidity event by the eighth anniversary of the termination of its initial public offering, which occurred in February 2005.

See “Prior Performance Summary — Public Programs” for additional discussion regarding these programs.  As discussed elsewhere in this prospectus, we target a liquidity event by the twelfth anniversary of the termination of this offering.

Distribution Reinvestment Plan

You may reinvest distributions in additional shares of our common stock by participating in our distribution reinvestment plan.  Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your distributions to the extent they constitute taxable income. Specifically, you will be treated as if you have received the distribution from us in cash and then applied the distribution to the purchase of additional shares.  In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated, for tax purposes, as receiving an additional distribution equal to the amount of the discount.  In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan.  You will be taxed on the amount of such distribution as a dividend to the extent we have current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.

We may terminate the distribution reinvestment plan in our discretion at any time upon ten days’ notice to plan participants.  See the “Summary of Distribution Reinvestment Plan and Automatic Purchase Plan” for further explanation of our distribution reinvestment plan.  A complete copy of our distribution reinvestment plan is attached as Appendix C to this prospectus.

Share Redemption Program

Our board of directors expects to adopt a share redemption program that may enable you to sell your shares to us in limited circumstances.  However, our board of directors could choose not to adopt the proposed redemption program or to amend its provisions without the approval of our stockholders.  If adopted, our share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.  The purchase price for shares redeemed under the redemption program will depend upon whether we have begun obtaining appraisals.  We expect to obtain updated appraisals of the value of our properties and our other assets or of our enterprise as a whole three full fiscal years after the later of this or any subsequent offering of our shares.  We will retain persons independent of us and of our advisor to prepare these appraisals. Except for redemption requests submitted upon a stockholder’s death or qualifying disability or redemptions sought upon a stockholder’s confinement to a long-term care facility, the purchase price for shares redeemed under the redemption program will equal:

•                                          prior to the time we begin obtaining appraisals, the amount by which (1) the lesser of (a) 90% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (b) 90% of the offering price of shares in our most recent primary offering exceeds (2) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments; or

•                                          after we begin obtaining these appraisals, the lesser of (1) 100% of the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the estimated value of a share of our common stock, as determined by the most recent appraisal of our assets.

Subject to the limitations described in this prospectus and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the disability of  a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing the disability or need for long-term care was not preexisting on the date that the person became a stockholder. Our board of directors reserves the right, in its sole discretion at any time to: (1) waive the one-year holding period in the event of other exigent circumstances affecting a stockholder such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA; (2) reject any request for redemption; (3) change the purchase price for redemptions; or (4) otherwise amend the terms of our redemption program.

The purchase price per share for shares redeemed upon the death or disability of the stockholder or upon the stockholder’s being confined to a long-term care facility, until we begin having appraisals performed by an independent third-party, will be equal to the amount by which (a) the average issue price per share for all of the holder’s shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the shares of common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments.  Thereafter, the purchase price will be the estimated value of a share of our common stock, as determined by the most recent appraisal.

If adopted, we intend to redeem shares quarterly under the program.  We will not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the date of redemption.  Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year.   These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility.  The redemption plan will terminate if our shares are listed for trading on a national securities exchange.

In general, a stockholder or his or her estate, heir or beneficiary must present at least 25% of the holder’s shares for redemption.  However, as little as 10% of a stockholder’s shares may be presented for redemption if the holder’s redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested: (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, the stockholder must present at least 25% of the holder’s remaining shares in any future request.  In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the issue price per share of all shares owned by the stockholder through the dates of redemption.

In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (1) directly from us or (2) from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii) a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

See “Description of Shares–Share Redemption Program” for further explanation of the share redemption program.

ERISA Considerations

The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect that purchasing our shares will have on individual retirement accounts (IRAs) and retirement plans subject to ERISA or the Code.  ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans.  Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned “Investment by Tax-Exempt Entities and ERISA Considerations.”

Description of Shares

Generally, investments in our shares will be recorded on our books in uncertificated form.  We will issue a certificate representing stock ownership only to stockholders who make a written request to us.  If you wish to transfer your shares you will be required to send an executed transfer form to us, along with a fee to cover reasonable transfer costs, in an amount as determined by our board of directors.  We will provide the required form to you upon request or make it available on our website.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders to elect directors and conduct any other business matters that may be properly presented at these meetings.  We also may call special meetings of stockholders from time to time.  At any of these meetings, record holders of our stock are entitled to one vote for each share of common stock they own.   Holders of convertible stock generally are not entitled to vote their shares on matters presented to stockholders.

Restriction on Share Ownership Restriction on Share Ownership Restriction on Share Ownership

Our charter restricts any one person or group from owning more than 9.8% of our outstanding common or preferred stock, in value or number of shares, whichever is more restrictive, unless otherwise approved by our board of directors.  In addition, unless our shares are listed, investors in this offering and subsequent purchasers of their shares must meet the applicable suitability and minimum purchase requirements set forth in this prospectus.  For a more complete description of the shares, including restrictions on the ownership of shares, see “Description of Shares.”

Other Behringer Harvard Programs

Affiliates of our advisor are currently sponsoring or have recently sponsored six other public real estate programs (Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Multifamily REIT I, Behringer Harvard Mid-Term Value Enhancement Fund I and Behringer Harvard Short-Term Opportunity Fund I).  The initial public offerings with respect to Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I and Behringer Harvard REIT I terminated on February 19, 2005.  Behringer Harvard REIT I initiated a follow-on offering on February 19, 2005, which was terminated on October 20, 2006 in all jurisdictions except Pennsylvania.  Behringer Harvard REIT I initiated a second follow-on offering on October 20, 2006.  The primary offering component of the second follow-on offering terminated on December 31, 2008.  Behringer Harvard REIT I currently is offering up to 60,000,000 shares of common stock at a price of $9.50 per share pursuant to its distribution reinvestment plan.  The primary offering component of the initial public offering of Behringer Harvard Opportunity REIT I terminated on December 28, 2007; the distribution reinvestment plan component of that public offering previously had terminated on November 16, 2007.  Behringer Harvard Opportunity REIT I currently is offering up to 6,315,790 shares of common stock at a price of $8.03 per share pursuant to its amended distribution reinvestment plan.  Behringer Harvard Opportunity REIT II currently is offering up to 100,000,000 shares of common stock at a price of $10.00 per share, plus an additional 25,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  Behringer Harvard Multifamily REIT I currently is offering up to 200,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 50,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  We will be engaged in the public offering of common stock at the same time as Behringer Harvard Opportunity REIT II and Behringer Harvard Multifamily REIT I.  In addition, any of the six other Behringer Harvard-sponsored public real estate programs with available proceeds could compete with us for investment opportunities.  However, we believe that only two other Behringer Harvard-sponsored entities —Behringer Harvard Opportunity REIT II and Behringer Harvard Multifamily REIT I — are likely to increase their portfolios significantly at the same time that we are attempting to do so.

In addition, Mr. Behringer is currently sponsoring or has recently sponsored two publicly-offered real estate limited partnerships, Behringer Harvard Short-Term Opportunity Fund I LP and Behringer Harvard Mid-Term Value Enhancement Fund I LP; nine private offerings of tenant-in-common interests; two privately-offered real estate limited partnerships, Behringer Harvard Strategic Opportunity Fund I LP and Behringer Harvard Strategic Opportunity Fund II LP.  Over the last 15 years, Mr. Behringer has sponsored an additional twenty-nine privately-offered real estate programs, consisting of twenty-eight single-asset, real estate limited partnerships and one private REIT, Harvard Property Trust, Inc.  As of December 31, 2008, approximately 107,000 investors had invested an aggregate of approximately $4.2 billion in the foregoing real estate programs and the publicly-offered REITs described above. The “Prior Performance Summary” section of this prospectus contains a discussion of these programs sponsored by Mr. Behringer.  Certain statistical data relating to the programs with investment objectives similar to ours also is provided in the “Prior Performance Tables” included as Appendix A to this prospectus.  The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve.  Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in these prior real estate programs.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type.  Please see the remainder of this prospectus for more detailed information about this offering.

Q:                                  What is a REIT?

A:                                   In general, a REIT is a company that:

•    pays distributions to stockholders of at least 90% of its “REIT taxable income;”

•    avoids the “double taxation” of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain requirements are satisfied;

•    combines the capital of many investors to acquire or provide financing for real estate-based investment; and

•    offers the benefit of a diversified real estate portfolio under professional management.

Q:                                  Why are you structured as a REIT?

A:                                   Each Behringer Harvard-sponsored program is structured using the business form (“C corporation,” REIT or limited partnership) that the sponsor believes is most advantageous to investors under the circumstances.  For example, if a Behringer Harvard-sponsored program was structured as a standard C corporation, the entity would be taxed on its income, and investors would be taxed on any cash distributions.  In contrast, a REIT generally is not taxed so long as it distributes a certain amount of income to its stockholders.  Thus, in order to avoid the so-called “double taxation” inherent in the C corporation structure, the real estate programs sponsored by Behringer Harvard Holdings, namely Behringer Harvard Mid-Term Value Enhancement Fund I, Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II and Behringer Harvard Multifamily REIT I, have been structured either as limited partnerships or REITs.

Although REITs often receive substantially better tax treatment than entities taxed as standard C corporations, it is possible that future legislation or certain real estate investment opportunities in which we may choose to participate would cause a REIT to be a less advantageous tax status for us than if we were taxed for federal income tax purposes as a standard C corporation.  As a result, our charter provides our board of directors with the power, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders.  Our board of directors has fiduciary duties to us and to our stockholders and could cause changes in our tax treatment only if it determines in good faith that the changes are in the best interest of our company and our stockholders.

Deciding to structure a fund as a REIT or a limited partnership is complex.  Under a limited partnership structure, income and losses are allocated directly to individual investors rather than realized at the entity level.  Limited partnerships often use this feature to creatively allocate income and losses to certain investors or classes of investors.  If we were structured as a partnership, however, we could potentially be characterized as a “publicly traded partnership,” which would require us to be taxed as a C corporation and subject us to double taxation.  Moreover, if we were structured as a partnership, and were not characterized as a “publicly traded partnership,” the tax reporting required to be delivered to partners would be significantly more complex and onerous than the requirements a REIT must satisfy to its stockholders.  Further, stockholders may be required to pay state and local taxes in the states in which we own properties and the income allocated to partners that are tax-exempt entities would more likely be characterized as “unrelated business taxable income” than the allocation of the same income by a REIT to its tax-exempt stockholders.  In light of these and other factors, we have been structured as a REIT.  Regardless of the choice of entity used, Behringer Harvard-sponsored programs are designed to operate consistently with the goals of being focused on business fundamentals and maximizing returns to investors.

Q:                                  What is the experience of your executive officers and directors?

A:                                   Our senior management team has significant experience acquiring, financing, developing and managing both institutional and non-institutional commercial real estate.  For example, Robert M. Behringer, our Chairman of the Board, has over 25 years of experience in the real estate industry.  Prior to founding the Behringer Harvard organization, Mr. Behringer was involved in investing in, managing and financing approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties.  Robert S. Aisner, our president and Chief Executive Officer, has over 30 years of experience in the real estate industry.  Prior to joining the Behringer organization in 2003, Mr. Aisner served as an executive officer of a publicly traded REIT.  In addition, Hermann Buerger and Lawrence S. Jones, who will be appointed to serve as independent directors prior to the time this offering commences, each have substantial real estate experience.  See “Management — Executive Officers and Directors” for an extensive discussion of senior management and our directors, and their experience.

Q:                                  In what types of real property will you invest?

A:                                   We will acquire and operate institutional quality commercial real estate, public infrastructure assets and real estate-related assets.  Our board and the management and board of our advisor have extensive experience investing in numerous types of real estate-related assets.   Thus, we may acquire a wide variety of commercial properties, including office, industrial, retail, hospitality, recreation and leisure, single-tenant and multifamily, and other real properties.  We also may invest in public infrastructure assets, such as toll roads, water utilities, correctional facilities, airports, ports, electricity and gas transmission and distribution networks and telecommunications facilities, as well as other assets.  However, we will not invest in public infrastructure assets until all of our non-independent directors and one of our independent directors have at least three years of relevant experience acquiring and managing these types of investments.  We may acquire existing income-producing properties, newly constructed properties or properties under development or construction, multifamily properties that can be converted into condominiums and single-tenant properties that may be converted for multifamily use.  We generally will focus on investing in stabilized or seasoned real estate assets, which have been fully constructed and have significant operating histories, as opposed to opportunistic investments.  We will acquire these assets directly by purchasing the property also known as a “fee interest” or indirectly by purchasing interests, including controlling interests, in REITs or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies.  Further, we may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise.  We also may originate or invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests (including those issued by affiliates of our advisor), or in entities that make investments similar to the foregoing.  We may invest in real estate assets located in the United States and other countries based on our view of existing market conditions.  Our investment strategy is designed to provide investors with a diversified portfolio of real estate assets.

Q:                                  May you invest in anything other than real property?

A:                                   Yes.  We may invest in interests, including controlling interests, in REITs or other real estate operating companies, such as management companies and real estate development companies.  We also are permitted to invest in real estate-related securities including securities issued by other real estate companies, either for investment or in “change of control” transactions completed on a negotiated basis or otherwise.  We also may invest in collateralized mortgage-backed securities, Section 1031 tenant-in-common interests (including those previously issued by programs sponsored by Behringer Harvard Holdings or its affiliates) and other securities, subject to compliance with certain tax rules relating to our REIT status.  We also may provide mortgage, bridge or mezzanine loans to owners of real properties or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans from other mortgage lenders.  These loans may take the form of promissory notes or other evidences of indebtedness of the borrower that are secured or collateralized by real estate owned by the borrower.  We also may invest in entities that make investments similar to the foregoing.  Because there are significant limits on the amount of non-real estate assets that we may own without losing our status as a REIT, we may not own a significant amount of non-real estate investments.

Q:                                  How will you decide to sell one or more assets?

A:                                   As each of our investments reach what we believe to be its optimum value, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return.  In accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest.  In determining to sell a particular investment we will consider all of the relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether selling of the asset would allow us to increase cash flow and whether the sale of the asset would constitute a prohibited transaction under the Code or otherwise impact our status as a REIT.  Our ability to sell a property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status.  Under applicable provisions of the Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from the sale transaction.  As a result, our board of directors will attempt to structure any transaction to avoid this penalty tax by relying on safe harbors available under the Code for properties held at least four years or through the use of a taxable REIT subsidiary, or TRS.  See “Federal Income Tax Considerations — Taxation of the Company.”

Once we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions.  We cannot assure you that this objective will be realized.  The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants.

Q:                                  How are you different from your competitors?

A:                                   Our management believes that we benefit from focusing on investing in institutional quality real estate using institutional investment strategies.  Our holding period for each property is designed to capitalize on each property’s potential for increased current income and capital appreciation.  Also, our management believes that targeting institutional quality real estate investments enhances our ability to enter into joint ventures with other institutional real property investors (such as pension funds, publicly traded REITs and other large institutional real estate investors).  Doing so may allow us to diversify our investment portfolio.  In addition to our focus on current income and capital appreciation, we have defined exit strategies and invest in properties in accordance with those strategies.  Our management believes that a portfolio consisting of institutional quality real estate enhances our liquidity opportunities by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

Q:                                  Do you currently own any investments?

A:                                   No.  This offering is a “blind pool” offering.  As of the date of this prospectus, we have not identified any specific investments to acquire with the proceeds from this offering.

Q:                                  Who will choose the investments you make?

A:                                   Behringer Advisors II is our advisor and makes recommendations on all investments to our board of directors.  Our advisor also may enter into strategic relationships with third parties having specialized or particularized knowledge regarding certain real estate-related assets, particularly with respect to assets with which our advisor or its affiliates have limited experience.  We will not directly compensate these third parties.  Instead, our advisor may reallow a portion of the fees we pay to it to these third parties.

Behringer Advisors II is controlled indirectly by Robert M. Behringer, our Chairman of the Board.  As of December 31, 2008, Mr. Behringer had sponsored private and public real estate programs that have raised approximately $4.2 billion from approximately 107,000 investors.  Robert S. Aisner, our President and Chief Executive Officer and Robert J. Chapman, our Chief Operating Officer, assist Mr. Behringer.  Our board of directors, including a majority of our independent directors, must approve all of our investments.

Q:                                  Will Behringer Advisors II use specific criteria to select potential investments?

A:                                   Our advisor will focus on the reliability and stability of, and potential to increase, each property’s future income and potential for capital appreciation.  All acquisitions of securities and mortgages will be evaluated for the quality of current income and the potential to increase future income and generate capital appreciation.  In addition, our advisor will consider the risk profile, credit quality and reputation of tenants, and the impact of each particular acquisition on our portfolio as a whole.

Q:                                  Why do you intend to acquire some of your properties in joint ventures, tenant-in-common investments and other co-ownership arrangements?

A:                                   We intend to acquire some of our properties in joint ventures, tenancies-in-common and other co-ownership arrangements because we think doing so will help us diversify our portfolio.  For example, the third party may have special knowledge of a particular property, or doing so will enable us to make investments sooner than would be possible because the amount of gross proceeds raised in the early stages of this offering may be insufficient to acquire title to all of a real property targeted for investment.  The sooner we are able to invest in properties, the greater our ability will be to pay distributions from our operating cash flow and for capital appreciation of the investments.  Additionally, the increased portfolio diversification made possible by investing through joint ventures, tenant-in-common investments and similar arrangements will help reduce the risk to stockholders as compared to a program with a smaller number of investments.  We may invest in joint ventures with affiliates of our advisor, related parties or third parties.  We also may make or invest in mortgage, bridge or mezzanine loans secured by properties owned by these joint ventures.

Q:                                  What are tenant-in-common investments?

A:                                   Tenant-in-common investments represent an acquisition of real estate owned in co-tenancy arrangements with parties seeking to defer taxes under Section 1031 of the Code.  Generally, a special-purpose entity (i.e., an entity formed solely for use in the applicable transaction) and we (in the event that we purchase a tenant-in-common interest) will purchase a property directly from a seller.  Persons who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code then purchase a tenant-in-common interest in the property through an assignment of the purchase and sale agreement relating to the property.

Typically, all purchasers of tenant-in-common interests in a property, including us if we purchase a tenant-in-common interest in such property, execute an agreement with the other tenant-in-common owners and a third party, in this case, REIT II Management or its subsidiary or another property management company, to manage and lease the property.  The tenant-in-common agreement generally provides that all significant decisions, such as the sale, exchange, lease or re-lease of the property, or any loans or modifications of any loans related to the property, require unanimous approval of all tenant-in-common owners, subject to the deemed consent for failure to respond to any request for consent prior to the applicable deadline, and our right to purchase the interests of owners upon their failure to consent with the majority.

Q:                                  What steps do you intend to take to make sure you invest in environmentally compliant property?

A:                                   For acquisitions of real property in the United States, we will always obtain a Phase I environmental assessment of each property purchased or secured by a mortgage loan, for which we own fee title.  We will not purchase the property or mortgage loan unless we are generally satisfied with the environmental status of the property.  A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concern, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property.  A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.  With respect to international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired.

Q:                                  What are your typical lease provisions?

A:                                   We will execute new tenant leases and existing tenant lease renewals, expansions and extensions with terms that are dictated by current market conditions and the verifiable creditworthiness of each particular tenant.  In general, we will enter into standard commercial leases.  These may include standard multi-tenant commercial leases, “triple net” leases or participating leases.  Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term.  Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term.  Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant’s revenue.  Our standard multi-tenant and participating lease terms generally will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration.  Our triple net leases generally will have initial terms of ten years or more.

Q:                                  How will you determine whether tenants have the appropriate creditworthiness?

A:                                   We will use industry credit rating services, to the extent available, to determine the creditworthiness of potential tenants and any personal guarantor.  We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction.  The relevant data from potential tenants and guarantors will include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors and business plans and other data we deem relevant.

Q:                                  What is an “UPREIT”?

A:                                   We intend to own substantially all of our real property through an “UPREIT” known as Behringer Harvard Operating Partnership II LP or subsidiaries of this partnership.  UPREIT stands for Umbrella Partnership Real Estate Investment Trust.  We will use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner.  In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units for REIT shares.  We believe that using an UPREIT structure will give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:                                  Will you pay distributions?

A:                                   Yes, we intend to declare distributions on a quarterly basis and to pay distributions to our stockholders on a monthly basis. We intend to calculate these monthly distributions based on daily record and distribution declaration dates so our investors will become eligible for distributions immediately upon the purchase of their shares.  Because we have not identified any probable investments, we do not know when we will begin paying distributions.  The amount of each distribution will be determined by our board of directors and typically will depend on the amount of our current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 90% of our annual “REIT taxable income” on an annual basis.

Q:                                  May I reinvest my distributions?

A:                                   Yes, you may participate in our distribution reinvestment plan by checking the appropriate box on our subscription agreement or by filling out an enrollment form, which either we will provide to you at your request or you can download from our website.  The purchase price for shares purchased with reinvested distributions initially will be $9.50 per share.

Q:                                  Will the distributions I receive be taxable as ordinary income?

A:                                   Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent we have current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay the liability.

                                                We expect that some portion of your distributions will not be subject to tax in the year in which they are received because depreciation expense will reduce our taxable income but will not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:                                  How does a “best efforts” offering work?

A:                                   A “best efforts” offering means that our dealer manager is required to use only its best efforts to sell the shares offered in the primary offering but is not firmly committed or obligated to purchase any of the shares.

Q:                                  Who can buy shares?

A:                                   An investment in our shares is only suitable for persons who have adequate financial means and who will not need short-term liquidity from their investment.  We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders.  These suitability standards generally require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either: (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000.  Some jurisdictions impose higher suitability standards.  For more information, see “Suitability Standards.”

Q:                                  For whom may an investment in our shares be appropriate?

A:                                   An investment in our shares may be appropriate for you if you meet the suitability standards mentioned above, seek to diversify your personal portfolio with a real estate-based investment and also seek primarily to preserve capital and receive current income and are able to hold your investment for a time period consistent with our liquidity strategy.  On the other hand, we caution persons who require short-term liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our shares as meeting those needs.

Q:                                  May I make invest through my IRA, SEP or other tax-deferred account?

A:                                   Yes, you may invest through your IRA, a simplified employee pension (SEP) plan or other tax-deferred account.  In doing so, you should, at a minimum, consider: (1) whether the investment is in accordance with the documents and instruments governing your IRA, SEP or other account; (2) whether the investment satisfies the fiduciary requirements associated with an IRA, SEP or other account; (3) whether the investment will generate unrelated business taxable income (UBTI) to the IRA, SEP or other account; (4) whether there is sufficient liquidity for an investment under an IRA, SEP or other account; (5) the need to value the assets of the IRA, SEP or other account annually or more frequently; and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:                                  Have you arranged for a custodian for investments made through IRA, SEP or other tax-deferred accounts?

A:                                   Yes.  [                    ] will serve as custodian for investments made through IRA, SEP and certain other tax-deferred accounts.  We also will pay the fees related to establishing investor accounts with [                    ], and the fees related to maintaining any account for the first year following its establishment.  Thereafter, [                    ] will provide this service to our stockholders with annual maintenance fees charged at a discounted rate.  In the future, we may make similar arrangements for our investors with other custodians.

Q:                                  Is there any minimum investment required?

A:                                   Yes.  The minimum purchase is 200 shares, except in New York, where the minimum purchase is 250 shares.  After you have purchased the minimum investment in this offering, or have satisfied the minimum purchase requirements of Behringer Harvard-sponsored public real estate program, any additional purchase must be in increments of at least $200, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.  For more information, see “Suitability Standards.”

Q:                                  How do I subscribe for shares?

A:                                   If you choose to purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe.  Your payment will be placed into an escrow account with UMB Bank, N.A., where your funds will be held, along with those of other investors, until we raise at least $2,000,000 and, for sales thereafter, until we admit new investors, which we expect to do at least monthly. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before [                    ], 2011 or that can be readily sold or otherwise disposed of for cash by such date without dissipating the offering proceeds invested.  See “Plan of Distribution — Subscription Process” and “How to Subscribe” for a detailed discussion of how to subscribe for shares.

If the minimum offering has not been received and accepted by [                    ], 2011 (one year after the date of this prospectus), our escrow agent will promptly notify us, and we will terminate this offering and your funds (including interest, to the extent earned and if such funds have been held for more than 35 days, and without deductions for any fees or expenses) and subscription agreement will be returned to you promptly after the date of such termination.

Q:                                  If I buy shares in this offering, how may I later sell them?

A:                                   At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market.  Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards.  In addition, our charter prohibits one person or group from owning more than 9.8% of our outstanding common or preferred stock, in value or number of shares, whichever is more restrictive, unless exempted by our board of directors.  Until our shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our proposed share redemption program.  However, the share redemption program will be subject to significant conditions and limitations.  Our board of directors could amend certain provisions of the share redemption program without the approval of our stockholders.  The terms of our proposed redemption program would be more generous for redemptions sought upon a stockholder’s death or qualifying disability or redemptions sought upon a stockholder’s confinement to a long-term care facility.

Q:                                  What are your strategies for providing stockholders with a liquidity event?

A:                                   We anticipate providing our stockholders with a liquidity event or events by some combination of a listing of our shares for trading on an exchange, by spinning off or selling certain subsidiaries or joint venture platforms or by liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders.  Our board does not, however, anticipate evaluating a liquidity event until at least eight years after we terminate this primary offering.

Q:                                  Will I be notified of how my investment is doing?

A:                                   You will receive periodic updates on the performance of your investment, including:

•                  a monthly distribution report;

•                  three quarterly financial reports;

•                  an annual report; and

•                  an annual Form 1099.

In addition, to assist fiduciaries in discharging their obligations under ERISA, we intend to provide our stockholders a per share estimated value of our common stock annually.  Until three full fiscal years after the later of completing this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent primary offering as the per share estimated value (unless we have sold assets and made special distributions to stockholders of net proceeds from such sales, in which case the estimated value per share will equal the offering price less the amount of those special distributions constituting a return of capital).  This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares.  In addition, this initial per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets.  Beginning three full fiscal years after the last offering of our shares (or possibly sooner if our board determines otherwise), the value we provide for our common stock will be based on valuations of our properties and other assets.  These valuations will be performed by persons independent of us and of our advisor and will be disseminated by way of monthly distribution report, quarterly financial report or annual report.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•                  U.S. mail or other courier;

•                  facsimile; or

•                  posting on our affiliated website.

Information contained in these materials and other information concerning our business and our advisor and its affiliates will be available on the website maintained for us and our advisor and its affiliates — www.behringerharvard.com.

Q:                                  When will I receive my detailed tax information?

A:                                   Your Form 1099 tax information will be mailed by January 31 of each year.

Q:                                  Who is the transfer agent?

A:                                   DST Systems, Inc.  is our transfer agent.  Its address is:

DST Systems, Inc.
430 West 7th Street
Kansas City, Missouri  64105

                                                To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:                                  Where do I send my subscription materials?

A:                                   For custodial accounts (such as are commonly used for IRA) send the completed subscription agreement to your custodian who will forward the agreement as instructed below.

For non-custodial accounts, send the completed subscription agreement and check to:

Via Mail:	Via Overnight Delivery:
Behringer Harvard Investment Services	Behringer Harvard Investment Services
P.O. Box 219768	430 West 7th Street
Kansas City, MO 64121-9768	Kansas City, MO 64105-1407
(866) 655-3650	(866) 655-3650

Q:                                  Who can help answer my questions?

A:                                   If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Behringer Securities LP
15601 Dallas Parkway, Suite 600
Addison, Texas  75001
(866) 655-1605

RISK FACTORS

Your purchase of shares involves a number of risks.  You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares.   The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition.  This could cause the value of our shares to decline and could cause you to lose all or part of your investment.  The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to Investing in Our Common Stock

We are a recently formed entity with no operating history, and we may not be able to successfully operate our business or generate sufficient revenue to pay or sustain distributions.

Although our sponsor has formed and organized numerous real estate programs, we are recently formed with no operating history.  We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of your investment could decline substantially. We cannot assure you that we will be able to generate sufficient revenue from operations to pay our operating expenses and pay or sustain distributions.  You should not use the prior performance of these programs to predict our results.

There is no public trading market for your shares and you may not be able to sell your shares at a price that equals or exceeds the offering price.

There is no current public market for the shares.  The liquidity of your investment in our shares will be less than the liquidity that may be available if you directly invested in our investments, particularly investments in publicly traded real estate-related securities.  In addition, the price you receive should you sell any of our shares will likely be less than the proportionate value of our investments.  Therefore, you should purchase the shares only as a long-term investment.  The minimum purchase requirements and suitability standards apply to potential subsequent purchasers of our shares and will, therefore, reduce the potential group of persons who may be interested in purchasing your shares.  Our charter also imposes restrictions on the ownership of stock that will apply to potential transferees and that may inhibit your ability to sell your shares.  See “Suitability Standards” and “Description of Shares — Restriction on Ownership of Shares” elsewhere herein for a more complete discussion on the restrictions on your ability to transfer your shares.

Moreover, our board of directors could choose not to adopt the proposed share redemption program.  If adopted, our share redemption program generally would permit you to sell your shares back to us only after you have held them for at least one year.  We would not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the date of redemption.  Additionally, the cash available for redemption generally would be limited to 1% of the operating cash flow from the previous fiscal year (to the extent we have positive cash flow), plus any proceeds from our distribution reinvestment plan.  Our board of directors would have the ability to reject any request for redemption of shares or amend (in certain respects), suspend or terminate our share redemption program at any time.  Therefore, it will be difficult for you to sell your shares promptly or at all.  You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount.  Additionally, your shares would likely not be accepted as the primary collateral for a loan.

This is a fixed price offering, and the fixed offering price may not accurately represent the current value of our assets at any particular time; therefore, the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors established the offering price in its sole discretion.  Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of any assets we may own and may be higher or lower than the actual value of our assets per share at that time.

This is a blind pool, so you will not have the opportunity to evaluate our investments before we make them.

As of the date of this prospectus, we have not yet acquired or entered into any agreements to acquire any investments.  Our board of directors will have wide discretion in implementing our investment policies and you will not necessarily have the opportunity to evaluate our investments before deciding to purchase shares of our common stock.  For a more detailed discussion of our investment policies, see “Investment Objectives and Criteria — Acquisition and Investment Policies.”

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of our investments.

This offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and is not legally obligated to purchase any fixed number of shares.  As a result, there is no assurance we will sell more than the minimum amount. If we are unable to raise substantially more than the minimum offering amount, we may not achieve the investment objectives discussed in this prospectus.  Specifically, if we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only raise the minimum amount, we will most likely make our investments through one or more joint ventures with third parties and may only be able to make one investment. If we only are able to make one investment, we would not have diversified our assets. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher which could have a material adverse effect on our ability to pay distributions.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Even if we are able to access sufficient capital, we may suffer from delays in deploying the capital into properties or other real estate assets.  Delays may occur, for example, as a result of our relying on our advisor and its affiliates to identify these opportunities given that the employees of these entities are simultaneously seeking to locate suitable investments for other programs sponsored by our sponsor.  Delays in selecting, acquiring and developing real estate assets could adversely affect investor returns.  In addition, properties acquired prior to the start of construction or during the early stages of construction typically take several months to complete construction and rent available space.  Failure to deploy capital not otherwise invested in income-producing real estate assets in a timely manner could have a material adverse effect on our ability to pay distributions.  Further, pending investing in real estate assets, we may invest capital in short-term, highly-liquid investments.  These short-term investments typically yield less than investments in commercial real estate.

We may have to make decisions on whether to invest in certain properties without detailed information on the property.

To effectively compete for the acquisition of properties and other investments, our advisor and board of directors may be required to make decisions or post substantial non-refundable deposits prior to completing our analysis and due diligence on property acquisitions.  In these cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property.  Therefore, there is no assurance that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment.  In addition, our advisor and board of directors expect to rely upon independent consultants in connection with evaluating proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our ability to achieve our investment objectives will depend, to a significant degree, upon the continued contributions of certain executive officers and other key personnel of our advisor and its affiliates, including Robert M. Behringer and Robert S. Aisner, each of whom would be difficult to replace. We do not have employment agreements with our executive officers.  Although several of our executive officers, including Mr. Behringer and Mr. Aisner, have entered into employment agreements with affiliates of our advisor, including Harvard Property Trust, these agreements are terminable at will, and we cannot guarantee that they will remain affiliated with our advisor. If any of our executive officers and other key personnel of our advisor and its affiliates were to cease their affiliation with us, our advisor or its affiliates, our operating results could suffer. Further, although Behringer Harvard Holdings has key person insurance on the lives of Messrs. Behringer, Aisner, Bresky, Mattox, Reihsen and Schwaber, we do not intend to separately maintain key person life insurance on these individuals or any other person. We believe that our future success depends, in large part, on the ability of our advisor and its affiliates to hire and retain highly-skilled managerial, operating and marketing personnel. Competition for persons with these skills is intense, and we cannot assure you that our advisor and its affiliates will be successful in attracting and retaining skilled personnel. Further, we have established, and intend in the future to establish, strategic relationships with firms that have special expertise in certain services or as to assets both nationally and in certain geographic regions. Maintaining these relationships will be important for us to effectively compete for assets. We cannot assure you that we will be successful in attracting and retaining these strategic relationships. If we lose or are unable to obtain the services of our executive officers and other key personnel of our advisor and its affiliates, or do not establish or maintain the necessary strategic relationships, our ability to implement our investment strategy could be delayed or hindered.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders will be reduced, and we could incur other significant costs associated with being self-managed.

At some point in the future, we may consider internalizing the functions performed for us by our advisor and property manager, particularly if we seek to list our shares on an exchange as a way of providing our stockholders with a liquidity event.  The method by which we could internalize these functions could take many forms.  We may hire our own group of executives and other employees or we may acquire our advisor and property manager or their respective assets including their existing workforce.  The method or cost of internalizing cannot be determined or estimated at this time.  Further, if we acquired our advisor and property manager, the amount and form of any consideration that we would pay in this type of transaction could take many forms.  For example, we could acquire the advisor and property manager, through a merger in which we issued shares of our common stock for all of the outstanding common stock or assets of these entities.  Issuing shares of our common stock would reduce the percentage of our outstanding shares owned by stockholders prior to any transaction.  Further, issuing promissory notes could reduce our net income, funds from operations and our ability to make distributions to you particularly if internalizing these functions does not produce cost savings.   There is no assurance that internalizing our management functions will be beneficial to us and our stockholders.  For example, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our advisor, property manager or their affiliates.  Internalization transactions involving the acquisition of advisors or property managers affiliated with entity sponsors have also, in some cases, been the subject of litigation.  Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments to pay distributions.  All these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions.  See “Management — Becoming Self-Administered.”

Our rights, and the rights of our stockholders, to recover claims against our officers, directors and advisor are limited.

Under our charter, we may generally indemnify our directors, advisor and their respective affiliates for any losses or liability suffered by any of them and hold these persons or entities harmless for any loss or liability suffered by us as long as: (1) these persons or entities have determined in good faith that the loss or liability was in our best interest; (2) these persons or entities were acting on our behalf or performing services for us; (3) the loss or liability was not the result of the negligence or misconduct of the directors (gross negligence or willful misconduct of the independent directors), advisor or their respective affiliates; or (4) the indemnity or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.  As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law.  In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases.

Your investment may be subject to additional risks if we make international investments.

We expect to purchase real estate assets located outside the United States and may make or purchase mortgage, bridge, mezzanine or other loans or participations in mortgage, bridge, mezzanine or other loans made by a borrower located outside the United States or secured by property located outside the United States. The experience of our advisor and its affiliates with respect to investing in real estate assets located outside the United States is not as extensive as it is with respect to investing in the United States.  These investments may be affected by factors peculiar to the laws of the jurisdiction in which the borrower or the property is located.  These laws may expose us to risks that are different from and in addition to those commonly found in the United States.  Foreign investments could be subject to the following additional risks:

•                  governmental laws, rules and policies including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;

•                  variations in currency exchange rates;

•                  adverse market conditions caused by inflation or other changes in national or local economic conditions;

•                  changes in relative interest rates;

•                  changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•                  changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we have an investment;

•                  lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles);

•                  changes in land use and zoning laws;

•                  more stringent environmental laws or changes in these laws;

•                  changes in social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment;

•                  the fact that our sponsor and its affiliates have only limited experience investing in real property or other investments outside the United States; and

•                  legal and logistical barriers to enforcing our contractual rights.

Any of these risks could have an adverse effect on our business, results of operations and ability to make distributions to our stockholders.

Your investment may be subject to additional risks if we invest in public infrastructure assets.

Your investment may be subject to additional risks if we invest in public infrastructure assets.  We may invest in public infrastructure assets after all of our non-independent directors and one of our independent directors have at least three years of relevant experience acquiring and managing these types of investments. Public infrastructure assets are subject to different operating risks than more traditional investments in real properties. These risks include, but are not limited to:

•                  operational problems or supply disruption at a facility;

•                  disruptions caused by significant catastrophic events, such as hurricanes, earthquakes, landslides, floods, explosions, fires, terrorist attacks, major plant breakdowns, pipeline or electricity line ruptures, or other disasters;

•                  the imposition of special tariffs and changes in tax laws, regulatory policies and accounting standards;

•                  a change in the number of users who use the assets, which could negatively impact our profitability; and

•                  general changes in market sentiment towards infrastructure assets.

Moreover, the provision or acquisition of infrastructure assets often involves an ongoing commitment to a governmental agency. The nature of these commitments exposes the owners of infrastructure assets to a higher level of regulatory control and risk than typically imposed on other businesses or real estate assets. Cash flows from these assets may be disrupted or altered by an adverse change in regulation by various government authorities, including regulation of rates charged to customers.

In addition, specific infrastructure assets may face completely unique risks. For example, in the case of private toll roads, there are risks relating to improper grading, improper lane design and improper access. States and the federal government generally do not face suits relating to these factors because of the doctrine of sovereign immunity, which would not apply to a private toll road operator. Thus, absent specific protective legislation, any person injured on a private toll road may sue the toll road owner. As another example, correctional facilities entail heightened risks associated with fire safety (due to prisoner incarceration and the inability to quickly exit a burning facility), design (prison population control issues and non-inmate safety), and potentially high construction costs associated with security features. Additionally, government agencies are the only likely lessees, thus reducing the competitive pressures for high lease rates. Also potentially affecting lease rates would be demand for cells, which could decline dramatically because of a variety of factors, most particularly the crime rate, but also factors such as prison sentence guidelines and parole policies.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationship with our advisor and its affiliates, including the material conflicts discussed below.  The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Because a number of Behringer Harvard real estate programs use investment strategies that are similar to ours, our advisor and its and our executive officers will face conflicts of interest relating to the purchase and leasing of properties and other investments, and these conflicts may not be resolved in our favor.

Affiliates of our advisor are currently sponsoring or have recently sponsored six other public real estate programs, Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Multifamily REIT I, Behringer Harvard Mid-Term Value Enhancement Fund I and Behringer Harvard Short-Term Opportunity Fund I.  We will be engaged in the public offering of common stock at the same time as Behringer Harvard Opportunity REIT II and Behringer Harvard Multifamily REIT I.  In addition, any of the six other Behringer Harvard-sponsored public real estate programs with available proceeds may be seeking to invest in similar properties and other real estate-related investments, and may compete with us for investment opportunities.  We believe that Behringer Harvard Opportunity REIT II and Behringer Harvard Multifamily REIT I are likely to increase their portfolios significantly at the same time that we are attempting to do so.  All six of the other Behringer Harvard-sponsored public real estate programs may use investment strategies that are similar to ours.  Our executive officers and the executive officers of our advisor also are the executive officers of other Behringer Harvard-sponsored REITs and their advisors, the general partners of Behringer Harvard-sponsored partnerships or the advisors or fiduciaries of other Behringer Harvard-sponsored programs.  Our advisor may choose a property that provides lower returns to us than a property purchased by another Behringer Harvard-sponsored program.  In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor and on behalf of advisors and managers of other Behringer Harvard-sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard-sponsored program or affiliate, which may have an investment strategy that is similar to ours.  In addition, we may acquire properties in geographic areas where other Behringer Harvard-sponsored programs own properties.  If one of the other Behringer Harvard-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant.  Similar conflicts of interest may occur if our advisor determines to make or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans on our behalf, since other Behringer Harvard-sponsored programs may be competing with us for these investments.  You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our advisor and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our dealer manager and our property manager, are entitled to substantial fees from us under the terms of the advisory management agreement, dealer manager agreement and property management agreement.  These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•                  continuing, renewing or enforcing our agreements with our advisor and its affiliates, including the advisory management agreement, the dealer manager agreement and the property management agreement;

•                  public offerings of equity by us, which entitle Behringer Securities to dealer manager fees and will likely entitle our advisor to increased acquisition and asset management fees;

•                  property sales, which entitle our advisor to real estate commissions and the possible issuance to our advisor of shares of our common stock through the conversion of our convertible stock;

•                  property acquisitions from other Behringer Harvard-sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•                  property acquisitions from third parties, which entitle our advisor to acquisition and advisory fees and asset management fees;

•                  borrowings to acquire properties which will increase the acquisition and asset management fees payable to our advisor;

•                  whether we seek to internalize our management functions, which could result in us retaining some of our advisor’s key officers and employees for compensation that is greater than that which they currently earn and which could require additional payments to affiliates to purchase the assets and operations of our advisor;

•                  whether and when we seek to list our common stock on a national securities exchange, which could entitle our advisor to the issuance of shares of our common stock through the conversion of our convertible stock; and

•                  whether and when we seek to sell the company or its assets, which sale could entitle our advisor to real estate commissions and to the issuance of shares of our common stock through the conversion of our convertible stock.

The fees our advisor receives in connection with transactions involving the purchase and management of an asset are based on the cost of the investment, including the amount budgeted for the development, construction, and improvement of each asset, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us. Furthermore, the advisor will refund these fees to the extent they are based on budgeted amounts that prove too high once development, construction, or improvements are completed, but the fact that these fees are initially calculated in part based on budgeted amounts could influence our advisor to overstate the estimated costs of development, construction, or improvements in order to accelerate the cash flow it receives.

In addition, the conversion feature of our convertible stock could cause us to make different investment or disposition decisions than we would otherwise make in order to avoid the stock conversion.

Our advisor will face conflicts of interest relating to joint ventures, tenant-in-common investments or other co-ownership arrangements that we enter with other Behringer Harvard-sponsored programs, which could result in a disproportionate benefit to another Behringer Harvard-sponsored program.

We are likely to enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other Behringer Harvard-sponsored programs to acquire, develop or improve properties as well as to acquire other real estate-related investments.  The executive officers of our advisor are also the executive officers of other Behringer Harvard-sponsored REITs and their advisors, the general partners of other Behringer Harvard-sponsored partnerships or the advisors or fiduciaries of other Behringer Harvard-sponsored programs.  These executive officers will face conflicts of interest in determining which Behringer Harvard-sponsored program should enter into any particular joint venture, tenant-in-common or co-ownership arrangement.  These persons may also have a conflict in structuring the terms of the relationship between our interests and the interests of the Behringer Harvard-sponsored co-venturer, co-tenant or partner as well as conflicts of interest in managing the joint venture.

In the event that we enter into a joint venture, tenant-in-common investment or other co-ownership arrangements with another Behringer Harvard-sponsored program or joint venture, our advisor and its affiliates may have a conflict of interest in determining when, and whether, to buy or sell a particular real estate property.  Our goals and objectives also may diverge from those of our joint venture partner which could lead to deadlocks and delays in decisions to sell a property or result in the premature sale of a property.  In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance the buy-out at that time.  If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of the right when we would otherwise prefer to keep our interest.  Furthermore, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason, or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by this right.

Our advisor’s executive officers and key personnel and the executive officers and key personnel of Behringer Harvard-affiliated entities that conduct our day-to-day operations and this offering will face competing demands on their time, and this may cause our investment returns to suffer.

We rely upon the executive officers of our advisor and the executive officers and employees of Behringer Harvard-affiliated entities to conduct our day-to-day operations and this offering.   These persons also conduct the day-to-day operations of other Behringer Harvard-sponsored programs and may have other business interests as well.  Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities.  There is no assurance these persons will devote the necessary time and resources which would have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to our stockholders.

Our officers face conflicts of interest related to the positions they hold with other entities affiliated with our advisor, which could diminish the value of the services they provide to us.

Each of our executive officers is also an officer of our advisor, our property manager, our dealer manager or other entities affiliated with our advisor, including the advisors and fiduciaries to other Behringer Harvard-sponsored programs.  As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our stockholders.  Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities.  Conflicts with our business and interests are most likely to arise from involvement in activities related to: (1) allocating new investments and management time and services between us and the other entities; (2) the timing and terms of the investment in, or sale of, an asset; (3) development of our properties by affiliates of our advisor; (4) investments with affiliates of our advisor; (5) compensation to our advisor; and (6) our relationship with our dealer manager and property manager.  Failure to resolve these conflicts could have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to our stockholders.

Upon conversion of the convertible stock, the holder of the convertible stock will be entitled to all of the same rights to which you are entitled.

Our advisor intends to purchase 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. Under limited circumstances, these shares may be converted into shares of our common stock.  Following conversion, the percentage of outstanding stock owned by stockholders prior to conversion will decline and the holder of the convertible stock, following conversion, will become the holder of common stock with all attendant rights, such as the right to vote and receive distributions.

By exercising its voting rights, the holder of our convertible stock could prevent us from effecting a merger that otherwise would have been in the best interests of our stockholders.

The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a separate class, will be required to (1) adopt any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the holders of the convertible stock and (2) effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.  In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights, determine whether or not we are able to complete the proposed transaction.  By voting against a proposed merger, our advisor could prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.

Because we rely on affiliates of Behringer Harvard Holdings to provide advisory, property management and dealer manager services, if Behringer Harvard Holdings is unable to meet its obligations we may be required to find alternative providers of these services, which could disrupt our business.

Behringer Harvard Holdings, through one or more of its subsidiaries, owns and controls our advisor, our property manager, and the dealer manager of this offering.  Certain of these entities are recently formed.  Thus, we consider the financial condition of Behringer Harvard Holdings when assessing the financial condition our advisor, property manager and dealer manager.  Although we believe that Behringer Harvard Holdings currently has adequate working capital, from both funds on hand and borrowing capacity, to meet its obligations, its continued viability may be affected by its ability to continue to successfully sponsor and operate real estate programs.  In the event that Behringer Harvard Holdings would be unable to meet its obligations as they become due, we might be required to find alternative service providers, which could materially disrupt our business.

Risks Related to Our Business in General

A limit on the number of shares a person may own may discourage a takeover.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT.  Unless exempted by our board of directors, no person or group may own more than 9.8% of our outstanding common or preferred stock, in value or number of shares, whichever is more restrictive.  This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide stockholders with the opportunity to receive a control premium for their shares.

Our charter permits our board of directors to issue additional shares of stock, which may reduce the percentage of our common stock owned by our other stockholders, subordinate your rights or discourage a third-party from acquiring us.

Our charter permits our board of directors to issue up to 2,000,000,000 shares of capital stock.  Our board of directors, without any action by our stockholders, may: (1) increase or decrease the aggregate number of shares; (2) increase or decrease the number of shares of any class or series we have authority to issue; or (3) classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any such stock.  Shares will be issued in the discretion of our board of directors.  In addition, because the limited partnership interests of our Operating Partnership may be exchanged for shares of our common stock, any merger, exchange or conversion between our Operating Partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock.  In the event that we sell additional shares of common stock in the future, or issue additional shares in connection with any merger, exchange or conversion between our Operating Partnership and another entity, the percentage of our outstanding shares owned by our other stockholders will be reduced.  Further, our board of directors could authorize the issuance of stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  An interested stockholder is defined as:

•                  any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or

•                  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved, in advance, the transaction by which the person otherwise would have become an interested stockholder.  However, in approving a transaction, the board of directors may condition its approval to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•                  80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation; and

•                  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.  Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.  The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors.

Maryland law also contains a second statute that may have an anti-takeover effect.  This statute, known as the Control Share Acquisition Act, provides that persons or entities owning “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the corporation’s disinterested stockholders.  Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are not considered disinterested for these purposes.  “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•                  one-tenth or more but less than one-third of all voting power;

•                  one-third or more but less than a majority of all voting power; or

•                  a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval.  A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.  The Control Share Acquisition Act does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by our charter or bylaws.  Our bylaws exempt from the Control Share Acquisition Act, any and all acquisitions by any person of shares of our common stock.  This statute could have the effect of discouraging offers from third parties to acquire us and increases the difficulty of successfully completing this type of offer by anyone other than affiliates or any of their affiliates.  For a more detailed discussion of the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Provisions of Maryland Law and of Our Charter and Bylaws — Control Share Acquisitions.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter requires that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act.  The offering stockholder must provide our company notice of the tender offer at least ten business days before initiating the tender offer.  If the offering stockholder does not comply with these requirements, we will have the right to redeem that stockholder’s shares and any shares acquired in the tender offer.  In addition, the non-complying stockholder will be responsible for all of our expenses in connection with that stockholder’s offer.  This charter provision may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended, based on exclusions that we believe are available to us.  If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•                  limitations on capital structure;

•                  restrictions on specified investments;

•                  prohibitions on transactions with affiliates; and

•                  compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to be excluded from regulation under the Investment Company Act, we intend to engage primarily in the business of buying mortgages and other liens on or interests in real estate. The position of the SEC staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption.  Mortgage-backed securities may or may not constitute qualifying real estate assets, depending on the characteristics of the mortgage-backed securities, including the rights that we have with respect to the underlying loans. Our ownership of mortgage-backed securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including those regarding investment policies and strategies, financing, growth, debt capitalization, REIT qualification and distributions.  Our board of directors may amend or revise certain of these and other policies without a vote of the stockholders.  See “Description of Shares — Meetings and Special Voting Requirements” for a discussion of the matters on which our stockholders generally have a right to vote.

Even if we adopt our share redemption program, you may not be able to sell shares under the program at amounts that recover your investment.

Our board of directors could choose not to adopt the proposed redemption program or amend (in certain respects), suspend or terminate the program at any time.  Additionally, our board of directors may reject any request for redemption of shares. Further, even if adopted, there will be many limits on your ability to sell your shares pursuant to the program.  Also, even if you are able to resell your shares to us pursuant to our program, you will likely receive substantially less than the amount paid to acquire the shares from us or the fair market value of your shares depending upon how long you owned the shares.  For a more detailed description of the share redemption program, see “Description of Shares - Share Redemption Program.” Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program.

We may not successfully provide stockholders with a liquidity event.

We anticipate providing our stockholders with a liquidity event or events by some combination of a listing of our shares for trading on an exchange, by spinning off or selling certain subsidiaries or joint venture platforms or by liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders.  Our board does not anticipate evaluating a liquidity event until at least eight years after we terminate this primary offering, subject to then prevailing market conditions.  Market conditions and other factors could cause us to delay a liquidity event beyond this period and to defer a stockholder vote or any liquidation event indefinitely.  Therefore, if we are not successful in implementing our exit strategy, your shares will continue to be illiquid.

The offering price for the shares was not established in arm’s-length negotiations between our advisor and the dealer manager.

Our advisor and dealer manager determined the offering price based, in large part, on the offering price used by other Behringer Harvard-sponsored programs and those of similarly-situated REITs conducting similar offerings.  The offering price was not determined based on any relationship to our book or asset values or to any other established criteria for valuing outstanding shares and is not based on an independent valuation.  Further, because our advisor and the dealer manager are affiliates of our sponsor, the offering price was not established through the typical arm’s-length negotiation between an issuer and a dealer manager.

Because the dealer manager is affiliated with our sponsor, investors will not have the benefit of an independent review of us or the prospectus, which are customarily performed in underwritten offerings.

The dealer manager is affiliated with our sponsor and advisor and has not made an independent review of us or the offering.  Accordingly, you do not have the benefit of an independent review of the terms of this offering.  Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions.

Our advisor and its affiliates will be paid fees for performing various services for us.  These fees were not negotiated at arm’s length and reduce the amount of cash available for investment in properties or to pay distributions to stockholders.

We may incur costs associated with changing our name if we are no longer permitted to use “Behringer Harvard” in our name.

We will enter into a license agreement with Behringer Harvard Holdings, an affiliate of our advisor, to use the name “Behringer Harvard.”  Pursuant to the agreement, when an affiliate of Behringer Harvard Holdings no longer serves as one of our officers or directors, Behringer Harvard Holdings may terminate our license agreement and may require us to change our name to eliminate the use of the words “Behringer Harvard.”  We will be required to pay any costs associated with changing our name.

Because our ability to replace our property manager is restricted, we may be unable to terminate the property management agreement at the desired time, which may adversely affect our operations and the distributions we are able to pay to our stockholders.

Under the terms of our property management agreement, we may terminate the agreement upon 30 days’ notice in the event of, and only in the event of, a showing of misconduct, negligence or malfeasance by the property manager in performing its duties.  Our board of directors may find the performance of our property manager to be unsatisfactory.  However, unsatisfactory performance by the property manager may not constitute “misconduct, negligence or malfeasance.”  As a result, we may be unable to terminate the property management agreement at the desired time, which may have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to our stockholders.

Until we generate sufficient cash flow from operations or FFO to make distributions to our stockholders, we may make distributions from other sources in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest and may negatively impact the value of your investment.

There are many factors that can affect the availability and timing of cash distributions that we pay to stockholders.  Distributions will be authorized at the discretion of our board of directors, based on its analysis of our earnings, cash flow, anticipated cash flow, capital expenditure requirements and general financial condition.  Actual cash available for distribution may vary substantially from estimates.  In addition, to the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early period of operation.   Until we generate sufficient cash flow from operations or funds from operations (FFO) to fully fund the payment of distributions, some or all of our distributions will be paid from other sources. For example, we may generate cash to pay distributions from financing activities, components of which may include borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow and proceeds of this offering.  In addition, from time to time, our advisor and its affiliates may agree, but are not required, to waive or defer all, or a portion, of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.  To the extent distributions are paid from financing activities, we will have less money available to invest in properties or other real estate-related investments, which may negatively impact our ability to achieve our investment objectives.

Historically, the aggregate cash flows from the operations of certain other Behringer Harvard-sponsored real estate programs have been insufficient to fund the aggregate distributions paid to their respective investors.  For instance, in fiscal years 2008, 2007 and 2006, Behringer Harvard REIT I declared cash distributions aggregating approximately $153.8 million, $114.5 million and $62.9 million, respectively, to its stockholders.  Of these amounts, approximately $111.9 million, $108.5 million and $59.9 million, in fiscal years 2008, 2007 and 2006, respectively, were paid using funds from operations.  The remaining portions were paid from sources other than funds from operations, such as cash flow from financing activities, a component of which includes cash flows from offering proceeds, advances to the program by, or reimbursements for expenses or waiver of fees from, its advisor and proceeds from loans including those secured by its assets.

Investors who invest later in the offering may realize a lower rate of return than investors who invest earlier in the offering to the extent we fund distributions out of sources other than cash flow from operations or FFO.

To the extent we borrow money to fund distributions earlier in this offering, the amount of cash available for distribution in future periods will be decreased by the amount needed to repay the borrowings.  Similarly, if we use offering proceeds to fund distributions, later investors may experience immediate dilution in their investment because our net assets will decrease by the amount used to pay the distributions.

Adverse economic conditions may negatively affect our returns and profitability, which could negatively impact our ability to pay cash distributions to our stockholders.

Our operating results may be affected by many factors, including a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where our properties or our other investments are located.  These factors include:

•                  poor economic conditions that result in defaults by tenants of our properties and borrowers under our investments in mortgage, bridge or mezzanine loans;

•                  job transfers and layoffs that cause tenant vacancies to increase;

•                  the fact that increasing concessions or reduced rental rates or capital improvements may be required to maintain occupancy levels; and

•                  increased insurance premiums that reduce funds available for distribution or, to the extent the increases are passed through to tenants, may lead to tenant defaults.  Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic downturn cannot be predicted.  Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

We and the other public programs sponsored by affiliates of our advisor have experienced losses in the past, and we may experience similar losses.

Historically, the public programs sponsored by affiliates of our advisor have experienced losses during the early periods of their operation.  Many of these losses can be attributed to the initial start-up costs and operating expenses incurred prior to purchasing properties or making other investments that generate revenue.  In addition, depreciation and amortization expense substantially reduce net income.  We will likely experience similar losses.  We cannot assure you that we will be profitable or that we will realize growth in the value of our real estate investments.

We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

Substantially all of the gross proceeds of this offering will be used to make investments in real estate and real estate-related assets and to pay various fees and expenses related to the offering.  We will establish capital reserves on a property-by-property basis, as we deem appropriate.  In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves.  If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements.  We cannot assure you that additional funding will be available to us for potential capital needs in the future.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in exchange rates and interest rates on loans secured by our assets and investments in collateralized mortgage-backed securities.  Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements.  Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks.  In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective.  Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract.  Further, the REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations.  Failure to manage these risks effectively or an inability to hedge due to the various REIT provisions in the Code may have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to our stockholders.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets and operations.  Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations.  Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests.  As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that may have an adverse impact on the real estate market in general.  We cannot assure you that we will be profitable or that we will realize growth in the value of our real estate assets.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•                  changes in general economic or local conditions;

•                  changes in supply of, or demand for, similar or competing properties in an area;

•                  ability to collect rent from tenants;

•                  changes in interest rates and availability of permanent mortgage funds, that may render the sale of a property difficult or unattractive;

•                  the illiquidity of real estate investments generally;

•                  changes in tax, real estate, environmental and zoning laws; and

•                  periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our investments.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your real estate properties.

A property may suffer vacancies either by the continued default of tenants under their leases or the expiration of tenant leases.  If vacancies continue for a long period of time, we may suffer reduced revenues.  In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the cash flow generated from leasing activity.

The inability of a significant tenant or number of tenants to pay rent when due may negatively impact the revenues generated by our real property investments.

The revenues generated by our real property investments, particularly properties occupied by a single tenant, will depend on the financial stability of the particular tenant.  A significant tenant or number of tenants may not pay rent when due.  Further, if a tenant or tenants default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property.  If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.  Any one, or a combination, of these items may have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to our stockholders.

We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to pay cash distributions to our stockholders.

We may be required to expend substantial funds to improve or refurbish leaseable space either to maintain existing tenants or to attract new tenants.  Although we intend to establish reserves for capital improvements, these reserves may not be sufficient which would require us to seek funds from other sources.  We cannot assure you that sufficient financing will be available or, if available, will be available on terms acceptable to us, if at all.  Moreover, certain reserves required by lenders may be designated for specific uses and may not be available to use for tenant improvements.  Additional borrowing for capital improvements will increase our interest expense, and could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to our stockholders.

We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to pay cash distributions to our stockholders.

We intend to hold the various real properties and other investments until our board decides that a sale or other disposition is consistent with our investment objectives or until it appears that these objectives will not be met.  Our advisor, subject to approval of our board, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time.  We may not be able to sell a property or properties even if our advisor believes doing so would be in our best interest.  The ability to sell real estate is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand conditions.  We cannot predict whether we will be able to sell any asset on terms acceptable to us, if at all.  Failure to sell properties when we need or want to do so, on terms acceptable to us, could have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to our stockholders.

Our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions contrary to our interests.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other Behringer Harvard programs or third parties.  We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons.  These investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•                  the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•                  the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

•                  that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are, or that become inconsistent with, our business interests or goals;

•                  the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

•                  that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

We may suffer uninsured losses relating to real property or pay excessively expensive premiums for insurance coverage.

Although our advisor attempts to ensure that all of our properties are adequately insured to cover casualty losses, there are certain types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.  Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims.  Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage, bridge or mezzanine loans.  We cannot be certain that this coverage will continue to be available, or available at reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties.  We may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.  We cannot assure you that we will have adequate coverage for any losses we may suffer.  In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of that asset will be reduced by the uninsured loss.  In addition, other than any capital reserve we may establish, we will have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that those reserves will be sufficient.

Development and construction projects are subject to delays that may materially increase the cost to complete the project.

We may, from time to time, develop and construct new properties or redevelop existing properties.  In doing so, we will be subject to the risks and uncertainties associated with construction and development including the environmental concerns of governmental entities or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables.  The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance.  Performance also may be affected or delayed by conditions beyond the builder’s control.  Delays in completion of construction also could give tenants the right to terminate preconstruction leases for space at a newly developed project.  We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction.  These and other such factors can result in increased costs of a project or loss of our investment.  In addition, we will be subject to normal lease-up risks relating to newly constructed or re-developed projects.  Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property.  If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

We may also invest in unimproved real property.  Returns from development of unimproved properties also are subject to additional risks and uncertainties such as those associated with re-zoning.

Our earnest money deposit may not be refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures, tenant-in-common investments or other co-ownership arrangements, to acquire real property from Behringer Development, an affiliate of our advisor.  We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire any property.  In the case of properties to be developed by Behringer Development or its affiliates, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by Behringer Development or its affiliates.  At the time of contracting and the payment of the earnest money deposit by us, Behringer Development or its affiliates typically will not have acquired title to any real property.  Typically, Behringer Development or its affiliates will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion.  There is no assurance that Behringer Development or its affiliates will refund our earnest money which will not be secured by any assets.  Further, Behringer Development does not have substantial assets or operations.

We compete with third parties in acquiring properties and other assets.

We believe that the current market for properties that meet our investment objectives is highly competitive.  We will compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships and other entities engaged in real estate investment activities, many of which will have greater resources than we will.  Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.  In addition, the number of entities and the amount of funds competing for suitable investment properties may increase.  Any increase would result in increased demand and prices for these assets.  If we pay higher prices for properties and other investments, our returns on investment will be less which may have an adverse effect on our ability to pay distributions to our stockholders.

A concentration of our investments in any one property class may leave our profitability vulnerable to a downturn in that sector.

At any one time, a significant portion of our investments could be in one property class, such as institutional quality office properties.  As a result, we will be subject to risks inherent in investing in a single type of property.  If our investments are substantially in one property class, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn in the businesses conducted in those types of properties could be more pronounced than if we had more fully diversified our investments.

Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may from time to time commence development activity or make acquisitions outside of areas or property classes that have been our sponsor’s primary focus.  Our sponsor’s experience in existing markets in developing, owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes.  We may be exposed to a variety of risks if we choose to enter new markets, including an inability to accurately evaluate local market conditions, to obtain land for development or to identify appropriate acquisition opportunities, to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures.  In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

If we acquire lodging facilities, we will be dependent on the third-party managers of those facilities.

In order to qualify as a REIT, we will not be able to operate any hotel properties that we acquire or participate in the decisions affecting the daily operations of our hotels. We will lease any hotels we acquire to a taxable REIT subsidiary, or TRS, in which we may own up to a 100% interest.  Our TRS will enter into management agreements with eligible independent contractors that are not our subsidiaries or otherwise controlled by us to manage the hotels. Thus, independent hotel operators, under management agreements with our TRS, will control the daily operations of our hotels.

We will depend on these independent management companies to adequately operate our hotels as provided in the management agreements. We will not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement.  In the event that we need to replace any of our management companies, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected hotels.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction or acquire an entity owning multiple properties.  Portfolio and entity acquisitions are more complex and expensive than single property acquisitions, and subject to a greater risk of not closing.  Portfolio and entity acquisitions also may result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio.  In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio.  In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties.  To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash.  We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available to pay distributions to our stockholders.

Our operating results will be negatively affected if our investments, including investments in tenant-in-common interests sponsored by our sponsor, do not meet projected distribution levels.

Affiliates of our advisor have formed and organized a number of tenant-in-common real estate projects.  Some of these projects have not met the distribution levels or the leasing and operational thresholds projected by Behringer Harvard Holdings and its affiliates.  Specifically, several tenant-in-common investment programs have not benefited from expected leasing improvements.  Behringer Harvard Holdings has provided support for some of these programs in the form of master leases and other payments.  In addition, the Beau Terre Office Park tenant-in-common program, as described in the section of this prospectus captioned “Prior Performance Summary — Pending Litigation,” underperformed relative to projections that were based on seller representations that Behringer Harvard Holdings now believes to be false.  With respect to this program, Behringer Harvard Holdings has completed a settlement with the investors to support their returns.  In addition, as a result of the lower than anticipated performance of this asset, Behringer Harvard Holdings allowed the property management agreement with the on-site property manager to expire according to its terms, and the former on-site property manager, an agent of the seller, filed a lawsuit against Behringer Harvard Holdings alleging breach of contract, among other things.  Behringer Harvard Holdings believes that the lawsuit lacks merit and is actively defending those claims, and has already pursued and settled its own claims against the seller and others.  This lawsuit between Behringer Harvard Holdings and the former on-site property manager and its affiliates is ongoing and is currently in the discovery phase.  If projections related to our investments, including any tenant-in-common interests in which we invest, are inaccurate, we may pay too much for an investment and our return on our investment could suffer.

If we set aside insufficient capital reserves, we may be required to defer necessary property improvements, which could adversely affect our operating results.

If we do not have sufficient reserves or generate sufficient cash from operations to fund capital improvements throughout the life of the investment in a property, we may be required to defer necessary improvements to the property which may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property.  If this happens, we may not be able to maintain projected rental rates for effected properties, and our results of operations and ability to pay distributions may be negatively impacted.

The cost of complying with environmental and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations (including those of foreign jurisdictions) relating to environmental protection and human health and safety.  These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals.  Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal.  In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us.  We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.  In addition, there are various local, state and federal fire, health, life-safety and similar regulations (including those of foreign jurisdictions) that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance.  Any foreign investments we make will be subject to the laws in the relevant jurisdiction.  These laws may impose additional restrictions or impose additional compliance requirements.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations (including those of foreign jurisdictions), a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property.  The costs of removing or remediating these substances could be substantial.  These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures.  Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties.  Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.  The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our investments in real properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended, or similar laws of foreign jurisdiction.  Under this Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons.  The Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities.  The Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages.  We will attempt to acquire properties that comply with the Act or any relevant law or regulation of a foreign jurisdiction or place the burden on the seller or other third-party, such as a tenant, to ensure compliance with those laws or regulations.  However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner.  If we cannot, monies used to comply with the Act or other relevant laws and regulations could reduce the amount of monies available to pay distributions.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

We may, from time to time, sell a property or other asset by providing financing to the purchaser.  There are no limits or restrictions on our ability to accept purchase money obligations secured by a mortgage as payment for the purchase price.  The terms of payment to us will be affected by custom in the area where the property being sold is located and then-prevailing economic conditions.  If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed.  In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.  We will bear the risk of default by the purchaser and may incur significant litigation costs in enforcing our rights against the purchaser.  Defaults by any purchaser under any financing arrangement with us could have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to our stockholders.

We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition.

We intend to finance a portion of the purchase price for each property that we acquire.  However, to ensure that our offers are as competitive as possible, we generally will not enter into contracts to purchase property that include financing contingencies.  Thus, we may be contractually obligated to purchase a property even if we are unable to secure financing for the acquisition.  In this event, we may choose to close on the property by using cash on hand, which would result in less cash available for our operations and distributions to stockholders.  Alternatively, we may choose not to close on the acquisition of the property and default on the purchase contract.  If we default on any purchase contract, we could lose our earnest money and become subject to liquidated or other contractual damages and remedies.  These consequences could have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to our stockholders.

Risks Associated with Debt Financing

We will incur mortgage indebtedness and other borrowings, which will increase our business risks.

We are permitted to acquire real properties and other real estate-related investments including entity acquisitions by assuming either existing financing secured by the asset or by borrowing new funds.  In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders.  We also may borrow funds if necessary to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income,” and/or to avoid federal income tax on our net income or gain, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Although our charter imposes limits on our total indebtedness, there is generally no limit on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other investment.  Further, we may exceed the limits set forth in our charter if approved by a majority of our independent directors.

In addition to our charter limitation, our board of directors will adopt a policy to generally limit our aggregate borrowings to approximately 55% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, will not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent primary offering prior to listing, and invested substantially all of our capital.  As a result, we expect to borrow more than 55% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is reasonable.  Principal and interest payments reduce cash that would otherwise be available for other purposes.  Further, incurring mortgage debt increases the risk of loss because defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default.  For tax purposes, a foreclosure is treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage.  If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds.  We also may provide full or partial guarantees to lenders of mortgage debt to the entities that own our properties.  In this case we will be responsible to the lender for satisfaction of the debt if it is not paid by the entity.  If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

Instability in the credit market and real estate market could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

We may not be able to obtain financing for investments on terms and conditions acceptable to us, if at all.  Recently, domestic and international financial markets have experienced unusual volatility and uncertainty.  If this volatility and uncertainty persists, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be significantly impacted.  If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase likely will be lower.  In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees.  All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

In addition to volatility in the credit markets, the real estate market is subject to fluctuation and can be impacted by factors such as general economic conditions, supply and demand, availability of financing and interest rates. To the extent we purchase real estate in an unstable market, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future that it attracts at the time of our purchases, or the number of companies seeking to acquire properties decreases, the value of our investments may not appreciate or may decrease significantly below the amount we pay for these investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies.  In general, our loan agreements will restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender.  Loan documents we enter into may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace Behringer Advisors II as our advisor or impose other limitations.  Any such restriction or limitation may limit our ability to pay distributions to our stockholders.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness.  During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan.  The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period.  After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity.  These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan.  If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates.  Increased payments and substantial principal or balloon payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We may borrow money that bears interest at a variable rate.  Variable rate loans will expose us to increases in costs in a rising interest rate environment.  In addition, if rising interest rates cause us to need additional capital to repay indebtedness, we may be forced to sell one or more of our investments in properties at times which may not permit us to realize the return on the investments we would have otherwise realized.  Increases in interest rates could have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to our stockholders.

Risks Related to Investments in Real Estate-Related Securities

Recent market conditions and the risk of continued market deterioration may reduce the value of any real estate related securities in which we may invest.

Recently the U.S. credit markets and the sub-prime residential mortgage market have experienced severe dislocations and liquidity disruptions. Sub-prime mortgage loans have experienced increasing rates of delinquency, foreclosure and loss. These and other related events have had a significant impact on the capital markets associated not only with sub-prime mortgage-backed securities, asset-backed securities and collateralized debt obligations, but also with the U.S. credit and financial markets as a whole.

If we were to invest in real estate related securities, including collateralized mortgage-backed securities, as part of our investment strategy, we would be exposed to the volatility of the credit markets.  Turmoil in the credit market may have a material adverse effect on both the value of our securities portfolio and the availability or cost of any used in connection with our securities portfolio.

Because there may be significant uncertainty in the valuation of, or in the stability of the value of, securities holdings, the fair values of these investments might not reflect the prices that we would obtain if such investments were actually sold.   Furthermore, due to the recent market events, these investments would be subject to rapid changes in value caused by sudden developments that could have a material adverse affect on the value of these investments.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in real estate-related securities of both publicly traded and private real estate companies.  Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer.  Issuers of real estate-related securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related equity securities are always unsecured and subordinated to other obligations of the issuer.  Investments in real estate-related equity securities are subject to risks of: (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities; (3) subordination to the liabilities of the entity; (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to redeem the securities; (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn.  These risks may adversely affect the value of outstanding real estate-related equity securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

The fees that we pay to invest in real estate-related securities will be greater than any fees that you would pay to invest directly in these securities.

We may pay acquisition fees to third parties, including investment bankers and brokers, in connection with identifying, reviewing, evaluating and investing in real estate-related securities.  In addition, we may reimburse expenses related to selecting and acquiring securities for us, including, but not limited to, legal fees and expenses, third-party brokerage fees and other closing costs, provided, however, our advisor and its affiliates will not be reimbursed for personnel costs.   The fees we pay in connection with investing in real estate-related securities likely will be greater than the individual fees that you would pay to invest directly in these securities.

Investments in real estate preferred equity securities involve a greater risk of loss than traditional debt financing.

We may invest in real estate-related preferred equity securities, which may involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to the liabilities of the entity and are not secured by property underlying the investment.  Furthermore, should the issuer default on our investment, we would be able to proceed only against the entity in which we have an interest, and not the property owned by such entity and underlying our investment.  As a result, we may not recover some or all of our investment.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property.  These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender.  In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan.  If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.  As a result, we may not recover some or all of our investment.

We may invest in non-U.S. dollar denominated securities, exposing us to fluctuating currency rates.

We may purchase real property or real estate-related securities denominated in foreign currencies.  A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments.  Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

We expect that a portion of any real estate-related securities investments we make will be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the applicable securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws.  For example, mezzanine and bridge loans are particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.  As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

Interest rate and related risks may cause the value of our real estate-related securities investments to be reduced.

Interest rate risk is the risk that prevailing market interest rates change relative to the current yield on fixed-income securities such as preferred and debt securities, and to a lesser extent dividend paying common stock.  Generally, when market interest rates rise, the market value of these securities declines, and vice versa.  In addition, when interest rates fall, issuers are more likely to repurchase their existing preferred and debt securities to take advantage of the lower cost of financing.  As repurchases occur, principal is returned to the holders of the securities sooner than expected, thereby lowering the effective yield on the investment.  On the other hand, when interest rates rise, issuers are more likely to maintain their existing preferred and debt securities.  As a result, repurchases decrease, thereby extending the average maturity of the securities.  We intend to manage interest rate risk by purchasing preferred and debt securities with maturities and repurchase provisions that are designed to match our investment objectives.  Failure to manage these risks could have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to our stockholders.

Investments in CMBS are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

Commercial mortgage-backed securities (CMBS) are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support are not available or do not function as contemplated.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that rank higher in priority.

If we use leverage in connection with our investment in CMBS, the risk of loss associated with this type of investment will increase.

If we invest in CMBS using leverage in an effort to enhance returns, our risk of loss will also increase. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of the financing will parallel the maturities of the underlying securities acquired. Therefore, such financing may mature prior to the maturity of the CMBS acquired by us. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing.  We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the CMBS subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan to collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying CMBS.

Risks Associated with Investments in Mortgage, Bridge and other Mezzanine Loans

Our mortgage, bridge or mezzanine loans may be impacted by unfavorable real estate market conditions, which could decrease the value of those loans.

If we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those mortgage, bridge or mezzanine loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels.  We do not know whether the values of the property securing the mortgage, bridge or mezzanine loans will remain at the levels existing on the dates of origination of the mortgage, bridge or mezzanine loans.  If the values of the underlying properties drop, our risk will increase because of the lower value of the securities associated with the loan.

Our mortgage, bridge or mezzanine loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates and reduce the value of the loans if we sell the loans.

If we invest in fixed-rate, long-term mortgage, bridge or mezzanine loans and interest rates rise, the mortgage, bridge or mezzanine loans could yield a return lower than then-current market rates.  If interest rates decrease, we will be adversely affected to the extent that mortgage, bridge or mezzanine loans are prepaid, because we may not be able to make new loans at the previously higher interest rate.  If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease.  Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive in the event we sell such assets.  For these reasons, if we invest in mortgage, bridge or mezzanine loans, our returns on those loans and the value of your investment will be subject to fluctuation in interest rates.

We may experience delays in liquidating defaulted mortgage, mezzanine or bridge loans, which could delay our ability to pay cash distributions to our stockholders.

If there are defaults under our mortgage, bridge or mezzanine loans, we may not be able to repossess and sell quickly any properties serving such loans.  The resulting time delay could reduce the value of our investment in the defaulted mortgage, bridge or mezzanine loans.  An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuits brought in connection with the foreclosure if the defendant raises defenses or counterclaims.  In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property.  These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender.  If borrowers of these loans are real estate developers, our investments may involve additional risks, including dependence for repayment on successful completion and operation of the project, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization.  In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan.  If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.  As a result, we may not recover some or all of our investment.

Returns on our mortgage, bridge or mezzanine loans may be limited by regulations.

The mortgage, bridge or mezzanine loans in which we may invest or that we may make, may be subject to regulation by federal, state and local authorities or regulations by foreign jurisdictions and subject to various laws and judicial and administrative decisions.  We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements.  If we decide not to make mortgage, bridge or mezzanine loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

If we acquire property by foreclosure following defaults under our mortgage, bridge or mezzanine loans, we will have the economic and liability risks as the owner.

The liquidation of our assets may be delayed, which could delay distributions to our stockholders.

The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short lives, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.  If our advisor determines that it is in our best interest to make or invest in mortgage, bridge or mezzanine loans, any intended liquidation of us may be delayed beyond the time of the sale of all of our properties until all mortgage, bridge or mezzanine loans expire or are sold, because we may enter into mortgage, bridge or mezzanine loans with terms that expire after the date we intend to have sold all of our properties.

Risks Associated with Section 1031 Tenant-in-Common Transactions

We may have increased exposure to liabilities from litigation as a result of any participation in Section 1031 Tenant-in-Common transactions.

Behringer Development, an affiliate of our advisor, may enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Code.  These transactions, referred to herein as Section 1031 TIC

Transactions, are structured as the acquisition of real estate owned in co-tenancy arrangements with parties seeking to defer taxes under Section 1031 of the Code, including single member limited liability companies or similar entities (Behringer Harvard Exchange Entities).  We may provide accommodation in support of or otherwise be involved in such Section 1031 TIC Transactions.  Specifically, at the closing of certain properties acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement with such entity providing:  (1) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity’s cost, any co-tenancy interests remaining unsold; (2) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold; or (3) we will provide security for the guarantee of such bridge loans.  Although our participation in Section 1031 TIC Transactions may have certain benefits to our business, including enabling us to invest capital more readily and over a more diversified portfolio and allowing us to acquire interests in properties that we would be unable to acquire using our own capital resources, there are significant tax and securities disclosure risks associated with the related offerings of co-tenancy interests to 1031 Participants.  Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or cause these transactions not to achieve their intended value.  In certain Section 1031 TIC Transactions we could receive fees in connection with our provision of accommodation in support of the transaction and, as such, even though we do not sponsor these Section 1031 TIC Transactions, we may be named in or otherwise required to defend against any lawsuits brought by 1031 Participants because of our affiliation with sponsors of these transactions.  Furthermore, in the event that the Internal Revenue Service (“IRS”) conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy interests may file a lawsuit against the entity offering the co-tenancy interests, its sponsors, or us.  We may be involved in one or more such offerings and could therefore be named in or otherwise required to defend against lawsuits brought by 1031 Participants.  Any amounts we are required to expend defending claims will reduce the amount of funds available for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders.  In addition, disclosure of any litigation may adversely affect our ability to raise additional capital in the future through the sale of stock.

We may have increased business and litigation risks as a result of any direct sales by us of tenant-in-common interests in Section 1031 Tenant-in-Common transactions.

We may directly sell tenant-in-common interests in our properties to 1031 Participants, which may expose us to significant tax and securities disclosure risks.  Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or result in these transactions not achieving their intended value.  Furthermore, the IRS may determine that the sale of tenant-in-common interests is a “prohibited transaction” under the Code, which would cause all of the gain we realize from the sale to be taxed with none of the gain available for distribution to our stockholders.  The IRS also may audit the purchasers of tenant-in-common interests and successfully challenge the qualification of the transaction as a like-kind exchange.  We also may be named in or otherwise required to defend against any lawsuits brought by stockholders or 1031 Participants in connection with Section 1031 TIC Transactions in which we directly sell tenant-in-common interests.  In addition, as a seller of tenant-in-common interests, we would be required to comply with applicable federal and state securities laws and to provide fair and adequate disclosure to 1031 Participants relating to the respective Section 1031 TIC Transaction.  Any alleged failure by us to comply with these requirements could expose us to risks of litigation.  Any amounts we are required to expend defending claims brought against us will reduce the amount of funds available for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders.  In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock.

We may acquire a portion of our investments in real properties in the form of tenant-in-common or other co-tenancy arrangements.  We will be subject to risks associated with co-tenancy arrangements that otherwise may not be present in non-co-tenancy real estate investments.

We may acquire a portion of our investments in real properties.  Ownership of co-tenancy interests involves risks generally not otherwise present with an investment in real estate including:

•                  the risk that a co-tenant may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•                  the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•                  the possibility that an individual co-tenant might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-tenants owning interests in the property;

•                  the possibility that a co-tenant might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of a current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•                  the risk that a co-tenant could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law and otherwise adversely affect the property and the co-tenancy arrangement; or

•                  the risk that a default by any co-tenant would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-tenants.

Our interests may become adverse to those of a co-tenant.

Our interests may become adverse to those of the other co-tenants in a Section 1031 TIC Transaction.  In certain cases we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants or we may not have sufficient funds available to purchase the co-tenancy interests from the 1031 Participants even if we have the right.

In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants do not desire to sell their interests.  Therefore, we may not be able to sell our interest in a property at the time we would like to sell.  Finally, we believe that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

Our participation in Section 1031 TIC Transactions may limit our ability to borrow funds in the future, which could adversely affect the value of our investments.

We may enter into Section 1031 TIC Transaction agreements that contain obligations to acquire unsold co-tenancy interests in properties.  These agreements may be viewed by institutional lenders as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future.  Furthermore, these obligations may be viewed by our lenders in a fashion that limits our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

Prior to the commencement of this offering, we expect DLA Piper LLP (US) to render an opinion to us that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2010 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2010.  This opinion will be based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets.  However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Code.  DLA Piper LLP (US) will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. This opinion will represent the legal judgment of DLA Piper LLP (US) based on the law in effect as of the date of this prospectus and its opinion is not binding on the IRS or the courts.  Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year:

•                  we would not be allowed to deduct distributions paid to stockholders when computing our taxable income;

•                  we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•                  we would be disqualified from being taxed as a REIT for the four years following the year during which we failed to qualify, unless entitled to relief under certain statutory provisions;

•                  we would have less cash to pay distributions to stockholders; and

•                  we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations.

Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.

It is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Code.  See “Federal Income Tax Considerations—Requirements For Qualification as a REIT.”  If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business) all income that we derive from such sale would be subject to a 100% penalty tax.  The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax.  A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale.  See “Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a taxable REIT subsidiary (“TRS”), or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes).  However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor.  Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forgo the use of a TRS in a transaction that does not meet the safe harbor requirements based on any of our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition should not be subject to the 100% penalty tax.  In cases where a property disposition is not effected through a TRS, the IRS could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to our stockholders or available for investment by us.

If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax.  If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax related business purpose for the contribution of such property to the TRS. Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to our stockholders.  Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS.  This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to our stockholders. As a result, the amount available for distribution to our stockholders would be substantially less than if the REIT had not operated and sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction.  The maximum federal corporate income tax rate currently is 35%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to our stockholders from the sale of property through a TRS after the effective date of any increase in such tax rates.

As a REIT, the value of the non-mortgage securities we hold in TRSs may not exceed 25% of the value of all of our assets at the end of any calendar quarter.  If the IRS were to determine that the value of our interests in TRSs exceeded this limit at the end of any calendar quarter, then we would fail to qualify as a REIT.  If we determine it to be in our best interests to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS may conclude that the value of our interests in our TRSs exceeds 25% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT.  Additionally, as a REIT, no more than 25% of our gross income with respect to any year may, in general, be from sources other than real estate-related assets.  Distributions paid to us from a TRS are typically considered to be non-real estate income.  Therefore, we may fail to qualify as a REIT if distributions from TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year.  We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT.  Our failure to qualify as a REIT would adversely affect the return on your investment.

Failure to maintain an acquired entity’s REIT status may cause us to lose our REIT status.

We may, from time to time, acquire entities that own real estate including other entities that have elected to be taxed as a REIT.  In this latter case, if we decide to maintain the entity’s status as a REIT at the time we acquire it, but later fail to maintain or operate the entity in accordance with the various rules governing REIT status, the entity would likely lose its status as a REIT.  Failure to maintain the acquired entity’s status as a REIT would also likely cause us to lose our status as a REIT, all of which could have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to our stockholders.

Certain fees paid to us may affect our REIT status.

Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income and could be characterized by the IRS as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification.  In addition, in connection with any Section 1031 TIC Transactions, we or one of the affiliates of our advisor typically will enter into a number of contractual arrangements with Behringer Harvard Exchange Entities that guarantee or effectively guarantee the sale of the co-tenancy interests being offered by any Behringer Harvard Exchange Entity.  In consideration for entering into these agreements, we may be paid fees that could be characterized by the IRS as non-qualifying income.  If any of our income were, in fact, treated as non-qualifying, and if the aggregate of such non-qualifying income in any taxable year ever exceeded 5% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four taxable years following the year of losing our REIT status.  We will use commercially reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT.  Our failure to qualify as a REIT would have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to our stockholders.  Recharacterization of the Section 1031 TIC Transactions may result in taxation of income from a prohibited transaction, which would diminish distributions to our stockholders.

In the event that the IRS were to recharacterize the Section 1031 TIC Transactions such that we, rather than the Behringer Harvard Exchange Entity, would be treated as the bona fide owner, for tax purposes, of properties acquired and resold by the Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions, fees paid to us by the Behringer Harvard Exchange Entity would be deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 TIC Transactions would be subject to the 100% penalty tax, which would have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to our stockholders.

Certain equity participation in mortgage, bridge, and mezzanine loans may result in taxable income and gains from these properties, which could adversely impact our REIT status.

If we participate under a loan in any appreciation of the properties securing the loan or its cash flow and the IRS characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property for federal income tax purposes.  This could affect our ability to qualify as a REIT.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital.   In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value.  As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.

Our Operating Partnership may fail to maintain its status as a partnership and its income may be subject to tax at corporate rates.

We intend to maintain the status of the Operating Partnership as a partnership for federal income tax purposes.  However, if the IRS were to successfully challenge the status of the Operating Partnership as an entity taxable as a partnership, the Operating Partnership would be taxable as a corporation, reducing the amount of distributions that the Operating Partnership could make to us.  This could also result in our losing REIT status, which would subject us to a corporate level tax on our own income substantially reducing the cash available to make distributions to our stockholders.  In addition, if any of the partnerships or limited liability companies through which the Operating Partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, the entity would be subject to tax as a corporation, thereby reducing distributions to the Operating Partnership.  Recharacterization of an underlying property owner also could threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available to pay distributions to you.

Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes.  For example:

•                                          We will be subject to tax on any undistributed income.  We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year plus amounts retained for which federal income tax was paid are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•                                          If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•                                          If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

•                                          We will be subject to a 100% penalty tax on certain amounts if the economic arrangements of our tenants, our taxable REIT subsidiaries, and us are not comparable to similar arrangements among unrelated parties.

See “Federal Income Tax Considerations — General” for additional discussion regarding federal and state income taxes.

We may be disqualified from treatment as a REIT if a joint venture entity elects to qualify as a REIT and is later disqualified from treatment as a REIT.

As part of our joint venture strategy, we may in the future form subsidiary REITs that will acquire and hold assets, such as a co-investment project owned through a joint venture.  In order to qualify as a REIT, among numerous other requirements, each subsidiary REIT must have at least 100 persons as beneficial owners after the first taxable year for which it makes an election to be taxed as a REIT and satisfy all of the other requirements for

REITs under the Code.  We may be unable to satisfy these requirements for the subsidiary REITs created in our joint ventures.  In the event that a subsidiary REIT is disqualified from treatment as a REIT for whatever reason, we will be disqualified from treatment as a REIT as well, which would have a negative impact on our operations and our stockholders’ investment in us.  See “Federal Income Tax Considerations—Requirements for Qualification as a REIT” and “Federal Income Tax Considerations—Failure to Qualify as a REIT.”

A subsidiary REIT may become subject to state taxation.

Certain states are currently considering whether to tax captive REITs, such as the subsidiary REITs. If any subsidiary REIT becomes subject to state taxation, that subsidiary REIT’s results of operations could be negatively affected.

Non-U.S. income or other taxes, and a requirement to withhold any non-U.S. taxes, may apply, and, if so, the amount of net cash from operations payable to you will be reduced.

We may acquire real property located outside the U.S. and may invest in stock or other securities of entities owning real property located outside the U.S.  As a result, we may be subject to foreign (i.e., non-U.S.) income taxes, stamp taxes, real property conveyance taxes, withholding taxes, and other foreign taxes or similar impositions in connection with our ownership of foreign real property or foreign securities.  The country in which the real property is located may impose these taxes regardless of whether we are profitable and in addition to any U.S. income tax or other U.S. taxes imposed on profits from our investments in any such real property or securities.  If a foreign country imposes income taxes on profits from our investment in foreign real property or foreign securities, you will not be eligible to claim a tax credit on your U.S. federal income tax returns to offset the income taxes paid to the foreign country, and the imposition of any foreign taxes in connection with our ownership and operation of foreign real property or our investment in securities of foreign entities will reduce the amounts distributable to you.  Similarly, the imposition of withholding taxes by a foreign country will reduce the amounts distributable to you.  We expect the organizational costs associated with non-U.S. investments, including costs to structure the investments so as to minimize the impact of foreign taxes, will be higher than those associated with U.S. investments.  Moreover, we may be required to file income tax or other information returns in foreign jurisdictions as a result of our investments made outside of the U.S.  Any organizational costs and reporting requirements will increase our administrative expenses and reduce the amount of cash available for distribution to you.  You are urged to consult with your own tax advisors with respect to the impact of applicable non-U.S. taxes and tax withholding requirements on an investment in our common stock.

Our foreign investments will be subject to changes in foreign tax or other laws, as well as to changes in U.S. tax laws, and such changes could negatively impact our returns from any particular investment.

We expect to make investments in real estate located outside of the United States.   These investments typically will be structured to minimize non-U.S. taxes, and generally will include the use of holding companies.  Our ownership, operation and disposition strategy with respect to non-U.S. investments will take into account foreign tax considerations.  For example, it is typically advantageous from a tax perspective in non-U.S. jurisdictions to sell interests in a holding company that owns real estate rather than the real estate itself.  Buyers of these entities, however, often will discount their purchase price by any inherent or expected tax in the entity.  Additionally, the pool of buyers for interests in these holding companies is typically more limited than buyers of direct interests in real estate, and we may be forced to dispose of real estate directly, thus potentially incurring higher foreign taxes and negatively affecting the return on the investment.

We also will capitalize our holding companies with debt and equity to reduce foreign income and withholding taxes as appropriate and with consultation with local counsel in each jurisdiction.  These capitalization structures are complex and potentially subject to challenge by foreign and domestic taxing authorities.

We may use certain holding structures for our non-U.S. investments to accommodate the needs of one class of investors which reduce the after-tax returns to other classes of investors.  For example, if we interpose an entity treated as a corporation for United States tax purposes in our chain of ownership with respect to any particular investment, U.S. tax-exempt investors generally will benefit as such investment will no longer generate unrelated business taxable income.  However, if a corporate entity is interposed in a non-U.S. investment holding structure, this would prevent individual investors from claiming a foreign tax credit for any non-U.S. income taxes incurred by the corporate entity or its subsidiaries.

Foreign investments are subject to changes in foreign tax or other laws.  Any foreign law changes may require us to modify or abandon a particular holding structure.  These changes also may lead to higher tax rates on our foreign investments than we anticipated, regardless of structuring modifications.  Additionally, U.S. tax laws with respect to foreign investments are subject to change, and such changes could negatively impact our returns from any particular investment.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the federal income tax laws applicable to investments similar to an investment in shares of our common stock.  Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any of these changes will not adversely affect the taxation of a stockholder.  Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets.  You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.  You also should note that our counsel’s tax opinion is based upon existing law and Treasury regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005.  One of the changes effected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15% prior to 2011.  REIT distributions generally do not qualify for this reduced rate.  The tax changes did not, however, reduce the corporate tax rates.  Therefore, the maximum corporate tax rate of 35% has not been affected.  However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” that other corporations are typically subject to.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation.  As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders.  Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Risks Related to Investments by Tax-Exempt Entities and Benefit Plans Subject to ERISA

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our shares.  If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•                  your investment is consistent with your fiduciary obligations under ERISA and the Code;

•                  your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•                  your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•                  your investment will not impair the liquidity of the plan or IRA;

•                  your investment will not produce “unrelated business taxable income” for the plan or IRA;

•                  you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•                  your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies.  In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  These statements include, in particular, statements about our plans, strategies and prospects.  These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our business and industry.  You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions.  You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.  Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

These forward-looking statements are subject to various risks and uncertainties, including those discussed above under “Risk Factors,” that could cause our actual results to differ materially from those projected in any forward-looking statement we make.  We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the minimum offering of 200,000 shares, (2) the maximum offering of 200,000,000 shares pursuant to our primary offering and (3) the maximum offering of 50,000,000 shares pursuant our distribution reinvestment plan.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.  Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time.  We expect that if no shares are reallocated from the offering of shares under our distribution reinvestment plan to our primary offering and all of the shares offered hereby are sold, at least 91.1% of the total gross proceeds of this offering (89% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) will be used for investment in real estate, loans and other investments and to pay the expenses incurred in making such investments.  We expect to use approximately 88.5% of the total gross proceeds if the maximum amount is sold and no shares are reallocated from the offering of shares under our distribution reinvestment plan to our primary offering (86.4% with respect to gross proceeds from our primary offering and 97.1% with respect to gross proceeds from our distribution reinvestment plan) to make real estate investments, and to use approximately 2.6% of the total gross proceeds if the maximum offering amount is sold and no shares are reallocated from the offering of shares under our distribution reinvestment plan to our primary offering (2.6% with respect to gross proceeds from our primary offering and 2.9% with respect to gross proceeds from our distribution reinvestment plan), assuming no debt financing, to pay fees and expenses related to selecting and acquiring our investments.  The remaining gross proceeds from the offering, up to 8.9% if the maximum offering is sold and no shares are reallocated from the offering of shares under our distribution reinvestment plan to our primary offering (up to 11.0% with respect to gross proceeds from our primary offering), will be used to pay selling commissions, dealer manager fees and other organization and offering costs.  We will not pay any of these other costs associated with the gross proceeds from the sale of shares under our distribution reinvestment plan.  Our charter limits acquisition fees and expenses to 6% of the purchase price of properties or 6% of the funds advanced in the case of mortgage, bridge or mezzanine loans or other investments.  We do not anticipate that our total organization and offering expenses (including selling commissions and the dealer manager fee) will exceed 11% of gross proceeds from this primary offering.  Further, with respect to any subsequent offering, total organization and offering expenses (including selling commissions and the dealer manager fee) may not exceed 15% of gross proceeds from that primary offering.  Our fees and expenses, as listed below, include the following:

•                  Selling commissions and dealer manager fee, which consist of selling commissions equal to 7% of aggregate gross offering proceeds raised in the primary offering and a dealer manager fee equal to up to 2.5% of aggregate gross offering proceeds (no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan), payable to Behringer Securities, an affiliate of our advisor, which commissions and fee may be reduced under certain circumstances.  Behringer Securities will reallow all of the selling commissions to broker-dealers participating in the offering.  Pursuant to separately negotiated agreements, Behringer Securities may reallow up to 2% of the gross offering proceeds paid as a dealer manager fee to broker-dealers participating in the offering; provided, however, that no more than 1.5% of the gross offering proceeds paid as a dealer manager fee may be reallowed for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence expenses and no more than 0.5% of the gross proceeds for out-of-pocket and bona fide, separately-invoiced due diligence expense reimbursements incurred as fees, costs or other expenses from third parties.  Under the rules of FINRA applicable to this offering, the total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the underwriter expense reimbursement, may not exceed 10% of our gross offering proceeds, except for bona fide due diligence expenses.  We limit bona fide due diligence expenses to 0.5% of our gross offering proceeds.  See the “Plan of Distribution.”

•                  In addition to amounts paid to Behringer Securities for selling commissions and the dealer manager fee, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf in connection with our primary offering (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering.  Our advisor and its affiliates will be responsible for paying all organization and offering expenses related to our primary offering, other than selling commissions and the dealer manager fee, to the extent these costs exceed 1.5% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us.  We may not amend our advisory management agreement to increase the amount we are obligated to reimburse our advisor with respect to organization and offering expenses during this primary offering.  We do not anticipate that our total organization and offering expenses (including selling commissions and the dealer manager fee) will exceed 11% of gross proceeds from this primary offering.  Further, with respect to any subsequent offering, total organization and offering expenses (including selling commissions and the dealer manager fee) may not exceed 15% of gross proceeds from that primary offering.

•                  Organization and offering expenses (other than selling commissions and the dealer manager fee) are defined generally as any and all costs and expenses incurred by us in connection with our formation, preparing us for this offering, the qualification and registration of this offering and the marketing and distribution of our shares in this offering, including, but not limited to, accounting and legal fees (including our dealer manager’s legal fees), amending the registration statement and supplementing the prospectus, printing, mailing and distribution costs, filing fees, amounts to reimburse our advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, telecommunication costs, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts, the cost of bona fide training and education meetings held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers), attendance fees and cost reimbursement for employees of our advisor and its affiliates to attend retail seminars conducted by broker-dealers.

•                  Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and purchasing, developing or constructing properties, or making or investing in loans or other real estate-related investments.  We will pay our advisor acquisition and advisory fees of 2.5% of the funds paid for purchasing each asset we acquire, including any debt attributable to the asset, plus, with respect to any assets we intend to develop, construct or improve, the amount of the fee will be equal to 2.5% of the funds budgeted for the development, construction or improvement.  We also will pay our advisor acquisition and advisory fees of 2.5% of the funds advanced in respect of a loan.  Additionally, we may pay these fees to third parties, including investment bankers and brokers, in connection with identifying, reviewing, evaluating, investing in, and purchasing, developing or constructing properties or making or investing in loans or other real estate-related investments directly for us.  For purposes of this table, acquisition and advisory fees do not include acquisition expenses, debt financing fees or development fees paid to our advisor or its affiliates.

•                  Our advisor or its affiliates will receive a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds paid for purchasing an asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve.  Our advisor or its affiliates also will receive a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds advanced in respect of a loan.  We will also pay, or reimburse the advisor or its affiliates for, any investment-related expenses that it pays on our behalf to third parties in the case of a completed investment, including, but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.  Our advisor will be responsible for paying all of the expenses it incurs associated with persons employed by the advisor to the extent dedicated to making investments for us, such as the wages and benefits of the investment personnel.  Our advisor will also be responsible for paying all of the investment-related expenses that it pays on our behalf to third parties with respect to investments we do not make.

	Minimum Primary Offering of 200,000 shares (1)			Maximum Primary Offering of 200,000,000 shares (2)		Maximum Distribution Reinvestment Plan of 50,000,000 shares
Gross offering proceeds	$2,000,000		100.0%	$2,000,000,000	100.0%	$475,000,000	100.0%
Less public offering expenses:
Selling commissions and dealer manager fee (3)	190,000		9.5	190,000,000	9.5	—	—
Organization and offering expenses (4)	30,000		1.5	30,000,000	1.5	—	—
Amount available for investment	1,780,000		89.0	1,780,000,000	89.0	475,000,000	100.0
Acquisition and development expenses:
Acquisition and advisory fees (5)	43,204		2.2	43,203,884	2.2	11,400,000	2.4
Acquisition expenses (6)	8,641		0.4	8,640,776	0.4	2,375,000	0.5
Amount estimated to be invested	$1,728,155	(7)	86.4%	$1,728,155,340	86.4%	$13,775,000	97.1%

(1)         Assumes the sale of the minimum offering of $2,000,000 pursuant to the primary offering and no shares pursuant to the distribution reinvestment plan.

(2)         Assumes the sale of the maximum offering of 200,000,000 shares pursuant to the primary offering and no shares pursuant to the distribution reinvestment plan.

(3)         No selling commissions or dealer manager fee is paid in connection with sales under our distribution reinvestment plan.  Thus, the selling commissions and dealer manager fees are calculated only on amounts sold in the primary offering.

(4)         Any amount of organization and offering expenses exceeding 1.5% of the gross offering proceeds on 200,000,000 shares sold to the public will be paid by our advisor or an affiliate of our advisor and not reimbursed by us.  We will not reimburse our advisor or its affiliates for any organization and offering expenses incurred in connection with our distribution reinvestment plan.  Organization and offering expenses will increase as the volume of shares sold in the offering increases.  We do not anticipate that our total organization and offering expenses (including selling commissions and the dealer manager fee) will exceed 11% of gross proceeds from this primary offering.  Further, with respect to any subsequent offering, total organization and offering expenses (including selling commissions and the dealer manager fee) may not exceed 15% of gross proceeds from that primary offering.

(5)         For purposes of this table, we have assumed that no debt financing will be used to acquire properties or other investments and that 91.1% of the total gross proceeds of this offering (if the total maximum offering amount is sold) will be used to acquire properties and to pay fees and expenses related to selecting and acquiring our investments.  We intend to borrow money to fund each investment thus leveraging the amount available for investment.  Therefore, actual amounts are dependent upon the value of our properties as financed and cannot be determined at the present time.  For illustrative purposes, assuming we sell the maximum amount of $2,000,000,000 of shares in the primary offering and $475,000,000 of shares pursuant to our distribution reinvestment plan, we use debt financing equal to 55% of the aggregate value of our assets, we establish no capital reserves and we do not reinvest the proceeds of any sales of investments, $5,011,111,111 would be available for investment in real estate properties, mortgage, bridge or mezzanine loans and other investments (of which approximately $2,756,111,111 would be debt financing).  Of the $5,011,111,111 available for investment, $130,374,029 of this would be used to pay acquisition and advisory fees and expenses related to the selection and acquisition of our investments, and $27,561,111 would be paid to our advisor or its affiliates as a 1% debt financing fee for services in connection with any debt financing obtained by us, including any refinancing of debt.

(6)         Our advisor or its affiliates will receive a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds paid for purchasing an asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve.  Our advisor or its affiliates also will receive a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds advanced in respect of a loan.  We will also pay, or reimburse the advisor or its affiliates for, any investment-related expenses that it pays on our behalf to third parties in the case of a completed investment, including, but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.  Our advisor will be responsible for paying all of the expenses it incurs associated with persons employed by the advisor to the extent dedicated to making investments for us, such as the wages and benefits of the investment personnel.  Our advisor will also be responsible for paying all of the investment-related expenses that it pays on our behalf to third parties with respect to investments we do not make.  Our charter limits acquisition fees and expenses to 6% of the purchase price of properties or 6% of the funds advanced in the case of mortgage, bridge or mezzanine loans or other investments.

(7)         In the event that we raise only the minimum offering amount, we likely will be able to make at least one investment, and likely will make the investment(s) through one or more joint ventures.

Until required in connection with the acquisition and development of properties and investment in mortgages, or other real estate-related investments, substantially all of the net proceeds of this offering may be invested in short-term, highly-liquid investments including, but not limited to, publicly traded REIT securities, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

Some of these investments may generate a lower net return than we will seek to achieve from our intended investments.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries.  The board is responsible for managing and controlling our affairs.  However, the board has retained Behringer Advisors II to manage our day-to-day operations including acquiring and disposing of our investments, subject to the board’s supervision.  A majority of our directors, including our independent directors, will review and ratify our charter at or before the first meeting of our board at which independent directors comprise a majority of our board, as required by our charter.  This ratification is required by our charter and the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors is established by the majority vote of the entire board of directors.  At any time after there is more than one record holder of common shares, there may not be fewer than three or more than 15 directors, subject to increase or decrease by a vote of 80% of our board.  Our charter provides that a majority of our directors must be independent directors.  An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not otherwise been affiliated with such entities for the previous two years.  We will elect at least two directors prior to commencing this offering, a majority of whom will be independent directors.  Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us.  At least one of the independent directors must have at least three years of relevant real estate experience.  We expect all of our directors will have three years of real estate experience.

Each director serves until the next annual meeting of stockholders and until his successor has been duly elected and qualifies.  Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

A director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of holders of at least a majority of all the outstanding shares entitled to vote at a meeting properly called for the purpose of the proposed removal.  The notice of the meeting must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

Unless filled by a vote of the stockholders as described below, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled by a vote of a majority of the remaining directors.  Independent directors are the sole persons permitted to nominate replacements for vacancies among independent directors.  If at any time there are no directors in office, successor directors are elected by the stockholders.  Each director is bound by our charter and bylaws.

The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require.  The directors will meet quarterly or more frequently if necessary.  We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors.  Consequently, in the exercise of their responsibilities, our directors will rely heavily on our advisor.  Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor.  The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

In addition to the investment policies set forth in our charter, our board of directors has established written policies on investing and borrowing, which are set forth in this prospectus.  The directors may establish further written policies on investing and borrowing and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders.  We follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our charter.

The board is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.  A majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction, also must approve all transactions between us and our advisor or its affiliates.  In addition, the independent directors will be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor and its affiliates is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory management agreement are being carried out.  Specifically, the independent directors consider factors such as:

•                  the amount of the fees paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•                  the success of our advisor in generating appropriate investment opportunities;

•                  rates charged to other companies, especially REITs of similar structure, and other investors by advisors performing similar services;

•                  additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•                  the quality and extent of service and advice furnished by our advisor and its affiliates and the performance of our investment portfolio; and

•                  the quality of our portfolio relative to the investments generated by our advisor or its affiliates for their own accounts and its other programs and clients.

After we accept any subscriptions for the purchase of shares in this offering, none of our directors, our advisor or any of their affiliates may vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor or any director who is not an independent director, or (2) any transaction between us and our advisor, our director or any of their affiliates.  In determining the requisite percentage in interest required to approve any such matter, any shares owned by these persons will not be included.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions.  However, prior to commencing this offering, our board will establish an audit, compensation and nominating committee so that certain functions can be addressed in more depth than may be possible at a full board meeting.  Independent directors comprise all of the members of these committees.

Audit Committee

The audit committee will meet on a regular basis at least four times a year.  Our audit committee will be comprised of Messrs. Buerger and Jones, each an independent director.  Once adopted, we will post our Audit Committee Charter on Behringer Harvard’s website at www.behringerharvard.com.  The audit committee’s primary functions will be: to evaluate and approve the services and fees of our independent registered public accounting firm; to periodically review the auditors’ independence; and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established, and the audit and financial reporting process.

Compensation Committee

Our board of directors will also establish a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our officers and our directors, and employees in the event we ever have employees.  Our compensation committee will be comprised of Messrs. Buerger and Jones, each an independent director.  The primary duties of the compensation committee will include: reviewing all forms of compensation for our executive officers, if any, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising on changes in compensation of members of the board of directors. Once adopted, we will post our Compensation Committee Charter on Behringer Harvard’s website at www.behringerharvard.com.

Nominating Committee

We also expect our board to establish a nominating committee, which will be comprised of Messrs. Buerger and Jones, each an independent director.  The nominating committee will recommend nominees to serve on our board of directors.  The nominating committee will have a written charter approved by the board of directors, which will be posted on Behringer Harvard’s website at www.behringerharvard.com.  The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws.  Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 120 and 150 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year.  Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, concern for the long-term interests of our stockholders, and personal integrity and judgment.  In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry.  The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and will periodically review and recommend for approval by the board any updates to the criteria as deemed necessary.  Diversity in experience, personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates.  The nominating committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director.  The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the nominating committee.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)

Robert M. Behringer	61	Chairman of the Board and Director
Robert S. Aisner	63	Chief Executive Officer and President
Robert J. Chapman	62	Chief Operating Officer
Gerald J. Reihsen, III	50	Executive Vice President — Corporate Development & Legal
Gary S. Bresky	43	Executive Vice President and Chief Financial Officer
M. Jason Mattox	34	Executive Vice President
Hermann Buerger (1)	65	Independent Director
Lawrence S. Jones (1)	63	Independent Director

*As of March 1, 2010.

(1) Messrs. Buerger and Jones will be appointed prior to the time this offering commences.

Robert M. Behringer has been our Chairman of the Board and a director since our inception in April 2007.  He also is the sole manager and Chief Executive Officer of Behringer Harvard Holdings, LLC, the parent company of our advisor.  Mr. Behringer also serves as the Chairman of the Board and a director of Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II and Behringer Harvard Multifamily REIT I, each publicly registered real estate investment trusts.  Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Opportunity Fund I LP and Behringer Harvard Mid-Term Value Enhancement Fund I LP, each a publicly registered real estate limited partnership.  Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I LP and Behringer Harvard Strategic Opportunity Fund II LP, both private real estate limited partnerships.  Since 2001, Mr. Behringer also has been the Chief Executive Officer of the other companies affiliated with Behringer Harvard Holdings.

From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that was liquidated with a net asset value of approximately $200 million before liquidation.  Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989 that invested in single asset limited partnerships.  From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable

Real Estate Investment Management, Inc. (since acquired by, and now known as, Lend Lease Real Estate Investments, Inc.), one of the largest real estate pension managers and advisors in the United States.  While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States.  The portfolio included institutional-quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion.  Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including experience with approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational space.  Since the founding of the Behringer Harvard organization, Mr. Behringer’s experience includes an additional approximately 140 properties, with over approximately 31 million square feet of office, retail, industrial, apartment, hotel and recreational properties.  In addition to being our Chairman of the Board, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties located in the United States and other countries, including Germany, the Netherlands, England, the Bahamas and Australia.  Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds FINRA Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council.  Mr. Behringer also was a licensed certified public accountant for over 20 years.  Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

Robert S. Aisner has been our President since April 2007 and has been our Chief Executive Officer since September 30, 2008.  In addition, Mr. Aisner serves as President (since May 2005), Chief Executive Officer (since June 2008) and a director (since June 2002) of Behringer Harvard REIT I and as President (since November 2004), Chief Executive Officer (since June 2008) and a director (since June 2006) of Behringer Harvard Opportunity REIT I.  Mr. Aisner also has served as President, Chief Executive Officer and a director of Behringer Harvard Opportunity REIT II since January 2007, and as Chief Executive Officer and a director of Behringer Harvard Multifamily REIT I since August 2006.  Mr. Aisner is also President of the other Behringer Harvard companies.  Mr. Aisner has over 30 years of commercial real estate experience with acquiring, managing and disposing of properties located in the United States and other countries, including Germany, the Netherlands, England, the Bahamas and Australia.  From 1996 until joining Behringer Harvard REIT I in 2003, Mr. Aisner served as (1) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT focused on the development, acquisition and management of upscale apartment communities and serves as advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (2) President of AMLI Management Company that oversees all of AMLI’s apartment operations in 80 communities, (3) President of the AMLI Corporate Homes division that manages AMLI’s corporate housing properties, (4) Vice President of AMLI Residential Construction, a division of AMLI that performs real estate construction services, and (5) Vice President of AMLI Institutional Advisors, the AMLI division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities.  Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee from 1999 until 2003.  From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management group.  From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President.

Mr. Aisner is a member of the Board of Directors of the Association of Foreign Investors in Real Estate (AFIRE), the Board of Directors of the National Multi-Housing Council (NMHC), the Urban Land Institute (ULI) and the Pension Real Estate Association (PREA).  Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Robert J. Chapman has been our Chief Operating Officer since September 2008.  Mr. Chapman also serves as Chief Operating Officer of our advisor (since September 2008), President of Behringer Harvard Multifamily REIT I (since September 2007) and an Executive Vice President and Co-Chief Operating Officer of Harvard Property Trust, LLC, an affiliate of our sponsor and advisor (since September 2007).  Prior to joining Behringer Harvard in September 2007, Mr. Chapman was Executive Vice President and Chief Financial Officer of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT, from December 1997 to

August 2007.  Mr. Chapman also served as an independent board member and the audit committee chairman of Behringer Harvard Opportunity REIT I from March 2005 to August 2007.  From 1994 to 1997, Mr. Chapman was Managing Director of Heitman Capital Management Corporation.  Mr. Chapman served as Managing Director and Chief Financial Officer of JMB Institutional Realty Corporation in 1994 and as Managing Director and Chief Financial Officer of JMB Realty Corporation, where he was employed from 1976 to 1994.  From 1972 to 1976, Mr. Chapman was associated with KPMG LLP.  Mr. Chapman received a B.B.A. in Accounting in 1970 and an M.B.A. in Finance in 1971 from the University of Cincinnati.  Mr. Chapman is a CPA and, when previously affiliated with a broker-dealer, was a FINRA Registered Representative.  Mr. Chapman is, or has been, a member of the Association of Foreign Investors in Real Estate, the Mortgage Bankers Association, the National Association of Real Estate Investment Trusts, the National Multi Housing Council, Pension Real Estate Association, the Real Estate Investment Advisory Council, the Urban Land Institute, the International Council of Shopping Centers, the American Institute of Certified Public Accountants and the Illinois CPA Society.  Mr. Chapman has served as a Board Member of the National Association of Real Estate Companies and the Real Estate Advisory Council of the University of Cincinnati, and is currently an adjunct professor of real estate finance at DePaul University in Chicago.

Gerald J. Reihsen, III has been our Executive Vice President — Corporate Development & Legal since our inception in April 2007.  He also serves in this capacity with Behringer Advisors II and in this and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I (since June 2002), Behringer Harvard Opportunity REIT I (since January 2004), Behringer Harvard Opportunity REIT II (since January 2007) and Behringer Harvard Multifamily REIT I (since August 2006).  Mr. Reihsen also is President of Behringer Securities.

For over 20 years, Mr. Reihsen’s business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private securities offerings.  Prior to joining Behringer Harvard in 2001, for the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney.  After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, LLP, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998.  In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000.  In 2000, he practiced law as a principal of Block & Balestri, PC, a corporate and securities law firm.  In 2000 and 2001, Mr. Reihsen was employed as the Vice President — Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc.  Mr. Reihsen holds FINRA Series 7, 24, 27 and 63 registrations.  Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

Gary S. Bresky has been our Executive Vice President and Chief Financial Officer since our inception in April 2007.  Mr. Bresky also is the Executive Vice President and Chief Financial Officer of our advisor and serves in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard Opportunity REIT I (since January 2004) and Behringer Harvard Opportunity REIT II (since January 2007).  Mr. Bresky also serves as Executive Vice President of Behringer Harvard REIT I (since June 2002) and Behringer Harvard Multifamily REIT I (since August 2006) and previously served as Chief Financial Officer of Behringer Harvard REIT I (from June 2002 to May 2009) and Behringer Harvard Multifamily REIT I (from August 2006 to September 2009).

Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years.  Prior to joining Behringer Harvard in 2002, Mr. Bresky served as a Senior Vice President of Finance with Harvard Property Trust, Inc. from 1997 to 2001.  In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions of the company.  Mr. Bresky also was integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.  From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, where he focused on finance and accounting for both public and private real estate investment trusts.  His experience included conducting annual audits, preparing public securities reporting compliance filings and real estate securities registration statements for his clients.  From 1989 to 1994, Mr. Bresky worked with Ten West Associates, Ltd. and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185 million.  From

1988 until 1989, Mr. Bresky worked as an analysts’ assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management.  Mr. Bresky holds FINRA Series 7, 24, 27 and 63 registrations.  Mr. Bresky received a Bachelor of Arts degree from the University of California — Berkeley and a Masters of Business Administration degree from the University of Texas at Austin.

M. Jason Mattox has been our Executive Vice President since our inception in April 2007.  Mr. Mattox also serves as an Executive Vice President of our advisor and serves in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I (since March 2006), Behringer Harvard Opportunity REIT I (since March 2006), Behringer Harvard Opportunity REIT II (since January 2007) and Behringer Harvard Multifamily REIT I (since August 2006).

From 1997 until joining Behringer Harvard in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998.  From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands.  From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.’s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties.  Mr. Mattox holds FINRA Series 7, 24 and 63 registrations.  Mr. Mattox received both a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

Hermann Buerger will be appointed to serve as an independent director prior to the time this offering commences.  Mr. Buerger has over 30 years of financial and general management experience with extensive knowledge of corporate finance and commercial lending both in the United States and internationally.  Until 2004, Mr. Buerger was the Regional Board Member and Chief Executive Officer of the Americas of Commerzbank AG, a German banking institution.  From 1996 to 2003, Mr. Buerger also served as a director of Security Capital Group Inc., a publicly traded REIT, subsequently acquired by GE Capital Corporation., with investments in real estate operating companies focused on distribution facilities and services, neighborhood shopping centers, self-storage, parking, office, and senior assisted living communities located in U.S. and internationally.

Mr. Buerger currently serves as a director and the chairman of the audit committee for EMS Technologies, Inc. and Sapient Corp. He also serves a director and a member of the audit committee and the safety, health and environmental committee of Alpha Natural Resources. Mr. Buerger was previously a trustee of the Virginia Tech Foundation and a vice chairman of the Institute of International Bankers.  He has also been a member of the International Advisory Board of Unibanco of Sao Paulo, Brazil and the Advisory Board of the Wharton Real Estate Center. Mr. Buerger earned a Bachelor degree and a Master of Business Administration degree from Virginia Polytechnic Institute and State University in Blacksburg, Virginia.

Lawrence S. Jones will be appointed to serve as an independent director prior to the time this offering commences. Mr. Jones has over 35 years of accounting and real estate experience. Mr. Jones has served as the managing director of Encore Enterprises, Inc., which acquires, manages and develops commercial real estate, including hotels, since September 2008.  Encore Enterprises operates retail, multifamily and condominium properties with over 600,000 aggregate square feet and has over 8,600 rooms and units under management or development.  From August 1999 through June 2007, Mr. Jones served as an audit partner at PricewaterhouseCoopers LLP, referred to herein as PWC, where he was the Texas leader for the financial services industry practice, which included real estate, banking, insurance and investment management.  While at PWC, Mr. Jones worked primarily with public and private real estate and hospitality companies.  Mr. Jones also served as the firm’s representative on the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) from 1999 to 2007.  Prior to PWC, Mr. Jones served as treasurer and an executive vice president of Wyndham International, Inc., an international hotel and resort company, from March 1998 through June 1999.  While at Wyndham, Mr. Jones was responsible for its accounting and reporting, as well as the company’s budgets.  Mr. Jones began his career at Coopers & Lybrand, a predecessor of PWC, in 1972 and continued as a partner serving as chairman of Coopers & Lybrand’s REIT practice until March 1998.  Mr. Jones has been licensed as a certified public accountant for over 30 years licensed in Texas and California.  Mr. Jones is a member of the American Institute of Certified Public Accountants, Texas State Society of Certified Public Accountants, California State Society of Certified Public Accountants and Dallas Arts District Alliance.  Mr. Jones earned a Bachelor of Science degree in Corporate Finance from the University of California — Berkeley and a Masters of Science degree in Corporate Finance from the University of California — Los Angeles.

Promoters

We consider Mr. Behringer, our Chairman of the Board, as our promoter, which means that he has taken initiative in funding and organizing our business.

Duties of Our Executive Officers

The chairman of the board presides at all meetings of the stockholders, the board of directors and any committee on which he serves.  The chief executive officer is our highest ranking executive officer and, subject to the supervision of the board of directors, has all authority and power with respect to, and is responsible for, the general management of our business, financial affairs and day-to-day operations.  More specifically, our chief executive officer supervises and manages our other executive officers; develops our long-range strategic plan and the annual operating plan; engages, retains and terminates our employees and independent contractors; sets the compensation and other material terms of employment or engagement of employees and independent contractors, and establishes work rules for employees; represents us at any business or financial meeting or presentation with stockholders, lenders, affiliates, strategic or joint venture partners, financial institutions, underwriters, analysts and any other entity with which we do business; and initiates, develops, and implements new business, markets and technologies.  The chief executive officer oversees the advisory services performed by our advisor, subject to the directors evaluating the performance of our advisor before we enter into or renew the advisory agreement.

The president reports to the chief executive officer and, subject to the control of the chief executive officer and the board, is responsible for the active supervision and management over our day-to-day operations and over our officers, assistants, agents and employees who are subordinate to the president.

The chief operating officer reports to the president and, subject to the control of the president and the board of directors, is responsible for the active supervision of our day-to-day operations and over our employees, subordinate officers, assistants and agents.

The chief financial officer reports to the chief executive officer and has, subject to the control of the chief executive officer and the board of directors, the general care and custody of our funds and securities and the authority and power with respect to, and the responsibility for, our accounting, auditing, reporting and financial record-keeping methods and procedures; controls and procedures with respect to the receipt, tracking and disposition of our revenues and expenses; the establishment and maintenance of our depository, checking, savings, investment and other accounts; relations with accountants, financial institutions, lenders, underwriters and analysts; the development and implementation of funds management and short-term investment strategies; the preparation of our financial statements and all of our tax returns and filings; and the supervision and management of all subordinate officers and personnel associated with the foregoing.

Each vice president has the powers and duties prescribed from time to time by the board of directors or delegated from time to time by the president.

The secretary maintains minutes of all meetings of the board of directors, of each committee, and of the stockholders, or consents in lieu of such minutes, in our minute books, and causes notice of such meetings to be given when requested by any person authorized to call such meetings.  The secretary has charge of the certificate books, stock transfer books and stock papers as the board of directors may direct, all of which will at all reasonable times be open to inspection by any director at our office during business hours.  The secretary performs such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

As an externally advised corporation with no paid employees, our day-to-day operations generally will be performed by our advisor.  All of our executive officers described above are also officers of our advisor.  Our executive officers will personally oversee our advisor’s day-to-day operations with respect to us.  However, when doing so, these executive officers will be acting on behalf of our advisor in performing its obligations under the advisory management agreement.  Our board of directors will be responsible for approving all transactions between us and our advisor or its affiliates and for approving the compensation paid to our advisor and its affiliates as reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory management agreement are being carried out.  Generally, the only services performed by our executive officers in their capacity as executive officers will be those required by law or regulation, such as executing documents as required by Maryland law and providing certifications required by the federal securities laws.  We do not directly compensate our executive officers for services rendered to us.

Compensation of Directors

We will pay each of our independent directors an annual retainer of $25,000 per year.  In addition, we will pay the chairperson of our audit committee an annual retainer of $10,000 per year and the chairperson of our compensation and nominating committees annual retainers of $5,000 per year.  All retainers will be paid quarterly in arrears. In addition, we will pay each of our independent directors (1) $1,000 for each board or committee meeting attended in person and (2) $500 for each board or committee meeting attended by telephone and for each written consent considered by the director.

Our independent directors will be reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors.  If a director is also an employee of us, or an employee of our advisor or its affiliates, we do not pay compensation for, or reimburse any expenses incurred in connection with, services rendered as a director.

Incentive Award Plan

Prior to commencing this offering we expect to adopt an Incentive Award Plan that provides for the grant of equity awards to our employees, directors and consultants and those of our advisor and its affiliates.  A total of 10,000,000 shares will be authorized and reserved for issuance under the Incentive Award Plan.  As of the date of this prospectus, we do not intend to issue any awards under the Incentive Award Plan until we have internalized the functions performed for us by our advisor.

The purpose of our Incentive Award Plan is to enable us and our advisor and its affiliates: (1) to provide an incentive to employees and directors and consultants of us and our advisor and its affiliates to increase the value of our shares; (2) to give these persons a stake in our future that corresponds to the stake of each of our stockholders; and (3) to obtain or retain the services of persons who are considered essential to our long-term success, by offering them an opportunity to participate in our growth through ownership of our common stock or through other equity-related awards.

Our Incentive Award Plan will be administered by our board of directors, which may delegate the responsibility to the compensation committee of the board or such other persons as may be allowed under Maryland law.  The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options to purchase our common stock, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards to our employees, directors and consultants and employees, directors and consultants of us and our advisor and its affiliates subject to the absolute discretion of the board and the applicable limitations of the Incentive Award Plan.

Awards granted under our Incentive Award Plan will be evidenced by an incentive award agreement, which will contain such terms and provisions as the plan administrator will deem appropriate except as otherwise specified in the Incentive Award Plan.  Shares issued under our Incentive Award Plan will be restricted shares under federal securities law and will be subject to limitations on resale until such time as we file a registration statement covering the resale of the shares.

Awards issued under our Incentive Award Plan are not transferable or assignable except by will or by the laws of descent and distribution; however, nonqualified options and certain stock appreciation rights may be transferred as a bona fide gift to immediate family members and trusts and partnerships established for such immediate family members.

To the extent we undergo a change of control, the Incentive Award Plan will provide that outstanding awards may be assumed or substituted in accordance with their terms.  If the awards are not assumed or substituted, then the plan administrator may take any of the following actions, contingent on the consummation of the change of control and in accordance with the terms of such change of control: (1) accelerate the vesting of all or part of the award; (2) cancel such awards to the extent the awards are not exercised, are not exercisable or are out-of-the-money; or (3) cancel such awards for a payment of cash or our shares.  A change of control means any transaction or series of transactions where we sell, transfer, lease, exchange or otherwise dispose of at least 85% of our assets or a transaction where persons who are not our current stockholders acquire enough of an interest in us, so that our stockholders prior to such transaction no longer have 50% or more of our voting power.  In the event of any corporate transaction (as described under Section 424(a) of the Code) that does not qualify as a change of control, the awards will be assumed, continued or substituted.

Upon a stock split, stock dividend or other change in our capitalization, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant the Incentive Award Plan.  A corresponding adjustment to the exercise price of any options or other awards granted prior to any change also will be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options or warrants not exercised, but will change only the exercise price for each share.  In the event of a corporate transaction (as described under Section 424(a) of the Code) that provides for the assumption or substitution of the awards, an appropriate adjustment will also be made.

Fair market value as of a given date for purposes of our Incentive Award Plan will be defined generally to mean:

•                  the closing sale price for such date, if the shares are traded on a national stock exchange;

•                  the average of the closing bid and asked prices on such date, if no sale of the shares was reported on such date, if the shares are traded on a national stock exchange; or

•                  the fair market value as determined by our board of directors in the absence of an established public trading market for the shares.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors, officers, employees and other agents, and to indemnify them, but only to the extent permitted by Maryland law, our charter and federal and state securities laws.

Our charter requires us to hold harmless our directors and officers, and to indemnify our directors, officers and employees and our advisor, its affiliates and any of their employees acting as an agent to us to the maximum extent permitted by Maryland law for losses, if the following conditions are met:

•                  the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                  the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•                  in the case of non-independent directors, our advisor or its affiliates or employees, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification;

•                  in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the independent director; and

•                  the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

This provision, however, does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable.  Further, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•                  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•                  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•                  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter further permits us to advance funds to our directors, our advisor and its affiliates or employees for reasonable legal expenses and other costs incurred by them in advance of the final disposition of a proceeding for which indemnification is being sought only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) the party seeking indemnification provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) the party seeking the advance agrees in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability, provided that the indemnification be limited to that permitted by our charter in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws.

The Advisor

Our advisor is Behringer Advisors II.  Some of our officers and directors are also officers of our advisor.  Behringer Advisors II has contractual responsibility to us and our stockholders pursuant to the advisory management agreement.

The executive officers of Behringer Advisors II are as follows:

Name	Age*	Position

Robert S. Aisner	63	President and Chief Executive Officer
Robert J. Chapman	62	Chief Operating Officer
Gerald J. Reihsen, III	50	Executive Vice President — Corporate Development & Legal
Gary S. Bresky	43	Executive Vice President and Chief Financial Officer
M. Jason Mattox	34	Executive Vice President

*As of March 1, 2010.

For more information regarding the background and experience of Messrs. Aisner, Chapman, Reihsen, Bresky and Mattox, see “– Executive Officers and Directors” above.

The Advisory Management Agreement

Our advisor manages our day-to-day activities.  Our advisor also may enter into strategic relationships with third parties having specialized or particularized knowledge regarding certain real estate-related assets, particularly with respect to assets with which our advisor or its affiliates have limited experience.  The following summary is provided to illustrate the material functions that our advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties.  Under the terms of the advisory management agreement, our advisor undertakes to use its best efforts to present us with investment opportunities that are consistent with our investment policies and objectives as adopted by our board of directors.  Our advisor has a fiduciary duty and responsibility to us and our stockholders.  In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, will, subject to the authority of the board:

•                  find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•                  structure the terms and conditions of our acquisitions, sales and joint ventures;

•                  acquire properties and make and invest in mortgage, bridge or mezzanine loans and other investments on our behalf in compliance with our investment objectives and policies;

•                  arrange for financing and refinancing of properties and other investments;

•                  enter into leases and service contracts for the properties and other investments;

•                  service or enter into contracts for servicing our mortgage, bridge or mezzanine loans;

•                  assist us in obtaining insurance;

•                  generate an annual budget for us;

•                  review and analyze financial information for each property and the overall portfolio;

•                  formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•                  perform investor-relations services;

•                  maintain our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•                  engage and supervise the performance of our agents, including our registrar and transfer agent; and

•                  perform any other services reasonably requested by us.

The advisory management agreement will have a one-year term that may be renewed for an unlimited number of successive one-year periods.  Our board of directors will evaluate the performance of our advisor before entering into or renewing an advisory management agreement.  The criteria used in evaluating the advisor will be reflected in the minutes of such meeting.  Our advisory management agreement will automatically terminate upon any listing of our shares for trading on a national securities exchange.  In addition, either party may terminate the advisory management agreement upon 60 days’ written notice without penalty.  If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors.  In the event of the termination of our advisory management agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.  In the event that our advisory management agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor) prior to the occurrence of one of the events that trigger the conversion of our convertible stock, the number of shares of common stock that the advisor will receive upon the occurrence of that triggering event will be prorated to account for the actual amount of time that the advisory management agreement was effective.

Our advisor and its officers and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business.  However, pursuant to the advisory management agreement, our advisor must devote sufficient resources to our administration to discharge its obligations. See “Risk

Factors — Risks Related to Conflicts of Interest.”  In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.  Our advisor may assign the advisory management agreement to an affiliate upon approval of a majority of our independent directors.  We may assign or transfer the advisory management agreement to a successor entity.

Our advisor may not cause us to acquire or finance any property or make or invest in any mortgage loan on our behalf without the prior approval of our board of directors, including a majority of our independent directors.  The actual terms and conditions of transactions involving our investments will be determined by our advisor, subject at all times to such board approval.

We will reimburse our advisor for all of the costs and expenses that are in any way related to operating our company or conducting our business or the services our advisor provides to us, including direct expenses and costs of salaries and benefits of persons employed by our advisor or its affiliates performing advisory services for us, provided, however, that we will not reimburse our advisor or its affiliates for personnel employment costs incurred by our advisor or its affiliates in performing services under the advisory management agreement to the extent that the employees perform services for which the advisor receives a separate fee.  The costs and expenses include, but are not limited to:

•                  organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) in an amount up to 1.5% of gross offering proceeds from the primary offering less any organization and offering expenses we pay directly.  Our advisor and its affiliates will be responsible for paying organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent these costs exceed 1.5% of the gross proceeds from the primary offering, without recourse against or reimbursement by us;

•                  the actual cost of goods, services and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities;

•                  a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve, a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds advanced in respect of a loan, and reimbursement of third-party investment expenses in the case of a completed investment, including, but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs;

•                  administrative service expenses;

•                  all expenses associated with stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•                  audit, accounting and legal fees paid to third parties;

•                  premiums and other associated fees for insurance policies including director and officer liability insurance;

•                  taxes and assessments on income or real property and taxes; and

•                  transfer agent and registrar’s fees and charges paid to third parties.

Our advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or joint ventures in which we are a joint venture partner, subject to the limitation that our advisor must reimburse us for the amount, if any, by which our total operating expenses (including the asset management fee) paid during the previous fiscal year exceed the greater of (1) 2% of our average invested assets for that fiscal year, or (2) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.  If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay the excess amount to us.  Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that the excess is justified based on unusual and non-recurring factors.  For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders.  In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified.  If the independent directors do not determine that the excess expenses were justified, our advisor will reimburse us, at the end of the twelve-month period, the amount by which the aggregate expenses exceeded the limitation.

Our advisor will be paid fees in connection with services provided to us.  Our advisor generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory management agreement and, in some circumstances, will also be paid a disposition fee relating to the disposition of our assets prior to the termination of the advisory management agreement.  See “– Management Compensation” below.

License Agreement

We will enter into a license agreement with Behringer Harvard Holdings, an affiliate of our advisor, pursuant to which Behringer Harvard Holdings will grant us a non-exclusive, royalty-free license to use the name “Behringer Harvard,” and the goodwill associated with it, in connection with our business. Under this agreement, we have a right to use the “Behringer Harvard” name for so long as Behringer Harvard Holdings remains our sponsor. Behringer Harvard Holdings will be considered to be our sponsor until an affiliate of Behringer Harvard Holdings is no longer serving as one of our officers or directors. Other than with respect to this limited license, we have no legal right to the “Behringer Harvard” name. In the event that we are no longer permitted to use the “Behringer Harvard” name, we would be responsible for the costs of changing our name.

Stockholdings

In connection with our formation, Behringer Harvard Holdings, an affiliate of our advisor, acquired 22,584 shares of common stock, which represents all of our outstanding shares of common stock as of December 31, 2009, for an aggregate purchase price of $201,000.  Our wholly-owned subsidiary, BHR Business Trust II, owned 22,449 partnership units of Behringer Harvard Operating Partnership II, our operating partnership, for which it contributed $199,800 and which constitutes 99.9% of the partner units outstanding as of the date of this prospectus.  BH REIT II GP, Inc., our wholly-owned subsidiary, is the sole general partner and owner of a 0.1% partnership interest in the Operating Partnership.  Behringer Harvard Holdings and BHR Business Trust II may not sell any of these securities during the period Behringer Advisors II serves as our advisor, except for transfers of these securities to their affiliates.  In addition, any resale of these securities and the resale of any such securities that may be acquired by our advisor and its affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act.  Rule 144 limits the number of shares that may be sold at any one time and the manner of resale.  Although Behringer Harvard Holdings and its affiliates are not prohibited from acquiring additional shares, they have no options or warrants to acquire any additional shares and have no current plans to acquire additional shares.  Behringer Harvard Holdings has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors after the initial acceptance of subscriptions for the purchase of shares in this offering or any vote regarding the approval or termination of any contract or transaction with our advisor or any of its affiliates.  For a more general discussion of our Operating Partnership, see the section of this prospectus captioned “The Operating Partnership Agreement.”

In addition, once we have raised the minimum offering amount, we intend to issue our advisor 1,000 shares of our convertible stock for an aggregate purchase price of $1,000.  Under certain circumstances, these shares may be converted into shares of our common stock.  No additional consideration is due at the time the convertible stock is converted into shares of our common stock.  The convertible stock will convert to shares of common stock if: (1) we have made total distributions on then outstanding shares of our common stock equal to the price paid for those shares plus an 8% cumulative, non-compounded, annual return on the price paid for those outstanding shares; or (2) we list our common stock for trading on a national securities exchange.  For these purposes, a “listing” also will be deemed to occur on the effective date of any merger in which the consideration received by the holders of our common stock is the securities of another issuer that are listed on a national securities exchange.  In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (1) the lesser of (a) 20% of the excess of our “enterprise value” plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate price paid for those outstanding shares plus an 8% cumulative, non-compounded, annual return on the price paid for those outstanding shares or (b) 15% of the excess of our “enterprise value” plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate price paid for those outstanding shares plus a 6% cumulative, non-compounded, annual return on the price paid for those outstanding shares, divided by (2) the “enterprise value” divided by the number of outstanding shares of common stock, in each case, as of the date of the conversion, provided that, in the case of a conversion upon a listing, the number of shares to be issued will not be determined until the 31st trading day after the date of the listing.  In the event that either of the events triggering the conversion of the convertible stock occurs after our advisory management agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor), the number of shares of common stock that the advisor will receive upon the occurrence of that triggering event will be prorated to account for the actual amount of time that the advisory management agreement was effective.

As used above and in our charter, “enterprise value” means our actual value as a going concern based on the difference between (a) the actual value of all of our assets as determined in good faith by our board, including a majority of our independent directors, and (b) all of its liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (i) if the enterprise value is being determined in connection with a “change of control,” as defined in our charter, that establishes our net worth, then the enterprise value will be the net worth established thereby and (ii) if the enterprise value is being determined in connection with the listing of our common stock on a national securities exchange, then the enterprise value will be equal to the number of outstanding common shares multiplied by the closing price of a single common share averaged over a period of 30 trading days during which the shares are listed or quoted for trading after the date of listing.  If the holder of convertible shares disagrees as to the enterprise value as determined by our board, then each of our company and the holder of convertible shares will name one appraiser and the two named appraisers will promptly agree in good faith to the appointment of one other appraiser whose determination of the value will be final and binding on the parties as to the enterprise value. The cost of the appraisal will be split evenly between us and our advisor.

The conversion of the convertible stock into shares of common stock will result in an economic benefit for the holder of those shares and will reduce the percentage of our outstanding common stock owned by our other stockholders.  See “Description of Shares — Convertible Stock.”

Companies Affiliated with our Advisor

Property Manager

Behringer Harvard REIT II Management Services, LLC (REIT II Management), our property manager, will provide property management and leasing services for our properties. In some instances, REIT II Management may contract with an affiliated entity to provide certain property management and leasing services requiring state-specific licenses.  The sole member and manager of REIT II Management is IMS, LLC, which is a wholly-owned subsidiary of Behringer Harvard Holdings.  Robert M. Behringer is the Chief Executive Officer of each of Behringer Harvard Holdings and IMS.  See “Conflicts of Interest.”

The principal officers of REIT II Management are as follows:

Name	Age*	Positions

Robert S. Aisner	63	President and Chief Executive Officer
Robert J. Chapman	62	Chief Operating Officer
Gerald J. Reihsen, III	50	Executive Vice President — Corporate Development & Legal and Secretary
Gary S. Bresky	43	Executive Vice President and Chief Financial Officer
M. Jason Mattox	34	Executive Vice President

*As of March 1, 2010.

For more information regarding the background and experience of Messrs. Aisner, Chapman, Reihsen, Bresky and Mattox, see “Management — Executive Officers and Directors.”

REIT II Management is a recently formed entity established to serve as property manager for certain Behringer Harvard-sponsored programs, including us. We will pay REIT II Management and its affiliates property management fees equal to 3% of the gross revenues from the properties managed by REIT II Management and its affiliates.  In the event that we contract directly with a different third-party property manager to manage a particular property, we will pay REIT II Management and its affiliates an oversight fee equal to 0.5% of the gross revenues from the subject property.  In no event will we pay both a property management fee and an oversight fee to REIT II Management with respect to any particular property.  In the event that we own a property through a joint venture that does not pay REIT II Management directly, we will pay REIT II Management a management fee based only on our economic interest in that property.

REIT II Management also will supervise all construction performed on our behalf with respect to our properties, including capital repairs and improvements, major building reconstruction and tenant improvements.  In the event that REIT II Management supervises the construction work with respect to a specific property, we will pay REIT II Management a construction supervision fee equal to an amount not greater than 5% of all hard construction costs incurred in connection with the construction work at that property.

In addition to the property management fee or oversight fee and the construction supervision fee, if REIT II Management provides leasing services with respect to a property, we will pay REIT II Management leasing fees in an amount equal to the leasing fees charged by persons unaffiliated with our advisor rendering comparable services in the same geographic location of the applicable property. REIT II Management may subcontract any of its property management and leasing duties to third parties; provided that it pays the costs associated with the third party.  With the exception of any general overhead costs related to a property, which are covered by the property management fee as described below, we will reimburse the costs and expenses incurred by REIT II Management on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of REIT II Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.  Furthermore, other third party charges, including fees and expenses of third-party accountants, will be reimbursed.

REIT II Management will subcontract most on-site property management duties to other management companies with experience in the applicable markets.  These on-site property management firms will be authorized to lease our properties consistent with the leasing guidelines promulgated by our advisor.  REIT II Management will supervise closely any subcontracted, on-site property managers.  REIT II Management also will be responsible for paying the subcontractors’ fees and expenses.  We will have no obligation to make any payments to the subcontractors, unless we and REIT II Management otherwise agree in writing.  In addition, REIT II Management will remain directly involved in many property management activities including, leasing decisions, budgeting, tenant relations (especially national tenant relations), vendor relations (especially national vendor relations), selecting and providing professional services and their providers (such as accounting, legal, and banking services), and general property-level problem solving.  To the extent REIT II Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel.  For any properties for which the on-site management is subcontracted, REIT II Management has the right to and will approve all on-site personnel of such subcontractor and establish policies for such properties’ operations.  Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:

•                  REIT II Management;

•                  IMS, LLC;

•                  subsidiaries of and partnerships organized by REIT II Management and its affiliates; and

•                  other persons or entities owning properties managed by REIT II Management.

REIT II Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.  REIT II Management will continuously consider alternatives to provide the most efficient property management services to us.

The management fees to be paid to REIT II Management will cover, without additional expense to us, the property manager’s general overhead costs (excluding employee-related expenses), such as its expenses for rent and utilities.  Our property management agreement with REIT II Management has an initial term of five years ending [                    ], 2015, and is subject to successive five-year renewals unless either party provides written notice of its intent to terminate one year prior to the expiration of the initial or renewal term.  We also may terminate the agreement upon 30 days’ prior written notice in the event of misconduct, negligence or malfeasance by the property manager.  If we materially breach our obligations under the agreement and such breach remains uncured for a period of ten days after written notification of the breach, REIT II Management may terminate the agreement.

Notwithstanding the foregoing, we may, under the circumstances set forth in our property management agreement with REIT II Management, retain a third-party to provide leasing services with respect to our properties.  If we retain a third-party to provide leasing services with respect to our properties, we will have no obligation to pay REIT II Management leasing fees to the extent that such leasing services are required to be provided by the third-party.

The principal office of REIT II Management is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Dealer Manager

Behringer Securities, our dealer manager, is a member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”).  Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard-sponsored programs.

Behringer Securities provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus.  It may also sell a limited number of shares at the retail level.  Behringer Securities intends to reallow the selling commissions to participating broker-dealers.  No additional fees beyond the dealer manager fee of 2.5% of the gross proceeds of this offering will be paid to Behringer Securities for wholesaling services, provided that no dealer manager fee will be paid with respect to sales of shares pursuant to our distribution reinvestment plan.  “– Management Compensation” below and “Plan of Distribution.”

Harvard Property Trust, LLC, or HPT, is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of Behringer Securities, and Behringer Harvard Holdings is the sole owner of each of HPT and Behringer Harvard Partners.  Mr. Behringer is the Chief Executive Officer of each of HPT, Behringer Harvard Partners and Behringer Securities and a manager of Behringer Harvard Partners and HPT.  See “Conflicts of Interest.”  The principal officers of Behringer Securities are as follows:

Name	Age*	Positions

Robert M. Behringer	61	Chief Executive Officer
Gerald J. Reihsen, III	50	President
Jeffrey S. Schwaber	47	Executive Vice President — National Sales Director
Gary S. Bresky	43	Chief Financial Officer and Treasurer
M. Jason Mattox	34	Executive Vice President and Secretary

*As of March 1, 2010.

For more information regarding the background and experience of Messrs. Behringer, Reihsen, Bresky and Mattox, see “Management — Executive Officers and Directors.”

Management Compensation

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investments to be recommended to our board of directors, the negotiation of these acquisitions, and the property management and leasing of these investments, will reside with Robert S. Aisner, Robert J. Chapman, Gerald J. Reihsen, III, Gary S. Bresky and M. Jason Mattox.  Our advisor seeks to invest in real estate and real estate-related assets that satisfy our investment objectives.  Our board of directors, including a majority of our independent directors, must approve all investments.

Although we have executive officers who will manage our operations, we do not have any paid employees and we do not directly compensate our executive officers.  We will pay each of our independent directors an annual retainer of $25,000 per year.  In addition, we will pay the chairperson of our audit committee an annual retainer of $10,000 per year and the chairperson of our compensation and nominating committees annual retainers of $5,000 per year.  All retainers will be paid quarterly in arrears. In addition, we will pay each of our independent directors (1) $1,000 for each board or committee meeting attended in person and (2) $500 for each board or committee meeting attended by telephone and for each written consent considered by the director.   See “— Compensation of Directors” above.  The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor, Behringer Securities and their affiliates during the various phases of our organization and operation.  Offering-stage compensation relates only to this primary offering as opposed to any subsequent offerings.

Type of Compensation	Form of Compensation	Estimated $ Amount for Maximum Offering (250,000,000 shares - $2,475,000,000) (1)
Offering Stage
Sales Commissions (2) Behringer Securities	Up to 7% of gross offering proceeds raised in the primary offering before reallowance of selling commissions earned by participating broker-dealers. No selling commissions will be paid for sales under the distribution reinvestment plan. Behringer Securities will reallow 100% of all selling commissions to broker-dealers participating in the offering.	$140,000,000
Dealer Manager Fee (3) Behringer Securities

Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Pursuant to separately negotiated agreements, Behringer Securities may reallow up to 2% of the gross offering proceeds paid as a dealer manager fee to broker-dealers participating in the offering; provided, however, that no more than 1.5% of the gross offering proceeds paid as a dealer manager fee may be reallowed for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence expenses and no more than 0.5% of the gross proceeds for out-of-pocket and bona fide, separately-invoiced, due diligence expenses incurred as fees, costs or other expenses from third parties. No dealer manager fee will be paid with respect to sales under our distribution reinvestment plan.

		$50,000,000
Reimbursement of Other Organization and Offering Expenses	With respect to our primary offering, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf (other than selling commissions and	$30,000,000

Type of Compensation	Form of Compensation	Estimated $ Amount for Maximum Offering (250,000,000 shares - $2,475,000,000) (1)
Behringer Advisors II and its affiliates

the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering. Our advisor and its affiliates will be responsible for paying organization and offering expenses related to our primary offering, other than selling commissions and the dealer manager fee, to the extent these costs exceed 1.5% of gross offering proceeds from the primary offering. We may not amend our advisory management agreement to increase the amount we are obligated to reimburse our advisor with respect to organization and offering expenses during this primary offering. We do not anticipate that our total organization and offering expenses (including selling commissions and the dealer manager fee) will exceed 11% of gross proceeds from this primary offering. Further, with respect to any subsequent offering, total organization and offering expenses (including selling commissions and the dealer manager fee) may not exceed 15% of gross proceeds from that primary offering.

Acquisition and Development Stage
Acquisition and Advisory Fees (4)(5) Behringer Advisors II and its affiliates

2.5% of the funds paid for purchasing each asset we acquire, including any debt attributable to the asset, plus, with respect to any assets we intend to develop, construct or improve, the amount of the fee will be equal to 2.5% of the funds budgeted for the development, construction or improvement, and 2.5% of the funds advanced in respect of a loan. In the case of a development, construction or improvement project, upon completion of the project, our advisor will determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the acquisition and advisory fee was initially based, our advisor will pay or invoice us in an amount equal to 2.5% of the budget variance such that the acquisition and advisory fee is equal to 2.5% of amounts expended on the project. We may not amend our advisory management agreement to increase acquisition and advisory fees during this primary offering. This fee terminates if we acquire our advisor.

$43,247,088 assuming no debt financing to purchase assets or $108,645,024 assuming debt financing equal to 55% of the aggregate value of our assets.

Acquisition Expenses (4)(5) Behringer Advisors II and its affiliates

Our advisor or its affiliates will receive a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds paid for purchasing an asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve. Our advisor or its affiliates also will receive a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds advanced in respect of a loan. We will also pay, or reimburse the advisor or its affiliates for, any investment-related expenses that it pays on our behalf to third parties in the case of a completed investment, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs. Our advisor will be responsible for paying all of the expenses it incurs associated with persons employed by the advisor to the extent dedicated to making investments for us, such as the wages and benefits of the investment personnel. Our advisor will also be responsible for paying all of the investment-related expenses that it pays on our behalf to third parties with respect to investments we do not make.

Actual amounts cannot be determined at the present time.
Debt Financing Fee (4)(5) Behringer Advisors II and its affiliates

1% of the amount available under any loan or line of credit made available to us. However, the advisor will use some or all of this amount to reimburse third parties with whom it subcontracts to coordinate financing for us. We may not amend our advisory management agreement to increase debt financing fees during this primary offering.

Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time. If we utilize leverage equal to 55% of the aggregate value of our assets, the fee would be $27,561,111.

Development Fee (4) Behringer Development

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a development fee to an affiliate of our advisor if the affiliate provides the development services and if a majority of our independent directors determines that the development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.

Operational Stage
Property Management Fees, Construction Supervision Fees and Leasing Fees REIT II Management and its affiliates

We will pay REIT II Management and its affiliates a fee equal to 3% of the gross revenues generated by the properties managed by REIT II Management and its affiliates. We also will pay REIT II Management and its affiliates an oversight fee equal to 0.5% of the gross revenues of any property managed by a third party. In no event will we pay both a property management fee and an oversight fee to REIT II Management with respect to any particular property. In the event that we own a property through a joint venture that does not pay REIT II Management directly, we will pay REIT II Management a management fee based only on our economic interest in that property.

In the event that REIT II Management supervises the construction work at any of our properties, including any capital repairs and improvements, major building reconstruction or tenant improvements, we will pay REIT II Management a construction supervision fee equal to an amount not greater than 5% of all hard construction costs incurred in connection with the construction work. In addition to the property management fee or oversight fee and the construction supervision fee, we will pay REIT II Management fees for leasing services in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. REIT II Management may subcontract its property management and leasing duties to third parties provided that, in these cases, REIT II Management pays any fee due the third party.

With the exception of any general overhead costs related to a property, such as expenses for rent and utilities, which are covered by the property management fee, we will reimburse REIT II Management for any costs and expenses incurred by REIT II Management on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of REIT II Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to these employees, and legal, travel and other out-of-pocket expenses that are directly related to managing specific properties as well as other third-party charges, including fees and expenses of third-party accountants.

Actual amounts are dependent upon gross revenues of specific properties, any hard construction costs incurred in repairing and improving those properties and customary leasing fees, and therefore cannot be determined at the present time.

Asset Management Fee Behringer Advisors II and its affiliates

A monthly fee equal to one-twelfth of 1% of the higher of the cost or value of each asset, where cost equals the amount actually paid, excluding acquisition fees and expenses, for purchasing each asset we acquire, including any debt attributable to the asset (including debt encumbering the asset after its acquisition), provided that, with respect to any assets we intend to develop, construct or improve, cost will include the amount budgeted for the development, construction or improvement, and where the value of an asset is the value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all of an asset. In the event that the asset management fee includes the amount budgeted for the development, construction or improvement of an asset, upon completion of the development, construction or improvement project, our advisor will determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the asset management fee was initially based, our advisor will pay or invoice us for one-twelfth of 1% of the budget variance, multiplied by the number of months for which the asset management fee was paid.

Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.
Disposition Fee (6) Behringer Advisors II and its affiliates

If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more of our assets, we will pay the advisor a disposition fee equal to: (1) in the case of the sale of the particular real property, the lesser of: (A) one-half of the aggregate brokerage commission paid or, if none is paid, the amount that customarily would be paid; or (B) 3% of the sales price of the particular property sold; and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset.

Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.
Common Stock Issuable Upon Conversion of Convertible Stock Behringer Advisors II

The convertible stock that we intend to issue to our advisor will convert to shares of common stock if: (1) we have made total distributions on then outstanding shares of our common stock equal to the price paid for those shares plus an 8% cumulative, non-compounded, annual return on the price paid for those outstanding shares; or (2) we list our common stock for trading on a national securities exchange. For these purposes, a “listing” also will be deemed to occur on the effective date of any merger in which the consideration received by the holders of our common stock is the securities of another issuer that are listed on a national securities exchange. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (1) the lesser of (a) 20% of the excess of our “enterprise value” plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate price paid for those outstanding shares plus an 8% cumulative, non-compounded, annual return on the price paid for those

Actual amounts depend on the value of our company at the time the convertible stock converts and therefore cannot be determined at the present time.

outstanding shares or (b) 15% of the excess of our “enterprise value” plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate price paid for those outstanding shares plus a 6% cumulative, non-compounded, annual return on the price paid for those outstanding shares, divided by (2) the “enterprise value” divided by the number of outstanding shares of common stock, in each case, as of the date of the conversion. In the event that either of the events triggering the conversion of the convertible stock occurs after our advisory management agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor), the number of shares of common stock that the advisor will receive upon the occurrence of that triggering event will be prorated to account for the actual amount of time that the advisory management agreement was effective. For these purposes, “enterprise value” means the value of our company as determined in accordance with our charter, as discussed in more detail in “Management — Stockholdings.”

Operating Expenses Behringer Advisors II

We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of our average invested assets, or (2) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

As part of our reimbursement of operating expenses, we will reimburse our advisor or its affiliates for any direct expenses and costs of salaries and benefits of persons employed by our advisor or its affiliates performing advisory services for us, provided, however, that we will not reimburse our advisor or its affiliates for personnel employment costs incurred by our advisor or its affiliates in performing services under the advisory management agreement to the extent that the employees perform services for which the advisor receives a separate fee.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

(1)  The estimated maximum dollar amounts are based on the sale of a maximum of 200,000,000 shares to the public at $10.00 per share in our primary offering and the sale of a maximum of 50,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.  The estimated minimum dollar amounts assume that we raise $2,000,000 in the primary offering and that no purchases are made under our distribution reinvestment plan.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

(2)  All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts.

(3)  In limited circumstances, the dealer manager fee may be reduced with respect to certain purchases as described under “Plan of Distribution.”

(4)  Notwithstanding the method by which we calculate the payment of acquisition and advisory fees and acquisition expenses, as described in the table, our charter and the NASAA REIT Guidelines limit the amount of acquisition fees and expenses we can incur to a total of 6% of the contract purchase price of a property or, in the case of a mortgage, bridge or mezzanine loan, to 6% of the funds advanced. This limit may only be exceeded if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us. Acquisition and advisory fees may be payable after the date of acquisition of a property in connection with the expenditure of funds for development, construction or improvement of a property, to the extent we capitalize such costs. Although our charter permits combined acquisition fees and expenses to 6% of the purchase price, our advisory management agreement limits these fees and expenses to (1) an acquisition and advisory fee equal to 2.5% of the funds paid for purchasing each asset we acquire, including any debt attributable to the asset, plus, with respect to any assets we intend to develop, construct or improve, the amount of the fee will be equal to 2.5% of the funds budgeted for the development, construction or improvement, and 2.5% of the funds advanced in respect of a loan, (2) a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve, a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds advanced in respect of a loan, and reimbursement of third-party investment expenses in the case of a completed investment, (3) debt financing fees of up to 1.0% of the loan or line of credit made available to us and (4) development fees paid to an affiliate of our advisor if the affiliate provides the development services and if a majority of our independent directors determines that the development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.  Our advisor may forego or reduce any of these fees so they do not exceed our charter limitation of 6%. Any increase in these fees stipulated in the advisory management agreement would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.

(5)  For purposes of this table, we have assumed that no debt financing will be used to acquire properties or other investments and that 91.1% of the total gross proceeds of this offering (if the total maximum offering amount is sold) will be used to acquire properties and to pay fees and expenses related to selecting and acquiring our investments.  We intend to borrow money to fund each investment thus leveraging the amount available for investment.  Therefore, actual amounts are dependent upon the value of our properties as financed and cannot be determined at the present time.  For illustrative purposes, assuming we sell the maximum amount of $2,000,000,000 of shares in the primary offering and $475,000,000 of shares pursuant to our distribution reinvestment plan, we use debt financing equal to 55% of the aggregate value of our assets, we establish no capital reserves and we do not reinvest the proceeds of any sales of investments, $5,011,111,111 would be available for investment in real estate properties, mortgage, bridge or mezzanine loans and other investments (of which approximately $2,756,111,111 would be debt financing).  Of the $5,011,111,111 available for investment, $130,374,029 of this would be used to pay acquisition and advisory fees and expenses related to the selection and acquisition of our investments, and $27,561,111 would be paid to our advisor or its affiliates as a 1% debt financing fee for services in connection with any debt financing obtained by us, including any refinancing of debt.

(6)  Our charter limits all real estate commissions paid to our advisor, its affiliates and third parties, including the disposition fee, to the lesser of the competitive real estate commission paid or 6% of the contract sales price of each asset.  In addition, the disposition fee paid upon the sale of any assets other than real property will be included in the calculation of operating expenses for purposes of the limitation on total operating expenses described above.

From time to time, Behringer Harvard Holdings or its affiliates, including our advisor, may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.

Becoming Self-Administered

Our business model exposes us to significant costs.  Behringer Harvard Holdings will be responsible for paying or reimbursing us for certain of these costs.  Further, until our portfolio is large enough, we will likely not be able to hire and pay for the services of skilled personnel with expertise in real estate finance, acquisition and management.  To minimize our operating costs while at the same time maximizing our ability to engage the services of persons experienced in all facets of real estate, we have entered into an advisory agreement with an affiliate of Behringer Harvard Holdings, Behringer Advisors II, and an agreement with REIT II Management to manage our properties.  We believe these agreements will allow us to balance our personnel needs and our operating costs.  For example, we will be able to draw on the services of the executive officers and other personnel of Behringer Advisors II on an as-needed basis rather than having to hire similar individuals on a full-time basis.

This approach may, however, impact our ability to list our shares on a national securities exchange if our board decides to pursue that option.  In particular, we understand that substantially all of the REITs that are publicly-

traded are also “self-administered.”  This means that, although there is no legal reason impacting their structure, they do not rely on a third party to manage their day-to-day operations.  As a starting point, we will likely not consider listing our shares until our board believes that our assets and income can support a fully-internalized management and operating staff within the context of the returns that we are paying, or seek to pay, to our stockholders.  If we do reach this point, we will likely consider various methods for internalizing these functions.  One method would be for us to acquire, or consider acquiring, our advisor and property manager through a business combination.  If we pursued a business combination with our advisor and property manager, our board will have a fiduciary duty to act in our best interest.  To fulfill this duty, our board will likely take various actions both procedurally and substantively, including, for example, forming a committee comprised entirely of independent directors to evaluate the proposal and granting the committee the authority to retain its own counsel and advisors to evaluate the proposal.

For a description of some of the risks related to an internalization transaction, see “Risk Factors — Risks Related to Investing in Our Common Stock.”

STOCK OWNERSHIP

The following table shows, as of March 1, 2010, the amount of our common stock beneficially owned (unless otherwise indicated) by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock; (2) our directors; (3) our executive officers; and (4) all of our directors and executive officers as a group.  The address for each of the persons named in the following table is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class

Robert M. Behringer (2)	22,584	100%
Robert S. Aisner (3)	—	—
Robert J. Chapman	—	—
Gerald J. Reihsen, III (4)	—	—
Gary S. Bresky (5)	—	—
M. Jason Mattox (6)	—	—
Hermann Buerger (7)	—	—
Lawrence S. Jones (7)	—	—
All directors and executive officers as a group (2)	22,584	100%

(1)                 Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 1, 2010.  Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)                 Includes all of the shares of common stock owned by Behringer Harvard Holdings.  As of March 1, 2010, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(3)                 Does not include the shares of common stock owned by Behringer Harvard Holdings.  Mr. Aisner controls the disposition of 4% of the outstanding limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Aisner’s interest in Behringer Harvard Holdings.

(4)                 Does not include the shares of common stock owned by Behringer Harvard Holdings.  Mr. Reihsen controls the disposition of 4.5% of the outstanding limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Reihsen’s interest in Behringer Harvard Holdings.

(5)                 Does not include the shares of common stock owned by Behringer Harvard Holdings.  Mr. Bresky controls the disposition of 3% of the outstanding limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Bresky’s interest in Behringer Harvard Holdings.

(6)                 Does not include the shares of common stock owned by Behringer Harvard Holdings.  Mr. Mattox controls the disposition of 1.5% of the outstanding limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Mattox’s interest in Behringer Harvard Holdings.

(7)                 Messrs. Buerger and Jones will be appointed prior to the time this offering commences.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor, and its affiliates, some of whom serve as our executive officers and directors.  These conflicts include the compensation arrangements between us and our advisor and its affiliates.  Our agreements and arrangements with our advisor and its affiliates, including our dealer manager and property manager, are not the result of arm’s-length negotiations.  See “Management — Management Compensation.”  In this section, we discuss these conflicts and the corporate governance measures we have adopted to ameliorate some of the risks posed by the conflicts.

Our advisor, dealer manager, property manager and their affiliates, some of whom serve as our executive officers and directors, will try to balance our interests with their duties to other Behringer Harvard-sponsored programs.  However, to the extent that they take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our shares.  In addition, our directors and officers and the officers of our advisor and its affiliates may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries.  For a description of some of the risks related to these conflicts of interest, see “Risk Factors — Risks Related to Conflicts of Interest.”

We expect our independent directors to act on all matters in which a conflict of interest may arise.  All of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Our executive officers and the executive officers of our advisor and its affiliates are advisors or general partners of other Behringer Harvard-sponsored programs, including partnerships, public and private REITs and other programs that have investment objectives similar to ours, and we expect that they will organize other such programs in the future.  These persons have legal and financial obligations with respect to these programs that are similar to their obligations to us.  As general partners, they may have contingent liability for the obligations of programs structured as partnerships, which, if such obligations were enforced against them, could result in a substantial reduction of their net worth.

Affiliates of our advisor are currently sponsoring or have recently sponsored six other public real estate programs (Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Multifamily REIT I, Behringer Harvard Mid-Term Value Enhancement Fund I and Behringer Harvard Short-Term Opportunity Fund I).  The initial public offerings with respect to Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I and Behringer Harvard REIT I terminated on February 19, 2005.  Behringer Harvard REIT I initiated a follow-on offering on February 19, 2005, which was terminated on October 20, 2006 in all jurisdictions except Pennsylvania, where it was terminated on February 9, 2007.  Behringer Harvard REIT I commenced a second follow-on offering on October 20, 2006 in all jurisdictions except Pennsylvania, where it commenced on February 17, 2007.  The primary offering component of the second follow-on offering terminated on December 31, 2008. Behringer Harvard REIT I currently is offering up to 60,000,000 shares of common stock at a price of $9.50 per share pursuant to its distribution reinvestment plan. The primary offering component of the initial public offering of Behringer Harvard Opportunity REIT I terminated on December 28, 2007; the distribution reinvestment plan component of that public offering previously had terminated on November 16, 2007.  Behringer Harvard Opportunity REIT I currently is offering up to 6,315,790 shares of common stock at a price of $8.03 per share pursuant to its amended distribution reinvestment plan.  Behringer Harvard Opportunity REIT II currently is offering up to 100,000,000 shares of common stock at a price of $10.00 per share, plus an additional 25,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  We expect that Behringer Harvard Opportunity REIT II will be engaged in its offering at the same time as our offering.   Behringer Harvard Multifamily REIT I currently is offering up to 200,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 50,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  We expect that Behringer Harvard Multifamily REIT I will be engaged in its offering at the same time as our offering.  In addition, there may be periods during which we and all of the six other public real estate programs are seeking to invest in similar properties and other real estate investments, to attract similar tenants and to sell certain assets.

As described in the “Prior Performance Summary,” Robert M. Behringer and his affiliates also have sponsored and continue to sponsor privately-offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, that are similar to ours, and which are still operating and may acquire additional properties in the future.  Our executive officers and our advisor and its affiliates may experience conflicts of interest as they simultaneously perform services for us and other Behringer Harvard-sponsored programs.  However, to date the investment strategies of the various Behringer Harvard-sponsored programs have differed enough that there have not been significant conflicts in allocating properties.

In the event that we, or any other Behringer Harvard program or other entity formed or managed by our advisor or its affiliates, are in the market for investments similar to those we intend to make, the officers and directors of our advisor will review the investment portfolio of each entity prior to making a decision as to which Behringer Harvard-sponsored program will purchase such properties or make or invest in such mortgage, bridge or mezzanine loans or other investments.  See “— Certain Conflict Resolution Procedures.”

Our advisor or its affiliates may acquire, for their own account or for private placement, properties and other investments that they deem are not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties and investments with potential for attractive investment returns.  For more information with respect to allocation of investment opportunities, see “— Certain Conflict Resolution Procedures.”

Other Activities of Our Advisor and Its Affiliates

We rely on our advisor for the day-to-day operation of our business.  As a result of the interests of members of their management in other Behringer Harvard-sponsored programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other Behringer Harvard-sponsored programs and other activities in which they are involved.  However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Behringer Harvard-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers also serves as an officer of our advisor, our property manager, our dealer manager or other entities affiliated with our advisor as well as the officers of other Behringer Harvard-sponsored programs.  As a result, these individuals owe fiduciary duties to these other entities and programs, which may conflict with the fiduciary duties that they owe to us and our stockholders.

Competition in Acquiring Properties, Finding Tenants and Selling Properties

Conflicts of interest will exist to the extent that we acquire properties in the same geographic areas where properties owned by other Behringer Harvard-sponsored programs are located.  For example, a conflict could arise in the leasing of properties in the event that we and another Behringer Harvard-sponsored program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Behringer Harvard program were to attempt to sell similar properties at the same time, including in particular in the event another Behringer Harvard-sponsored program liquidates at the same time as us.  Conflicts of interest also may exist at such time as we or the affiliates of our advisor managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances.  Our executive officers and the executive officers of our advisor also serve as the executive officers of the advisors and general partners of other Behringer Harvard-sponsored programs.  Additionally, the executive officers of our advisor serve as executive officers of REIT II Management, our property manager.  There is a risk that a potential investment would be suitable for one or more other Behringer Harvard-sponsored programs, in which case the executive officers of our advisor will have a conflict of interest in allocating the investment to us or another program.

Although any Behringer Harvard-sponsored program with available proceeds could compete with us for investment opportunities, we believe that competition for investments from other Behringer Harvard-sponsored programs is not likely to have a significant impact on our ability to make investments.  As of the date of this prospectus, we believe that only two other Behringer Harvard-sponsored entities — Behringer Harvard Opportunity REIT II and Behringer Harvard Multifamily REIT I — are likely to increase their portfolios significantly at the same time that we are attempting to do so.  Behringer Harvard Multifamily REIT I focuses on acquiring apartment communities.  Behringer Harvard Opportunity REIT II has a broad investment focus similar to our own, but targets acquisitions with possibilities for short-term capital appreciation, such as properties requiring development, redevelopment or repositioning, those located in markets and submarkets with high growth potential and those available from distressed sellers.

There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard-sponsored program.  Additionally, our property manager may cause a prospective tenant to enter into a lease for property owned by another Behringer Harvard-sponsored program.  In the event these conflicts arise, the conflict may not be resolved in our favor.  Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons.  In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all the properties.  However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.  Furthermore, although our sponsor generally seeks to reduce conflicts that may arise between its various programs by avoiding simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard-sponsored programs are seeking to invest in similar properties or are otherwise potentially subject to a conflict of interest.

Dealer Manager

Behringer Securities, our dealer manager, is an affiliate of our advisor.  We will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities.  See “Plan of Distribution.”

Property Manager

We anticipate that properties we acquire will be managed and may be leased by REIT II Management, our property manager and an affiliate of our advisor.  REIT II Management’s parent, IMS, LLC, serves as the parent or general partner of the property managers for properties owned by other Behringer Harvard-sponsored programs.

Joint Ventures and Section 1031 Tenant-in-Common Transactions with Affiliates of Our Advisor

We expect to enter into joint ventures, tenant-in-common investments, 1031 exchange transfers or other co-ownership or financing arrangements with other Behringer Harvard-sponsored programs (as well as other parties) for or relating to the acquisition, development or improvement of properties and other investments.  See “Investment Objectives and Criteria — Joint Venture Investments.”  Our advisor and its affiliates may have conflicts of interest in determining which Behringer Harvard-sponsored program should enter into any particular joint venture agreement.  The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals.  In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture.

Behringer Harvard Holdings, an affiliate of our advisor, and its affiliates sponsor private offerings of tenant-in-common interests through special-purpose entities for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code.  In such a transaction, the special-purpose entity will purchase the property directly from the seller.  Each 1031 Participant will then purchase a tenant-in-common interest in the property through an assignment of the purchase and sale agreement relating to the property.  Whenever we acquire a tenant-in-common interest, we acquire such interest directly from the original third-party seller at the same price as the Behringer Harvard Exchange Entity.  We will not incur any upcharge or pay any fees to the Behringer Harvard Exchange Entity in connection with such acquisition.  We will, however, incur the same fees and expenses normally incurred by us in connection with any other investment.

In any Section 1031 TIC Transaction, Behringer Harvard Holdings, the Behringer Harvard Exchange Entity, or the other tenant-in-common owners may have economic or business interests or goals that are or may become inconsistent with our business interests or goals.  For instance, Behringer Harvard Holdings will receive substantial fees in connection with its sponsoring of a Section 1031 TIC Transaction and our participation in such a transaction likely would facilitate its consummation of the transactions.  For these reasons, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of Behringer Harvard Holdings or the special-purpose entity.  As a result, agreements and transactions between the parties with respect to the property will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our advisor and its affiliates, including our dealer manager and our property manager, may earn substantial fees from us under the terms of the advisory management agreement, dealer manager agreement and property management agreement.  These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•                  continuing, renewing or enforcing our agreements with these entities;

•                  public offerings of equity by us, which entitle Behringer Securities to dealer manager fees and will likely result in our advisor earning additional acquisition and asset management fees;

•                  property sales, which entitle our advisor to real estate commissions and the possible issuance to our advisor of shares of our common stock through the conversion of our convertible stock;

•                  property acquisitions from other Behringer Harvard-sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•                  property acquisitions from third parties, which entitle our advisor to acquisition and advisory fees, asset management fees and possibly property management and leasing fees;

•                  borrowing monies to acquire properties, increasing the acquisition and asset management fees payable to our advisor as well as entitling our advisor to a debt financing fee;

•                  whether we seek to internalize our management functions, which could result in us retaining some of our advisor’s key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to our advisor and its affiliates to purchase the assets and operations of our advisor;

•                  whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the issuance of shares of our common stock through the conversion of our convertible stock; and

•                  whether and when we seek to sell the company or its assets, which sale could entitle our advisor to real estate commissions and the issuance of shares of our common stock through the conversion of our convertible stock.

Subject to oversight by our board of directors, our advisor has considerable discretion to make all decisions relating to the terms and timing of all transactions.  Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that these fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us.  See “Management — Management Compensation.”

Once we have raised the minimum offering amount, we intend to issue 1,000 shares of convertible stock to our advisor for an aggregate purchase price of $1,000.  The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a separate class, will be required to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.  In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights and voting against a proposed merger, prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.  In addition, under limited circumstances, the shares of convertible stock may be converted into shares of our common stock, thereby reducing the percentage of our outstanding common stock owned by our existing stockholders.  For a more detailed discussion of the convertible stock, see “Description of Shares — Convertible Stock.”

Our advisor and Mr. Behringer can influence whether our common stock is listed for trading on a national securities exchange.  Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution to other stockholders.  There will be no distributions paid on shares of convertible stock.  For a description of the convertible stock see “Description of Shares — Convertible Stock.”

Policies with Respect to Our Security Holders

We have not adopted a policy that expressly prohibits our security holders from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries is a party or has an interest.

Certain Conflict Resolution Procedures

We expect our independent directors to take action on all matters in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.  In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

Advisor Compensation.  Our independent directors will be required to determine, from time to time but at least annually, that our total fees and expenses are reasonable, in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable, unaffiliated REITs.  Each determination will be reflected in the minutes of our board of directors.  Our independent directors will also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory management agreement are being carried out.  Each determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•                  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•                  the success of our advisor in generating opportunities that meet our investment objectives;

•                  the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•                  additional revenues realized by our advisor and its affiliates through its relationship with us;

•                  the quality and extent of service and advice furnished by our advisor;

•                  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•                  the quality of our portfolio in relation to the investments generated by affiliates of our advisor for the account of their clients.

Under our charter, we can only pay our advisor a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the commission does not exceed 3% of the sales price of the property.  Moreover, our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable.  An interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after paying the common stockholders, in the aggregate, an amount equal to 100% of the original price paid for the common stock, plus an amount equal to 6% of the original price paid for the common stock per year cumulative.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced.  This limit only may be exceeded if a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction approves the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us.  Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price in the case of fees and expenses payable or reimbursable to our advisor and its affiliates, the advisory management agreement limits these fees and expenses to: (1) an acquisition and advisory fee equal 2.5% of the funds paid for purchasing each asset we acquire, including any debt attributable to the asset, plus, with respect to any assets we intend to develop, construct or improve, the amount of the fee will be equal to 2.5% of the funds budgeted for the development, construction or improvement, and 2.5% of the funds advanced in respect of a loan; (2) a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve, a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds advanced in respect of a loan, and reimbursement of third-party investment expenses in the case of a completed investment; (3) debt financing fees of up to 1.0% of the loan or line of credit made available to us; and (4) development fees paid to an affiliate of our advisor if the affiliate provides the development services and if a majority of our independent directors determines that the development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties. Our advisor may forego or reduce any of these fees so they do not exceed our 6% charter limitation.  Any increase in these fees stipulated in the advisory management agreement would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.

Term of Advisory Management Agreement.  Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor.  A majority of the independent directors or our advisor may terminate our advisory management agreement without cause or penalty on 60 days’ written notice.

Our Acquisitions.  We will not purchase or lease properties in which our advisor, any of our directors or officers or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction that the transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds the cost and the excess amount is determined to be reasonable.  In no event will we acquire any such property at an amount in excess of its appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.  An appraisal is “current” if obtained within the prior year.  We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.

We expect that from time to time our advisor or its affiliates will temporarily enter into contracts relating to investment in properties and other assets, all or a portion of which is to be assigned to us prior to closing or may purchase property or other investments in their own name and temporarily hold title for us.

Loans.  We will not make any loans to our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties.  We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders.  In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title.  Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

In addition, our advisor, our directors and their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.

Limitation on Operating Expenses.  Our advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or joint ventures in which we are a joint venture partner, subject to the limitation that our advisor must reimburse us for the amount, if any, by which our total operating expenses (including the asset management fee) paid during the previous fiscal year exceed the greater of: (1) 2% of our average invested assets for that fiscal year; or (2) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.  If we have already reimbursed our advisor for operating expenses exceeding this limit, our advisor will be required to repay the excess amount to us.  Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that the excess is justified based on unusual and non-recurring factors.  For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders.  In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified.  If the independent directors do not determine that the excess expenses were justified, our advisor will reimburse us, at the end of the twelve-month period, the amount by which the aggregate expenses exceeded the limitation.

Allocation of Investment Opportunities.  In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other Behringer Harvard-sponsored programs, and for which more than one of these entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity.  Our board of directors, including the independent directors, must ensure that this method is applied fairly to us.  In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by our board of directors, is required to examine, among others, the following factors:

•                  the anticipated cash flow of the property to be acquired and the cash requirements of each program;

•                  the effect of the acquisition both on diversification of each program’s investments by type of property and geographic area and on diversification of the tenants of its properties;

•                  the policy of each program relating to leverage of properties;

•                  the income tax effects of the purchase to each program;

•                  the size of the investment; and

•                  the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another Behringer Harvard-sponsored program will make the investment.

Issuance of Options and Warrants to Certain Affiliates.  Our charter prohibits the issuance of options or warrants to purchase our capital stock to our advisor, our directors or officers or any of their affiliates (a) on terms more favorable than we offer such options or warrants to the general public or (b) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares.  Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Reports to Stockholders.  Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year.  Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•                  the ratio of the costs of raising capital during the year to the capital raised;

•                  the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any of its affiliates by us or third parties doing business with us during the year;

•                  our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•                  a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•                  a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Behringer Harvard Holdings and Affiliates.  Before becoming a stockholder, Behringer Harvard Holdings, an affiliate of our advisor, our advisor, our directors and officers and their affiliates must agree not to vote their shares, including any preferred shares, regarding: (1) the removal of any of these affiliates; or (2) any transaction between them and us.

Other Transactions. Under our charter, we may not enter into any other transaction with Behringer Harvard Holdings, any of our directors, our advisor or any of their respective affiliates, unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approves such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND CRITERIA

General

We intend to acquire and operate institutional quality commercial real estate and real estate-related assets.  Our board and management have extensive experience investing in numerous types of real estate-related assets.  We may acquire a wide variety of commercial properties, including office, industrial, retail, hospitality, recreation and leisure, single-tenant and multifamily, public infrastructure assets and other real properties.   We may acquire existing income-producing properties, newly constructed properties or properties under development or construction, multifamily properties that can be converted into condominiums and single-tenant properties that may be converted for multifamily use.  We generally will focus on investing in stabilized or seasoned real estate assets, which have been fully constructed and have significant operating histories, as opposed to opportunistic investments or properties with the potential for short-term capital appreciation, such as those requiring repositioning.  We will acquire these assets directly by purchasing the property also known as a “fee interest” or indirectly by purchasing interests, including controlling interests, in real estate investment trusts, or REITs, or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies.  Further, we may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise.  We also may originate or invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests (including those issued by affiliates of our advisor), or in entities that make investments similar to the foregoing.  We may invest in real estate assets located in the United States and other countries based on our view of existing market conditions.  Our investment strategy is designed to provide investors with a diversified portfolio of real estate assets.  Our investment strategy is designed to provide investors with a geographically diversified portfolio of real estate assets. Our primary investment objectives are:

•                  to preserve, protect and return your capital;

•                  to maximize cash distributions paid to you;

•                  to realize capital appreciation on the ultimate sale of our investments; and

•                  to provide our stockholders with a liquidity event or events by some combination of a listing of our shares for trading on an exchange, by spinning off or selling certain subsidiaries or joint venture platforms or by liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders.  Our board does not, however, anticipate evaluating a liquidity event until at least eight years after we terminate this offering.

In addition, to the extent that our advisor determines that it is advantageous, we also may make or invest in mortgage, bridge or mezzanine loans.  We cannot assure you that we will attain these objectives or that our capital will not decrease.  Our independent directors will review these investment objectives at least annually to determine if our policies continue to be in the best interests of our stockholders.

Decisions relating to the purchase or sale of our real estate assets will be made by our advisor, subject to approval by our board of directors, including a majority of our independent directors.  See “Management — Executive Officers and Directors” for a description of the background and experience of the directors and executive officers.

Acquisition and Investment Policies

We may acquire a mix of institutional quality industrial, retail, hospitality, multi-family and leisure, public infrastructure assets and other real properties, including existing or newly constructed properties or properties under development or construction, to reduce overall portfolio risk or enhance overall portfolio returns.  Public infrastructure assets include toll roads, water utilities, correctional facilities, airports, ports, electricity and gas transmission and distribution networks and telecommunications facilities.  In the United States, governmental entities typically own and operate infrastructure assets.  We will not invest in public infrastructure assets until all of our non-independent directors and one of our independent directors have at least three years of relevant experience acquiring and managing these types of investments. Institutional quality commercial properties generally are constructed using high quality materials and techniques, offer personalized tenant amenities and are occupied by highly creditworthy tenants.  We intend to hold our properties for a significant period of time, which we believe will enable us to capitalize on the potential for increased income and capital appreciation.  Economic or market conditions may, however, result in different holding periods.  We believe our focus on institutional quality properties will enhance our ability to enter into joint ventures with institutional investors such as pension funds and will make it easier for us to achieve a liquidity event for our investors.

In certain cases, we may invest in commercial properties that are not of institutional quality where we believe the investment can produce above average returns for us based on repositioning the property or where we can take steps to increase its operating cash flow.  In the case of real estate securities, we may invest in: (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies such as other REITs and other real estate operating companies; (2) debt securities such as commercial mortgages, mortgage loan participations, collateralized mortgage-backed securities and debt securities issued by other real estate companies; and (3) mezzanine loans, bridge loans and certain non-U.S. dollar denominated securities.

Our advisor will evaluate prospective investments in real estate securities based on factors such as:

•                  fundamental securities analysis;

•                  the quality and sustainability of underlying property cash flows owned by the entities issuing the securities;

•                  a review of macro-economic data and regional property level supply and demand dynamics;

•                  our ability to earn current income and attractive risk-adjusted total returns from the investment;

•                  the positioning of our entire real estate asset portfolio to achieve an optimal mix of real property and real estate-related securities investments;

•                  diversification benefits relative to the rest of our real estate-related securities investments; and

•                  any additional factors considered important to meeting our investment objectives.

We will seek to invest in real estate assets that satisfy our objective of providing cash distributions to our stockholders.  However, because a significant factor in the valuation of income-producing real properties is their potential for future appreciation in value, we anticipate that the majority of properties we acquire will have the potential for both capital appreciation and the ability to provide cash distributions to stockholders.  We will not consider a property to be non-income producing if we reasonably believe that it will generate income within two years of acquiring the property.  To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and tenants that will satisfy our investment objectives of maximizing cash available to pay distributions, preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.

Furthermore, although our sponsor generally will seek to reduce conflicts that may arise between its various programs by avoiding simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms, there may be periods during which one or more Behringer Harvard-sponsored programs are seeking to invest in similar properties or are otherwise potentially subject to a conflict of interest.

We will acquire assets directly by purchasing the property also known as a “fee interest” or indirectly by purchasing interests, including controlling interests, in real estate investment trusts, or REITs, or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property.  Each acquired entity would be operated as either a wholly owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties to affiliates of our sponsor or others that, in our view, would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.

We also may make our real estate investments through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of our advisor or other persons.  See “The Operating Partnership Agreement” and “— Joint Venture Investments” below.  In addition, we may purchase a property and lease it back to the seller.  We will use our best efforts to structure any sale-leaseback transaction as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes.  We cannot assure you that the IRS will not challenge this structure.  If any sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to the property would be disallowed.  See “Federal Income Tax Considerations — Sale-Leaseback Transactions.”

We will focus our investments on properties located in central business districts of major metropolitan cities in both the United States and abroad where we believe barriers to entry are high and selected suburban markets that we believe also have barriers to entry or, with respect to certain properties under development or construction, that we believe have high growth potential in real estate lease rates and sale prices.  We are not limited as to the geographic area where we may conduct our operations, and may expand our focus to include properties located outside the United States.  If we invest in properties outside of the United States, we intend to focus on institutional quality commercial properties located in central business districts of major metropolitan cities in Europe, which we believe have similar characteristics as those properties in which we have previous investment and management expertise.  We do not anticipate that these international investments would comprise a substantial portion of our portfolio.  Investment in areas outside of the United States may be subject to risks different than those impacting properties in the United States.  See “Risk Factors — Risks Related to an Investment in Behringer Harvard REIT II — Your investment may be subject to additional risks if we make international investments.”  We are not limited in the number, size or geographical location of any real estate assets.  The number and mix of assets we acquire depends, in part, upon real estate and market conditions and other circumstances existing at the time we acquire our assets and, in part, on the net proceeds raised in this offering.

We believe that successful commercial real estate investment requires implementing strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values and timely disposition for attractive capital appreciation.  Our advisor has developed and will use proprietary modeling tools that it believes help to identify favorable property acquisitions and enable it to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price.  Using these tools in concert with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and resultant current distributions to investors, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

In making investment decisions for us, our advisor will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation and its liquidity and income tax considerations.  In this regard, our advisor will have substantial discretion with respect to the selection of specific investments.  In cases where our advisor determines that it is advantageous to us to make investments in which our advisor or its affiliates do not have substantial experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisors’ opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administrating such investments.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•                  plans and specifications;

•                  environmental reports;

•                  surveys;

•                  evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•                  audited financial statements covering recent operations of properties having operating histories; and

•                  title and liability insurance policies.

We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property.  A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property.  A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.  With respect to international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired.

We also may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on the property.  The amount paid for an option, if any, normally will be surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate.  See “Risk Factors — General Risks Related to Investments in Real Estate.”

Strategic Alliances

To the extent that our advisor deems necessary, it may enter into strategic relationships with third parties having specialized or particularized knowledge or experience regarding certain real estate-related assets.  We believe that these strategic relationships will allow us to access a greater number and variety of real estate-related assets as well as to provide us with expertise regarding certain types of assets with which our advisor and its affiliates may have limited experience such as public infrastructure assets.  These relationships will not reduce or eliminate the duties owed to us by our advisor.

Development and Construction of Properties

We may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed.  To help ensure performance by the builders of properties that are under construction, completion of these properties generally will be guaranteed either by a completion bond or performance bond.  Our advisor may enter into contracts on our behalf with contractors or developers for construction services on terms and conditions approved by our board of directors.  If we contract with an affiliate of our advisor, Behringer Development, for these services, we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.  Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond.  Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables.  See “Risk Factors — General Risks Related to Investments in Real Estate — Development and construction projects are subject to delays that may materially increase the cost to complete the project.”

Additionally, we may engage Behringer Development to act as a developer for all or some of the properties that we acquire for development or redevelopment.  In those cases, we will pay a development fee to Behringer Development in an amount that is usual and customary for similar projects in the particular market.

We or Behringer Development, on our behalf, may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed.  We intend to use additional controls on disbursements to builders and developers as we deem necessary or reasonable.

We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire, including Behringer Development.  These persons would be compensated directly by us or through an affiliate of our advisor.

Acquisition of Properties from Behringer Development

We may acquire properties, directly or through joint ventures, tenant-in-common investments or other co-ownership arrangements, with unaffiliated third parties or with affiliated entities, including Behringer Development, a wholly-owned subsidiary of Behringer Harvard Partners, which is a wholly-owned subsidiary of Behringer Harvard Holdings, and BHD GP, LLC, which is a wholly-owned subsidiary of Behringer Harvard Holdings.  Behringer Development was formed to acquire existing income-producing commercial real estate properties, and acquire land, develop commercial real properties, secure tenants for these properties and sell these properties upon completion to us or other Behringer Harvard-sponsored programs.  In the case of properties to be developed by Behringer Development and sold to us, we anticipate that Behringer Development will:

•                  acquire a parcel of land;

•                  enter into contracts for the construction and development of a commercial building thereon;

•                  enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;

•                  secure an earnest money deposit from us, which may be used for acquisition and development expenses;

•                  secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

•                  complete the development and allow the tenant or tenants to take possession of the property; and

•                  provide for the acquisition of the property by us.

We will be required to pay a substantial sum to Behringer Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing.   Behringer Development will apply these funds to the cost of acquiring the land and initial development costs.  We expect that the earnest money deposit will represent approximately 20% to 30% of the purchase price of the developed property set forth in the purchase contract.  See “Risk Factors — General Risks Related to Investments in Real Estate — Our earnest money deposit may not be refunded” for additional discussion regarding our earnest money deposits.

Generally, the purchase price that we may pay for any real estate asset will be based on the fair market value of the asset as determined by a majority of our directors.  In the cases where a majority of our independent directors require, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors.  In addition, in the case of properties we acquire from Behringer Development that have already been developed, Behringer Development will be required to obtain an appraisal for the property from an independent expert selected by our independent directors.  The purchase price we will pay under the purchase contract may not exceed the fair market value of the property as determined by the appraisal.  In the case of properties we may acquire from Behringer Development that have not been constructed at the time of contracting, Behringer Development will be required to obtain an independent “as built” appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the property “as built” as determined by the appraisal.  We will not acquire any property from Behringer Development unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to Behringer Development or, if the price exceeds such cost, that there is substantial justification for the excess cost and that the excess cost is reasonable.

Our contract with Behringer Development will require it to deliver to us at closing title to the property, as well as an assignment of leases.  Behringer Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us.

We may enter into a contract to acquire property from Behringer Development even if we do not have sufficient proceeds at the time to enable us to pay the full amount of the purchase price at closing.  We also may elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from Behringer Development and would complete the construction either directly or through a joint venture with an affiliate of our advisor.  Any contract between us, directly or indirectly through a joint venture with an affiliate of our advisor, and Behringer Development for the purchase of property to be developed by Behringer Development will provide that we will be obligated to purchase the property only if:

•                  Behringer Development completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

•                  one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and

•                  we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

We may not enter into a contract to acquire property from Behringer Development if our advisor does not reasonably anticipate that funds will be available to purchase the property at the time of closing.  If we enter into a contract to acquire property from Behringer Development and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Behringer Development.  Because Behringer Development is an entity without substantial assets or operations, Behringer Development’s obligation to refund our earnest money deposit will be guaranteed by REIT II Management, our property manager.  Affiliates of REIT II Management may enter into contracts to provide property management and leasing services to various Behringer Harvard-sponsored programs, including us, for substantial monthly fees.  As of the time REIT II Management may be required to perform under any guaranty, we cannot assure you that REIT II Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment.  In this case, we would be required to accept installment payments over time payable out of the revenues of REIT II Management’s operations.  We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances.  See “Risk Factors - General Risks Related to Investments in Real Estate.”

Terms of Leases and Tenant Creditworthiness

The terms and conditions of leases that we will enter into with our tenants may vary substantially from those we describe in this prospectus.  We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant.  In general, we expect to enter into standard commercial leases.  These may include standard multi-tenant commercial leases, “triple net” leases or participating leases.  In addition, we may enter into leases with a taxable REIT subsidiary of ours with respect to certain hospitality properties.  Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term.  Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term.  Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant’s revenue.  We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration.  We expect our triple net leases will be for initial terms of ten years or more, and that any leases with taxable REIT subsidiaries would be for terms of five years.

We intend to use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available.  We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction.  Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, business plans and other data we deem relevant.  However, in light of our desire to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property.  We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit.  In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants.

We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds.  At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space.  We expect to fund tenant improvements for these existing properties either from any capital reserves established for our properties or from available cash.  See “Risk Factors - General Risks Related to Investments in Real Estate.”

Public Infrastructure Assets

We may acquire public infrastructure assets, such as toll roads, water utilities, correctional facilities, airports, ports, electricity and gas transmission and distribution networks, telecommunications facilities and other facilities that form the essential infrastructure of communities. We may acquire existing infrastructure assets or those under construction and development or redevelopment. We expect to acquire infrastructure assets with high growth potential through various strategies and located in areas with above-average population growth rates that we believe will influence demand for the goods or services offered by these investments. To maintain our REIT qualification, some infrastructure assets may be leased to a taxable REIT subsidiary in which we may own a 100% ownership interest and which would in turn engage a governmental agency, quasi-governmental agency, third party or affiliate with the requisite knowledge and experience to operate and manage the particular asset.

We will not invest in public infrastructure assets until all of our non-independent directors and one of our independent directors have at least three years of relevant experience acquiring and managing these types of investments.

Hospitality, Recreation and Leisure Properties

We also may acquire hospitality and recreation and leisure properties that meet our opportunistic investment strategy.  Such investments may include limited-service, extended-stay and full-service lodging facilities as well as all-inclusive resorts.  We may acquire existing hospitality properties or properties under construction and development. We expect to acquire hospitality properties with high growth potential achievable through various strategies, such as brand repositioning, market-based recovery or improved management practices.  Because we are prohibited under the federal tax laws pertaining to qualifying as a real estate investment trust from operating hotels directly, we will lease any hotels that we acquire to a wholly-owned, taxable REIT subsidiary, or TRS, or another lessee for their management.  Our TRS will engage a third party in the business of operating hotels to manage the property.

When making hospitality investments we may also acquire recreation and leisure properties, such as marinas, ski resorts and spa and health facilities located on or near the hotel or resort properties we acquire.  We may purchase existing marinas and related facilities and, to a lesser extent, develop new marinas where suitable opportunities exist. We expect the marinas that we acquire to derive a substantial percentage of their revenues from the rental of boat slips and dry boat storage facilities. In addition, these marinas may offer amenities and facilities that supplement their principal sources of revenue pursuant to leases and subleases. Such amenities and facilities may include boat rentals and sales, boat trailer storage facilities and boat supplies and repair services.  We will also consider acquiring ski resorts and their related real estate assets. The ski resorts that we may seek to acquire likely will be managed by operators who provide services such as the sale of lift tickets and passes, ski and snowboard lesson packages, equipment rental and repair outlets and food and beverage sales.  We may also acquire health clubs, athletic training facilities, wellness centers and spa facilities located on or near any hotels or resorts we acquire.

Joint Venture Investments

We are likely to enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties as well as entities affiliated with our advisor for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets.

A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders, by leveraging our acquisition, development and management expertise in order to achieve the following four primary objectives:  (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) “leverage” invested capital to increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions.  We may only invest in joint ventures if a majority of our directors, including a majority of our independent directors, approve the transaction as fair, competitive and commercially reasonable.  In determining whether to invest in a particular joint venture, our advisor will evaluate the real property that the joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.  See “Conflicts of Interest” and the other subsections under this section of the prospectus.

We intend to enter into joint ventures with other Behringer Harvard-sponsored programs to acquire real properties.  However, we may only do so if a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise any right of first refusal.  In the event that any joint venture with an entity affiliated with our advisor holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.  Entering into joint ventures with other Behringer Harvard-sponsored programs will result in certain conflicts of interest.  See “Risk Factors — Risks Related to Conflicts of Interest” and “Conflicts of Interest — Joint Ventures and Section 1031 Tenant-in-Common Transactions with Affiliates of Our Advisor.”

We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property.  In such instances, it is possible that we would work together with other Behringer Harvard-sponsored programs to apportion the assets within the property among us and the other Behringer Harvard-sponsored programs in accordance with the investment objectives of the various programs.  After such apportionment, the mixed-use property would be owned by two or more Behringer Harvard-sponsored programs or joint ventures composed of Behringer Harvard-sponsored programs.  The negotiation of how to divide the property among the various Behringer Harvard-sponsored programs will not be arm’s length and conflicts of interest will arise in the process.  It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other Behringer Harvard-sponsored programs to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable.  Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm’s-length transaction with a third-party unaffiliated with our advisor.

Section 1031 Tenant-in-Common Transactions

Behringer Harvard Holdings and its affiliates sponsor private offerings of tenant-in-common interests through Behringer Harvard Exchange Entity for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code.  We refer to these transactions as Section 1031 TIC Transactions.  Typically, in this type of transaction, a Behringer Harvard Exchange Entity (many times along with a Behringer Harvard fund such as us) will purchase a property directly from a seller.  The Behringer Harvard Exchange Entity then will sell to the 1031 Participants its portion of the purchase as tenant-in-common interests in the property.  The price paid by the 1031 Participants will be higher than that paid by the Behringer Harvard Exchange Entity or by us.

We also may acquire interests in Section 1031 TIC Transactions, including those previously issued by programs sponsored by Behringer Harvard Holdings or its affiliates.  The Section 1031 TIC Transactions provide opportunities for us to become co-investors in properties at the sponsor’s cost, in contrast to the higher prices paid to a Behringer Harvard Exchange Entity by third-party 1031 participants for comparable tenant-in-common interests.  Participation in these transactions may permit us to: (1) invest proceeds of our offering earlier than we might otherwise be able to do if we were required to acquire the entire property; (2) obtain increased portfolio diversification by applying our capital in lesser amounts over a greater number of properties; (3) acquire interests in properties that we would be unable to acquire using only our own capital resources; and (4) have opportunities to increase our interests in the related properties pursuant to certain purchase options granted to us as a result of our affiliation with the sponsor of the Section 1031 TIC Transaction.

Properties acquired by a Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions generally are financed by obtaining a new first mortgage secured by the property acquired.  In order to finance the remainder of the purchase price for properties to be acquired, a Behringer Harvard Exchange Entity obtains a short-term loan from an institutional lender for each property.  Following its acquisition of a property, the Behringer Harvard Exchange Entity seeks to sell co-tenancy interests to 1031 Participants, the proceeds of which are used to repay the short-term loan.  At the closing of each property acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement, providing that (x) in the event that the Behringer Harvard

Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity’s cost, any co-tenancy interests remaining unsold; (y) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold or otherwise associated with such transaction; or (z) we will provide security for the guarantee of the loans.  See “Risk Factors -Risks Associated with Section 1031 Tenant-in-Common Transactions.”  In connection with the transactions, we also may enter into one or more contractual arrangements obligating us to purchase co-tenancy interests in a particular property directly from the 1031 Participants.  The Behringer Harvard Exchange Entity will pay us a fee in consideration for our agreeing to do (y) or (z) above.  Generally, the amount of the fee will be equal to 1% of the amount of the obligation to which we are exposed or the amount of the short-term loan obtained by the Behringer Harvard Exchange Entity.

Our board of directors, including a majority of our independent directors, must approve each property or tenant-in-common interest acquired by us pursuant to any Section 1031 TIC Transaction.  Accordingly, we only participate in a Section 1031 TIC Transaction where the property purchased meets our investment objectives.  We will not execute any agreement providing for the potential purchase of any unsold co-tenancy interests from a Behringer Harvard Exchange Entity or any co-tenancy interests directly from the 1031 Participants until a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approves of the transaction as being fair, competitive and commercially reasonable to us and at a price to us no greater than the cost of the co-tenancy interests to the Behringer Harvard Exchange Entity.  If the price to us would be in excess of the cost, our directors must find substantial justification for the excess and that the excess is reasonable.  In addition, under any such program, we will require that a fair market value appraisal for each property be obtained from an independent expert selected by our independent directors and in no event would we purchase co-tenancy interests at a price that exceeds the current appraised value of the property interests.

All 1031 Participants, including us, must execute a tenant-in-common agreement with the other purchasers of co-tenancy interests in the property and a property management agreement providing for the property management and leasing of the property by IMS, LLC or its subsidiaries.  The tenant-in-common agreement generally provides that all significant decisions, such as the sale, exchange, lease or re-lease of the property, or any loans or modifications of any loans related to the property, require unanimous approval of all tenant-in-common owners, subject to the deemed consent for failure to respond to any request for consent prior to the applicable deadline and our right to purchase the interests of owners who fail to consent with the majority.  The tenant-in-common agreement also provides a first purchase right to us and options for us to purchase the interests of the other owners at any time within the last year of any mortgage loan on the related property or after we announce our intention to seek a liquidity event for our stockholders.  The tenant-in-common agreement would provide for the payment of property management fees to IMS or its affiliates of up to 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the property.  Accordingly, in the event that we purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we would be subject to various risks associated with co-tenancy arrangements that are not otherwise present in real estate investments, such as the risk that the interests of the 1031 Participants will become adverse to our interests.  See “Risk Factors - Risks Associated with Section 1031 Tenant-in-Common Transactions.”

We also may directly sell tenant-in-common interests in our properties to 1031 Participants.  We will sell a property via a Section 1031 TIC Transaction only in the event that our board of directors determines that such a transaction will be more advantageous to us than an outright sale of the property for cash.  Any sale of one or more properties via a Section 1031 TIC Transaction may expose us to significant tax and securities disclosure risks.  See “Risk Factors — Risks Associated with Section 1031 Tenant-in-Common Transactions.”

Investing in and Originating Loans

We may, from time to time, make and invest in mortgage, bridge or mezzanine loans, short-term loans in connection with Section 1031 TIC Transactions (as described above under “- Section 1031 Tenant-in-Common Transactions”) and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property.  Our criteria for investing in loans will be substantially the same as those that apply to investing in properties.  We may invest in, among other loans, include first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans secured by real property and loans on leasehold interest mortgages.  We may also invest in participations in mortgage loans.  Further, we may invest in unsecured loans or loans secured by assets other than real estate.

The mezzanine loans in which we may invest will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property.  Such loans may also take the form of subordinated loans secured by second mortgages on real property.  We may hold senior or junior positions in mezzanine loans.

Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.  A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan.  Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.  Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

Construction loans are loans made for either original development or renovation of property.  Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years.  In addition, if the mortgage property is being developed, the amount of the construction loan generally will not exceed 75% of the post-development appraised value.  Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property.  These loans generally will have terms from six months to 15 years.  Leasehold interest loans generally will not exceed 75% of the value of the leasehold interest and require personal guaranties of the borrowers.  Leasehold interest loans will be either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates.  These loans would generally permit us to cure any default under the lease.  Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency.  In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor or its affiliates, the appraisal will be obtained from an independent appraiser.  We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense.  In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.  We will not make unsecured loans or loans not secured by mortgages unless such loans are approved by a majority of our independent directors.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria, as determined in the sole discretion of our board of directors, including a majority of our independent directors.  Our board of directors may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•                                          the ratio of the amount of the investment to the value of the property or other assets by which is secured;

•                                          the property’s potential for capital appreciation;

•                                          expected levels of rental and occupancy rates;

•                                          current and projected cash flow of the property;

•                                          potential for rental increases;

•              the degree of liquidity of the investment;

•              geographic location of the property;

•              the condition and use of the property;

•              the property’s income-producing capacity;

•              the quality, experience and creditworthiness of the borrower;

•              in the case of mezzanine loans, the ability to acquire the underlying real estate; and

•              general economic conditions in the area where the property is located or that otherwise affect the borrower.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders.  Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives.  Our advisor will arrange for an inspection of the property securing the loan, if any, during the loan approval process.  We do not expect to make or invest in mortgage, bridge or mezzanine loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years or less.  Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term.  We will not originate loans with negative amortization provisions.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions, as well as the laws and regulations of foreign jurisdictions, imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices.  In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage, bridge or mezzanine loans.  Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness.  We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

We do not have any policies addressing the portion of our assets that may be invested in construction loans, loans secured by leasehold interests and second, third and wraparound mortgage, bridge or mezzanine loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties and will take that fact into account when determining the rate of interest on the loans.

We are not limited as to the amount of gross offering proceeds that we may apply to our loan investments.  We also do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower.  Pursuant to our advisory management agreement, our advisor will be responsible for servicing and administering any mortgage, bridge or mezzanine loans in which we invest.

Investment in Other Real Estate-Related Securities

We may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies.  Real estate-related equity securities are unsecured and are subordinated to the issuer’s liabilities.  Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.  We may not invest in equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive, and commercially reasonable; provided, that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of directors (including a majority of independent directors) will be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market.  For these purposes, a “publicly-traded entity” means any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system.  We may purchase real estate-related securities denominated in foreign currencies or securities of issuers that make investments in real estate located outside the United States.  We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company’s stockholders to purchase their securities.

We may also make investments in commercial mortgage-backed securities (CMBS).  CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

Borrowing Policies

Although we strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us.  We intend to borrow monies to increase the funds available to acquire real estate assets and thus diversify our portfolio.  Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate.  See “Risk Factors — Risks Associated with Debt Financing.”  During periods of high interest rates on mortgage, bridge or mezzanine loans, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

There is no limit on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other investment; provided that we will not invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria, as determined in the sole discretion of our board of directors, including a majority of our independent directors.  In addition, under our charter, the maximum amount of our indebtedness, including amounts payable by us in respect of any preferred stock, may not exceed 300% of our “net assets,” as defined by the NASAA REIT Guidelines, as of the date of any borrowing.  We may exceed this limit if approved by a majority of our independent directors.

In addition to our charter limitation, our board of directors will adopt a policy to generally limit our aggregate borrowings to approximately 55% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, will not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent primary offering prior to listing, and invested substantially all of our capital.  As a result, we expect to borrow more than 55% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is reasonable.

By operating on a leveraged basis, we expect that we will have more funds available for investment in properties and other investments.  This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.  Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property.  See “Risk Factors - General Risks Related to Investments in Real Estate.”  To the extent that we do not obtain mortgage, bridge or mezzanine loans on our properties, our ability to acquire additional properties will be restricted.  Behringer Advisors II will use its best efforts to obtain financing on the most favorable terms available to us.  Lenders may have recourse to assets not securing the repayment of the indebtedness.

Our advisor generally will cause us to refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to fund the investment.  The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from our advisor and its affiliates unless the loan is approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

For services in connection with any debt financing obtained by or for us, including any refinancing of debt, we will pay our advisor a debt financing fee equal to 1% of the amount available under such financing.  Debt financing fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing.  In the event our advisor subcontracts with a third-party for to provide financing coordination services with respect to a particular financing or financings, the advisor will compensate the third party through the debt financing fee.

Other Investments

We also may invest in limited partnership and other ownership interests in entities that own real property.  We expect that we may make such investments when we consider it more efficient to acquire an entity owning such real property rather than to acquire the properties directly.  We also may acquire less than all of the ownership interests of such entities if we determine that an investment in such interests is consistent with our investment objectives and that a liquidation event in respect of such interests are expected within the investment holding periods consistent with that for our direct property investments.

Disposition Policies

We intend to hold each property that we acquire for an extended period.  However, circumstances may arise that could require the early sale of some properties.  A property may be sold before the end of the expected holding period if, in the judgment of our advisor, the value of the property might decline substantially, an opportunity has arisen to improve other properties, we can increase cash flow through the disposition of the property, or the sale of the property is in our best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation.  We cannot assure you that this objective will be realized.  The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants.  See “Federal Income Tax Considerations - Failure to Qualify as a REIT.”  The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

We anticipate providing our stockholders with a liquidity event or events by some combination of a listing of our shares for trading on an exchange, by spinning off or selling certain subsidiaries or joint venture platforms or by liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders.  Our board does not anticipate evaluating a liquidity event until at least eight years after we terminate this primary offering, subject to then prevailing market conditions.  If we do not begin the process of liquidating our assets or listing our shares within twelve years of the termination of this primary offering, our charter requires that we hold a stockholder meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors and a majority of our independent directors vote to defer the meeting beyond the twelfth anniversary of the termination of this offering.  Prior to any stockholder meeting, our directors would evaluate whether to recommend the proposal to our stockholders and, if they so determine, would recommend the proposal and their reasons for doing so.  The proposal would include information regarding appraisals of our portfolio.  If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal to our stockholders at least once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our shares on a national securities exchange beyond twelve years from the termination of this offering.  Even after we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets.  After commencing a liquidation, we would continue in existence until all of our assets are sold.

Disclosure Policies with Respect to Future Probable Acquisitions

As of the date of this prospectus, we have not acquired or contracted to acquire any specific real assets. Our advisor is continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other Behringer Harvard-sponsored programs.  At such time while this offering is ongoing, if we believe that a reasonable probability exists that we will acquire a specific property or other asset, where our total investment in the property or asset, as of the date of acquisition, will be equal to or greater than 10% of our total assets on our last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of our last balance sheet, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific asset, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities.  Pursuant to these limitations, we will not:

•      borrow in excess of 300% of our net tangible assets unless a majority of the independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the independent directors of the justification for the excess borrowing;

•      invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•      invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•      make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency.  In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor or its affiliates, these appraisals must be obtained from an independent appraiser and maintained in our records for at least five years and open for inspection and duplication by our stockholders.  We also will obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•      make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor or its affiliates;

•      make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on the property, including loans to us, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists for exceeding the limit as determined by our board of directors, including a majority of our independent directors;

•      make an investment in a property or mortgage, bridge or mezzanine loan if the related acquisition and advisory fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage, bridge or mezzanine loan, 6% of the funds advanced, provided that the investment may be made if a majority of the board of directors, including a majority of our independent directors, determines that the transaction is commercially competitive, fair and reasonable to us;

•      make investments in unimproved property or indebtedness secured by a deed of trust or mortgage, bridge or mezzanine loans on unimproved property in excess of 10% of our total assets;

•      invest in equity securities, unless a majority of the board of directors, including a majority of the independent directors, approves such investment as being fair, competitive and commercially reasonable;

•      issue equity securities on a deferred payment basis or other similar arrangement;

•      issue debt securities in the absence of adequate cash flow to cover debt service;

•      issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•      issue options or warrants to purchase shares to our advisor, directors, sponsor or any affiliate thereof (1) on terms more favorable than we offer such options or warrants to the general public thereof or (2) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant;

•      issue securities that are redeemable solely at the option of the holder which restriction has no effect on our proposed share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests;

•      make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless the board determines, in its sole discretion, that REIT qualification is not in our best interest; or

•      operate in such a manner as to be classified as an “investment company” under the Investment Company Act.

In addition, our charter includes many other investment limitations in connection with conflict of interest transactions, which limitations are described above under “Conflicts of Interest.”  Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended.  In order to maintain our exemption from regulation under the Investment Company Act, we intend to engage primarily in the business of buying real estate, mortgages and other liens on or interests in real estate.  Our advisor continually will review our investment activity to attempt to ensure that we will not be regulated as an investment company.  Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments. The position of the SEC staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption.  To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders.  Each determination and the basis therefor will be set forth in the minutes of our board of directors.  The methods of implementing our investment policies also may vary as new investment techniques are developed.  The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

SELECTED FINANCIAL DATA

We are a recently formed entity with no operating history.  See our financial statements and the notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the accompanying financial statements and the notes thereto.

As of the date of this prospectus, we had not yet commenced active operations. Once the minimum subscription is achieved, subscription proceeds will be released to us as accepted and applied to investments in properties and, to a lesser extent, mortgage loans and the payment or reimbursement of selling commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.

We have not entered into any arrangements to acquire any specific property or to make or invest in any specific mortgage loan. The number of properties and mortgages we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.  If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located.  Consequently, the likelihood of our profitability being affected by the performance of any one of our investments will increase.  In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, will be higher, which may have a material adverse effect on our ability to pay distributions.

We intend to make an election under Section 856(c) of the Code to be taxed as a REIT under the Code, beginning with the taxable year ended December 31, 2010. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income. However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2010, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time.  We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations — Requirements for Qualification as a REIT” are met.

Critical Accounting Policies and Estimates

Below is a discussion of the accounting policies that management believes will be critical once we commence operations.  We consider these policies critical because they involve difficult management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results.  These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  With different estimates or assumptions, materially different amounts could be reported in our financial statements.  Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include our accounts and the accounts of our subsidiaries.  All inter-company transactions, balances and profits have been eliminated in consolidation.  Interests in entities acquired are evaluated based on applicable generally accepted accounting principles, which includes the consolidation of variable interest entities (“VIEs”) in which we are deemed to be the primary beneficiary.  If the interest in the entity is determined not to be a VIE, then the entities are evaluated for consolidation based on legal form, economic substance, and the extent to which we have control and/or substantive participating rights under the respective ownership agreement.

There are judgments and estimates involved in determining if an entity in which we have made an investment is a VIE and if so, if we are the primary beneficiary.  The entity is evaluated to determine if it is a VIE by, among other things, calculating the percentage of equity being risked compared to the total equity of the entity.  Determining expected future losses involves assumptions of various possibilities of the results of future operations of the entity, assigning a probability to each possibility and using a discount rate to determine the net present value of those future losses.  A change in the judgments, assumptions and estimates outlined above could result in consolidating an entity that should not be consolidated or accounting for an investment on the equity method that should in fact be consolidated, the effects of which could be material to our financial statements.

Real Estate

Upon the acquisition of real estate properties, we will allocate the purchase price of those properties to the assets acquired, consisting of land, inclusive of associated rights, and buildings, any assumed liabilities, identified intangible assets, asset retirement obligations and any noncontrolling interest based on their relative fair values.  Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements, in-place leasing commissions and tenant relationships.  Goodwill will be recognized as of the acquisition date and measured as the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree over the fair value of identifiable net assets acquired.  Likewise, a bargain purchase gain will be recognized in current earnings when the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree is less than the fair value of the identifiable net assets acquired.  Acquisition-related costs will be expensed as incurred.  Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

The fair value of the tangible assets acquired, consisting of land and buildings, will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land and buildings.  Land values will be derived from appraisals, and building values will be calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of commercial office buildings will be depreciated over the estimated useful life of 25 years using the straight-line method.

We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal option for below-market leases.  We will record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant.  The aggregate value for tenant improvements and leasing commissions will be based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition.  The aggregate value of in-place leases acquired and tenant relationships will be determined by applying a fair value model.  The estimates of fair value of in-place leases will include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions.  In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, we will include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions.  The estimates of the fair value of tenant relationships will also include costs to execute similar leases including leasing commissions, legal fees and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We will determine the fair value of assumed debt by calculating the net present value of the scheduled note payments using interest rates for debt with similar terms and remaining maturities that we believe we could obtain.

Any difference between the fair value and stated value of the assumed debt will be recorded as a discount or premium and amortized over the remaining life of the loan.

We will amortize the value of in-place leases, in-place tenant improvements and in-place leasing commissions to expense over the term of the respective leases.  The value of tenant relationship intangibles will be amortized to expense over the initial term and any anticipated renewal periods, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building.  Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles will be charged to expense.

In allocating the purchase price of each of our properties, management will make assumptions and use various estimates, including, but not limited to, the estimated useful lives of the assets, the cost of replacing certain assets, discount rates used to determine present values, market rental rates per square foot and the period required to lease the property up to its occupancy at acquisition if it were vacant.  Many of these estimates will be obtained from independent third party appraisals.  However, management will be responsible for the source and use of these estimates.  A change in these estimates and assumptions could result in the various categories of our real estate assets and/or related intangibles being overstated or understated, which could result in an overstatement or understatement of depreciation and/or amortization expense.  These variances could be material to our financial statements.

Investment Impairments

For real estate we may consolidate, management will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable.  When such events or changes in circumstances occur, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the estimated period we expect to hold the asset, including its eventual disposition, to the carrying amount of the asset.  In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we will recognize an impairment loss to adjust the carrying value of the asset to estimated fair value.  We will determine the estimated fair value based on discounted cash flow streams using various factors including estimated future selling prices, costs spent to date, remaining budgeted costs and selling costs.

For real estate we may own through an investment in a joint venture, TIC interest or other similar investment structure, at each reporting date we will compare the estimated fair value of our investment to the carrying value.  An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

In evaluating our investments for impairment, management will use appraisals and make several estimates and assumptions, including, but not limited to, the projected date of disposition of the properties, the estimated future cash flows of the properties during our ownership and the projected sales price of each of the properties.  A change in these estimates and assumptions could result in understating or overstating the book value of our investments, which could be material to our financial statements.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board issued an amendment to the accounting and disclosure requirements for the consolidation of VIEs.  The guidance eliminates exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a VIE.  It also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity’s status as a VIE, a company’s power over a VIE, or a company’s obligation to absorb losses or its rights to receive benefits of an entity must be disregarded.  The guidance is applicable for annual periods after November 15, 2009 and interim periods thereafter.  We do not expect that the implementation of this guidance will have a material impact on our consolidated financial statements in the near future.

Competition

The current market for properties that meet our investment objectives is highly competitive as is the leasing market for such properties.  We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, other real estate limited partnerships and other entities engaged in real estate investment activities, many of which will have greater resources than we will.  We may also compete with other Behringer Harvard-sponsored programs to acquire properties and other investments.  In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other Behringer Harvard-sponsored programs, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity.  It will be the duty of our advisor to ensure that this method is applied fairly to us.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have raised at least $2,000,000 in this offering.  Our advisor is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments, other than those referred to in this prospectus.  The specific trends of which our advisor is aware are (1) lower capitalization rates, resulting in lower yields and (2) recent volatility in the commercial real estate debt markets reducing the amount of capital available to finance real estate, which, in turn, prohibits real estate investors from relying on capitalization rate compression to generate returns.

Liquidity and Capital Resources

Once we commence operations, our principal demands for funds will be for real estate and real estate-related acquisitions, to pay operating expenses and distributions, and for the payment of interest on our outstanding indebtedness. Generally, we expect to meet cash needs for acquisitions from the net proceeds of this offering and from financings.

There may be a delay between the sale of our shares and the purchase of properties or other investments, which could result in a delay in our ability to make distributions to our stockholders.  We expect to have little, if any, cash flow from operations or funds from operations (FFO) available for distribution until we make substantial investments and currently have no plans regarding when distributions will commence.  Even after we commence paying distributions, some or all of our distributions will be paid from other sources. We may generate cash to pay distributions from financing activities, components of which may include borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow and proceeds of this offering.  In addition, from time to time, our advisor and its affiliates may agree to waive or defer all, or a portion, of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.  In addition, to the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We intend to borrow money to acquire properties and make other investments.  There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other investment.  In addition, under our charter, the maximum amount of our indebtedness may not exceed 300% of our “net assets,” as defined by the NASAA REIT Guidelines, as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors. In addition to our charter limitation, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 55% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent primary offering prior to listing, and invested substantially all of our capital. As a result, we expect to borrow more than 55% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is reasonable.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations.  If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Contractual Obligations

We had no contractual obligations as of December 31, 2009.

Quantitative and Qualitative Disclosures about Market Risks

We will be exposed to interest rate changes primarily as a result of long-term debt bearing interest at variable rates that we will likely incur to acquire properties and make loans and other permitted investments. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs sponsored by Robert M. Behringer, our Chairman of the Board and director and founder.  Mr. Behringer has served as general partner, chief executive officer or director of 48 programs over the last 20 years, which includes this program, six other public programs and 41 private programs.  We refer to real estate programs sponsored by Mr. Behringer as Behringer Harvard-sponsored programs in this prospectus.  Investors in this offering should not assume that they will experience returns, if any, comparable to those experienced by investors in any of the prior Behringer Harvard-sponsored programs.  Investors who purchase our shares will not acquire any ownership interest in any of the other Behringer Harvard-sponsored programs discussed in this section.

The information in this section and in the Prior Performance Tables included in this prospectus as Appendix A show relevant summary information concerning Behringer Harvard-sponsored programs.  As described below, Robert M. Behringer and his affiliates have sponsored public and private real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms, that are substantially similar to ours, many of which are still operating and may acquire additional properties in the future.  We consider the prior programs to have investment objectives similar to ours to the extent that the prospectus or private offering memorandum for the program lists substantially the same primary investment objectives as we do, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of Behringer Harvard-sponsored programs as of December 31, 2008.  The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V).  Additionally, Table VI, which is contained in Part II of the registration statement and is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs.  We will furnish copies of Table VI to any prospective investor upon request and without charge.  The purpose of this prior performance information is to enable you to evaluate accurately our sponsor’s experience with like programs.  The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

From time to time, Behringer Harvard Holdings and its affiliates have agreed to waive or defer all or a portion of the acquisition, asset management or other fees due them, enter into lease agreements for unleased space, pay general and administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to investors.  More specifically, Behringer Harvard REIT I’s advisor and Behringer Harvard Short-Term Opportunity Fund I’s general partners each waived asset management fees of approximately $1.0 million for the year ended December 31, 2007.  In addition, on December 31, 2007, Behringer Harvard Holdings forgave Behringer Harvard Short-Term Opportunity Fund I $7.5 million of principal borrowings and accrued interest thereon under a loan agreement entered into between the parties on November 9, 2007.  The interest rate under this loan was 5% per annum.  The waiver of fees and forgiveness of indebtedness materially impacted the results presented for Behringer Harvard Short-Term Opportunity Fund I in the Prior Performance Tables.  The results of operations and distributions from both programs would likely have been lower without such arrangements.

Public Programs

Affiliates of Robert M. Behringer are sponsoring or have recently sponsored six public real estate programs with similar investment objectives as ours.  These programs and the status of their offerings are:

•                  Behringer Harvard REIT I, Inc. — The initial public offering for this program terminated on February 19, 2005, and it initiated a follow-on offering immediately after the termination of its initial offering.  The first follow-on offering was terminated on October 20, 2006, and following the termination of that offering, it initiated a second follow-on offering.  The second follow-on offering was terminated on December 31, 2008.  Behringer Harvard REIT I currently is offering up to 60,000,000 shares of common stock at a price of $9.50 per share pursuant to its distribution reinvestment plan.  Behringer

Harvard REIT I has stated that it targets a liquidity event by the twelfth anniversary of the termination of its initial public offering.

•                  Behringer Harvard Opportunity REIT I, Inc. — The primary offering component of the initial public offering for this program terminated on December 28, 2007; the distribution reinvestment plan component of that public offering previously had terminated on November 16, 2007.  Behringer Harvard Opportunity REIT I currently is offering up to 6,315,790 shares of common stock at a price of $8.03 per share pursuant to its distribution reinvestment plan.  Behringer Harvard Opportunity REIT I has stated that it targets a liquidity event by the sixth anniversary of the termination of the primary offering.

•                  Behringer Harvard Opportunity REIT II, Inc. — This program is currently conducting its initial public offering for the offer and sale of up to 100,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 25,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  Behringer Harvard Opportunity REIT II has stated that targets a liquidity event by the sixth anniversary of the termination of its current primary offering.

•                  Behringer Harvard Multifamily REIT I, Inc. — This program is currently conducting its initial public offering for the offer and sale of up to 200,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 50,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  Behringer Harvard Multifamily REIT I commenced its public offering on September 5, 2008.  Behringer Harvard Multifamily REIT I has stated that it targets a liquidity event by the sixth anniversary of the termination of its primary offering.

•                  Behringer Harvard Short-Term Opportunity Fund I LP — The initial public offering for this program terminated on February 19, 2005.  Behringer Harvard Short-Term Opportunity Fund has stated that it targets a liquidity event by the fifth anniversary of the termination of its initial public offering.

•                  Behringer Harvard Mid-Term Value Enhancement Fund I LP — The initial public offering for this program terminated on February 19, 2005.  Behringer Harvard Mid-Term Value Enhancement Fund I has stated that it targets a liquidity event by the eighth anniversary of the termination of its initial public offering.

As of December 31, 2008, Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Multifamily REIT I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I had raised approximately $3.6 billion of gross offering proceeds from approximately 105,000 investors.  With a combination of net offering proceeds and debt, as of December 31, 2008, Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Multifamily REIT I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund had invested approximately $6.4 billion (including acquisition and development costs) in 146 properties and invested approximately $86 million in development or mezzanine loans.

Following is a table showing the breakdown by property type of the aggregate amount of acquisition and development costs of the 146 properties purchased and invested in by Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Multifamily REIT I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I as of December 31, 2008:

Type of Property	New	Used	Construction
Office	—	91.4%	—
Industrial	—	—	—
Development Property	1.5%	—	1.8%
Hospitality and Leisure	—	4.7%	—
Multifamily	0.6%	—	—

The following is a breakdown of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Multifamily REIT I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I as of December 31, 2008, by 100% fee ownership interests, ownership of tenant-in-common interests and ownership of joint venture interests:

Fund	100% Owned	Tenant-in- Common Interests	Joint Ventures
Behringer Harvard REIT I	92.4%	0.7%	6.9%
Behringer Harvard Opportunity REIT I	44.2%	—	55.8%
Behringer Harvard Opportunity REIT II	100.0%	—	—
Behringer Harvard Short-Term Opportunity Fund I	63.5%	—	36.5%
Behringer Harvard Mid-Term Value Enhancement Fund I	100.0%	—	—
Behringer Harvard Multifamily REIT I	—	—	100%

The following is a breakdown of the aggregate amount of acquisition and development costs of the properties purchased by these six public programs as of December 31, 2008, by property type:

Fund	Office	Development	Hospitality and Leisure		Multifamily
Behringer Harvard REIT I	99.8%	0.2%	—		—
Behringer Harvard Opportunity REIT I	52.0%	13.9%	31.9	%*	2.2%
Behringer Harvard Opportunity REIT II	100.0%	—	—		—
Behringer Harvard Short-Term Opportunity Fund I	56.1%	14.4%	29.5	%*	—
Behringer Harvard Mid-Term Value Enhancement Fund I	100.0%	—	—		—
Behringer Harvard Multifamily REIT I	—	75.9%	—		24.1%

* Includes hospitality properties that also have rentable office space, retail shops and condominium units.

Based on the aggregate amount of acquisition and development costs, as of December 31, 2008, the diversification of these 146 properties by geographic region is as follows: 0.4% in Alabama, 0.2% in Arizona, 4.7% in California, 2.1% in Colorado, 2.4% in Florida, 5.1% in Georgia, 18.6% in Illinois, 0.5% in Kansas, 2.7% in Kentucky, 1.6% in Louisiana, 2.6% in Maryland, 2.2% in Massachusetts, 3.4% in Minnesota, 3.1% in Missouri, 0.5% in New Hampshire, 2.0% in New Jersey, 0.9% in New York, 2.0% in Nevada, 3.3% in North Carolina, 2.8% in Ohio, 0.4% in Oregon, 7.2% in Pennsylvania, 2.5% in Tennessee, 24.2% in Texas, 0.3% in Virginia, 3.2% in Washington, D.C., 0.4% in England, 0.4% in Europe and 0.3% in the Bahamas.

Historically, the public programs sponsored by affiliates of our advisor have experienced losses during the first several quarters of operations.  Many of these losses can be attributed to initial start-up costs and a lack of revenue-producing activity prior to the programs’ initial property investments.  Losses also may reflect the delay between the date a property investment is made and the period when revenues from such property investment begin to accrue.  Furthermore, only Behringer Harvard REIT I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I have sold properties, as described in Table V, as of December 31, 2008, and thus, any appreciation or depreciation of the properties is not reflected in the net income of the programs.

In addition, cash flows from the operations of Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Multifamily REIT I, Behringer Harvard Mid-Term Value Enhancement Fund I and Behringer Harvard Short-Term Opportunity Fund I have been insufficient in certain years to fund the distributions paid to their respective investors.  Distributions that constituted a return of capital have reduced the funds available to these public programs for the acquisition of properties, which could reduce the overall return of investors.

In fiscal years 2008, 2007 and 2006, Behringer Harvard REIT I declared cash distributions aggregating approximately $153.8 million, $114.5 million and $62.9 million, respectively, to its common stockholders.  Of these amounts, approximately $111.9 million, $108.5 million and $59.9 million, in fiscal years 2008, 2007 and 2006, respectively, was paid using funds from operations.  The remaining portion was paid from sources other than funds from operations, such as cash flow from financing activities, a component of which includes cash flows from offering proceeds, cash advanced to the company by, or reimbursements for expenses or waiver of fees from, its advisor and proceeds from loans including those secured by its assets.

In fiscal years 2008, 2007 and 2006, Behringer Harvard Opportunity REIT I declared cash distributions aggregating approximately $16.4 million, $11.0 million and $1.1 million, respectively, to its stockholders.  Of these amounts, approximately $8.7 million of distributions made in fiscal year 2007 and all distributions made in fiscal year 2006 were paid using funds from operations.  The remaining portion for 2007 and all of the distributions for 2008 were paid from sources other than funds from operations, such as cash flow from financing activities, a component of which includes cash flows from offering proceeds, cash advanced to the company by, or reimbursements for expenses or waiver of fees from, its advisor and proceeds from loans including those secured by its assets.

In fiscal years 2008, 2007 and 2006, Behringer Harvard Mid-Term Value Enhancement Fund I declared cash distributions aggregating approximately $2.6 million, $2.6 million and $2.6 million, respectively, to its stockholders.  Of these amounts, approximately $1.6 million, $2.3 million and $2.4 million, in fiscal years 2008, 2007 and 2006, respectively, was paid using funds from operations.  The remaining portion was paid from sources other than funds from operations, such as cash flow from financing activities, a component of which includes cash flows from offering proceeds and cash advanced to the company by, or reimbursements for expenses or waiver of fees from, its advisor.

In fiscal years 2008, 2007 and 2006, Behringer Harvard Short-Term Opportunity Fund I declared cash distributions aggregating approximately $3.1 million, $3.1 million and $8.2 million, respectively, to its stockholders.  Of these amounts, approximately $3.8 million of distributions made in fiscal year 2006 were paid using funds from operations.  The remaining portion was paid from sources other than funds from operations, such as cash flow from financing activities, a component of which includes cash flows from offering proceeds, cash advanced to the company by, or reimbursements for expenses and waiver of fees from, its advisor and proceeds from loans including those secured by its assets.

In fiscal year 2008, Behringer Harvard Opportunity REIT II declared cash distributions aggregating approximately $865,000.  Of this amount, approximately $150,000 of distributions made in fiscal year 2008 were paid using funds from operations.  The remaining portion was paid from sources other than funds from operations, such as cash flow from financing activities, a component of which includes cash flows from offering proceeds, cash advanced to the company by, or reimbursements for expenses and waiver of fees from, its advisor and proceeds from loans including those secured by its assets.

In fiscal years 2008 and 2007, Behringer Harvard Multifamily REIT I declared distributions aggregating approximately $6.4 million and $0.9 million, respectively, to its stockholders.  Of these amounts, approximately $3.7 million and $0.3 million in fiscal years 2008 and 2007, respectively, were paid using funds from operations.  The remaining portion for 2008 and 2007 were paid from sources other than funds from operations, such as cash flow from financing activities, a component of which includes cash flows from offering proceeds, cash advanced to the company by, or reimbursements for expenses or waiver of fees from, its advisor and proceeds from loans including those secured by its assets.

Upon request, prospective investors may obtain from us without charge copies of public offering materials and any public reports prepared in connection with any of the Behringer Harvard-sponsored public programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.  For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K.  Any such request should be directed to our corporate secretary.  Many of the public offering materials and reports prepared in connection with the Behringer Harvard-sponsored public programs are also available on the Behringer Harvard website at www.behringerharvard.com.  Neither the contents of that website nor any of the materials or reports relating to other Behringer Harvard-sponsored public programs are incorporated by reference in or otherwise a part of this prospectus.  In addition, the Securities and Exchange Commission maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Private Programs

As of December 31, 2008, the private programs sponsored by affiliates of our advisor include 28 single-asset real estate limited partnerships, nine tenant-in-common offerings, two private REITs and two private multi-asset real estate limited partnerships.  These 41 private programs had raised approximately $520 million of gross offering proceeds from approximately 3500 investors as of December 31, 2008.  See Tables I and II of the Prior Performance Tables for more detailed information about the experience of the affiliates of our advisor in raising and investing funds for the private offerings closed during the last three years and compensation paid to the sponsors of these programs.

With a combination of debt and offering proceeds, as of December 31, 2008, these private programs invested approximately $1.0 billion (including acquisition and development costs) in 83 real estate investments.  Based on the aggregate amount of acquisition and development costs of these investments, approximately 81.9% was spent on existing or used properties, approximately 14.5% was spent on construction properties and approximately 3.6% was spent on acquiring or developing land.  Also based the aggregate amount of acquisition and development costs of these investments, approximately 59.3% was spent on the acquisition or development of office buildings, approximately 18.2% was spent on the acquisition or development of multifamily residential properties, approximately 21.6% was spent on the acquisition or development of hospitality and leisure properties, approximately 0.6% was spent on the acquisition or development of retail centers and approximately 0.3% was spent on the acquisition or development of storage facilities.

The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the private real estate programs as of December 31, 2008:

Type of Property	New	Used	Construction
Office	—	98.7%	1.3%
Multifamily Residential	3.9%	40.7%	55.4%
Hospitality and Leisure	—	97.9%	2.1%
Retail	—	100.0%	—
Land	—	100.0%	—
Storage Facilities	—	100.0%	—

As a percentage of acquisition and development costs, the diversification of these 83 real estate investments by geographic area is as follows:  5.3% in Arkansas, 4.5% in California, 5.8% in Colorado, 10.8% in Florida, 0.6% in Georgia, 7.2% in Maryland, 11.2% in Minnesota, 3.4% in Missouri, 4.6% in Nevada, 33.2% in Texas, 2.5% in Virginia, 4.9% in Washington, D.C., 0.5% in the U.S. Virgin Islands and 5.5% in other international locations.

During the three years ended December 31, 2008, these private programs invested approximately $376 million (including acquisition and development costs) in 22 real estate investments.  Based on the aggregate amount of acquisition and development costs, of these 22 real estate investments approximately 12.0% were in office properties, approximately 42.0% were in multifamily residential properties and approximately 46.0% were in hospitality and leisure properties.  Also based on the aggregate amount of acquisition and development costs, during the three years ending December 31, 2008, the diversification of the properties by geographic region is as follows:  12.5% in California, 2.8% in Colorado, 26.9% in Florida, 1.7% in Georgia, 2.9% in Maryland, 12.7% in Nevada, 18.4% in Texas, 7.0% in Virginia and 15.1% in other international locations.  These properties were financed with a combination of debt and offering proceeds.

These programs have sold 39 of the 83 real estate investments they had purchased as of December 31, 2008, or approximately 47.0% of such real estate investments.  The original purchase price of the properties sold was approximately $224 million, and the aggregate sales price of such properties was approximately $263 million.  See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed since January 1, 2004, results of such programs that have completed their operations since January 1, 2004 and the sales or other disposals of properties with investment objectives similar to ours since January 1, 2006.

As of December 31, 2008, the percentage of these programs with investment objectives similar to ours is approximately 93.6%.  These 19 private programs with similar investment objectives invested approximately

$974 million (including acquisition and development costs) in investments in 60 properties.  Based on the aggregate amount of acquisition and development costs, of these 60 real estate investments, approximately 63.4% were office real estate investments (42 properties), approximately 18.5% were multifamily residential real estate investments (15 properties), approximately 17.7% were hospitality and leisure real estate investments (2 properties) and approximately 0.4% was a retail property.  The aggregate acquisition and development cost of these investments was approximately $974 million, of which $552 million was purchase mortgage financing used to acquire them.  Also based on the aggregate amount of acquisition and development costs, as of December 31, 2008, the diversification of the properties by geographic region is as follows: 5.7% in Arkansas, 4.8% in California, 6.2% in Colorado, 10.4% in Florida, 0.7% in Georgia, 7.7% in Maryland, 11.9% in Minnesota, 3.7% in Missouri, 4.9% in Nevada, 30.3% in Texas, 2.7% in Virginia, 5.2% in Washington, D.C. and 5.8% in other international locations.  These investments had an aggregate of approximately 4.7 million square feet of gross leasable space.  For more detailed information regarding acquisitions of properties by such programs since January 1, 2005, see Table VI contained in Part II of the registration statement of which this prospectus is a part.

In addition to the foregoing, from time to time, programs sponsored by us or affiliates of our advisor may conduct other private offerings of securities.

Real Estate Market

Certain prior programs sponsored by affiliates of our advisor have been adversely affected by the cyclical nature of the real estate market.  They have experienced decreases in net income when economic conditions declined.  BRP (Renner Plaza), LP experienced a bankruptcy of its single tenant, which in turn forced the lender to foreclose its loan and acquire the building in April 2006.  However, Behringer Harvard Holdings paid supplemental returns to the investors in this program so that none lost money.  See Prior Performance Tables IV (Results of Completed Programs) and V (Results of Sales or Disposals of Property) in Appendix A for further information regarding BRP (Renner Plaza), LP.  Additionally, certain Behringer Harvard-sponsored tenant-in-common programs (including Behringer Harvard Colorado Building S, LLC; Behringer Harvard Travis Tower S LP; Behringer Harvard Pratt S, LLC; and Behringer Harvard Alamo Plaza S, LLC, each of which has Behringer Harvard REIT I as its largest tenant-in-common investor) acquired tenant-in-common interests in certain commercial office properties with the expectation that the near term occupancy levels would improve to a level sufficient to meet the initial targeted return for the respective properties.  The increases in occupancy rates in the submarkets where these properties are located, and the leasing increases at those properties, have been slower than anticipated.  Although these real estate investments all are providing positive returns and these properties continue to seek increased occupancy, the slower growth in occupancy levels in the near term has resulted in lower current income and lower current distributions generated by these investments than were anticipated.  In certain instances, Behringer Harvard Holdings, the sponsor of these programs, or its affiliates, has agreed to make certain accommodations to benefit the owners of these properties, including leases for vacant space and the deferral of asset management fees otherwise payable to the sponsor or its affiliates.  See Prior Performance Tables I (Experience in Raising and Investing Funds), II (Compensation to Sponsor) and III (Annual Operating Results of Prior Real Estate Programs) in Appendix A for further information regarding these tenant-in-common programs.  Our business may be affected by similar conditions.

No assurance can be made that our program or other Behringer Harvard-sponsored programs will ultimately be successful in meeting their investment objectives.

Adverse Business Developments

The ongoing credit crisis and resulting real estate market disruptions have adversely affected the liquidity of certain real estate programs sponsored by our sponsor.  Credit from third parties remains difficult to obtain in this environment, and, as a result, two of our sponsor’s private programs and one public program have turned to our sponsor for unsecured credit facilities.  The amount drawn under each such credit facility is material to each of the respective programs.  Although we believe the terms of these facilities compare favorably to those available from third parties, reliance on our sponsor for credit may not provide the program with the same level of liquidity provided by third party lenders.  In addition, the decreased liquidity of certain real estate programs and the lack of credit in the current economic environment have resulted in loan defaults by all the Behringer Harvard-sponsored programs that have utilized debt financing and that are not currently offering shares in best efforts public offerings.  However, only Behringer Harvard Short-Term Opportunity Fund I has experienced any material loan default.  In addition, these programs have had success in extending or restructuring their loans with the result being that no such program has lost an asset in 2009 as a result of a loan default.  Nonetheless, these programs could experience additional loan defaults, whether as a result of loan maturities or otherwise; an inability to secure replacement financing for such loans or extend or restructure these loans could result in foreclosures or lenders pursuing other remedies.

Further, market disruptions appear to have led to a greater volume of redemption requests made of non-listed real estate programs, including those sponsored by Behringer Harvard.  Honoring these requests has further decreased the liquidity of Behringer Harvard-sponsored programs.  In 2009, in order to conserve capital and improve their liquidity, two of our sponsor’s public programs, Behringer Harvard REIT I and Behringer Harvard Opportunity REIT I, have limited redemptions to those requested by reason of death, disability or need for long-term care, with Behringer Harvard REIT I further limiting such redemptions to $10 million during 2010.  Behringer Harvard REIT I also lowered its distribution rate from 6.5% annually to 3.25% annually (assuming a per share purchase price of $10.00) in connection with its April 2009 distribution.  To help support its capital conservation and liquidity needs, Behringer Harvard REIT I’s advisor waived asset management fees in the amount of $7.5 million for 2009. Also to preserve capital and support its liquidity needs, Behringer Harvard Short-Term Opportunity Fund I discontinued distributions following payment of its June 2009 distribution.

The recession has also adversely affected the operating performance of Behringer Harvard-sponsored programs.  For the nine months ended September 30, 2009, operating cash flows from operations alone of all prior public Behringer Harvard-sponsored programs were insufficient to fund their distributions.  The cash requirements for distributions are reduced for certain of these programs which have distribution reinvestment plans, to the extent their investors take advantage of such plans.  For the nine months ended September 30, 2009, some of these programs were able to fund cash amounts distributed to their investors with operating cash flows from their operations.  However, for Behringer Harvard Short-Term Opportunity Fund I, all cash amounts distributed to its limited partners for the nine months ended September 30, 2009 exceeded cash flow from operating activities and were funded from its borrowings.  For Behringer Harvard Mid-Term Value Enhancement Fund I, cash amounts distributed to its limited partners for the nine months ended September 30, 2009 exceeded cash flow from operating activities by approximately $1.4 million, with distributions in excess of this being funded from cash on hand.  For Behringer Harvard Opportunity REIT II, a program currently in offering, all cash amounts distributed to its stockholders during the nine months ended September 30, 2009 exceeded cash flows from operating activities and were funded from proceeds from its public offering.  For Behringer Harvard Multifamily REIT I, a program currently in offering, cash amounts distributed to its stockholders during the nine months ended September 30, 2009 exceeded cash flows from operating activities by approximately $7.4 million, with distributions in excess of this being funded from proceeds from its public offering.  Distributions made in excess of cash flow from operating activities has the effect of reducing funds available to these programs for the acquisition of properties and other cash needs, which could reduce the overall return of investors or otherwise negatively impact the program.

The continued disruptions in the financial markets and deteriorating economic conditions have also adversely affected the fair values of real estate and recoverability of loan investments of real estate programs sponsored by our sponsor.  In addition to the impairments disclosed in the Prior Performance Tables in Appendix A, Behringer Harvard REIT I and Behringer Harvard Opportunity REIT I have each recorded in 2009 impairments.  In the future, especially if the economic deterioration persist, these and additional Behringer Harvard-sponsored programs may recognize material charges for impairment.  Moreover, even if the programs do not recognize any material charge for impairment with respect to any assets, the fair value of their assets may have declined based on general economic conditions or other factors.  For example, although Behringer Harvard Opportunity REIT I has only recorded immaterial impairments, its board of directors estimated the per share value of its common stock to be $8.03 from the $10 offering price in its public offerings.  In addition, Behringer Harvard REIT I has reported that due to the continuing impact of the disruptions in the financial and real estate markets on the values of its investments, it expects the estimated value per share of its common stock when published will be less than the $9.50 per share price at which shares are currently offered pursuant to its distribution reinvestment plan.

The current economic conditions have also adversely affected the financial condition of the tenants of the real estate programs sponsored by our sponsor.  Several of these real estate programs have experienced tenant defaults or bankruptcies.  Additional tenant defaults or bankruptcies may have a material adverse effect on the operations of these programs.

Pending Litigation

One of the tenant-in-common programs, Behringer Harvard Beau Terre S, LLC, is currently underperforming relative to projections, which were based on certain seller representations regarding operating expenses and revenues for Beau Terre Office Park that Behringer Harvard Holdings believes to be false.  The private placement offering of tenant-in-common interests in Behringer Harvard Beau Terre S, LLC commenced on May 12, 2004 and was completed on August 18, 2004.  Behringer Harvard Beau Terre S, LLC raised total gross offering proceeds of approximately $17.6 million from the sale of 28 tenant-in-common interests.  Behringer Harvard Holdings relied on seller representations and third party due diligence, which included independent appraisals, regarding revenues related to the Beau Terre Office Park and has since learned that certain leases were fraudulent and a building had not been built.  When acquired in June 2004, Behringer Harvard Holdings projected an annualized yield to investors of 8.86%, 8.74%, 8.68% and 7.68% for the years ended December 31, 2005, 2006, 2007 and 2008, respectively.  In December 2005, Behringer Harvard Holdings completed a settlement with investors in the Beau Terre Office Park tenant-in-common program to support these projected returns.  Under the terms of the settlement, Behringer Harvard Holdings agreed to, among other things, increase the lease payments under certain leases at the property, replace the existing property manager, build a new office building on an undeveloped lot at that property and pay $1.25 million.  In connection with the settlement with investors, Behringer Harvard Holdings revised its projections to 6.92% and 5.62% for the years ended December 31, 2007 and 2008, respectively.  Further, the investors approved the 2007 budget with an annualized yield to investors of 1.64%.  Actual results for December 31, 2007 and 2008 were 2.25% and 2.19%, respectively.

As a result of the lower than anticipated performance of this asset, Behringer Harvard Holdings allowed the property management agreement with the on-site property manager to expire according to its terms.  The on-site property manager was replaced with Trammell Crow Company beginning in January 2006, which was replaced by Colliers Dickson Flake Partners in April 2007.  The former on-site property manager, an agent of the seller, filed a lawsuit against Behringer Harvard Holdings in Dallas, Texas alleging breach of contract, among other things.  Behringer Harvard Holdings believes that the lawsuit lacks merit and is actively defending those claims and pursuing its own claims against the seller and others.  In November 2007, Behringer Harvard Holdings and the investors completed a settlement with the seller and its agent.  In June 2008, Behringer Harvard Holdings and the investors completed a settlement with the appraiser and its successor in interest.  Also in June 2008, the investors dismissed all of their remaining causes of action against the remaining parties and are no longer parties to the lawsuit.  This lawsuit between Behringer Harvard Holdings and the former on-site property manager and its affiliates is ongoing and is in the discovery phase.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain federal income tax considerations relating to our qualification and taxation as a REIT beginning with our taxable year ending December 31, 2010, and the ownership and disposition of our common stock that you, as a stockholder, may consider relevant.  This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice.  Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, including insurance companies, financial institutions or broker-dealers.  The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof.  This summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Code.  This summary does not address state, local or non-U.S. tax considerations.

We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code and current administrative interpretations of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the private letter ruling, and existing court decisions.  We cannot assure you that new laws, interpretations of existing laws or court decisions, any of which may take effect retroactively, will not cause statements in this section to be inaccurate.

We have asked DLA Piper LLP (US), acting as our tax counsel in connection with this offering, to review this summary and opine that, to the extent that it constitutes matters of federal income tax law or legal conclusions relating thereto, this summary is accurate in all material respects.  This opinion will be filed as an exhibit to the registration statement of which this prospectus is a part.  The opinion of DLA Piper LLP (US) will be based on various assumptions, is subject to limitations and is not binding on the IRS or on any court.

We urge you, as a prospective investor, to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and disposition of our common shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, disposition and election.

Opinion of Counsel

In connection with and prior to commencing this offering, we expect that DLA Piper LLP (US) will render an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2010 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2010.  In providing its opinion, DLA Piper LLP (US) will rely, as to certain factual matters, upon the statements and representations contained in certificates provided by us.  These certificates will include representations regarding the manner in which we are and will be owned, the nature of our assets and the past, present and future conduct of our operations.  DLA Piper LLP (US) will not independently verify these facts.  Moreover, our continued qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal income tax laws and described below. DLA Piper LLP (US) will not review our continuing compliance with those tests.  The statements made in the opinion of DLA Piper LLP (US) will be based upon existing law and Treasury regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively.  We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinion.  Moreover, an opinion of counsel is not binding on the IRS.

Taxation of the Company

We plan to make an election to be taxed as a REIT under Sections 856 of the Code, effective for our taxable year ending December 31, 2010.  We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.  Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest.  This authority includes the ability to elect to not qualify as a REIT for federal income tax purposes or, after our REIT qualification, to cause us to revoke or otherwise terminate our status as a REIT.  Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders.  In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors determined not to pursue or preserve our status as a REIT.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute to our stockholders each year, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders.  This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•                  we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•                  under some circumstances, we will be subject to “alternative minimum tax” on our items of tax preference;

•                  if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•                  if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), our income will be subject to a 100% tax on such income;

•                  if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but we have nonetheless maintained our qualification as a REIT because we have met certain other requirements, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•                  if we (1) fail to satisfy the REIT asset tests (discussed below) and continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period of time we failed to satisfy the asset tests or (2) if we fail to satisfy REIT requirements other than the gross income tests and the asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure;

•                  if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level;

•                  if we acquire (or are deemed to acquire pursuant to our REIT election) any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS;

•                  subject to certain exceptions, we will be subject to a 100% tax on transactions with our “taxable REIT subsidiaries” if such transactions are not at arm’s length; and

•                  our taxable REIT subsidiaries potentially will be subject to federal, state, local and, if applicable, foreign taxation.

Taxable REIT Subsidiaries

A taxable REIT subsidiary, or TRS, is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly.  In addition, if a TRS holds directly or indirectly more than 35% of the securities of any other corporation (by vote or by value), then that other corporation also is treated as a TRS.  A corporation can be a TRS with respect to more than one REIT.  We may form one or more TRSs for the purpose of owning and selling properties that do not meet the requirements of the “prohibited transactions” safe harbor.  See “— Requirements for Qualification as a REIT — Operational Requirements — Prohibited Transactions” below.

A TRS is potentially subject to federal income tax at regular corporate rates (maximum rate of 35%), and also may be subject to state and local taxation.  Any distributions paid or deemed paid by any one of our TRSs also will be subject to tax, either: (1) to us if we do not pay the distributions received to our stockholders as distributions; or (2) to our stockholders if we do pay out the distributions received to our stockholders.  Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” that generally precludes ownership of more than 10% (by vote or value) of any issuer’s securities.  However, as noted below, in order for us to qualify as a REIT, the non-mortgage securities (both debt and equity) of all of the TRSs in which we have invested either directly or indirectly may not represent more than 25% of the total value of our assets.  We expect that the aggregate value of all of our interests in TRSs will represent less than 25% of the total value of our assets.  We cannot, however, assure that we will always satisfy the 25% value limit or that the IRS will agree with the value we assign to our TRSs.

We may engage in activities indirectly though a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, in addition to the ownership of certain of our properties as noted above, we would likely use TRSs for providing services that are non-customary or that might produce income that does not qualify under the gross income tests described below.  We may also use TRSs to satisfy various lending requirements with respect to special-purpose bankruptcy-remote entities.

Finally, while a REIT generally is limited in its ability to earn qualifying rental income from a related party, a REIT may earn qualifying rental income from the lease of a qualified lodging facility to a taxable REIT subsidiary (even a wholly-owned taxable REIT subsidiary) if an eligible independent contractor operates the facility. Qualified lodging facilities are defined as hotels, motels or other establishments where more than half of the dwelling units are used on a transient basis, provided that legally authorized wagering or gambling activities are not conducted at or in connection with such facilities. Also included in the definition are the qualified lodging facility’s customary amenities and facilities.  For these purposes, a contractor qualifies as an “eligible independent contractor” if it is less than 35% affiliated with the REIT and, at the time the contractor enters into the agreement with the taxable REIT subsidiary to operate the qualified lodging facility, that contractor or any person related to that contractor is engaged actively in the trade or business of operating qualified lodging facilities for persons unrelated to the taxable REIT subsidiary or its affiliated REIT.  For these purposes, an otherwise eligible independent contractor is not disqualified from that status on account of the taxable REIT subsidiary bearing the expenses for the operation of the qualified lodging facility, the taxable REIT subsidiary receiving the revenues from the operation of the qualified lodging facility, net of expenses for that operation and fees payable to the eligible independent contractor, or the REIT receiving income from the eligible independent contractor pursuant to a preexisting or otherwise grandfathered lease of another property.

Requirements for Qualification as a REIT

In order to qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements discussed below, relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association that:

(1)           is managed by one or more trustees or directors;

(2)           has transferable shares or transferable certificates of beneficial ownership;

(3)           would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)           is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Code;

(5)           has at least 100 persons as beneficial owners;

(6)           during the last half of each taxable year, is not closely held, i.e., not more than 50% of the value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities;

(7)           files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

(8)           meets other tests described below, including with respect to the nature of its assets and income and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months or during a proportionate part of a taxable year of less than twelve months.  Conditions (5) and (6) will not apply until after the first taxable year for which we make an election to be taxed as a REIT.  For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit sharing trust.  We believe that we will issue sufficient stock in this offering to satisfy conditions (5) and (6).  Our charter currently includes certain restrictions regarding the transfer of our common stock, which are intended to assist us in continuing to satisfy conditions (5) and (6).  If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we have violated condition (6), we will be deemed to have satisfied condition (6) for that taxable year.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year.  We will satisfy this requirement.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is generally deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership (however, with respect to the 10% asset test described below, based on its interest in any securities subject to certain exceptions, issued by the partnership, see “Operational Requirements — Asset Tests” below) and is deemed to have earned its allocable share of partnership income.  Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a TRS, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own.  In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary will retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.

Operational Requirements – Gross Income Tests

To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

At least 75% of our gross income, including dividends from a subsidiary REIT, but excluding gross income from prohibited transactions and dividends from any REIT subsidiary that fails to qualify as a REIT, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property.  Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale in the ordinary course of a trade or business.  Such dispositions are referred to as “prohibited transactions.”  This is known as the 75% Income Test.

At least 95% of our gross income, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing.  This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•      the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•      rents received from a tenant generally will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•      if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property;” and

•      a REIT must not operate or manage the property or furnish or render services to tenants, other than through a TRS or an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income.  However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.”  Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to the entire property.  We may own up to 100% of the stock of one or more TRSs, which generally may provide noncustomary services to our tenants without tainting our rents from the related properties.

We will be paid interest on the mortgage, bridge or mezzanine loans that we make or acquire.  Most interest qualifies under the 95% Income Test.  If a mortgage loan is secured exclusively by real property, all of the interest will generally qualify also under the 75% Income Test.  If both real property and other property secure the mortgage loan, all of the interest on the mortgage loan will generally qualify also under the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment (otherwise, apportionment between the real property and the other property is required).

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, provided the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test (notwithstanding its failure to satisfy these requirements) for three years, or if extended for good cause, up to a total of six years.  In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor after a short grace period.  We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to making investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds.  Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage, bridge or mezzanine loans purchased from mortgage lenders or shares in other REITs.  We expect to receive proceeds from the offering in one or more closings and will trace proceeds from these closings for purposes of determining the applicable one-year period.  No rulings or regulations have been issued under the Code governing the mechanics of this tracing, so there can be no assurance that the IRS will agree with our tracing method.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above.  There can be no assurance given in this regard, however.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code.  These relief provisions generally will be available if:

•      our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•      we attach a schedule of our income sources to our federal income tax return; and

•      any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions.  For example, if we fail to satisfy the 75% Income Test or the 95% Income Test because nonqualifying income that we intentionally earn exceeds the limits on this income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.  As discussed above in “– Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements – Prohibited Transactions

A “prohibited transaction” is a sale by a REIT of property held primarily for sale in the ordinary course of the REIT’s trade or business (i.e., property that is not held for investment but is held as inventory for sale by the REIT).  A 100% penalty tax is imposed on the net income realized by a REIT from a prohibited transaction.

A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•      the REIT has held the property for not less than two years;

•      the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•      either: (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or Section 1031 like-kind exchanges; or (2) the aggregate adjusted bases of the property sold by the REIT during the year excluding sales of foreclosure property or sales to which Section 1033 applies did not exceed 10% of either the aggregate bases or fair market value (at the REIT’s option) of all of the assets of the REIT at the beginning of such year;

•      if the property is land or improved property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•      if the REIT has made more than seven sales of non-foreclosure property during the year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

For purposes of the limitation on the number of sales that a REIT may complete in any given year, the sale of more than one property to one buyer will be treated as one sale.  Moreover, if a REIT obtains replacement property pursuant to a Section 1031 like-kind exchange, then it will be entitled to tack the holding period it has in the relinquished property for purposes of the two year holding period requirement.

The failure of a sale to fall within the safe harbor does not alone cause such sale to be a prohibited transaction and subject to the 100% prohibited transaction tax.  In that event, the particular facts and circumstances of the transaction must be analyzed to determine whether it is a prohibited transaction.

Operational Requirements – Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•      First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.  The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we or any qualified REIT subsidiary of ours is a partner.

•      Second, no more than 25% of our total assets may be represented by securities other than those that qualify for the 75% asset test.

•      Third, except for stock or securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer.

•      Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

For purposes of the second and third asset tests above, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage, bridge or mezzanine loans that constitute real estate assets, or equity interests in a partnership.  If a subsidiary REIT in which we own stock were to fail to qualify as a REIT, we may fail one or more of these asset tests.

The 5% test generally must be met for any quarter in which we acquire securities.  Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if the failure occurs solely because of changes in asset values.  If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter.  We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period.  Under these provisions, we will be deemed to have met the 5% and 10% asset tests described above if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued.  For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Operational Requirements – Annual Distribution Requirement

In order to qualify for taxation as a REIT, we must satisfy the following annual distribution requirements:

First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to: the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain) and (b) 90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property minus the sum of certain items of non-cash income.  In calculating our REIT taxable income, we are only required to include any income generated by a TRS to the extent the TRS pays us a dividend of its income.

We generally must pay these distributions in the taxable year to which they relate.  Dividends distributed in the subsequent year, however, will be treated as if distributed in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November or December, the dividends were payable to stockholders of record on a specified date in such month, and the dividends were actually distributed during January of the subsequent year; or (2) the dividends were declared before we timely filed our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if distributed in the prior year.  If we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted.  Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we still will be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount distributed to stockholders.

Second, we must distribute during each calendar year at least the sum of:

•      85% of our ordinary income for that year;

•      95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•      any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level.  For these purposes, dividends that are declared in October, November or December of the relevant taxable year are payable to stockholders of record on a specified date in such month and are actually distributed during January of the subsequent year are treated as distributed in the prior year.

Third, if we dispose of any asset acquired from a corporation in a carry-over basis transaction that is subject to built-in gain rules during the 10-year period beginning on the date on which we acquired the asset, we will be required to distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of the asset.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements during certain taxable years and to avoid the 4% excise tax.  We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that for these taxable years generally we will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute a greater amount as may be necessary to avoid income and excise tax. In this event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

In order for us to deduct dividends we distribute to our stockholders, such distributions must not be “preferential” within the meaning of Section 562(c) of the Code.  Every holder of a particular class of stock must be treated the same as every other holder of shares of such class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class.  We do not intend to make any preferential dividends.

In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, an agreement as to tax liability between us and an IRS district director or a statement by us attached to an amendment or supplement to our federal income tax return, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year.  To qualify as a deficiency dividend, the distribution must satisfy certain requirements.  If these requirements are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from an adverse determination.  We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

As noted above, we also may elect to retain, rather than distribute, our net long-term capital gains.  The effect of such an election would be:

•      we would be required to pay the tax on these gains;

•      our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•      the basis of a stockholder’s shares would be increased by the amount of our undistributed long-term capital gains, minus the amount of capital gains tax we pay, included in the stockholder’s long-term capital gains.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system.  We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS.  Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions.  Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Behringer Advisors II or its affiliates.  Were the IRS successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.  If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the IRS, as provided by the Code.

Operational Requirements – Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury regulations.  Further, we must request on an annual basis information designed to disclose the ownership of our outstanding shares.  We intend to comply with such requirements.

Statutory Relief

In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs.  If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect and we paid a penalty of $50,000 for each such failure.

Failure to Qualify as a REIT

If we fail to qualify as a REIT in any year after electing REIT status, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, but we also will not be required to make distributions during those years.  In this event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be dividends that are taxable to individuals at preferential rates currently scheduled to expire after 2010.  Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction.  Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions.  In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property.  We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan.  We also may structure some sale-leaseback transactions as loans.  In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property.  We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease.  If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization.  Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities.  Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments.  Except to the extent provided by Treasury Regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% Income Tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% Income Tests.  To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% Income Tests.  We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.  We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.  No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreign Investments

Taxes and similar impositions paid by us or our subsidiaries in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise.  Any foreign investments also may generate foreign currency gains and losses.  Certain foreign currency gains are excluded from the 75% Income Test and the 95% Income Test.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•      is a citizen or resident of the United States;

•      is corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any of its political subdivisions;

•      is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•      is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If an entity classified as a partnership for federal income tax purposes holds our stock, the tax treatment of a partner in the partnership will depend on the status of the partner and on the activities of the partnership.  Partners of partnerships holding our stock should consult their tax advisors.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income.  Individuals receiving “qualified dividends,” dividends from domestic and certain qualifying foreign subchapter C corporations, may be entitled to the new lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met.  However, individuals receiving distributions from us, a REIT, will generally not be eligible for the lower rates on dividends except with respect to the portion of any distribution that: (1) represents dividends being passed through to us from a corporation in which we own shares (but only if the dividends would be eligible for the lower rates on dividends if paid by the corporation to its individual stockholders), including dividends from our TRSs; (2) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year; or (3) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us from a corporation in a carry-over basis transaction, less any taxes paid by us on these items during our previous taxable year.  These distributions are not eligible for the dividends received deduction generally available to corporations.  To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares.  Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.  U.S. stockholders may not include any of our losses on their federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above.  Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits.  As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held the shares.  However, corporate U.S. stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.  Capital gain dividends are not eligible for the dividends-received deduction for corporations.  In the case of individuals, long-term capital gain are generally taxable at maximum federal rates of 15% (scheduled to expire after 2010 and increase to 20%), except that capital gain attributable to the sale of depreciable real property held for more than 12 months is subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions.

We may elect to retain and pay federal income tax on any net long-term capital gain.  In this instance, U.S. stockholders will include in their income their proportionate share of the undistributed long-term capital gain.  The U.S. stockholders also will be deemed to have paid their proportionate share of tax on the long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax.  In addition, the basis of the U.S. stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in the stockholder’s income over the amount of tax the stockholder is deemed to have paid.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns.  Our distributions (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the limitations on the deduction of investment interest.  Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case the capital gain will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, U.S. stockholders will realize capital gain or loss on the sale of common stock equal to the difference between (1) the amount of cash and the fair market value of any property received by the U.S. stockholder on the disposition and (2) the U.S. stockholder’s adjusted basis of the common stock. Losses incurred on the sale or exchange of our common stock that a U.S. stockholder holds for less than six months (after applying certain holding period rules) will be treated as long-term capital loss to the extent of any capital gain dividend the stockholder has received with respect to those shares.

The applicable tax rate will depend on the U.S. stockholder’s holding period in the asset (generally, if the U.S. stockholder has held the asset for more than one year, it will produce long-term capital gain) and the U.S. stockholder’s tax bracket.  The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of the capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.”  U.S. stockholders should consult with their tax advisors with respect to their capital gain tax liability.  In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of common stock that the U.S. stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains.

If a U.S. stockholder has shares of our common stock redeemed by us, the U.S. stockholder will be treated as if the U.S. stockholder sold the redeemed shares if all of the U.S. stockholder’s shares of our common stock are redeemed or if the redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code.  If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution.  U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock, unless an exception applies.  Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares.  Backup withholding will apply only if the stockholder:

•      fails to furnish the stockholder’s taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•      furnishes an incorrect tax identification number;

•      is notified by the IRS that the stockholder has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

•      under some circumstances, fails to certify, under penalties of perjury, that the stockholder has furnished a correct tax identification number and that (a) the stockholder has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and distribution payments or (b) the stockholder has been notified by the IRS that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations.  Backup withholding is not an additional tax.  Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS.  U.S. stockholders should consult their tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts and individual retirement accounts generally are exempt from federal income taxation.  Such entities are subject to taxation, however, on any unrelated business taxable income or “UBTI,” as defined in the Code.  Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless the stockholder has borrowed to acquire or carry its shares.

In the event that we are deemed to be a “pension-held REIT,” then qualified employee pension benefit trusts that hold more than 10% (in value) of our shares would be required to treat a certain percentage of the distributions paid to them as UBTI.  In order to be a pension-held REIT, we must be “predominately held” by these trusts.  We will be so held if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (2) any group of these trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares.  Our charter contains ownership restrictions such that we expect never to be predominately held by qualified employee pension benefit trusts, but there can be no assurance in this regard.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our shares generally will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated.  Any such organization that is a prospective stockholder should consult its tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex.  The following discussion is intended only as a summary of these rules.  These rules are quite complex and prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements with respect to their investment in our REIT.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States.  A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed not to be “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits.  Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution, unless this tax is reduced by the provisions of an applicable tax treaty.  Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Code provisions enacted by FIRPTA.  Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business.  Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals).  Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations with Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•              35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•              30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding.  A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits.  If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest.  Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.”  A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders.  We currently anticipate that we will be a domestically controlled REIT.  Therefore, sales of our shares should not be subject to taxation under FIRPTA.  However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT.  If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us.  Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals.  In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.  Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his U.S. source capital gains.

Non-U.S. stockholders should consult their tax advisors concerning the U.S. tax effect of an investment in our shares.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders.  Prospective non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares.  Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to the stockholder’s shares in the stockholder’s federal income tax return.  We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We may be subject to state and local tax in various states and localities.  Our stockholders also may be subject to state and local tax in various states and localities.  The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above.  Consequently, before you purchase our common stock, you should consult your tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our Operating Partnership.  The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will include in our income a distributive share of the Operating Partnership’s income and to deduct our distributive share of the Operating Partnership’s losses only if the Operating Partnership is classified for federal income tax purposes as a partnership (or other flow-through entity), rather than as an association taxable as a corporation.  Under applicable Treasury regulations, an unincorporated domestic entity with at least two members may typically elect to be classified either as an association taxable as a corporation or as a partnership.  If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes.  The Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation.

Even though the Operating Partnership will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.”  A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof.  However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Code.  Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (“90% Passive-Type Income Exception”).  See “—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests” above.

Treasury regulations provide limited safe harbors from the definition of a publicly traded partnership.  Pursuant to one of those safe harbors (the “Private Placement Exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or its substantial equivalent if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year.  In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation.  The Operating Partnership qualifies for the Private Placement Exclusion.  Moreover, even if the Operating Partnership were considered a publicly traded partnership because it failed to qualify under any of the safe harbors, we believe the Operating Partnership should not be taxed as a corporation because it is expected to be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that the Operating Partnership will be classified as a partnership for federal income tax purposes.  DLA Piper LLP (US) is of the opinion, however, that based on certain factual assumptions and representations, the Operating Partnership will be taxable for federal income tax purposes as a partnership and not as an association taxable as a corporation.  Unlike a tax ruling, however, an opinion of counsel is not binding upon the IRS, and we can offer no assurance that the IRS will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes.  If such challenge were sustained by a court, the Operating Partnership would be treated as a corporation for federal income tax purposes, as described below.  In addition, the opinion of DLA Piper LLP (US) is based on existing law, which is to a great extent the result of administrative and judicial interpretation.  No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason the Operating Partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT.  See “—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests” and “—Operational Requirements—Asset Tests” above.  In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.  Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes.  Consequently, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes.  We will be required to take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from the Operating Partnership.

Partnership Allocations.  Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.  If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.  The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

Tax Allocations with Respect to Contributed Properties.  Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution.  The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution.  Under applicable Treasury regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for the Operating Partnership, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Section 704(c) of the Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions.  We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale.  These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur.  The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend.  The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of the Operating Partnership than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest.  The adjusted tax basis of our partnership interest in the Operating Partnership generally is equal to:  (1) the amount of cash and the basis of any other property contributed to the Operating Partnership by us; (2) increased by (a) our allocable share of the Operating Partnership’s income and (b) our allocable share of indebtedness of the Operating Partnership; and (3) reduced, but not below zero, by (a) our allocable share of the Operating Partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership.

If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero.  If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us.  The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership.  The Operating Partnership will use a portion of contributions made by us from offering proceeds to acquire interests in properties.  To the extent that the Operating Partnership acquires properties for cash, the Operating Partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership.  The Operating Partnership plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation.  Under this system, the Operating Partnership generally will depreciate such buildings and improvements over a 27.5-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period.  To the extent that the Operating Partnership acquires properties in exchange for units of the Operating Partnership, the Operating Partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by the Operating Partnership.  Although the law is not entirely clear, the Operating Partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.  Any gain recognized by the Operating Partnership upon the disposition of a property acquired by the Operating Partnership for cash will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership.

Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax.  Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See “—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests” above.  We, however, do not currently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale in the ordinary course of our or the Operating Partnership’s trade or business.

1031 Exchange Program

Each of the properties (“Exchange Program Properties”) that are the subject of the Section 1031 TIC Transactions sponsored by Behringer Harvard Holdings or its affiliate generally will be purchased by a single member limited liability company or similar entity established by Behringer Harvard Holdings or other affiliates of our sponsor, referred to in this prospectus as a “Behringer Harvard Exchange Entity.”  The Behringer Harvard Exchange Entity markets co-tenancy interests in these properties to those persons who wish to re-invest proceeds arising from dispositions of real estate assets (“1031 Participants”).  The 1031 Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-tenancy interests that qualify for purposes of Section 1031 of the Code as replacement real estate assets.

As the Behringer Harvard Exchange Entity successfully markets co-tenancy interests in the properties, these will be sold to the 1031 Participants.  Behringer Harvard Holdings will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it sells such interests to the 1031 Participants.  Behringer Harvard Holdings will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax.  This will have no impact on our tax liability.

When we purchase interests in the Exchange Program Properties, the tax treatment is expected to be the same as it would be with respect to our other acquisitions of real property.  We will become the owner of an interest in real estate, we will have a tax basis in the real estate generally equal to our cost, and our holding period for such real estate will begin on the day of the acquisition.  Upon subsequent sale of such interest, we will recognize gain or loss in the same fashion we would with any other real estate investments.  The fees that a Behringer Harvard Exchange Entity pays to us for participating in an Exchange Program Property will be taxable as ordinary income to us.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pensions, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Code, an individual retirement account or annuity described in Sections 408 or 408A of the Code, an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, or a Coverdell education savings account described in Section 530 of the Code, which are referred to as Plans and IRAs, as applicable.  This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus.  We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur.  Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs.  However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA.  While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•                  whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•                  whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•                  whether the investment will result in UBTI to the Plan or IRA, see “Federal Income Tax Considerations Treatment of Tax-Exempt Stockholders;”

•                  whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•                  the need to value the assets of the Plan or IRA annually; and

•                  whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum Distribution Requirements Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Code, if applicable.  If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this might require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or Plan.  Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares.  See “Risk Factors — Federal Income Tax Risks.”  The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop.  See “— Annual Valuation Requirement” below.  Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold.  Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for the shares.  There may also be similar state or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis.  If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value.  Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year.  However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop.  To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.  Until three full fiscal years after the later of completing this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the estimated value of a share of our common stock; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the estimated value of a share of our common stock will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share that constitute a return of capital distributed to investors as a result of such sales.  Beginning three full fiscal years after the last offering of our shares (or possibly sooner if our board determines otherwise), the estimated value of our shares will be based on valuations of our properties and other assets.  These valuations will be performed by persons independent of us and of Behringer Advisors II.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year.  Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.  We also intend to make annual valuations available to our stockholders through our web site beginning two years after the last public offering of our shares.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•                  the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates are not designed to reflect the price at which properties and other assets can be sold;

•                  our stockholders would be able to realize estimated share values if they were to attempt to sell their shares (no public market for our shares exists or is likely to develop);

•                  the estimated value per share would be related to any individual or aggregated value estimates or appraisals of our assets; or

•                  the value, or method used to establish value, would comply with the ERISA or Code requirements described above.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Moreover, certain contemplated transactions between us and our directors and other of our employees could be deemed to be “prohibited transactions.”  Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly other employees as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.  Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Plan Assets Definition

A definition of Plan Assets is not set forth in ERISA or the Code; however, a Department of Labor regulation, referred to herein as the Plan Asset Regulation, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets.  Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule.  Generally, the exceptions require that the investment in the entity be one of the following:

•                  in securities issued by an investment company registered under the Investment Company Act;

•                  in “publicly-offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•                  in which equity participation by “benefit plan investors” is not significant; or

•                  in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.”  The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by us or any of the affiliates of our advisor must be excluded.  We anticipate that we will not qualify for this exception since we expect to have equity participation by “benefit plan investors” in excess of 25%, which would be deemed to be significant, as defined above.  Also, because we are not a registered investment company, we will not qualify for the exception for investments in securities issued by a registered investment company.

Publicly-Offered Securities Exception

As noted above, if a Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation.  The definition of publicly-offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.  Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer and one another.  We anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.  The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less.

Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that the securities are “freely transferable”:

•                  any restriction on, or prohibition against, any transfer or assignment that either would result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•                  any requirement that not less than a minimum number of shares or units of the security be transferred or assigned by any investor, provided that this requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•                  any prohibition against transfer or assignment of the security or rights in respect thereof to an ineligible or unsuitable investor; and

•                  any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there is no assurance that our shares will meet this requirement.  Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability.  The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

Assuming that our shares will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, shares of common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Real Estate Operating Company Exception

The Plan Asset Regulation also provides an exception with respect to securities issued by a “real estate operating company.”  We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation,  (1) at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to substantially participate directly in the management or development activities, and (2) in the ordinary course of our business we are engaged directly in real estate management or development activities. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because the company is a blind pool company, we cannot assure you that it will be a real estate operating company within the meaning of the Plan Asset Regulation.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA.  Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan and IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets.  These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our advisor or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions.  Alternatively, we might have to provide Plan and IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Consequences of Engaging in Prohibited Transactions

ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

DESCRIPTION OF SHARES

The following description of our shares is not complete but is a summary and is qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

Under our charter, we have authority to issue a total of 2,000,000,000 shares of capital stock.  Of the total shares authorized, 1,749,999,000 shares are designated as common stock with a par value of $0.0001 per share, 1,000 shares are designated as convertible stock with a par value of $0.0001 per share, and 250,000,000 shares are designated as preferred stock with a par value of $0.0001 per share.  Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval.  Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.  Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest.  In addition, our board of directors is authorized to amend our charter, without the approval of our stockholders, to increase the aggregate number of our authorized shares of capital stock or the number of shares of any class or series that we have authority to issue.

As of March 1, 2010, approximately 22,584 shares of our common stock were issued and outstanding and, no shares of preferred or convertible stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors.  Our charter does not provide for cumulative voting in the election of directors.  Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors.  Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such dividends as may be authorized from time to time by our board of directors out of legally available funds and, subject to the rights of any outstanding preferred stock, upon liquidation, are entitled to receive all assets available for distribution to our stockholders.  All shares of common stock issued in this offering will be fully paid and non-assessable upon payment of the offering price.  Holders of shares of our common stock do not have preemptive rights, which means that you do not have an automatic option to purchase any new shares that we issue, nor any preference, conversion, exchange, sinking fund, redemption or appraisal rights.

We expect that, until our common stock is listed for trading on a national securities exchange, we will not issue certificates representing stock ownership.  Instead, our shares are held in “uncertificated” form, which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer.  DST Systems, Inc. will act as our registrar and transfer agent for our shares.  Permitted transfers can be effected simply by mailing our transfer agent a change of ownership form.  We will cover the costs associated with the transfer.

Convertible Stock

Once we have raised the minimum offering amount, we intend to issue 1,000 shares of non-participating convertible stock to our advisor.  This stock will only have value to our advisor if our performance meets or exceeds certain thresholds.  If we meet or exceed these thresholds we will not pay our advisor an incentive fee.  Instead, the convertible stock will become convertible into shares of our common stock as described below.  Depending on the timing of any sale or transfer of any common stock received on conversion, our advisor may be able to treat any gain on the sale or transfer as a capital gain.  No additional consideration will be due upon the conversion of the convertible stock.  There will be no distributions paid on shares of convertible stock.  Except for certain limited circumstances, we may not redeem all or any portion of the outstanding shares of convertible stock.  The conversion of the convertible stock into shares of common stock will dilute the percentage of our outstanding shares owned by other stockholders.

Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote.  However, the affirmative vote of the holders of at least two-thirds of the outstanding shares of convertible stock will be required to (1) adopt any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the holders of the convertible stock and (2) effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.

Each outstanding share of our convertible stock will convert into the number of shares of our common stock described below if:

•                  we have made total distributions on then outstanding shares of our common stock equal to the price paid for those shares plus an 8% cumulative, non-compounded, annual return on the price paid for those outstanding shares; or

•                  we list our common stock for trading on a national securities exchange.  For these purposes, a “listing” also will be deemed to occur on the effective date of any merger in which the consideration received by the holders of our common stock is the securities of another issuer that are listed on a national securities exchange, provided, that the shares of our convertible stock will not convert into shares of our common stock in the event that the advisory management agreement terminates or expires without renewal due to a material breach by Behringer Advisors.  Upon the occurrence of either triggering event described above, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) the lesser of (i) 20% of the amount, if any, by which (1) the enterprise value (determined in accordance with the provisions of the charter and summarized in the second following paragraph) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on then outstanding shares of our common stock exceeds (2) the sum of the aggregate price paid for those outstanding shares plus an 8% cumulative, non-compounded, annual return on the price paid for those outstanding shares, or (ii) 15% of the amount, if any, by which (I) the enterprise value as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on then outstanding shares of our common stock exceeds (II) the sum of the aggregate price paid for those outstanding shares plus a 6% cumulative, non-compounded, annual return on the price paid for those outstanding shares divided by (B) the enterprise value divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion.  In the case of a conversion upon a listing, the number of shares to be issued will not be determined until the 31st trading day after the date of the listing.

In the event that either of the events triggering the conversion of the convertible stock occurs after an “advisory management agreement termination,” as defined below, each share of convertible stock will be converted into that number of shares of common shares as described in the preceding paragraph, multiplied by the quotient of (A) the number of days since the effective date of this offering during which the advisory management agreement with Behringer Advisors II was effective divided by (B) the number of days elapsed from the effective date of this offering through the date of the event triggering the conversion.  As used herein and in our charter, “advisory management agreement termination” means a termination or expiration without renewal (except to the extent of a termination or expiration with our company followed by the adoption of the same or substantially similar advisory management agreement with a successor, whether by merger, consolidation, sale of all or substantially all of our assets, or otherwise) of our advisory management agreement with Behringer Advisors II for any reason except for a termination or expiration without renewal due to a material breach of the advisory management agreement by our advisor.

The example below illustrates how the conversion would work based on a purely hypothetical set of facts.  The hypothetical assumes the following facts as of the date of the triggering event:

A.            We raise $800 million.

B.            An 8% cumulative, non-compounded, annual return on the $800 million is equal to $64 million.

C.            A 6% cumulative, non-compounded, annual return on the $800 million is equal to $48 million.

D.            Our enterprise value is equal to $1 billion.

E.             We pay $48 million in distributions to investors.

F.             We have 8 million shares of common stock outstanding.

G.                                     1,440 days have passed since the effective date of this offering, during which the advisory management agreement with Behringer Advisors II was effective.

H.                                    1,800 days have elapsed from the effective date of this offering through the date of the triggering event.

Step 1:    calculate the first conversion product, as follows:

Our enterprise value (D) as of the date of the triggering event ($1 billion) plus total distributions (E) paid to our stockholders through the date of the triggering event ($48 million) on then outstanding shares of our common stock equals $1.048 billion.

minus

The aggregate price paid for those outstanding shares (A) ($800 million) plus an 8% cumulative, non-compounded, annual return on the price paid for those outstanding shares (B) ($64 million) equals $864 million.

Or, $1.048 billion minus $864 million equals $184 million. $184 million is multiplied by 0.2, which equals $36.8 million.

Step 2:    calculate the second conversion product, as follows:

Our enterprise value (D) as of the date of the triggering event ($1 billion) plus total distributions (E) paid to our stockholders through the date of the triggering event ($48 million) on then outstanding shares of our common stock equals $1.048 billion.

minus

The aggregate price paid for those outstanding shares (A) ($800 million) plus a 6% cumulative, non-compounded, annual return on the price paid for those outstanding shares (C) ($48 million) equals $848 million.

Or, $1.048 billion minus $848 million equals $200 million.  $200 million is multiplied by 0.15, which equals $30 million.

Step 3:            determine which of the two conversion products calculated in steps 1 and 2 is the lesser amount.  In this example, the product calculated in step 2 ($30 million) is the lesser amount, and will be the numerator to the conversion equation.

Step 4:    calculate the denominator of the conversion equation, as follows:

Our enterprise value (D) ($1 billion) divided by the number of outstanding shares of common stock (F) (8 million) as of the date of the triggering event equals $125.

Step 5:            take the numerator calculated in step 3 and divide it by the denominator calculated in step 4, as follows:

$30 million divided by $125 equals 240,000.

Therefore, 240,000 shares would have been the number of shares that would have been issuable upon conversion if the advisory management agreement had been effective from the effective date of this offering through the triggering event.

Step 6a:  because the triggering event occurred after an “advisory management agreement termination,” as defined above, calculate the proration factor, as follows:

The number of days since the effective date of this offering during which the advisory management agreement with Behringer Advisors II was enforced (G) (1,440) divided by the number of days elapsed from the effective date of this offering through the date of the triggering event (H) (1,800) equals 0.8.

Step 6b:  take the factor calculated in step 6a, and multiply it by the number of shares of common shares calculated in step 5, as follows:

0.8 multiplied by 240,000 equals 192,000.

Therefore, 192,000 shares is the number of shares that will be issuable upon conversion, because the triggering event occurred after an “advisory management agreement termination.”

As used above and in our charter, “enterprise value” means our actual value as a going concern based on the difference between (a) the actual value of all of our assets as determined in good faith by our board, including a majority of our independent directors, and (b) all of its liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (i) if the enterprise value is being determined in connection with a “change of control,” as defined in our charter, that establishes our net worth, then the enterprise value will be the net worth established thereby and (ii) if the enterprise value is being determined in connection with the listing of our common stock on a national securities exchange, then the enterprise value will be equal to the number of outstanding common shares multiplied by the closing price of a single common share averaged over a period of 30 trading days during which the shares are listed or quoted for trading after the date of listing.  If the holder of convertible shares disagrees as to the enterprise value as determined by our board, then each of our company and the holder of convertible shares will name one appraiser and the two named appraisers will promptly agree in good faith to the appointment of one other appraiser whose determination of the value will be final and binding on the parties as to the enterprise value. The cost of the appraisal will be split evenly between us and our advisor.

Our board of directors will oversee the conversion of the convertible stock to ensure that any shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter and to evaluate the impact of the conversion on our REIT status.  If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) will be converted into a number of shares of common stock such that our REIT status would not be jeopardized.  The conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust.  Any such deferral will not otherwise alter the terms of the convertible stock.

Our charter provides that if we:

•                  reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares) or

•                  consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the above events occurs will continue to have the right to convert the convertible stock upon one of the triggering events described above.  After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock.  This right will apply to successive reclassifications, recapitalizations, consolidations and mergers until the convertible stock is converted.

Preferred Stock

Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.  If our board of directors does determine to issue preferred stock, we expect that such issuances will be approved by at least a majority of our independent directors who do not have an interest in the transaction and who have access to our legal counsel, or independent legal counsel, at our expense.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders.  Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the Chief Executive Officer, or by an officer of the company upon the written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting.  Upon receipt of a written request of stockholders holding at least 10% of our outstanding common shares entitled to vote at the meeting stating the purpose of the special meeting, the secretary will provide all of our stockholders entitled to vote at the meeting written notice of the meeting, and the purpose of such meeting, to be held not less than 15 nor more than 60 days after the distribution of the notice of meeting.  The presence of holders of a majority of the outstanding shares entitled to vote at the meeting, either in person or by proxy, will constitute a quorum.  Unless otherwise provided by Maryland General Corporation Law or our charter, the affirmative vote of a majority of votes cast at a meeting at which a quorum is present is necessary to take stockholder action.

Under our charter, which sets forth the stockholder voting rights required to be set forth therein under NASAA REIT Guidelines, and under the Maryland General Corporation Law, holders of shares of our common stock generally are entitled to vote at a duly held meeting at which a quorum is present on:

•                  the election or removal of directors;

•                  any amendment of our charter, except that our board of directors may amend or supplement our charter without stockholder approval to:

•                  change our name;

•                  increase or decrease the aggregate number of our shares;

•                  increase or decrease the number of our shares of any class or series that we have the authority to issue, to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of the shares;

•                  effect reverse stock splits; and

•                  after the listing of our shares of common stock on a national securities exchange, opting into any of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (see “—Provisions of Maryland Law and of our Charter and Bylaws — Subtitle 8” below);

•                  our liquidation and dissolution; and

•                  any merger, consolidation, sale or other disposition of substantially all of our assets, except in certain circumstances.

Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

Our advisor is selected and approved annually by our directors.  While our stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of holders of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board with or without cause.

Holders of shares of our common stock are entitled to receive a copy of our stockholder list upon request in connection with the exercise of their voting rights or for other proper and legitimate purposes.  This list may not be used to solicit the acquisition of our shares or for another commercial purpose other than in the interest of the stockholders relative to our affairs.  The list provided by us will include each common stockholder’s name, address and telephone number, if available, and the number of shares owned by each common stockholder and will be sent within ten days of the receipt by us of the request.  A stockholder requesting a list will be required to pay reasonable costs of postage and duplication.  Holders of shares of our common stock and their representatives will also be given access to our corporate records at reasonable times.  We have the right to ask that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act which provides that, upon the request of stockholders and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares may be owned by any five or fewer individuals, including certain entities treated as individuals under the Code.  In addition, our outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year.  Each of the requirements specified in the two preceding sentences will not apply until after 2010, the first taxable year for which we will make an election to be taxed as a REIT.  We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code.  However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, among other purposes, our charter contains restrictions on the number of shares of our common stock and preferred stock that a person may own.  No person or group may acquire or hold, directly or indirectly, in excess of 9.8% of our outstanding common or preferred stock, in value or number of shares, whichever is more restrictive.  This limitation does not apply to the holder(s) of our convertible stock or the common stock issued upon conversion of our convertible stock.  However, our board of directors may defer the timing of the conversion of all or a portion of our convertible stock if it determines that full conversion could jeopardize our qualification as a REIT under then applicable federal income tax laws and regulation.  Any such deferral will not otherwise alter the terms of the convertible stock, and such stock will convert at the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a REIT.

Our charter further prohibits (a) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons.  Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock that are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT.  The above restrictions will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board, in its sole discretion, may exempt a person from these limits.  However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT.  In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity that we own or control) that would cause us to own, directly or indirectly, more than a

9.9% interest in the tenant.  The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions.  The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust, as discussed below.  The board of directors may require a ruling from the IRS or an opinion of counsel in order to determine or ensure our status as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code will be null and void.  Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or in our otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares.  The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer.  Shares of our stock held in the trust will be issued and outstanding shares.  The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust.  The trustee of the trust will have all voting rights and rights to distributions or other distributions with respect to shares held in the trust.  These rights will be exercised for the exclusive benefit of the charitable beneficiary.  Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand.  Any distribution authorized but unpaid will be paid when due to the trustee.  Any distribution paid to the trustee will be held in trust for the charitable beneficiary.  Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.  However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations.  Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows.  The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (such as a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares.  Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary.  If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess will be paid to the trustee upon demand.  The notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the fair market value on the date we, or our designee, accept the offer.  We will have the right to accept the offer until the trustee has sold the shares.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock that he or she beneficially owns and a description of the manner in which the shares are held.  Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits.  In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Distributions

Until we generate sufficient cash flow from operations or funds from operations (FFO) to fully fund the payment of distributions, some or all of our distributions will be paid from other sources. We may generate cash to pay distributions from financing activities, components of which may include borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow and proceeds of this offering.  In addition, from time to time, our advisor and its affiliates may agree to waive or defer all, or a portion, of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.  We expect to have little, if any, cash flow from operations or FFO available for distribution until we make substantial investments and currently have no plans regarding when distributions will commence.  In addition, to the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, these properties will not immediately generate cash flow from operations or FFO.  Thus, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

Once our board of directors has begun to declare distributions, we expect to declare distributions on a quarterly basis and to pay distributions to our stockholders on a monthly basis. We intend to calculate these monthly distributions based on daily record dates so our investors will become eligible for distributions immediately upon purchasing shares.  Distributions will be paid to stockholders as of the record dates selected by the directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes.  Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.  See “Federal Income Tax Considerations - Taxation of the Company — Requirements for Qualification as a REIT.”

Distributions will be authorized at the discretion of our board of directors, based on its analysis of our earnings, cash flow, anticipated cash flow, capital expenditure requirements and general financial condition.  The board’s discretion will be influenced, in substantial part, by its obligation to cause us to comply with the REIT requirements.  Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be paid in anticipation of cash flow that we expect to receive during a later period or of receiving funds in an attempt to make distributions relatively uniform.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions.  There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.  See “Risk Factors — Risks Related to Our Business in General — Until we generate sufficient cash flow from operations or FFO to make distributions to our stockholders, we may make distributions from other sources in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest and may negatively impact the value of your investment.”

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders.  We may issue securities as stock dividends in the future.

Share Redemption Program

Our board of directors expects to adopt a share redemption program that may enable you to sell your shares to us in limited circumstances.  However, our board of directors could choose not to adopt the proposed redemption program or to amend its provisions without the approval of our stockholders.  If adopted, our share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.  The purchase price for shares redeemed under the redemption program will depend upon whether we have begun obtaining appraisals.  We expect to obtain updated appraisals of the value of our properties and our other assets or of our enterprise as a whole three full fiscal years after the later of this or any subsequent offering of our shares.  We will retain persons independent of us and of our advisor to prepare these appraisals.

Except for redemptions sought upon a stockholder’s death or qualifying disability or redemptions sought upon a stockholder’s confinement to a long-term care facility, the purchase price for shares redeemed under the redemption program will equal:

•                                          prior to the time we begin obtaining appraisals, the amount by which (1) the lesser of (a) 90% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (b) 90% of the offering price of shares in our most primary recent offering exceeds (2) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments; or

•                                          after we begin obtaining these appraisals, the lesser of (1) 100% of the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the estimated value of a share of our common stock, as determined by the most recent appraisal of our assets.

In the event that a stockholder redeems all of his or her shares, any shares purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors.  In addition, for purposes of the one-year holding period, limited partners of our Operating Partnership who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in our Operating Partnership.  For a description of the exchange rights of the limited partners of our Operating Partnership, see “The Operating Partnership Agreement — Exchange Rights.”

Subject to the limitations described in this prospectus and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will also waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the disability of a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing the disability or need for long-term care was not preexisting on the date that the person became a stockholder.  Our board of directors reserves the right, in its sole discretion, at any time to: (1) waive the one-year holding period in the event of other exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA; (2) reject any request for redemption; (3) change the purchase price for redemptions; or (4) otherwise amend the terms of our share redemption program without the approval of our stockholders.

In addition, and subject to the conditions and limitations described below, we will redeem shares at the prices described below upon the death of a stockholder who is a natural person, including shares held by the stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who will have the sole ability to request redemption on behalf of the trust.  We must receive the written notice within 270 days after the death of the stockholder.  If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies.  If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, these special redemption rights upon death do not apply.

Furthermore, and subject to the conditions and limitations described below, we will redeem shares at the prices described below held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a qualifying disability or upon confinement to a long-term care facility, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the person became a stockholder or that the stockholder seeking redemption was not confined to a long-term care facility on the date the person became a stockholder.  We must receive written notice within 270 days after the determination of the stockholder’s qualifying disability, or with respect to redemptions sought upon a stockholder’s confinement to a long-term care facility within 270 days of the earlier of: (1) the one-year anniversary of the stockholder’s admittance to the long-term care facility; or (2) the date of the determination of the stockholder’s indefinite confinement to the long-term care facility by a licensed physician.  If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, these special redemption rights do not apply.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”).  The “applicable governmental agencies” are limited to the following: (1) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (CSRS), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (3) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special redemption terms applicable to stockholders with a “qualifying disability,” unless permitted in the discretion of the board of directors.  Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•                  disabilities occurring after the legal retirement age;

•                  temporary disabilities; and

•                  disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special redemption terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above.  However, where a stockholder requests the redemption of his or her shares due to a disability, and such stockholder does not have a “qualifying disability” under the terms described above, our board of directors may redeem the stockholder’s shares in its discretion on the special terms available for a qualifying disability.

With respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, a “long-term care facility” means an institution that: (1) either (a) is approved by Medicare as a provider of skilled nursing care or (b) is licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands); and (2) meets all of the following requirements: (a) its main function is to provide skilled, intermediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents.  If a stockholder seeks redemption of his or her shares due to confinement to a long-term care facility, the stockholder must submit a written statement from a licensed physician certifying either: (1) the stockholder’s continuous and continuing confinement to a long-term care facility over the course of the last year; or (2) that the licensed physician has determined that the stockholder will be indefinitely confined to a long-term care facility.  Notwithstanding the above, where a stockholder requests redemption of his or her shares due to confinement to a long-term care facility, and such stockholder does not meet the definition set forth above, our board of directors may redeem the stockholder’s shares in its discretion on the special terms available for confinement to a long-term care facility.

The purchase price per share for redemptions sought upon a stockholder’s death or qualifying disability or the stockholder being confined to a long-term care facility (provided that the condition causing such qualifying disability was not pre-existing on the date that the person became a stockholder or that the stockholder was not confined to a long-term care facility on the date the person became a stockholder), until we begin having appraisals performed by an independent third-party, will be equal to the amount by which (a) the average issue price per share for all of the holder’s shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments.  Thereafter, the purchase price will be the estimated value of a share of our common stock, as determined by the most recent appraisal.

If adopted, our share redemption program, including redemptions sought upon a stockholder’s death or disability or upon confinement of a stockholder to a long-term care facility, will be available only for stockholders who purchase their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her shares by purchase from another stockholder.  In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (1) directly from us; or (2) from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii) through a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

We will generally engage a third-party to conduct a Uniform Commercial Code (UCC) search to ensure that no liens or encumbrances are held against the shares presented for redemption.  We will cover the costs for these searches.  Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search.  We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

If adopted, we intend to redeem shares quarterly under the program.  We will not redeem in excess of 5% of the weighted-average number of shares outstanding during the twelve-month period immediately prior to the effective date of redemption.  Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares.  Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow for the previous fiscal year, 1% of all operating cash flow from the previous fiscal year.  Our board of directors, in its sole discretion, may suspend implementation of, terminate or amend our share redemption program at any time it determines that such suspension, termination or amendment is in our best interest.  Our board may also reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes.  These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility.  The redemption plan will terminate if our shares are listed for trading on a national securities exchange.  See “Risk Factors — Risks Related to Our Business in General.”

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption.  We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period.  If we do cannot accommodate a redemption request due to the foregoing limitations, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when the limitations no longer prevent redemption.  Such pending requests will be honored among all requests for redemptions in any given redemption period, as follows:  first, pro rata as to redemptions sought upon a stockholder’s death or disability or sought upon a stockholder’s confinement to a long-term care facility; next, pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under their IRAs; and, finally, pro rata as to other redemption requests.  Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been met.

In general, a stockholder or his or her estate, heir or beneficiary must present at least 25% of the holder’s shares for redemption.  However, as few as 10% of the holder’s shares may be presented for redemption if the redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested: (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, the stockholder must present at least 25% of the holder’s remaining shares in any future request.  Except in the case of redemptions due to a mandatory distribution under a stockholder’s IRA, we will treat a redemption request that would cause the holder to own few than 200 shares as a request to redeem all of his or her shares, and we will vary from pro rata treatment of redemptions as necessary to avoid having stockholders holding fewer than 200 shares.  In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the issue price per share of all shares owned by such stockholder through the date of each redemption.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent.  An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary or their trustee or authorized agent.  A stockholder requesting the redemption of his or her shares due to a qualifying disability or confinement to a long-term care facility must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s disability or confinement to a long-term care facility.  If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption.  The shares approved for redemption will accrue no distributions after the effective date of redemption.  In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the last day of the calendar month preceding the determination of the availability of funds for redemption.  Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors’ action to determine the shares approved for redemption.

Subject to the restrictions in our Operating Partnership’s limited partnership agreement and any other applicable agreement, we may cause our Operating Partnership to offer to its limited partners (other than our subsidiaries, BH REIT II GP and BHR Business Trust II) a partnership unit redemption program equivalent to our share redemption program.  Any units redeemed under the partnership unit redemption program will be redeemed upon terms substantially equivalent to the redemption terms of our share redemption program and will be treated as shares for purposes of calculating the annual limitation on the number of shares that may be redeemed under our share redemption program.

Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares.  No such market presently exists, and we cannot assure you that any market for your shares will ever develop.  The shares we purchase under the share redemption program will be cancelled.  Neither our advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program.  For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations — Taxation of U.S. Stockholders.”

The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the advisor, in its discretion, deems to be in our best interest.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (a Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction.  This term does not include:

•                  a transaction involving our securities that have been for at least 12 months listed for trading on a national securities exchange; or

•                  a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in common stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser.  The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction.  The appraisal will assume an orderly liquidation of assets over a 12-month period.  The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders.  A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.  If the appraisal is included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the SEC and the states as an exhibit to the registration statement for the offering.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)           accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)           one of the following:

(a)          remaining as holders of our common stock and preserving their interests in us on the same terms and conditions as existed previously; or

(b)         receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•                  that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the voting rights of our stockholders, annual reports and annual and special meetings of stockholders or that would permit our shares to be assessable;

•                  that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•                  in which our investors’ rights of access to the records of the Roll-up Entity will be less than those provided in our charter and described under “–Meetings and Special Voting Requirements;” or

•                  in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our stockholders.

Provisions of Maryland Law and of Our Charter and Bylaws

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.

An interested stockholder is defined as:

•                  any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•                  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.  However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•                  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares.  Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.  The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from the vote on whether to accord voting rights to the control shares.  Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•                  one-tenth or more but less than one-third;

•                  one-third or more but less than a majority; or

•                  a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval.  A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares.  The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting.  If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved.  The right of the corporation to redeem control shares is subject to certain conditions and limitations.  Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved.  If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock.  We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements.  The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer.  If the offering stockholder does not comply with the provisions set forth above, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer.  In addition, the non-complying stockholder will be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•                  a classified board;

•                  two-thirds vote requirement for removing a director;

•                  a requirement that the number of directors be fixed only by vote of the directors;

•                  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•                  a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8.  Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only: (1) pursuant to our notice of the meeting; (2) by the board of directors; or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.  With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.  Nominations of individuals for election to the board of directors at a special meeting may be made only: (1) pursuant to our notice of the meeting; (2) by the board of directors; or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.  The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN AND AUTOMATIC PURCHASE PLAN

Summary of Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan that allows you to reinvest distributions in additional shares of our common stock.  We are offering 50,000,000 shares for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share.  Such price may only be available until the termination of our primary offering, which is anticipated to be on or before [                    ], 2012, though our board of directors may extend the primary offering an additional year.  Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering.  We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan.  The following is a summary of our distribution reinvestment plan.  See Appendix C to this prospectus for the full text of the plan.

No selling commissions, dealer manager fees or organization and offering expenses will be paid with respect to shares purchased pursuant to our distribution reinvestment plan.  The result is that the net proceeds to us for sales under our distribution reinvestment plan will be $9.50 per share, or $0.60 per share more than we receive from the sale of shares in our primary offering (assuming selling commissions of 7%, dealer manager fees of 2.5% and other organization and offering expenses of 1.5% of the gross proceeds in our primary offering and shares in our primary offering are sold at $10.00 per share).  We expect to use substantially all of the proceeds from our distribution reinvestment plan to fund redemptions under our proposed share redemption program.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (we may act as the reinvestment agent) will act on behalf of participants to acquire shares of our common stock with the cash distributions participants are entitled to receive from us.  Distributions will be invested in shares by the reinvestment agent promptly following the payment date with respect to such distributions.  Participants in the distribution reinvestment plan may purchase fractional shares.  If sufficient shares are not available for issuance under such plan, the reinvestment agent will remit excess cash to the participants.  Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders that purchase in the primary offering.

Investment of Distributions

Investors who elect to reinvest their distributions generally are required to have the full amount of their cash distributions from us reinvested pursuant to the plan.  However, our reinvestment agent has the sole discretion, upon the request of an investor, to accommodate the investor’s request for less than all of the investor’s shares to be subject to participation in the plan.

Summary of Automatic Purchase Plan

We have adopted an automatic purchase plan that allows our stockholders to make cash investments of $200.00 or more in additional shares of common stock offered in our primary offering at regular intervals through automatic debits to their checking, savings or other bank account.  After your initial purchase of shares, you may elect to purchase additional shares of our common stock through this plan. Investors in other Behringer Harvard public real estate programs, including Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Multifamily REIT I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I may participate in the automatic purchase plan after they have satisfied the minimum purchase requirements of those programs.  Purchases pursuant to our automatic purchase plan are made in our primary offering on a monthly basis.  Dealer manager fees not to exceed 2.5% will be paid with respect to purchases under our automatic purchase plan.  Selling commissions not to exceed 7.0% will be paid with respect to purchases under the automatic purchase plan if the participant in the plan designates in writing that the broker who made the initial sale of shares to the participant will receive such commission.  A stockholder participating in the plan is permitted to identify, change or eliminate the name of his or her account executive at a participating broker-dealer with respect to investments pursuant to such plan.  In the event that no account executive is identified or in the event that the account executive is not employed by a broker-dealer or authorized representative having a valid selling agreement with our dealer manager, no selling commission will be paid.  Shares purchased in the automatic investment plan are not eligible for volume discounts.  Participants in the automatic purchase plan may purchase fractional shares.  A complete copy of our form of automatic purchase plan is included in this prospectus as Appendix D.  Residents of the States of Alabama and Ohio are not eligible to participate in the automatic purchase plan.

Pursuant to the terms of our automatic purchase plan, the reinvestment agent will act on behalf of participants to acquire shares of our common stock using the funds that participants designate to be deducted from their bank accounts for automatic purchases.

Election to Participate or Terminate Participation in Distribution Reinvestment Plan or Automatic Purchase Plan

You may elect to participate in our distribution reinvestment plan or our automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for shares.  You may elect to participate in either the distribution reinvestment plan or the automatic purchase plan, or both.  If you do not elect to participate in a plan at the time of your initial investment, you may do so at any time by delivering to Behringer Harvard Investment Services a completed authorization form or other written authorization required by Behringer Harvard Investment Services.  Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates.  Participation in our automatic purchase plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least ten days after receipt of the election notice.

Some participating broker-dealers may determine not to offer their clients the opportunity to participate in either our distribution reinvestment plan or our automatic purchase plan.  Any prospective investor who wishes to participate in either plan should consult with his or her participating broker-dealer as to the broker-dealer’s position regarding participation in our distribution reinvestment plan or our automatic purchase plan, as applicable.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan or automatic purchase plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans.  See “Investment by Tax-Exempt Entities and ERISA Considerations.”

Each stockholder electing to participate in our distribution reinvestment plan or automatic purchase plan must agree that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact and cease participation in the plans.

To withdraw from participation in our distribution reinvestment plan or our automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the automatic purchase plan, you must provide written notice to the reinvestment agent.  A withdrawal from participation in the distribution reinvestment plan will be effective with respect to distributions for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month.  A withdrawal from or modification of participation in the automatic purchase plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

Prior to the listing of our shares on a national securities exchange, if ever, any stockholder’s transfer of shares will terminate such stockholder’s participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the quarter in which such transfer is effective, unless the transferee of the shares in connection with such transfer demonstrates that such transferee meets the requirements for participation under the distribution reinvestment plan and affirmatively elects participation by delivering an executed authorization form.

Offers and sales of shares pursuant to the distribution reinvestment plan and the automatic purchase plan must be registered in certain jurisdictions in which such offers and sales are made unless an exemption from registration is available.  Generally, such registrations are for a period of one year.  Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan and the automatic purchase plan in any jurisdictions in which the required registration is not renewed annually.

Reports to Participants

Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant in our distribution reinvestment plan and automatic purchase plan a statement of account describing, as to that participant, the distributions and automatic debit funds, as applicable, received during the quarter, the number of shares purchased during the quarter, the purchase price for the shares, and the total shares purchased on behalf of the participant for the given calendar year pursuant to our distribution reinvestment plan and our automatic purchase plan, as applicable.

Federal Income Tax Considerations

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan.  Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares.  In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.  In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan.  You will be taxed on the amount of such distribution as a dividend to the extent we have current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.  See “Risk Factors — Federal Income Tax Risks.”  Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan and our automatic purchase plan with 30 days’ notice to the respective participants.  The reinvestment agent also reserves the right to terminate a participant’s individual participation in either plan, and we reserve the right to terminate either plan in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants.

THE OPERATING PARTNERSHIP AGREEMENT

General

Our operating partnership, Behringer Harvard Operating Partnership II, was formed in April 2007 to acquire, own and operate properties on our behalf.  It functions as an Umbrella Partnership Real Estate Investment Trust, or UPREIT.  This structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property.  These owners also may desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT.  For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as our Operating Partnership, will be deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis.  In addition, our Operating Partnership is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock.  Finally, a limited partner in our Operating Partnership may later redeem his or her limited partnership units in this limited partnership for cash or, at our option, shares of our common stock in a taxable transaction.

The partnership agreement for our Operating Partnership contains provisions which would allow, under certain circumstances, other entities, including other Behringer Harvard-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of the Operating Partnership.  In the event of such a merger, exchange or conversion, the Operating Partnership would issue additional limited partnership interests which would be entitled to the same exchange rights as other holders of limited partnership interests of the Operating Partnership.  As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We expect to own all of our investments through our Operating Partnership.  We may, however, own investments directly or through entities other than the Operating Partnership.  As of March 1, 2010, our wholly-owned subsidiary, BH REIT II GP, Inc., a Delaware corporation, was the sole general partner of our Operating Partnership and owned a 0.1% partnership interest in our Operating Partnership.  Our wholly-owned subsidiary, BHR Business Trust II, has contributed $199,800 to our Operating Partnership, and is the only limited partner and the owner of the other approximately 99.9% partnership interest in our Operating Partnership.  Through BHR REIT II GP, we have the exclusive power to manage and conduct the business the Operating Partnership.

The following is a summary of certain provisions of the partnership agreement of our Operating Partnership.  This summary is not complete and is qualified by the specific language in the partnership agreement.  You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to BHR Business Trust II and BH REIT II GP who will, in turn, make capital contributions equal to such net proceeds to our Operating Partnership; however, BHR Business Trust II and BH REIT II GP will be deemed to have made capital contributions equal to our gross offering proceeds received from investors.  Our Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with our offering.  If our Operating Partnership requires additional funds at any time in excess of capital contributions made by BHR Business Trust II or BH REIT II GP or from borrowings, we or any other affiliate of the general partner of our Operating Partnership may borrow funds from a financial institution or other lender and lend the necessary funds.  In addition, the general partner of our Operating Partnership is authorized to cause the limited partnership to issue partnership interests for less than fair market value if the general partner concludes in good faith that such issuance is in the best interests of us and our Operating Partnership.

Operations

The partnership agreement requires that our Operating Partnership be operated in a manner that will enable us to: (1) satisfy the requirements for being classified as a REIT for tax purposes; (2) avoid any federal income or excise tax liability; and (3) ensure that it will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in it being taxed as a corporation, rather than as a partnership.  See “Federal Income Tax Considerations.”

The partnership agreement requires the Operating Partnership to distribute cash flow from operations on at least a quarterly basis to BH REIT II GP as the general partner to enable us, as the owner of all of the shares of BH REIT II GP, to make distributions to our stockholders in compliance with our obligations as a REIT.  Any remaining cash flow from operations will be distributed to its limited partners in accordance with their relative percentage interests in amounts determined by its general partner, such that a holder of one unit of limited partnership interest will receive the same amount of annual cash flow distributions from our Operating Partnership as the amount of annual distributions paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement of our Operating Partnership provides that taxable income generally will be allocated to its limited partners in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury regulations.  Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests.  BH REIT II GP is authorized to allocate income or loss to permit our Operating Partnership to avoid the characterization of operating income allocable to tax-exempt partners as “unrelated business taxable income,” as defined in the Code.

Upon the liquidation of our Operating Partnership, after payment of debts and obligations, any of its remaining assets will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.  In addition, under Texas law, BHR Business Trust II, or BH REIT II GP were to have a negative balance in their capital account following a liquidation, then the general partner of our Operating Partnership would be obligated to contribute cash equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

In addition to the administrative and operating costs and expenses incurred by our Operating Partnership in acquiring and operating real properties, our Operating Partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our Operating Partnership.  Such expenses will include:

•                  all expenses relating to the formation and continuity of our existence;

•                  all expenses relating to the public offering and registration of securities by us;

•                  all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•                  all expenses associated with compliance by us with applicable laws, rules and regulations;

•                  all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•                  all our other operating or administrative costs incurred in the ordinary course of our business on behalf of our Operating Partnership.

All claims between the partners of our Operating Partnership arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of our Operating Partnership, including BHR Business Trust II, have the right to cause its limited partnership units to be redeemed by our Operating Partnership or purchased by us for cash.  In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis.  Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged.  If we list our shares of common stock on a national securities exchange, the cash value of a share of common stock would equal the average of the daily market price of a share of common stock for the ten consecutive trading days immediately preceding the date on which the cash value is determined.  If our shares of common stock are not listed, then until three full fiscal years after the later of completing this or any subsequent offering of our shares, we will use the offering price of shares in our most recent primary offering as the cash value per share (unless we have sold assets and have made special distributions to stockholders of net proceeds from such sales, in which case the cash value per share will equal the offering price less the amount of those special distributions constituting a return of capital).  Beginning three full fiscal years after the last offering of our shares (or possibly sooner if our board determines otherwise), the cash value per share will be based on valuations of our properties and other assets.  These valuations will be prepared by persons independent of us and of our advisor.

These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would: (1) result in any person owning shares in excess of our ownership limits; (2) result in shares being owned by fewer than 100 persons; (3) cause us to be “closely held” within the meaning of Section 856(h) of the Code; (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code; or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of our Operating Partnership may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units.  However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.  We do not expect to issue any of the shares of common stock offered hereby to limited partners of our Operating Partnership in exchange for their limited partnership units.  Rather, in the event a limited partner of our Operating Partnership exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Transferability of Interests

The general partner of our Operating Partnership may not: (1) voluntarily withdraw as general partner; (2) engage in any merger, consolidation or other business combination that results in a change of control of the general partner; or (3) transfer its general partnership interest (except to a wholly-owned subsidiary), and we may not transfer all or any portion of our interest in the general partner of our Operating Partnership, unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our Operating Partnership in return for an interest in our Operating Partnership and agrees to assume all obligations of the general partner.  The general partner also may enter into a merger, consolidation or other combination or sell substantially all of its assets, upon the receipt of the consent of a majority-in-interest of the limited partners, other than BHR Business Trust II and other affiliates of Robert M. Behringer.  Likewise, we may enter into a merger, consolidation or other combination or sell substantially all of our assets upon the receipt of consent of a majority-in-interest of the limited partners, other than BHR Business Trust II and other affiliates of Robert M. Behringer.  With certain exceptions, a limited partner may not transfer its interests in our Operating Partnership, in whole or in part, without the written consent of the general partner.

PLAN OF DISTRIBUTION

We are offering a minimum of 200,000 shares and a maximum of 200,000,000 shares of our common stock to the public in our primary offering through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our advisor.  The shares are being offered at $10.00 per share with discounts available to certain categories of purchasers.  Because this is a “best efforts” offering, the dealer manager must use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares.  We are also offering 50,000,000 shares for sale pursuant to our distribution reinvestment plan at $9.50 per share.  Therefore, a total of 250,000,000 shares are being registered in this offering.  We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment plan.  The offering of our shares will terminate on or before [                    ], 2012.  Our board may terminate this offering at any time and may extend the primary offering for an additional year.  If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of commencing this offering or the effective date of the subsequent registration statement.  If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement.  If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions.  Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.  Although we could continue public offerings indefinitely and have not set a date or an aggregate amount of offering proceeds beyond which we must stop offering shares, we do not expect to continue offering shares beyond three years from the initial effective date of the registration statement of which this prospectus is a part.  Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of the extension.  Unless an exemption from a jurisdiction’s registration requirements is available, this offering must be registered in every jurisdiction in which we offer or sell shares.  Generally, each registration is good for a period of one year.  Thus, we may have to stop selling shares in any jurisdiction in which the registration is not renewed annually.  We may commence a follow-on offering of our common stock after we complete this offering.

Behringer Securities

Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard-sponsored programs, such as the securities being offered in this offering.  Behringer Securities has acted as dealer manager for prior public offerings by Behringer Harvard Mid-Term Value Enhancement Fund I, Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard REIT I and Behringer Harvard Opportunity REIT I and is currently acting as dealer manager for the initial public offering of Behringer Harvard Opportunity REIT II and Behringer Harvard Multifamily REIT I.  For additional information about Behringer Securities, including information relating to Behringer Securities’ affiliation with us, please refer to the section of this prospectus captioned “Management – Companies Affiliated with our Advisor – Dealer Manager.”

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds.  The dealer manager will also receive a dealer manager fee in an amount equal to 2.5% of the gross offering proceeds as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares, including bona fide due diligence expenses.  We will not pay selling commissions or a dealer manager fee for shares sold under the distribution reinvestment plan.   We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Organization and Offering Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.25	$9.05
Total Minimum	$2,000,000	$140,000	$50,000	$1,810,000
Total Maximum	$2,000,000,000	$140,000,000	$50,000,000	$1,810,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$475,000,000	$—	$—	$475,000,000

We will not pay any selling commissions in connection with:  (1) the sale of the shares to one or more select dealers and their respective officers and employees and their approved respective affiliates (see “- Shares Purchased by Affiliates and Participating Broker-Dealers”); and (2) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement.  We will not pay any selling commissions or a dealer manager fee in connection with sales by us directly to certain institutional investors.  The net proceeds to us will not be affected by any such reductions in selling commissions or the dealer manager fees.

We also will not pay any selling commissions (1) if the investor has engaged the services of a registered investment advisor or other financial advisor, who will be paid other compensation by the investor for investment advisory services or other financial or investment advice or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department.  The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transactions.  Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or a bank trust department by a potential investor as an inducement for such investment adviser or a bank trust department to advise favorably for an investment in our shares.

Our dealer manager will authorize certain other broker-dealers or authorized representatives who are members of FINRA to sell shares of our common stock.  In the event of the sale of shares by such broker-dealers, the dealer manager will reallow its selling commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers.  In addition, the dealer manager may, pursuant to separately negotiated agreements, reallow to broker-dealers participating in the offering a portion of its dealer manager fee, provided that the dealer manager may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts, and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately-invoiced due diligence expenses incurred as fees, costs or expenses from third parties.  The amount of the reallowance will be commensurate with the participating broker-dealer’s level of marketing support, level of due diligence review and, when allowed, success of its sales efforts, each as compared to those of the other participating broker-dealers.  The amount of the reallowance and reimbursement for bona fide, separately-invoiced due diligence expenses incurred under arrangements with third parties will be limited to the amount so invoiced.  We will not pay selling commissions or dealer manager fees for sales under our distribution reinvestment plan.

Behringer Securities provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus.  Behringer Securities may also sell a limited number of shares at the retail level.  No additional fees beyond the dealer manager fee of 2.5% of the gross proceeds of this offering will be paid to Behringer Securities for wholesaling services, provided that no dealer manager fee will be paid with respect to sales of shares pursuant to our distribution reinvestment plan.

We or an affiliate of our advisor may also provide non-cash incentives for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in FINRA Rule 2310(c)(2).  Pursuant to this rule, non-cash incentives may include: a de minimis amount of gifts (currently $100 per person, per year), an occasional meal or ticket to a sporting or entertainment event and payment or reimbursement of costs of attending bona fide training and education meetings.  These incentives will not be preconditioned on achieving sales targets.  The value of any non-cash incentive items will be considered underwriting compensation in connection with this offering.  In connection with the retail conferences and other meetings related to wholesaling services, the non-cash incentives may consist of the payment or reimbursement of costs incurred by registered representatives of our dealer manager in connection with attending retail conferences or other meetings related to wholesaling services, including travel, meals and lodging costs, as well as costs for an occasional ticket to a sporting event or the theater, or comparable entertainment purchased by the registered representatives of our dealer manager, which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target.

Under the rules of FINRA applicable to this offering, the total underwriting compensation in this offering, including selling commissions, the dealer manager fee, wholesaling compensation, expenses relating to sales services, due diligence expenses, and any non-cash sales incentives, may not exceed 10% of our gross offering proceeds, provided that amounts paid for reimbursement of bona fide due diligence expenses are not subject to this 10% cap on underwriting compensation but are currently limited to 0.5% of our gross offering proceeds.  FINRA and many jurisdictions also limit our total organization and offering expenses to 15% of gross offering proceeds.  In addition to amounts paid to Behringer Securities for selling commissions and the dealer manager fee, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf in connection with our primary offering (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering.  Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent these costs exceed 1.5% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisers, against certain liabilities arising under the Securities Act.  However, the Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The participating broker-dealers and registered investment advisers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Shares Purchased by Affiliates and Participating Broker-Dealers

Our executive officers and directors, as well as officers and affiliates of our advisor (and employees of our advisor and its affiliates) and their family members (including spouses, parents, grandparents, children and siblings), may purchase shares in this offering at a discounted price equal to $9.05 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales.  The net offering proceeds we receive will not be affected by such sales of shares at a discount.  Our advisor and its affiliates and their employees will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.  In addition, shares purchased by our advisor and its affiliates and their employees will not be entitled to vote on matters submitted to stockholders regarding the removal of the advisor or any transaction between us and the advisor or its affiliates.

We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions resulting in a purchase price of $9.30 per share, or 93.0% of the public offering price, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales.  The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

As required by FINRA Rule 5110, the 22,471 shares of our common stock to be acquired by Behringer Harvard Holdings may not be sold during the offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the public offering, other than as expressly permitted pursuant to FINRA Rule 5110.

Subscription Process

We will sell shares of our common stock when subscriptions to purchase shares are received and accepted by us.  If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, like the one contained in this prospectus as Appendix B, according to its instructions for a specific number of shares and delivering to us a check for the full purchase price of the shares.  Until such time as we have raised the minimum offering amount, your subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A. at 1010 Grand Blvd., Kansas City, Missouri  64106 and you should make your check payable to “UMB Bank, N.A., Escrow Agent for Behringer Harvard REIT II, Inc.”  Once we have raised $2,000,000, you should make your check payable to “Behringer Harvard REIT II, Inc.,” except that New York and Pennsylvania investors should follow the instructions below under “- Minimum Offering.” You should exercise care to ensure that the subscription agreement is filled out correctly and completely.  By executing the subscription agreement, you will attest that you:

•                  have received this prospectus;

•                  agree to be bound by the terms of our charter;

•                  meet the net worth and net income requirements described in this prospectus;

•                  are purchasing the shares for your own account;

•                  acknowledge that, if you are a Kansas resident, the Office of the Kansas Securities Commissioner recommends that your aggregate investment in our shares and similar direct participation investments should not exceed 10% of your liquid net worth.  For these purposes, “liquid” net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities;

•                  acknowledge that, if you are an Iowa resident, the Iowa Securities Bureau recommends that your aggregate investment in our shares and similar direct participation investments should not exceed 10% of your liquid net worth.  For these purposes, “liquid” net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities;

•                  affirm that, if you are a Alabama, California, Kentucky, Oregon or Pennsylvania resident, your investment does not exceed 10% of your liquid net worth;

•                  affirm that if you are a Michigan or Ohio resident, your investment in us and other Behringer Harvard-sponsored real estate programs does not exceed ten times your liquid net worth;

•                  acknowledge that there is no public market for our shares; and

•                  are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.  See also the section of this prospectus captioned “How to Subscribe.”

Subscriptions will be effective upon either our (1) acceptance and countersigning of the subscription agreement or (2) admission of the investor as a stockholder, which will be evidenced by sending a confirmation of our acceptance to the investor.  In the event we evidence our acceptance of a subscription by sending a confirmation, the date of acceptance will be the date that we admit the investor as a stockholder, which may or may not be the date on which the corresponding confirmation is sent.  We reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds in an escrow or company account.  We may not accept a subscription for shares until at least five business days after the date you receive this prospectus.  Subject to compliance with Rule 15c2-4 of the Exchange Act of 1934, as amended, our dealer manager and the broker-dealers participating in the offering will submit an investor’s check promptly to the escrow agent or to us, as applicable.

We will accept or reject a subscription within 30 days after receipt.  If your subscription agreement is rejected, your funds (including interest, to the extent earned and if such funds have been held for more than 35 days, and without deductions for any fees or expenses) will be returned to you within ten business days after the date of such rejection.  If your subscription is accepted, you will receive a confirmation of your purchase after you have been admitted as a stockholder.  After raising the minimum offering amount, we expect to admit new investors at least monthly.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least $2 million have been received and accepted by us (the “Minimum Offering”).  Any shares purchased by our executive officers and directors or our advisor or its affiliates, or its or their executive officers and directors, will not count in calculating the Minimum Offering.  Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before [                    ], 2011 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.  Investors may not withdraw funds from the escrow account.

If the Minimum Offering has not been received and accepted by [                    ], 2011 (one year after the date of this prospectus), our escrow agent will promptly notify us, and we will terminate this offering and your funds (including interest, to the extent earned and if such funds have been held for more than 35 days, and without deductions for any fees or expenses) and subscription agreement will be returned to you promptly after the date of such termination.  In such event, our escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each investor whose subscription is rejected.  In the event that an investor fails to remit an executed IRS Form W-9 to our escrow agent prior to the date our escrow agent returns the investor’s funds, our escrow agent will be required to withhold from such funds, 30% of the earnings attributable to such investor in accordance with Treasury regulations.  Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested.  During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among investors on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.  Such interest will be paid to investors upon the termination of the escrow period.  We will bear all expenses of escrow and, as such, the interest to be paid to any investor will not be reduced for such expense.

Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with the escrow agent until subscriptions aggregating at least $2.5 million have been received and accepted by us.  If we have not received and accepted subscriptions aggregating at least $2.5 million by the end of the offering period, subscriptions of New York residents will be returned to them within ten business days after the last day of the offering period.  Until we have raised $2.5 million, New York investors should make their checks payable to “UMB Bank, N.A., Escrow Agent for Behringer Harvard REIT II, Inc.”  In the future, we may make similar arrangements for our investors with other custodians.  Once we have raised the New York minimum, New York investors should make their checks payable to “Behringer Harvard REIT II, Inc.”

Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions aggregating at least $100 million have been received and accepted by us.  If we have not received and accepted subscriptions aggregating at least $100 million by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them.  If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow after the initial 120-day escrow period, to the investor within fifteen calendar days after receipt of the investor’s request.  Until we have raised $100 million, Pennsylvania investors should make their checks payable to “UMB Bank, N.A., Escrow Agent for Behringer Harvard REIT II, Inc.”  Once we have raised the Pennsylvania minimum, Pennsylvania investors should make their checks payable to “Behringer Harvard REIT II, Inc.”

Investments by IRAs and Qualified Plans

[                    ] has agreed to act as an IRA custodian for investors in our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts.  We will pay the fees related to the establishment of investor accounts with [                    ], and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.  Thereafter, [                    ] has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.  Further information as to custodial services is available through your broker or may be requested from us or downloaded from our website.

Volume Discounts

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, the purchaser will receive a volume discount resulting in a reduction in selling commissions payable with respect to such sale.  In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor.  The following table illustrates the various discount levels available for qualifying purchases:

		Commissions on Sales per Incremental Share in Volume Discount Range
Number of Shares Purchased	Purchase Price per Incremental Share in Volume Discount Range	Percentage (Based on $10 per Share)	Amount

1 to 50,000	$10.00	7.0%	$0.70
50,001 to 100,000	$9.80	5.0%	$0.50
100,001 to 500,000	$9.60	3.0%	$0.30
500,001 to 1,000,000	$9.50	2.0%	$0.20
1,000,001 and over	$9.40	1.0%	$0.10

For example, if an investor purchases 1,100,000 shares, he or she would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $490,000 for the next 50,000 shares ($9.80 per share), (3) $3,840,000 for the next 400,000 shares ($9.60 per share), (4) $4,750,000 for the next 500,000 shares ($9.50 per share), and (5) $940,000 for the remaining 100,000 shares ($9.40 per share).  Accordingly, he or she could pay as little as $10,520,000 (approximately $9.56 per share) rather than $11,000,000 for the shares, in which event the commission on the sale of such shares would be $290,000 (approximately $0.26 per share) and, after payment of the dealer manager fee of $275,000 ($0.25 per share), we would receive net proceeds of $9,955,000 ($9.05 per share).  The net proceeds to us will not be affected by volume discounts.

In addition, in order to encourage purchases of 300,000 or more shares, our advisor may agree to forego a portion of the amount we would otherwise be obligated to reimburse our advisor for our organization and offering expenses.  Other accommodations may be agreed to by our sponsor in connection with a purchase of 300,000 or more shares.  The purchase price of such shares would be reduced by the extent of such accommodations so that the net proceeds to us would be the same as for sales at $10.00 per share.  All such sales in which compensation will be paid with respect to the sale of shares must be made through registered broker-dealers.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

Regardless of any reduction in any commissions (or organization and offering expenses in respect of sales of over 300,000 shares), for any reason, any other fees and reimbursements based upon gross proceeds of the offering, including organization and offering reimbursements payable to Behringer Advisors II and the dealer manager fee payable to Behringer Securities, will be calculated as though the purchaser paid $10.00 per share.  Further, the sales price for all such shares will also be deemed to be $10.00 per share for the purposes of determining whether we have sold shares equal to the Minimum Offering.

Subscriptions may be combined for the purpose of determining volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer.  The volume discount will be prorated among the separate investors considered to be a single “purchaser.”  Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request.  Any such request will be subject to verification by our advisor that all such subscriptions were made by a “single purchaser.”

For the purpose of such volume discounts, the term “single purchaser” includes:

•                  an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•                  any one of the following entities:  a corporation, partnership, association, joint-stock company, trust fund or limited liability company;

•                  any group of entities owned or controlled by the same beneficial owner or owners;

•                  any individuals or entities acquiring shares as joint purchasers;

•                  an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code;

•                  all employees’ trust, pension, profit-sharing or other employee benefit plans maintained by a given corporation, partnership or other entity; or

•                  all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our common stock, investors may request in writing to aggregate subscriptions for additional shares with previous subscriptions by the same investor, including subscriptions to other public Behringer Harvard-sponsored real estate programs, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager.  An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable.  As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968.  Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•                  there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•                  all purchasers of the shares must be informed of the availability of quantity discounts;

•                  the same volume discounts must be allowed to all purchasers of shares that are part of the offering;

•                  the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•                  the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•                  no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards, minimum purchase and other requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock.  If you want to purchase shares, you should proceed as follows:

(1)           Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)           Complete the execution copy of the subscription agreement.  A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

(3)           Until such time as we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., Escrow Agent for Behringer Harvard REIT II, Inc.”  Once we have raised $2,000,000, you should make your check payable to “Behringer Harvard REIT II, Inc.” except that New York and Pennsylvania investors should follow the instructions above under “- Minimum Offering.”

(4)           For non-custodial accounts, send the completed subscription agreement and check to:

Via Mail:	Via Overnight Delivery:
Behringer Harvard Investment Services	Behringer Harvard Investment Services
P.O. Box 219768	430 West 7th Street
Kansas City, MO 64121-9768	Kansas City, MO 64105-1407
(866) 655-3650	(866) 655-3650

For custodial accounts (such as are commonly used for individual retirement accounts), send the completed subscription agreement and check to your custodian who will forward them as instructed below.

(5)           By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

(6)           By executing the subscription agreement, you also will authorize the Company, upon the occurrence of a future liquidity event or events, to share with the participating broker-dealer certain information related to your securities held with our transfer agent, so that your securities may be re-registered in “street name.”

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans.  If you want to purchase shares through an IRA, SEP or other tax-deferred account, [                    ] has agreed to serve as IRA custodian for such purpose.  We will pay the fees related to the establishment of investor accounts with [                    ], and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.  Thereafter, [                    ] has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.  In the future, we may make similar arrangements for our investors with other custodians.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus.  The sales material may include:

•                  investor sales promotion brochures;

•                  cover letters transmitting the prospectus;

•                  brochures containing a summary description of the offering;

•                  brochures describing our advisor, directors and officers;

•                  reprints of articles about us or the real estate industry generally;

•                  fact sheets describing the general nature of Behringer Harvard REIT II and our investment objectives;

•                  slide presentations and studies of the prior performance of entities managed by our advisor and its affiliates;

•                  broker updates;

•                  computer presentations;

•                  website material;

•                  electronic media presentations;

•                  audio cassette presentations;

•                  video presentations;

•                  cd-rom presentations;

•                  seminars and seminar advertisements and invitations; and

•                  scripts for telephonic marketing.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints.  In certain jurisdictions, some or all of such sales material may not be available.  In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus.  Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement or as forming the basis of the offering of the shares.

LEGAL MATTERS

DLA Piper LLP (US), Raleigh, North Carolina, will pass upon the legality of the common stock offered hereby, as well as certain legal matters in connection with this offering, including certain legal matters in connection with our status as a REIT for federal income tax purposes, and will serve as counsel for the dealer manager.  DLA Piper LLP (US) also provides legal services to Behringer Advisors II as well as other affiliates of Behringer Advisors II, and may continue to do so in the future.

EXPERTS

The consolidated financial statements of Behringer Harvard REIT II, Inc. and subsidiaries as of December 31, 2009 and 2008, for the years ended December 31, 2009 and 2008, and for the period from April 4, 2007 (date of inception) through December 31, 2007 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein.  Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencing this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

Our sponsor also maintains a website at www.behringerharvard.com where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2009 and 2008	F-3

Consolidated Statements of Operations for the years ended December 31, 2009, 2008 and the period from April 4, 2007 (date of inception) through December 31, 2007	F-4

Consolidated Statements of Stockholder’s Equity for the years ended December 31, 2009, 2008 and the period from April 4, 2007 (date of inception) through December 31, 2007	F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2009, 2008 and the period from April 4, 2007 (date of inception) through December 31, 2007	F-6

Notes to Consolidated Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Behringer Harvard REIT II, Inc.

Addison, Texas

We have audited the accompanying consolidated balance sheets of Behringer Harvard REIT II, Inc. and subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years ended December 31, 2009 and 2008 and for the period from April 4, 2007 (date of inception) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Behringer Harvard REIT II, Inc. and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years ended December 31, 2009 and 2008 and for the period from April 4, 2007 (date of inception) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 1, 2010

Behringer Harvard REIT II, Inc.

Consolidated Balance Sheets

As of December 31, 2009 and 2008

	2009	2008
Assets
Cash and cash equivalents	$206,903	$203,719
Receivable from related party	—	400
Total assets	$206,903	$204,119

Liabilities and stockholder’s equity
Liabilities
Payables to related party	$3,532	$—
Accrued liabilities	1,500	—
Total liabilities	5,032	—

Stockholder’s equity
Preferred stock, $.0001 par value per share; 17,501,000 shares authorized, none outstanding at December 31, 2009 and 2008	—	—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 22,584 issued and outstanding at December 31, 2009 and 2008	2	2
Additional paid-in capital	200,998	200,998
Retained earnings	871	3,119
Total stockholder’s equity	201,871	204,119
Total liabilities and stockholder’s equity	$206,903	$204,119

The accompanying notes are an integral part of these consolidated financial statements.

Behringer Harvard REIT II, Inc.

Consolidated Statements of Operations

For the years ended December 31, 2009, 2008 and the period

from April 4, 2007 (date of inception) through December 31, 2007

	2009	2008	From inception (April 4, 2007) through December 31, 2007
Total revenues	$—	$—	$—

Total expenses	5,338	3,403	—

Interest income	3,090	4,825	1,697

Net income (loss)	$(2,248)	$1,422	$1,697

Basic and diluted weighted average shares outstanding	22,584	22,584	22,167

Basic and diluted earnings (loss) per share	$(0.10)	$0.06	$0.08

The accompanying notes are an integral part of these consolidated financial statements.

Behringer Harvard REIT II, Inc.

Consolidated Statements of Stockholder’s Equity

For the years ended December 31, 2009, 2008 and the period

from April 4, 2007 (date of inception) through December 31, 2007

	Common Stock		Additional		Total
	Number of Shares	Par Value	Paid In Capital	Retained Earnings	Stockholder’s Equity
Balance at April 4, 2007 (date of inception)	—	$—	$—	$—	$—

Cash received from sale of common stock	22,584	2	200,998	—	201,000

Net income	—	—	—	1,697	1,697

Balance at December 31, 2007	22,584	2	200,998	1,697	202,697

Net income	—	—	—	1,422	1,422

Balance at December 31, 2008	22,584	2	200,998	3,119	204,119

Net loss	—	—	—	(2,248)	(2,248)

Balance at December 31, 2009	22,584	$2	$200,998	$871	$201,871

The accompanying notes are an integral part of these consolidated financial statements.

Behringer Harvard REIT II, Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2009, 2008 and the period

from April 4, 2007 (date of inception) through December 31, 2007

	2009	2008	From inception (April 4, 2007) through December 31, 2007

Cash flows from operating activities
Net income (loss)	$(2,248)	$1,422	$1,697
Change in accrued liabilities	1,500	—	—
Change in payables or receivables with related party	3,932	(400)	—
Cash provided by operating activities	3,184	1,022	1,697

Cash flows from financing activities
Issuance of common stock	—	—	201,000

Net change in cash and cash equivalents	3,184	1,022	202,697
Cash and cash equivalents at beginning of period	203,719	202,697	—
Cash and cash equivalents at end of period	$206,903	$203,719	$202,697

The accompanying notes are an integral part of these consolidated financial statements.

BEHRINGER HARVARD REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.             Organization

Behringer Harvard REIT II, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) was formed on April 4, 2007 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”).  The Company was organized primarily to invest in and operate commercial properties and real estate-related assets.  As discussed in Note 3, the Company sold stock to Behringer Harvard Holdings, LLC (“Holdings”) on April 9, 2007.  The Company’s fiscal year end is December 31 and we have not begun operations.

The Company is offering a maximum of 200,000,000 shares of its common stock to the public in its primary offering at $10.00 per share, with discounts available to certain purchasers, and 50,000,000 shares of its common stock pursuant to its distribution reinvestment plan at $9.50 per share.  The Company may reallocate the shares between the primary offering and the distribution reinvestment plan.

The Company intends to use the net proceeds from its public offering to acquire and operate institutional quality commercial real estate and real estate-related assets.  The Company may acquire a wide variety of commercial properties, including office, industrial, retail, hospitality, recreation and leisure, single-tenant and multifamily, public infrastructure and other real properties, either directly or by acquiring REITs or other “real estate operating companies.”  The Company may acquire existing income-producing properties, newly constructed properties or properties under development or construction, multifamily properties that can be converted into condominiums and single-tenant properties that may be converted for multifamily use.  The Company generally will focus on investing in stabilized or seasoned real estate assets, which have been fully constructed and have significant operating histories, as opposed to opportunistic investments.  Further, the Company may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise.  The Company also may originate or invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests (including those issued by affiliates of our advisor), or in entities that make investments similar to the foregoing.  The Company expects to make its investments in or in respect of real estate assets located in the United States and other countries based on its view of existing market conditions.  The Company’s investment strategy is designed to provide investors with a diversified portfolio of real estate assets.

The Company’s advisor is Behringer Advisors II LP, a Texas limited partnership (the “Advisor”).  The Advisor is an affiliate of Holdings, the Company’s stockholder. Subject to certain restrictions and limitations, the Advisor is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

Substantially all of the Company’s business will be conducted through Behringer Harvard Operating Partnership II LP, the Company’s operating partnership (the “OP”).  A wholly-owned subsidiary of the Company, BH REIT II GP, Inc., a Delaware corporation (“REIT II GP”), is the owner of a 0.1% interest in the OP as its sole general partner.  The remaining 99.9% of the OP is held as a limited partner’s interest by BHR Business Trust II (“BHR Trust”), a Maryland business trust and wholly-owned subsidiary of the Company.  As the Company accepts subscriptions for shares, it will transfer substantially all of the net proceeds of the offering to the OP as a capital contribution. The partnership agreement provides that the OP will be operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the OP being taxed as a corporation, rather than as a partnership.  In addition to the administrative and operating costs and expenses incurred by the OP in acquiring and operating real properties, the OP will pay all of the Company’s administrative costs and expenses, and such expenses will be treated as expenses of the OP.

2.             Summary of Significant Accounting Policies

Consolidation

Our consolidated financial statements include our accounts and the accounts of our subsidiaries, the OP, BHR Trust and REIT II GP.  All intercompany profits, balances and transactions are eliminated in consolidation. We have evaluated subsequent events for recognition or disclosure in our consolidated financial statements.

Organization and Offering Costs

With respect to its primary offering, the Company will reimburse the Advisor for organization and offering expenses that it incurs on the Company’s behalf (other than selling commissions and the dealer manager fee), provided that at no point will the Company reimburse expenses that would cause its total organization and offering expenses related to the primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering.  Organization and offering expenses are defined generally as any and all costs and expenses incurred by the Company in connection with its formation, preparing it for this offering, the qualification and registration of this offering and the marketing and distribution of our shares in this offering, including, but not limited to, accounting and legal fees (including our dealer manager’s legal fees), amending the registration statement and supplementing the prospectus, printing, mailing and distribution costs, filing fees, amounts to reimburse the Advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, telecommunication costs, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts, the cost of bona fide training and education meetings held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers), attendance fees and cost reimbursement for employees of the Advisor and its affiliates to attend retail seminars conducted by broker-dealers.  The Advisor and its affiliates will be responsible for paying organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent these costs exceed 1.5% of gross offering proceeds from the primary offering.  In the event the minimum number of shares of the Company’s common stock is not sold to the public, the Company will have no obligation to reimburse the Advisor for any organizational and offering costs.  No reimbursement of organization and offering expenses will be made with respect to sales under the distribution reinvestment plan.

All offering costs, including selling commissions and the dealer manager fees, will be recorded as an offset to additional paid-in capital, and all organization costs will be recorded as an expense.  As of December 31, 2009, organization and offering costs paid by the Advisor on our behalf totaled approximately $880,000.  We will begin to accrue for organization and offering expenses when the minimum of 200,000 shares of common stock has been sold under our public offering.

Income Taxes

The Company intends to make an election to be taxed as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 2010.  If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 90 percent of its REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”)).  REITs are subject to a number of other organizational and operations requirements.  Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Concentration of Credit Risk

The Company has cash and cash equivalents in excess of federally insured levels on deposit in financial institutions.  We regularly monitor the financial stability of these financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents.

Cash and Cash Equivalents

We consider investments with original maturities of three months or less to be cash equivalents.

3.             New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued new accounting guidance on fair value measurements.  This guidance establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair value measurements.  It applies only to fair value measurements that are already required or permitted by other accounting standards.  In February 2008, the FASB staff issued authoritative guidance deferring the effective date of the fair value guidance for all non-financial assets and liabilities to fiscal years beginning after November 15, 2008, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The implementation of this standard on January 1, 2009 did not have a material impact on our consolidated financial position or results of operations.

In December 2007, the FASB issued new guidance on business combinations.  The new standard provides revised guidance on how acquirors recognize and measure the consideration transferred, identifiable assets acquired, liabilities assumed, noncontrolling interests, and goodwill acquired in a business combination.  This standard applies the same method of accounting (the acquisition method) to all transactions and other events in which one entity obtains control over one or more other businesses.  It also includes a broader definition of a business and the requirement that acquisition-related costs are expensed as incurred and applies to business combinations occurring on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  We adopted the provisions of this standard on January 1, 2009.  The acquisition of a real estate property has been determined to meet the definition of a business combination under the new standard.  Therefore, if we make future acquisitions, this standard will have a material effect on our accounting.

In December 2007, the FASB issued new guidance on noncontrolling interests.  The new guidance establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as a minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Among other requirements, this guidance requires consolidated net income to be reported, on the face of the consolidated income statement, at amounts that include the amounts attributable to both the parent and the noncontrolling interest.  This standard is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and is applied prospectively as of the beginning of the fiscal year in which it is initially adopted, except for the presentation and disclosure requirements.  The implementation of this standard had no impact on our consolidated financial statements.

In May 2009, the FASB issued new guidance on subsequent events.  The new guidance establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  The implementation of this standard had no material impact on our consolidated financial statements.  See Note 2, “Summary of Significant Accounting Policies.”

In June 2009, the FASB issued an amendment to the accounting and disclosure requirements for the consolidation of variable interest entities.  The guidance eliminates exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity.  It also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity’s status as a variable interest entity, a company’s power over a variable interest entity, or a company’s obligation to absorb losses or its rights to receive benefits of an entity must be disregarded.  The guidance is applicable for annual periods after November 15, 2009 and interim periods thereafter.  We do not expect that the implementation of this guidance will have a material impact on our consolidated financial statements in the near future.

In June 2009, the FASB issued the Accounting Standards Codification (the “Codification”).  The Codification is the source and organization of GAAP recognized by the FASB to be applied by nongovernmental entities.  The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The implementation of this standard did not have a material impact on our consolidated financial position or results of operations.

4.             Capitalization

Under the Company’s charter, the Company has the authority to issue 382,499,000 shares of common stock and 17,501,000 shares of preferred stock.  All shares of such stock have a par value of $.0001 per share.  On April 9, 2007, the Company sold 22,584 shares of common stock to Holdings for $201,000 in cash.  The Company’s board of directors is authorized to amend its charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

5.             Related Party Arrangements

Prior to the commencement of its initial public offering, the Company anticipates entering into an advisory management agreement with the Advisor and a dealer manager agreement with Behringer Securities LP

(“Behringer Securities”), the dealer manager of the offering.  As described below, these agreements will entitle the Advisor and certain affiliates of the Advisor to certain fees and compensation in connection with the Company’s public offering, and the acquisition, management and sale of the Company’s real estate investments.

Behringer Securities will receive a commission of up to 7% of gross offering proceeds of the Company’s public offering.  Behringer Securities will reallow 100% of selling commissions earned to participating broker-dealers.  In addition, the Company will pay Behringer Securities a dealer manager fee of up to 2.5% of gross offering proceeds.  Pursuant to separately negotiated agreements, Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in the offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized due diligence expenses and no more than 0.5% of the gross proceeds for out-of-pocket, non-invoiced and bona fide, separately-invoiced due diligence expenses incurred as fees, costs or other expenses from third parties.  No selling commissions or dealer manager fee will be paid for sales under the distribution reinvestment plan.

With respect to its primary offering, the Company will reimburse the Advisor for organization and offering expenses that it incurs on the Company’s behalf (other than selling commissions and the dealer manager fee), provided that at no point will the Company reimburse expenses that would cause its total organization and offering expenses related to its primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering.  The Advisor and its affiliates will be responsible for paying organization and offering expenses related to the primary offering, other than selling commissions and the dealer manager fee, to the extent these costs exceed 1.5% of gross offering proceeds from the primary offering.  The Company may not amend its advisory management agreement with the Advisor to increase the amount the Company is obligated to reimburse the Advisor with respect to organization and offering expenses during its primary offering.  The Company does not anticipate that its total organization and offering expenses (including selling commissions and the dealer manager fee) will exceed 11% of gross proceeds from this primary offering.  Further, with respect to any subsequent offering, total organization and offering expenses (including selling commissions and the dealer manager fee) may not exceed 15% of gross proceeds from that primary offering.  No organization and offering expenses will be reimbursed out of proceeds from the Company’s distribution reinvestment plan.

The Advisor or its affiliates will also receive acquisition and advisory fees of 2.5% of the funds paid for purchasing each asset the Company acquires, including any debt attributable to the asset plus, with respect to any assets the Company intends to develop, construct or improve, the amount of the fee will be equal to 2.5% of the funds budgeted for the development, construction or improvement, and 2.5% of the funds advanced in respect of a loan.  In the case of a development, construction or improvement project, upon completion of the project, the Advisor will determine the actual amounts paid.  To the extent the amounts actually paid vary from the budgeted amounts on which the acquisition and advisory fee was initially based, the Advisor will pay or invoice the Company in an amount equal to 2.5% of the budget variance such that the acquisition and advisory fee is equal to 2.5% of amounts expended on the project.  The Company may not amend its advisory management agreement to increase acquisition and advisory fees during its primary offering.  This fee terminates if the Company acquires its Advisor.

The Advisor or its affiliates will also receive debt financing fees of 1% of the amount available under any loan or line of credit made available to the Company.  However, it is anticipated that the Advisor will pay some or all of these fees to third parties with whom it subcontracts to coordinate financing for us.  The Company may not amend its advisory management agreement to increase debt financing fees during its primary offering.

The Company will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, the Company will only pay a development fee to an affiliate of the Advisor if the affiliate provides the development services and if a majority of the Company’s independent directors determines that the development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

The Advisor or its affiliates will also receive a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds paid for purchasing an asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that the Company acquires and intends to develop, construct or improve.  The Advisor or its affiliates also will receive a non-accountable acquisition expense reimbursement in an amount equal to 0.25% of the funds advanced in respect of a loan.  The Company will also pay, or reimburse the Advisor or its affiliates for, any investment-related expenses that it pays on the Company’s behalf to third parties in the case of a completed investment, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.  The Advisor will be responsible for paying all of the expenses it incurs associated with persons employed by the Advisor to the extent dedicated to making investments for the Company, such as wages and benefits of the investment personnel.  The Advisor will also be responsible for paying all of the investment-related expenses that it pays on the Company’s behalf to third parties with respect to investments the Company does not make.

The Company expects to pay Behringer Harvard REIT II Management Services, LLC (“REIT II Management”), its property manager, and REIT II Management’s affiliates, fees for the management and leasing of the Company’s properties.  Property management fees will be 3% of the gross revenues of the properties managed by REIT II Management and its affiliates.  REIT II Management and its affiliates will receive an oversight fee equal to 0.5% of the gross revenues of the property managed by a third party.  In no event will REIT II Management receive both a property management fee and an oversight fee with respect to any particular property.  In the event that the Company owns a property through a joint venture that does not pay REIT II Management directly, the Company will pay REIT II Management a management fee based only on the Company’s economic interest in that property.

In the event that REIT II Management supervises the construction work at any of the Company’s properties, including any capital repairs and improvements, major building reconstruction or tenant improvements, the Company will pay REIT II Management a construction supervision fee equal to an amount not greater than 5% of all hard construction costs incurred in connection with the construction work.  In addition to the property management fee or oversight fee and the construction supervision fee, if REIT II Management provides leasing services with respect to a property, the Company will pay REIT II Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. With the exception of any general overhead costs related to a property, such as expenses for rent and utilities, which are covered by the property management fee, the Company will reimburse REIT II Management for any costs and expenses incurred by REIT II Management on its behalf, including the wages and salaries and other employee-related expenses of all on-site employees of REIT II Management or its subcontractors who are engaged in the operation, management, maintenance or access control of the Company’s properties, including taxes, insurance and benefits relating to these employees, and legal, travel and other out-of-pocket expenses that are directly related to managing specific properties as well as other third-party charges, including fees and expenses of third-party accountants.

The Company will pay the Advisor a monthly asset management fee of one-twelfth of 1% of the sum of, for each and every asset, the higher of the cost of investment or the value of investment.  For this purpose, “cost” equals the amount actually paid, excluding acquisition fees and expenses, for purchasing each asset the Company acquires, including any debt attributable to the asset (including debt encumbering the asset after its acquisition), provided that, with respect to any assets the Company intends to develop, construct or improve, cost will include the amount budgeted for the development, construction or improvement, and where the value of an asset is the value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves.  The asset management fee will be based only on the portion of the cost or value attributable to the Company’s investment in an asset if the Company does not own all of an asset.  In the event that the asset management fee includes the amount budgeted for the development, construction or improvement of an asset, upon completion of the development, construction or improvement project, the Advisor will determine the actual amounts paid.  To the extent the amounts actually paid vary from the budgeted amounts on which the asset management fee was initially based, the Advisor will pay or invoice the Company for one-twelfth of 1% of the budget variance, multiplied by the number of months for which the asset management fee was paid.

The Advisor or its affiliates also will be paid a disposition fee if the Advisor provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more assets.  In such event, the Advisor will receive a disposition fee equal to (1) in the case of the sale of the particular real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of the particular property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset.

The Company will reimburse the Advisor for costs and expenses paid or incurred to provide services to the Company, including direct expenses and the cost of salaries and benefits of certain persons employed by those entities and performing services for the Company, subject to the limitation that the Company will not reimburse the Advisor or its affiliates for personnel employment costs incurred by the Advisor or its affiliates in performing services under the advisory management agreement to the extent that the employees perform services for which the Advisor receives a separate fee.  In addition, the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of:  (A) 2% of its average invested assets, or (B) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period.  Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation if a majority of the Company’s independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.  Our Advisor incurred administrative services costs on our behalf totaling approximately $12,000 and $46,000, respectively, for the years ended December 31, 2009 and 2008.  Our Advisor incurred no such costs on our behalf for the year ended December 31, 2007.

6.             Incentive Award Plan

Prior to commencing its offering, the Company expects to adopt an Incentive Award Plan that provides for the grant of equity awards to its employees, directors and consultants and those of its advisor and its affiliates.  A total of 10,000,000 shares will be authorized and reserved for issuance under the Incentive Award Plan.  No awards have been granted under the plan as of December 31, 2009.

7.             Subsequent Event

From January 1, 2010 to February 26, 2010, organization and offering costs paid by the Advisor on the Company’s behalf totaled approximately $1,000.

*****

Appendix A

Prior Performance Tables

The following Prior Performance Tables (the “Tables”) provide information relating to closed or completed real estate investment programs (the “Prior Real Estate Programs”) sponsored by Robert M. Behringer and his affiliates, who control our advisor.  We consider each of the Prior Real Estate Programs presented to have investment objectives similar to ours to the extent that the prospectus or private offering memorandum for the program lists substantially the same primary investment objectives as we do, regardless of the particular emphasis that a program places on each objective.  See “Investment Objectives and Criteria” elsewhere herein.

Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in Behringer Harvard REIT II will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties.  Mr. Behringer controls our advisor and was a general partner and/or chief executive officer of the Prior Real Estate Programs and related companies.  The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered.  However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II - Compensation to Sponsor (in Dollars)

Table III - Annual Operating Results of Prior Real Estate Programs

Table IV - Results of Completed Programs

Table V - Results of Sales or Disposals of Property

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

“Underwriting Fees” include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table sets forth a summary of the experience of the sponsors of Prior Real Estate Programs that have closed offerings since January 1, 2006 and that have similar or identical investment objectives to Behringer Harvard REIT II.  Information is provided with regard to the manner in which the proceeds of the offerings have been applied.  Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.  All figures are as of December 31, 2008.

	Behringer Harvard REIT I, Inc. – First Follow-on Offering(1)		Behringer Harvard REIT I, Inc. – Second Follow-on Offering(2)		Behringer Harvard Opportunity REIT I, Inc.

Dollar amount offered	$952,000,000		$2,475,000,000		$601,870,650
Dollar amount raised	828,826,059	87.1%	1,890,550,131	76.4%	552,006,913	91.7%

Less offering expenses:
Selling commissions and discounts	70,296,243	8.5%	163,215,937	8.6%	46,217,996	8.4%
Organizational and offering expenses	16,380,897	2.0%	26,115,012	1.4%	11,786,023	2.1%
Marketing expenses	—	0.0%	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%	—	0.0%

Amount available for investment	$742,148,919	89.5%	$1,701,219,182	90.0%	$494,002,894	89.5%

Acquisition costs:
Cash invested	$667,436,558	31.3%	$1,310,656,356	47.0%	$438,085,482	48.3%
Acquisition fees(3)	58,610,093	2.7%	79,960,190	2.9%	27,107,001	3.0%
Loan costs	16,102,268	0.8%	18,051,925	0.6%	11,256,724	1.2%
Proceeds from mortgage financing	1,392,529,566	65.2%	1,378,276,492	49.5%	430,728,903	47.5%

Total acquisition costs(4)	$2,134,678,485		$2,786,944,963		$907,178,110

Percent leveraged	65.2%		49.5%		47.5%

Date offering began	02/11/05		10/06/06		09/20/05

Length of offering (in months)	20		25		27

Months to invest 90% of amount available for investment (measured from date of offering)	22		—		—

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Strategic Opportunity Fund I LP		Behringer Harvard Strategic Opportunity Fund II LP		Behringer Harvard Multifamily REIT I, Inc.- Private Offering (5)

Dollar amount offered	$80,000,000		$150,000,000		$400,000,000
Dollar amount raised	64,415,125	80.5%	62,222,751	41.5%	127,307,057	31.8%

Less offering expenses:
Selling commissions and discounts	5,575,595	8.7%	4,779,232	7.7%	11,107,720	8.7%
Organizational and offering expenses	1,043,567	1.6%	1,246,455	2.0%	1,909,606	1.5%
Marketing expenses	—	0.0%	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%	—	0.0%

Amount available for investment	$57,795,963	89.7%	$56,197,064	90.3%	$114,289,731	89.8%

Acquisition costs:
Cash invested	$46,530,156	27.1%	$46,609,521	25.1%	$92,553,100	94.5%
Acquisition fees(3)	5,806,695	3.4%	4.651,815	2.5%	4,409,909	4.5%
Loan costs	2,829,607	1.7%	2,622,957	1.4%	925,000	0.9%
Proceeds from mortgage financing	116,244,016	67.8%	131,817,083	71.0%	—	0.0%

Total acquisition costs(4)	$171,410,474		$185,701,376		$97,888,009

Percent leveraged	67.8%		71.0%		0.0%

Date offering began	01/20/05		02/13/06		11/22/06

Length of offering (in months)	14		19		13

Months to invest 90% of amount available for investment (measured from date of offering)	15		—		—

(1)         The information provided for Behringer Harvard REIT I, Inc. — First Follow-on Offering references only that company’s first follow-on public offering.

(2)         The information provided for Behringer Harvard REIT I, Inc. — Second Follow-on Offering references only that company’s second follow-on public offering.  Behringer Harvard REIT I, Inc. terminated the “best efforts” portion of the Second Follow-on Offering effective as of the close of business on December 31, 2008 and the distribution reinvestment plan portion of the Second Follow-on Offering effective as of the close of business on January 3, 2009.  Includes amounts sold on January 3, 2009 pursuant to the company’s distribution reinvestment plan.

(3)         Acquisition fees include finders fees and due diligence reimbursements paid to affiliates of the advisors or general partners.

(4)         Total acquisition costs include cash invested, acquisition fees and loan costs as well as the proceeds from mortgage financing.  Total acquisition costs for Behringer Harvard Strategic Opportunity Fund I LP and Behringer Harvard Strategic Opportunity Fund II LP exclude any amounts loaned by Behringer Harvard Holdings, LLC to the respective investment programs.

(5)         The information provided for Behringer Harvard Multifamily REIT I, Inc. relates to that company’s private offering, which terminated on December 28, 2007.  Behringer Harvard Multifamily REIT I, Inc. is currently offering $2.475 billion of its common stock pursuant to its initial public offering which commenced on September 5, 2008.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table sets forth the compensation received by affiliates of Behringer Advisors II LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for Prior Real Estate Programs that have closed offerings since January 1, 2006 and that have similar or identical investment objectives to Behringer Harvard REIT II.  All figures are as of December 31, 2008.

	Behringer Harvard REIT I, Inc. – First Follow-on Offering	Behringer Harvard REIT I, Inc.– Second Follow-on Offering(1)	Behringer Harvard Opportunity REIT I, Inc.	Behringer Harvard Strategic Opportunity Fund I LP	Behringer Harvard Strategic Opportunity Fund II LP	Behringer Harvard Multifamily REIT I, Inc. – Private Offering(2)
Date offering commenced	02/11/05	10/06/06	09/20/05	01/20/05	02/13/06	11/22/06

Dollar amount raised	$828,826,059	$1,890,550,131	$552,006,913	$64,415,125	$62,222,751	$127,307,057

Amount paid to sponsor from proceeds of offering:
Underwriting fees(3)	7,062,503	23,890,745	4,528,921	946,423	734,847	2,261,060
Acquisition fees:
Real estate commissions	—	—	—	—	—	—
Broker-dealer fees	—	—	—	—	—	—
Other fees(4)	58,610,093	79,960,190	27,107,001	5,806,695	4,651,815	4,409,909
Total amount paid to sponsor	$65,672,596	$103,850,935	$31,635,922	$6,753,118	$5,386,662	$6,670,969

Dollar amount of cash generated from (used in) operations before deducting payments to sponsor	$270,634,458	$270,634,458	$(28,327,761)	$(9,996,415)	$(6,564,372)	$3,730,795

Amount paid to sponsor from operations(5):
Property management fees	31,974,135	31,974,135	2,561,935	—	—	—
Partnership management fees(6)	48,476,269	48,476,269	7,120,765	1.834,465	1,365,835	1,102,048
Reimbursements	—	—	—	—	—	—
Leasing commissions	—	—	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	75,526,511	—	10,000,000	21,800,184	—
Other	—	28,408,556	—	—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—	—	—
Financing fees	—	—	—	—	—	—
Other	—	—	—	—	—	—

(1)         Behringer Harvard REIT I, Inc. terminated the “best efforts” portion of the Second-Follow-on Offering effective as of the close of business on December 31, 2008 and the distribution reinvestment plan portion of the Second Follow-on Offering effective as of the close of business on January 3, 2009.  Includes amounts sold on January 3, 2009 pursuant to the company’s distribution reinvestment plan.

(2)         The information provided for Behringer Harvard Multifamily REIT I, Inc. relates to that company’s private offering, which terminated on December 28, 2007.  Behringer Harvard Multifamily REIT I, Inc. is currently offering $2.475 billion of its common stock pursuant to its initial public offering which commenced on September 5, 2008.

(3)         “Underwriting fees” consist of dealer-manager fees received by an affiliate of the sponsor less any amounts reallowed to participating broker-dealers.

(4)         “Other fees” are acquisition fees, which include finders fees and due diligence reimbursements paid to affiliates of the advisors or general partners.

(5)         An affiliate of the sponsor provides management services for certain properties acquired in the respective programs.  Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(6)         Amounts paid to affiliates of the sponsor excludes amounts that have been capitalized for properties under development.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings since January 1, 2004 and that have similar or identical investment objectives to Behringer Harvard REIT II.  All results are through December 31, 2008.

Behringer Harvard REIT I, Inc.

	2004	2005(1)	2006 (1)	2007	2008

Gross revenue	$129,981	$31,056,714	$161,306,497	$314,220,575	$605,433,359
Equity in earnings of investments in tenant-in-common interests	1,402,847	3,114,599	4,803,590	5,117,040	1,330,819
Interest income	389,737	2,665,006	4,962,720	25,540,692	7,026,644
Gain on sale of assets	—	—	—	43,812	5,252,812
Gain on early extinguishment of debt	—	—	—	—	1,257,848
Income (Loss) from discontinued operations	—	—	—	—	13,633,728

Less: Operating expenses	764,823	9,775,993	57,692,604	118,543,371	251,357,490
Interest expense	1,689,994	13,136,655	50,876,700	100,728,701	191,327,680
Property and asset management fees	295,111	3,358,959	10,046,091	22,849,834	45,240,718
General and administrative	711,603	1,254,381	1,614,745	2,969,033	7,334,099
Asset impairment loss	—	—	—	—	21,113,589
Depreciation and amortization	—	15,033,072	73,275,009	141,462,443	278,213,262
Minority Interest	—	—	—	—	(231,337)
Net income – GAAP basis	$(1,538,966)	$(5,722,741)	$(22,432,342)	$(41,631,263)	$(160,420,291)

Taxable income
- from operations	(827,126)	(3,475,249)	(8,782,949)	(12,874,294)	(40,749,782	)(2)
- from gain on sale	—	—	—	—	—

Cash generated from operations	(331,599)	9,038,885	49,178,016	63,794,244	68,484,262
Cash generated from sales	—	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$(331,599)	$9,038,885	$49,178,016	$63,794,244	$68,484,262

Less: Cash distributions to investors
- from operating cash flow	153,552	3,176,757	6,987,108	9,676,388	—
- from sales and refinancing	—	—	—	—	—
- from other(3)	1,611,415	8,168,802	23,325,723	45,617,256	70,454,349

Cash generated (deficiency) after cash distributions	$(2,096,566)	$(2,306,674)	$18,865,185	$8,500,600	$(1,970,087)

Special items (not including sales and refinancing)
Issuance of common stock	106,851,838	427,687,842	454,838,168	692,662,878	638,915,322
Acquisition of land and buildings	(81,957,536)	(320,969,585)	(480,621,662)	(735,918,044)	(388,095,875)
Increase in other assets	(2,936,151)	1,892,146	548,458	4,753,401	(6,338,548)
Other(4)	1,058,702	(3,628,562)	2,576,000	—	—

Cash generated (deficiency) after cash distributions and special items	$20,920,287	$102,675,167	$(3,793,851)	$(30,001,165)	$242,510,812

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(7)	(6)	(8)	(7)	(16)
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	1	5	7	5	—
- from return of capital	14	14	21	25	27
Total distributions on GAAP basis	$15	$19	$28	$30	$27

Source (on cash basis)
- from operations	1	5	7	5	—
- from sales	—	—	—	—	—
- from return of capital	14	14	21	25	27
Total distributions on cash basis	$15	$19	$28	$30	$27

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100.0%

(1)          Includes all amounts for 2005 and 2006, most of which may be attributed to Behringer Harvard REIT I, Inc.’s first follow-on offering.

(2)          Subject to adjustment based on final 2008 tax return.

(3)          Includes offering proceeds and borrowings.

(4)          Includes financing costs, redemptions of shares, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Opportunity REIT I, Inc.

	2004	2005	2006	2007	2008

Gross revenue	$—	$—	$4,660,664	$35,227,624	$73,387,185
Equity in income of joint ventures	—	—	—	(1,201,219)	(2,861,652)
Interest income	313	55,930	2,748,918	3,779,424	3,537,523
Loss on debt extinguishment	—	—	—	(2,455,058)	—

Less: Operating expenses	—	—	1,987,606	16,939,932	44,250,484
Interest expense	—	—	560,018	4,805,467	17,438,061
Property and asset management fees	—	—	355,527	3,231,994	7,095,054
General and administrative	—	159,163	855,494	1,562,161	4,934,858
Impairment Charge	—	—	—	—	19,413,313
Depreciation and amortization	—	—	1,351,054	13,069,023	25,660,996
Minority Interest	—	—	(90,935)	(401,218)	(10,028,342)
Net income – GAAP basis	$313	$(103,233)	$2,390,818	$(3,856,588)	$(34,701,368)

Taxable income
- from operations	313	(98,734)	—	(3,619,099)	(9,783,355	)(1)
- from gain on sale	—	—	—	—	—

Cash generated from operations	313	(100,537)	3,927,562	(12,566,090)	(29,283,099)
Cash generated from sales	—	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$313	$(100,537)	$3,927,562	$(12,566,090)	$(29,283,099)

Less: Cash distributions to investors
- from operating cash flow	—	—	247,632	—	—
- from sales and refinancing	—	—	—	—	—
- from other(2)	—	—	—	3,438,506	4,005,905

Cash generated (deficiency) after cash distributions	$313	$(100,537)	$3,679,930	$(16,004,596)	$(33,289,004)

Special items (not including sales and refinancing)
Issuance of common stock	—	16,302,092	145,405,261	315,903,029	(3,737,946)
Acquisition of land and buildings	—	—	(113,128,995)	(273,946,771)	(15,478,005)
Increase in other assets	—	—	—	(154,450)	—
Other(3)	—	2,158,017	122,018	(1,938,272)	(733,501)

Cash generated (deficiency) after cash distributions and special items	$313	$18,359,572	$36,078,214	$23,858,940	$(53,238,456)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	2	(6)	—	(8)	(20)
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	2	—	—
- from return of capital	—	—	—	7	8
Total distributions on GAAP basis	$—	$—	$2	$7	$8

Source (on cash basis)
- from operations	—	—	2	—	—
- from sales	—	—	—	—	—
- from return of capital	—	—	—	7	8
Total distributions on cash basis	$—	$—	$2	$7	$8

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

(1)          Subject to adjustment based on final 2008 tax return.

(2)          Includes offering proceeds and borrowings.

(3)          Includes financing costs, redemptions of shares, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Mid-Term Value Enhancement Fund I LP

	2004	2005	2006	2007	2008

Gross revenue	$1,183,349	$4,169,024	$4,253,765	$4,128,395	$3,865,587
Interest income	44,913	214,002	41,582	368,033	162,230
Discontinued operations	—	—	614,175	4,503	—
Gain on sale of assets	—	—	—	50,570	—
Less: Operating expenses	522,740	1,696,954	1,527,013	1,489,269	1,555,230
Interest expense	—	—	—	—	—
Property and asset management fees	71,166	281,381	293,742	297,909	282,252
General and administrative	313,821	609,986	509,390	408,355	573,634
Depreciation and amortization	309,500	1,352,375	1,569,492	1,599,838	1,475,729
Net income – GAAP basis	$11,035	$442,330	$1,009,885	$756,130	$140,972

Taxable income
- from operations	186,771	1,215,032	1,549,532	1,399,369	699,124
- from gain on sale	—	—	—	50,570	—

Cash generated from operations	547,352	1,715,622	2,866,196	1,864,724	1,558,524
Cash generated from sales	—	—	6,099,022	93,917	—
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations,sales and refinancing	$547,352	$1,715,622	$8,965,218	$1,958,641	$1,558,524

Less: Cash distributions to investors
- from operating cash flow	346,371	2,352,159	2,630,730	2,585,786	2,582,461
- from sales and refinancing	—	—	—	—	—
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$200,981	$(636,537)	$6,334,488	$(627,145)	$(1,023,937)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	25,534,480	10,893,050	(706,879)	(276,271)	(342,568)
General partners’ capital contributions	—	—	—	—	—
Acquisition of land and buildings	(18,247,941)	(16,228,867)	—	—	—
Increase in other assets	(214,689)	(192,387)	(6,016,705)	5,874,176	—
Other(1)	(61,366)	(959)	—	—	—

Cash generated (deficiency) after cash distributions and special items	$7,211,465	$(6,165,700)	$(389,096)	$4,970,760	$(1,366,505)

Tax and Distribution Data Per $1,000Invested
Federal income tax results:
Ordinary income (loss)
- from operations	7	34	47	45	24
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	51	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	13	66	79	82	90
- from return of capital	—	—	—	—	—
Total distributions on GAAP basis	$13	$66	$79	$82	$90

Source (on cash basis)
- from operations	13	66	79	82	90
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$13	$66	$79	$82	$90

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	83.0%	83.0%	83.0%

(1)          Includes financing costs, redemptions of limited partnership units, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Short-Term Opportunity Fund I LP

	2004	2005	2006	2007	2008

Gross revenue	$2,616,051	$14,574,826	$19,617,725	$38,274,350	$28,217,391
Equity in income of joint ventures	(414,052)	(801,497)	—	—	—
Interest income	149,996	701,615	692,677	373,027	78,320
Discontinued operations	—	—	2,255,575	(2,100)	615,974
Forgiveness of Debt Income	—	—	—	—	—
Gain (Loss) on derivative instruments	—	—	—	—	(883,130)
Less: Operating expenses	1,614,808	4,519,091	10,752,083	32,251,927	23,917,356
Interest expense	519,848	1,997,985	4,269,003	10,261,591	8,025,177
Inventory valuation adjustment				2,443,689	16,789,863
Property and asset management fees	188,524	860,063	1,293,416	1,080,606 (1)	1,853,268
General and administrative	400,231	814,285	761,421	924,866	1,442,322
Depreciation and amortization	936,881	7,504,612	9,728,078	8,953,411	8,272,379
Minority interest	6,789	(99,361)	(1,150,433)	(3,811,338)	(1,727,371)
Net income – GAAP basis	$(1,315,086)	$(1,121,731)	$(3,087,591)	$(13,459,475)	$(30,544,439)

Taxable income
- from operations	(243,050)	4,409,487	2,145,107	(893,038)	(12,529,848)
- from gain on sale	—	1,096,396	1,799,122	—	1,881,339

Cash generated from operations	697,530	4,512,271	6,978,937	(16,011,954)	(15,092,995)
Cash generated from sales	—	—	9,836,318	—	—
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$697,530	$4,512,271	$16,815,255	$(16,011,954)	$(15,092,995)

Less: Cash distributions to investors
- from operating cash flow	278,218	4,102,145	3,248,942	3,059,882	3,068,341
- from sales and refinancing	—	—	4,983,268	—	—
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$419,312	$410,126	$8,583,045	$(19,071,836)	$(18,161,336)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	56,130,110	35,209,224	—	—	—
General partners’ capital contributions	—	—	—	—	1,671,172
Acquisition of land and buildings	(23,144,074)	(62,425,986)	(2,260,217)	3,101,209	17,098,233
Increase in other assets	(1,462,929)	1,343,893	10,000	—	—
Other(2)	(11,427)	4,729,154	(1,265,414)	40,366	(931,759)

Cash generated (deficiency) after cash distributions and special items	$31,930,992	$(20,733,589)	$5,067,414	$(15,930,261)	$(323,690)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(4)	50	28	(13)	(352)
- from recapture	—	—	—	—	53

Capital gain (loss)	—	12	24	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	5	46	108	45	86
- from return of capital	—	—	—	—	—
Total distributions on GAAP basis	$5	$46	$108	$45	$86

Source (on cash basis)
- from operations	5	46	42	45	86
- from sales	—	—	66	—	—
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$5	$46	$108	$45	$86

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	98.8%	92.0%	92.5%	92.5%

(1)          Behringer Harvard Short-Term Opportunity Fund I’s general partners waived asset management fees of approximately $1.0 million for the year ended December 31, 2007.  In addition, on December 31, 2007, Behringer Harvard Holdings forgave Behringer Harvard Short-Term Opportunity Fund I $7.5 million of principal borrowings and accrued interest thereon under a loan agreement entered into between the parties on November 9, 2007.  The interest rate under this loan was 5% per annum.  The waiver of fees and forgiveness of indebtedness materially impacted the results presented for Behringer Harvard Short-Term Opportunity Fund I.

(2)          Includes financing costs, redemptions of limited partnership units, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Strategic Opportunity Fund I LP

	2005	2006	2007	2008

Gross revenue	$10,499,889	$22,198,914	$21,187,205	$28,758,842
Equity in income of joint ventures	(25,654)	(536,654)	(717,985)	(624,369)
Interest income	304,737	389,147	326,247	111,630
Gain on sale	—	6,626,046	120,492	—

Less: Operating expenses	9,676,802	20,723,510	21,555,560	27,507,895
Interest expense	2,176,844	4,885,369	4,640,498	7,081,840
Property and asset management fees	453,661	1,288,013	1,280,029	1,307,653
General and administrative	234,326	297,649	387,037	593,761
Depreciation and amortization	1,354,586	2,683,244	3,717,281	5,177,185
Minority interest	(11,956)	(70,268)	(717,464)	(82,260)
Net income – GAAP basis	$(3,105,291)	$(1,130,064)	$(9,946,982)	$(13,339,971)

Taxable income
- from operations	(2,911,983)	(6,245,092)	(10,409,980)	(10,662,648)
- from gain on sale	—	6,626,046	120,492	—

Cash generated from operations	516,527	(446,216)	(3,393,036)	(11,559,826)
Cash generated from sales	—	14,450,576	4,129,809	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	$516,527	$14,004,360	$736,773	$(11,559,826)

Less: Cash distributions to investors
- from operating cash flow	—	—	—	—
- from sales and refinancing	—	—	636,242	—
- from other	—	—	—	—

Cash generated (deficiency) after cash distributions	$516,527	$14,004,360	$100,531	$(11,559,826)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	59,666,296	4,748,929	—	—
General partners’ capital contributions	500	—	—	—
Acquisition of land and buildings	(23,781,793)	(35,063,935)	(9,710,525)	8,240,867
Increase in other assets	(229,376)	—	—	—
Other(1)	(5,604,174)	135,723	1,821,689	(118,263)

Cash generated (deficiency) after cash distributions and special items	$30,567,980	$(16,174,923)	$(7,788,305)	$(3,437,222)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(58)	(116)	(246)	(368)
- from recapture	—	—	—	—

Capital gain (loss)	—	123	3	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	—	—
- from return of capital	—	—	—	—
Total distributions on GAAP basis	$—	$—	$—	$—

Source (on cash basis)
- from operations	—	—	—	—
- from sales	—	—	—	—
- from refinancing	—	—	—	—
Total distributions on cash basis	$—	$—	$—	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	94.3%	94.3%	94.4%

(1)          Includes financing costs, redemptions of limited partnership units, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Strategic Opportunity Fund II LP

	2006	2007	2008

Gross revenue	$1,151,853	$32,868,261	$29,446,150
Equity in income of joint ventures	(16,357)	(644,615)	—
Interest income	150,563	620,582	345,967
Gain on sale	—	1,408,377	1,624,040
Discontinued operations	—	(738,236)	(406,395)

Less: Operating expenses	424,249	29,810,742	31,353,995
Interest expense	698,717	6,918,724	7,175,907
Asset impairment loss	—	—	3,205,696
Property and asset management fees	140,587	2,245,592	1,045,601
General and administrative	—	—	831,955
Depreciation and amortization	1,168,773	4,347,754	6,867,458
Minority interest	(190,056)	(1,578,121)	(4,227,683)
Net income – GAAP basis	$(956,211)	$(8,230,322)	$(15,243,167)

Taxable income
- from operations	(345,183)	(6,122,963)	(16,399,557)
- from gain on sale	—	—	2,962,695

Cash generated from operations	508,989	(3,800,954)	(6,775,777)
Cash generated from sales	—	10,480,253	16,873,878
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$508,989	$6,679,299	$10,098,101

Less: Cash distributions to investors
- from operating cash flow	—	—	—
- from sales and refinancing	—	—	—
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$508,989	$6,679,299	$10,098,101

Special items (not including sales and refinancing)
Limited partners’ capital contributions	27,593,625	34,629,125	—
General partners’ capital contributions	500	—	—
Acquisition of land and buildings	(17,885,429)	(41,308,873)	(15,381,694)
Increase in other assets	3,976,262	3,469,953	3,740,637
Other(1)	(3,460,211)	(2,292,447)	(577,842)

Cash generated (deficiency) after cash distributions and special items	$10,733,736	$1,177,057	$(2,120,798)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(14)	(128)	(510)
- from recapture	—	—	—

Capital gain (loss)	—	—	92

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	—
- from return of capital	—	—	—
Total distributions on GAAP basis	$—	$—	$—

Source (on cash basis)
- from operations	—	—	—
- from sales	—	—	—
- from refinancing	—	—	—
Total distributions on cash basis	$—	$—	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

(1)          Includes financing costs, redemptions of limited partnership units, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Multifamily REIT I, Inc.(1)

	2006	2007	2008

Gross revenue	$—	$—	$—
Equity in income of joint ventures	—	793,218	4,275,881
Interest income	—	343,240	884,506
Gain on sale	—	—	—

Less: Operating expenses	—	—	—
Interest expense	—	642,124	—
Property and asset management fees	—	217,837	884,211
General and administrative	—	483,604	1,599,208
Depreciation and amortization	—	—	46,705
Minority interest	—	—	—
Net income – GAAP basis	$—	$(207,107)	$2,630,263

Taxable income
- from operations	(11,003)	—	3,946,462 (2)
- from gain on sale	—	—	—

Cash generated from operations	—	245,311	2,383,436
Cash generated from sales	—	—	—
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$—	$245,311	$2,383,436

Less: Cash distributions to investors
- from operating cash flow	—	123,651	3,805,472
- from sales and refinancing	—	—	—
- from other(3)	—	391,563	1,960,394

Cash generated (deficiency) after cash distributions	$—	$(269,903)	$(3,382,430)

Special items (not including sales and refinancing)
Issuance of common stock	—	114,520,437	10,711,736
Acquisition of land and buildings	—	—	—
Increase in other assets	—	(60,791,740)	(35,419,544)
Other(4)	—	(101,213)	(1,516,141)

Cash generated (deficiency) after cash distributions and special items	$—	$53,357,581	$(29,606,379)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	—	34
- from recapture	—	—	—

Capital gain (loss)	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	1	33
- from return of capital	—	4	17
Total distributions on GAAP basis	$—	$5	$50

Source (on cash basis)
- from operations	—	1	32
- from sales	—	—	—
- from refinancing	—	—	—
Total distributions on cash basis	$—	$1	$32

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

(1)          Behringer Harvard Multifamily REIT I, Inc. conducted a private offering from November 22, 2006 until December 28, 2007.  Behringer Harvard Multifamily REIT I, Inc. is currently offering $2.475 billion of its common stock pursuant to an initial public offering which commenced on September 5, 2008.

(2)          Subject to adjustment based on final 2008 tax return.

(3)          Includes offering proceeds and borrowings.

(4)          Includes financing costs, redemptions of shares, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Enclave S LP(1)

	2004	2005	2006	2007	2008

Gross revenue	$3,049,976	$4,428,393	$4,612,687	$4,572,453	$2,394,932
Interest income	2,773	3,177	6,764	7,400	2,906
Gain (Loss) on Sale	—	—	—	—	14,187,799

Less: Operating expenses	1,227,256	1,830,214	2,054,587	1,989,239	1,090,803
Interest expense	781,359	1,073,237	1,057,482	1,040,846	513,896
Depreciation and amortization	1,100,893	1,655,453	1,655,510	1,654,892	827,446
Net income — GAAP basis	$(56,759)	$(127,334)	$(148,128)	$(105,124)	$14,153,492

Taxable income
- from operations	506,425	354,694	598,399	698,328	363,316
- from gain on sale	—	—	—	—	11,199,542

Cash generated from operations	1,621,323	1,133,131	2,059,930	1,595,692	6,846,283
Cash generated from sales	—	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$1,621,323	$1,133,131	$2,059,930	$1,595,692	$6,846,283

Less: Cash distributions to investors
- from operating cash flow	658,000	1,073,000	1,130,000	1,225,000	660,000
- from sales and refinancing	—	—	—	—	380,000
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$963,323	$60,131	$929,930	$370,692	$5,806,283

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—	—
General partners’ capital contributions	—	—	—	—	—
Amortization of principal on loan	147,689	280,662	296,346	312,907	18,953,277
Acquisition of land and buildings	—	—	—	—	—
Increase in other assets	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$815,634	$(220,531)	$633,584	$57,785	$(13,146,994)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	46	32	54	63	33
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	1,015

Cash distributions to investors
Source (on GAAP basis)
- from investment income	60	97	102	111	94
- from return of capital	—	—	—	—	—
Total distributions on GAAP basis	$60	$97	$102	$111	$94

Source (on cash basis)
- from operations	60	97	102	111	60
- from sales	—	—	—	—	34
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$60	$97	$102	$111	$94

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

(1)

This entity sponsored a Regulation D offering and sold undivided tenant-in-common interests in a single asset commercial office building to unaffiliated third-party investors. As of December 31, 2004, 2005, 2006 and 2007, unaffiliated third-party investors owned 63.69% of the tenant-in-common interests and Behringer Harvard REIT I, Inc. owned the remaining 36.31% of the tenant-in-common interests. Behringer Harvard REIT I, Inc. purchased its interests outside the Regulation D offering. On July 1, 2008, the asset was sold to an unaffiliated third party. The information contained herein represents the combined tenant-in-common ownership in the asset.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Beau Terre S, LLC(1)

	2004	2005	2006	2007	2008

Gross revenue	$3,067,860	$5,705,955	$5,616,451	$5,607,634	$5,862,726
Interest income	5,863	14,815	17,083	13,725	8,171

Less: Operating expenses	1,129,397	1,921,476	1,980,463	1,968,812	1,987,723
Interest expense	1,375,876	2,361,400	2,333,264	2,303,328	2,278,070
Depreciation and amortization	551,348	1,964,510	1,809,738	1,759,346	1,752,328
Net income — GAAP basis	$17,102	$(526,616)	$(489,931)	$(410,127)	$(147,224)

Taxable income
- from operations	(160,188)	(512,997)	(433,448)	(223,821)	(42,484)
- from gain on sale	—	—	—	—	—

Cash generated from operations	568,450	1,437,894	1,319,807	1,412,032	1,158,826
Cash generated from sales	—	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$568,450	$1,437,894	$1,319,807	$1,412,032	$1,158,826

Less: Cash distributions to investors
- from operating cash flow	715,000	1,088,000	876,472	406,472	411,888
- from sales and refinancing	—	—	—	—	—
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$(146,550)	$349,894	$443,335	$1,005,560	$746,938

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—	—
General partners’ capital contributions	—	—	—	—	—
Amortization of principal on loan	168,485	437,649	465,638	495,417	520,542
Acquisition of land and buildings	—	—	—	—	—
Increase in other assets	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(315,035)	$(87,755)	$(22,303)	$510,143	$226,396

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(9)	(29)	(24)	(13)	(2)
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	40	61	49	23	23
- from return of capital	—	—	—	—	—
Total distributions on GAAP basis	$40	$61	$49	$23	$23

Source (on cash basis)
- from operations	40	61	49	23	23
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$40	$61	$49	$23	$23

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

(1)

This entity sponsored a Regulation D offering and sold undivided tenant-in-common interests in a single asset office park that consists of multiple buildings to unaffiliated third-party investors. As of December 31, 2004, 2005, 2006, 2007 and 2008, unaffiliated third-party investors owned 99.0%, 99.0%, 95.63%, 95.63% and 95.63% of the tenant-in-common interests, respectively and Behringer Harvard Holdings, LLC owned the remaining 1.0%, 1.0%, 4.37%, 4.37% and 4.37% of the tenant-in-common interests, respectively. Behringer Harvard Holdings, LLC purchased its interests outside the Regulation D offering. The information contained herein represents the combined tenant-in-common ownership in the asset. In December 2005, the sponsor of this program completed a settlement with investors in this program to support future returns projected in connection with the asset’s acquisition, which were based on certain seller representations regarding operating expenses and revenues the sponsor believes were false. Under the terms of the settlement, the sponsor agreed to, among other things, increase the lease payments under certain leases at the property, replace the existing property manager, build a new office building on an undeveloped lot at that property and pay $1.25 million. In January 2006, the former on-site subcontract property manager filed a lawsuit against the sponsor alleging breach of contract. The sponsor and the investors countersued the former on-site subcontract property manager and its principals, the seller and its principals, the seller’s agent and its principals and the appraiser and its successor-in-interest. In November 2007, the sponsor and the investors completed a settlement with the seller, its principal’s and the seller’s agent and its principals. In June 2008, the sponsor and the investors completed a settlement with the appraiser and its successor-in-interest. Also in June 2008, the investors dismissed all of their remaining causes of action against the remaining parties and are no longer parties to the lawsuit. The lawsuit between the sponsor and the former on-site subcontract property manager and its affiliates is ongoing and in the discovery phase.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard St. Louis Place S, LLC(1)

	2004	2005	2006	2007	2008

Gross revenue	$2,698,910	$5,441,366	$5,717,159	$6,027,514	$6,262,518
Interest income	5,108	6,806	12,904	13,665	10,641

Less: Operating expenses	1,176,652	2,276,759	2,361,885	2,911,663	3,057,237
Interest expense	623,346	1,219,314	1,204,627	1,189,010	1,175,804
Depreciation and amortization	888,922	1,804,901	1,806,482	1,774,670	2,001,348
Net income — GAAP basis	$15,098	$147,198	$357,069	$165,836	$38,770

Taxable income
- from operations	466,052	76,379	837,331	788,368	999,527
- from gain on sale	—	—	—	—	—

Cash generated from operations	1,347,333	1,602,416	1,646,672	2,152,639	1,911,271
Cash generated from sales	—	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$1,347,333	$1,602,416	$1,646,672	$2,152,639	$1,911,271

Less: Cash distributions to investors
- from operating cash flow	500,000	1,200,000	1,470,000	870,000	635,000
- from sales and refinancing	—	—	—	—	—
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$847,333	$402,416	$176,672	$1,282,639	$1,276,271

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—	—
General partners’ capital contributions	—	—	—	—	—
Amortization of principal on loan	88,817	230,459	245,069	260,605	273,743
Acquisition of land and buildings	—	—	—	—	—
Increase in other assets	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$758,516	$171,957	$(68,397)	$1,022,034	$1,002,528

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	30	5	54	51	64
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	32	77	94	56	41
- from return of capital	—	—	—	—	—
Total distributions on GAAP basis	$32	$77	$94	$56	$41

Source (on cash basis)
- from operations	32	77	94	56	41
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$32	$77	$94	$56	$41

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

(1)

This entity sponsored a Regulation D offering and sold undivided tenant-in-common interests in a single asset commercial office building to unaffiliated third-party investors.  As of December 31, 2004, 2005, 2006, 2007 and 2008, unaffiliated third-party investors owned 64.29% of the tenant-in-common interests and Behringer Harvard REIT I, Inc. owned the remaining 35.71% of the tenant-in-common interests.  Behringer Harvard REIT I, Inc. purchased its interests outside the Regulation D offering.  The information contained herein represents the combined tenant-in-common ownership in the asset.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Colorado Building S, LLC(1)

	2004	2005	2006	2007	2008

Gross revenue	$1,649,088	$4,777,891	$5,650,172	$5,821,226	$6,080,361
Interest income	678	(739)	18,059	19,631	16,374

Less: Operating expenses	748,878	1,924,481	2,310,130	2,450,292	2,879,232
Interest expense	663,694	1,729,350	1,724,625	1,724,625	1,729,350
Depreciation and amortization	643,906	1,997,580	2,127,423	2,277,833	2,258,729
Net income — GAAP basis	$(406,712)	$(874,259)	$(493,947)	$(611,893)	$(770,576)

Taxable income
- from operations	(530,579)	(583,776)	(231,045)	97,228	179,891
- from gain on sale	—	—	—	—	—

Cash generated from operations	419,020	606,925	736,287	1,387,920	1,330,117
Cash generated from sales	—	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$419,020	$606,925	$736,287	$1,387,920	$1,330,117

Less: Cash distributions to investors
- from operating cash flow	512,000	725,000	910,000	1,020,000	635,000
- from sales and refinancing	—	—	—	—	—
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$(92,980)	$(118,075)	$(173,713)	$367,920	$695,117

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—	—
General partners’ capital contributions	—	—	—	—	—
Amortization of principal on loan	—	—	—	—	—
Acquisition of land and buildings	—	—	—	—	—
Increase in other assets	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(92,980)	$(118,075)	$(173,713)	$367,920	$695,117

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(23)	(26)	(10)	4	8
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	23	32	40	45	28
- from return of capital	—	—	—	—	—
Total distributions on GAAP basis	$23	$32	$40	$45	$28

Source (on cash basis)
- from operations	23	32	40	45	28
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$23	$32	$40	$45	$28

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

(1)

This entity sponsored a Regulation D offering and sold undivided tenant-in-common interests in a single asset commercial office building to unaffiliated third-party investors.  As of December 31, 2004, 2005, 2006, 2007 and 2008, unaffiliated third-party investors owned 20.52%, 20.52%, 18.51%, 4.80% and 0.0% of the tenant-in-common interests, respectively and Behringer Harvard REIT I, Inc. owned the remaining 79.48%, 79.48%, 81.49%, 95.20% and 100.0% of the tenant-in-common interests, respectively.  Behringer Harvard REIT I, Inc. purchased its interests outside the Regulation D offering.  The information contained herein represents the combined tenant-in-common ownership in the asset.  The increase in occupancy rates in the submarket where this property is located, and the leasing increases at this property, have been slower than anticipated.  As a result, the sponsor of this program or its affiliates has agreed to make certain accommodations to benefit the owners of this property, including leases for vacant space and the deferral of asset management fees otherwise payable to the sponsor or its affiliates.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Pratt S, LLC (1)

	2004	2005	2006	2007

Gross revenue	$308,917	$7,321,386	$7,964,640	$8,312,024
Interest income	—	48,910	138,518	79,322

Less: Operating expenses	148,465	3,721,403	4,195,360	4,513,143
Interest expense	130,363	1,988,041	1,982,609	2,028,147
Depreciation and amortization	—	3,952,748	3,944,495	4,422,323
Net income – GAAP basis	$30,089	$(2,291,896)	$(2,019,306)	$(2,572,267)

Taxable income
- from operations	(460,154)	(60,391)	593,928	—
- from gain on sale	—	—	—	—

Cash generated from operations	245,817	2,140,844	2,155,249	(1,547,019)
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	$245,817	$2,140,844	$2,155,249	$(1,547,019)

Less: Cash distributions to investors
- from operating cash flow	—	1,509,000	990,000	—
- from sales and refinancing	—	—	—	—
- from other	—	—	—	—

Cash generated (deficiency) after cash distributions	$245,817	$631,844	$1,165,249	$(1,547,019)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—
General partners’ capital contributions	—	—	—	—
Amortization of principal on loan	—	—	—	452,252
Acquisition of land and buildings	—	—	—	—
Increase in other assets	—	—	—	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$245,817	$631,844	$1,165,249	$(1,999,271)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(17)	(2)	23	—
- from recapture	—	—	—	—

Capital gain (loss)	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	57	38	—
- from return of capital	—	—	—	—
Total distributions on GAAP basis	$—	$57	$38	$—

Source (on cash basis)
- from operations	—	57	38	—
- from sales	—	—	—	—
- from refinancing	—	—	—	—
Total distributions on cash basis	$—	$57	$38	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

(1)          This entity sponsored a Regulation D offering and sold undivided tenant-in-common interests in a single asset commercial office building to unaffiliated third-party investors.  As of December 31, 2004, 2005, 2006, 2007 and 2008, unaffiliated third-party investors owned 49.32%, 49.32%, 0.0%, 0.0% and 0.0% of the tenant-in-common interests, respectively and Behringer Harvard REIT I, Inc. owned the remaining 50.68%, 50.68%, 100.0%, 100.0% and 100.0% of the tenant-in-common interests, respectively.  Behringer Harvard REIT I, Inc. purchased its interests outside the Regulation D offering.  The information contained herein represents the combined tenant-in-common ownership in the asset.  The increase in occupancy rates in the submarket where this property is located, and the leasing increases at this property, have been slower than anticipated.  As a result, the sponsor of this program or its affiliates has agreed to make certain accommodations to benefit the owners of this property, including leases for vacant space and the deferral of asset management fees otherwise payable to the sponsor or its affiliates.  This program ceased operations on December 31, 2007.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Alamo Plaza S, LLC (1)

	2005	2006	2007	2008

Gross revenue	$3,977,001	$5,221,922	$5,191,949	$5,508,779
Interest income	37,667	83,745	118,659	—

Less: Operating expenses	1,704,381	2,126,581	2,224,654	2,296,834
Interest expense	1,468,114	1,723,028	1,723,028	1,727,749
Depreciation and amortization	3,288,950	2,861,433	2,436,541	2,385,735
Net income - GAAP basis	$(2,446,777)	$(1,405,375)	$(1,073,615)	$(901,539)

Taxable income
- from operations	154,499	(190,279)	427,618	(3,401)
- from gain on sale	—	—	—	—

Cash generated from operations	2,017,924	(1,084,237)	1,833,916	(1,537,769)
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	$2,017,924	$(1,084,237)	$1,833,916	$(1,537,769)

Less: Cash distributions to investors
- from operating cash flow	997,000	1,229,000	1,660,000	1,635,000
- from sales and refinancing	—	—	—	—
- from other	—	—	—	—

Cash generated (deficiency) after cash distributions	$1,020,924	$(2,313,237)	$173,916	$(3,172,769)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—
General partners’ capital contributions	—	—	—	—
Amortization of principal on loan	—	—	—	—
Acquisition of land and buildings	—	—	—	—
Increase in other assets	—	—	—	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$1,020,924	$(2,313,237)	$173,916	$(3,172,769)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	9	(10)	24	24
- from recapture	—	—	—	—

Capital gain (loss)	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	55	68	92	90
- from return of capital	—	—	—	—
Total distributions on GAAP basis	$55	$68	$92	$90

Source (on cash basis)
- from operations	55	68	92	90
- from sales	—	—	—	—
- from refinancing	—	—	—	—
Total distributions on cash basis	$55	$68	$92	$90

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

(1)          This entity sponsored a Regulation D offering and sold undivided tenant-in-common interests in a single asset commercial office building to unaffiliated third-party investors.  As of December 31, 2005, 2006, 2007 and 2008, unaffiliated third-party investors owned 69.42%, 69.42%, 66.07% and 66.07% of the tenant-in-common interests, respectively and Behringer Harvard REIT I, Inc. owned the remaining 30.58%, 30.58%, 33.93% and 33.93% of the tenant-in-common interests, respectively.  Behringer Harvard REIT I, Inc. purchased its interests outside the Regulation D offering.  The information contained herein represents the combined tenant-in-common ownership in the asset.  The increase in occupancy rates in the submarket where this property is located, and the leasing increases at this property, have been slower than anticipated.  As a result, the sponsor of this program or its affiliates has agreed to make certain accommodations to benefit the owners of this property, including leases for vacant space and the deferral of asset management fees otherwise payable to the sponsor or its affiliates.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Firestone S LP(1)

	2005	2006	2007	2008

Gross revenue	$1,593,663	$4,238,803	$4,201,058	$4,475,354
Interest income	—	—	—	—

Less: Operating expenses	571,627	1,616,211	1,655,828	1,735,270
Interest expense	617,206	1,617,051	1,591,656	1,564,681
Depreciation and amortization	747,288	2,241,864	2,285,864	2,312,379
Net income – GAAP basis	$(342,458)	$(1,236,323)	$(1,332,290)	$(1,136,976)

Taxable income
- from operations	170,823	(1,482,539)	(1,101,857)	(790,840)
- from gain on sale	—	—	—	—

Cash generated from operations	404,830	1,005,541	953,574	1,175,403
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	$404,830	$1,005,541	$953,574	$1,175,403

Less: Cash distributions to investors
- from operating cash flow	—	762,800	747,888	763,488
- from sales and refinancing	—	—	—	—
- from other	—	—	—	—

Cash generated (deficiency) after cash distributions	$404,830	$242,741	$205,686	$411,915

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—
General partners’ capital contributions	—	—	—	—
Amortization of principal on loan	162,963	373,276	431,465	458,304
Acquisition of land and buildings	—	—	—	—
Increase in other assets	—	—	—	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$241,867	$(130,535)	$(225,779)	$(46,389)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	14	(122)	(90)	(65)
- from recapture	—	—	—	—

Capital gain (loss)	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	63	61	63
- from return of capital	—	—	—	—
Total distributions on GAAP basis	$—	$63	$61	$63

Source (on cash basis)
- from operations	—	63	61	63
- from sales	—	—	—	—
- from refinancing	—	—	—	—
Total distributions on cash basis	$—	$63	$61	$63

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

(1)          This entity sponsored a Regulation D offering and sold undivided tenant-in-common interests in a single asset apartment community to unaffiliated third-party investors.  As of December 31, 2005, 2006, 2007 and 2008, unaffiliated third-party investors owned 56.6% of the tenant-in-common interests and Behringer Harvard Strategic Opportunity Fund I LP owned the remaining 43.4% of the tenant-in-common interests.  Behringer Harvard Strategic Opportunity Fund I LP purchased its interests outside the Regulation D offering.  The information contained herein represents the combined tenant-in-common ownership in the asset.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Travis Tower S LP (1)

	2004	2005	2006	2007	2008

Gross revenue	$2,247,989	$9,593,810	$10,426,368	$10,845,512	$7,826,870
Interest income	5,210	33,024	37,400	40,955	32,609

Less: Operating expenses	1,014,197	4,620,176	4,802,416	5,140,316	4,081,884
Interest expense	523,701	2,060,888	2,033,060	2,003,660	1,484,003
Depreciation and amortization	850,812	3,500,328	3,481,296	3,623,026	4,684,535
Net income – GAAP basis	$(135,511)	$(554,558)	$146,996	$119,465	$(2,390,943)

Taxable income
- from operations	40,998	786,518	1,726,824	1,702,798	848,112
- from gain on sale	—	—	—	—	—

Cash generated from operations	1,641,522	2,338,952	2,893,536	3,678,926	(2,830,934)
Cash generated from sales	—	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$1,641,522	$2,338,952	$2,893,536	$3,678,926	$(2,830,934)

Less: Cash distributions to investors
- from operating cash flow	422,000	1,800,000	1,580,000	1,445,000	270,000
- from sales and refinancing	—	—	—	—	—
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$1,219,522	$538,952	$1,313,536	$2,233,926	$(3,100,934)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—	—
General partners’ capital contributions	—	—	—	—	—
Amortization of principal on loan	114,638	492,469	479,077	547,137	423,645
Acquisition of land and buildings	—	—	—	—	—
Increase in other assets	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$1,104,884	$46,483	$834,459	$1,686,789	$(3,524,579)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	2	34	74	73	36
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	18	77	68	62	12
- from return of capital	—	—	—	—	—
Total distributions on GAAP basis	$18	$77	$68	$62	$12

Source (on cash basis)
- from operations	18	77	68	62	12
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$18	$77	$68	$62	$12

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

(1)

This entity sponsored a Regulation D offering and sold undivided tenant-in-common interests in a single asset commercial office building to unaffiliated third-party investors. As of December 31, 2004, 2005, 2006, 2007 and 2008, unaffiliated third-party investors owned 39.57%, 39.57%, 39.57%, 39.57% and 0.0% of the tenant-in-common interests, respectively and Behringer Harvard REIT I, Inc. owned the remaining 60.43%, 60.43%, 60.43%, 60.43% and 100.0% of the tenant-in-common interests, respectively. Behringer Harvard REIT I, Inc. purchased its interests outside the Regulation D offering. The information contained herein represents the combined tenant-in-common ownership in the asset. The increase in occupancy rates in the submarket where this property is located, and the leasing increases at this property, have been slower than anticipated. As a result, the sponsor of this program or its affiliates has agreed to make certain accommodations to benefit the owners of this property, including leases for vacant space and the deferral of asset management fees otherwise payable to the sponsor or its affiliates.

TABLE IV
(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

This Table sets forth summary information on the results of Prior Real Estate Programs that have completed operations since January 1, 2004 and that have similar or identical investment objectives to Behringer Harvard REIT II.  All figures are through December 31, 2008.

	BRP (SV), LP	BRP (Renner Plaza), LP(1)	Behringer Harvard Pratt S, LLC(2)	Behringer Harvard Enclave S LP(3)	Behringer Harvard Travis Tower S LP(4)	Behringer Harvard Minnesota Center TIC I, LLC(5)	Behringer Harvard Colorado Building S, LLC(6)

Dollar amount raised	$3,701,000	$1,312,554	$13,763,551	$7,706,156	$10,387,065	$14,056,902	$5,090,159

Number of properties purchased	1	1	1	1	1	1	1

Date of closing of final offering	12/19/00	02/04/00	12/17/04	04/12/04	10/01/04	10/15/03	8/10/04

Date of first sale of property	04/07/05	05/31/06	11/13/06	07/01/08	09/30/08	08/18/06	05/25/06

Date of final sale of property	04/07/05	05/31/06	12/29/06	07/01/08	09/30/08	12/31/08	12/31/08

Tax and Distribution Data Per $1,000 Investment

Federal income tax results:
Ordinary income (loss)
- from operations	(543)	510	3	229	219	123	(47)
- from recapture	—	—	—	—	—	—	—

Capital gain (loss)	564	(741)	—	1,015	—	—	—

Deferred gain
Capital	—	—	—	—	—	—	—
Ordinary	—	—	—	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- Investment income	22	84	90	424	194	193	153
- Return of capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000

Source (on cash basis)
- Sales	1,022	1,000	1,000	1,032	1,000	1,000	1,000
- Refinancing	—	—	—	—	—	—	—
- Operations	—	84	90	392	194	193	153
- Other	—	—	—	—	—	—	—

(1)

BRP (Renner Plaza), LP experienced a bankruptcy of its single tenant, which in turn forced the lender to foreclose its loan and acquire the building in April 2006. However, Behringer Harvard Holdings paid supplemental returns to the investors in the program so that none lost money.

(2)

This entity sponsored a Regulation D offering and sold undivided tenant-in-common interests in a single asset commercial office building to unaffiliated third-party investors. As of December 31, 2004, 2005, 2006, 2007 and 2008, unaffiliated third-party investors owned 49.32%, 49.32%, 0.0%, 0.0% and 0.0% of the tenant-in-common interests. The information contained herein represents the combined unaffiliated third-party investors’ tenant-in-common ownership in the asset.

(3)

This entity sponsored a Regulation D offering and sold undivided tenant-in-common interests in a single asset commercial office building to unaffiliated third-party investors. As of December 31, 2004, 2005, 2006 and 2007, unaffiliated third-party investors owned 63.69% of the tenant-in-common interests. The information contained herein represents the combined unaffiliated third-party investors’ tenant-in-common ownership in the asset.

(4)

This entity sponsored a Regulation D offering and sold undivided tenant-in-common interests in a single asset commercial office building to unaffiliated third-party investors. As of December 31, 2004, 2005, 2006, 2007 and 2008, unaffiliated third-party investors owned 39.57%, 39.57%, 39.57%, 39.57% and 0.0% of the tenant-in-common interests, respectively. The information contained herein represents the unaffiliated third-party investors’ combined tenant-in-common ownership in the asset.

(5)

This entity sponsored a Regulation D offering and sold undivided tenant-in-common interests in a single asset commercial office building to unaffiliated third-party investors. As of December 31, 2004, 2005, 2006, 2007 and 2008, unaffiliated third-party investors owned 85.53%, 85.53%, 6.93%, 6.93% and 0.0% of the tenant-in-common interests, respectively. The information contained herein represents the combined unaffiliated third-party investors’ tenant-in-common ownership in the asset.

(6)

This entity sponsored a Regulation D offering and sold undivided tenant-in-common interests in a single asset commercial office building to unaffiliated third-party investors. As of December 31, 2004, 2005, 2006, 2007 and 2008, unaffiliated third-party investors owned 20.52%, 20.52%, 18.51%, 4.80% and 0% of the tenant-in-common interests. The information contained herein represents the combined unaffiliated third-party investors’ tenant-in-common ownership in the asset.

TABLE V

(UNAUDITED)

RESULTS OF SALES OR DISPOSALS OF PROPERTY

This Table sets forth summary information on the results of the sale or disposals of properties since January 1, 2006 by Prior Real Estate Programs that have similar or identical investment objectives to Behringer Harvard REIT II.  All figures are through December 31, 2008.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program(1)	Adjustments Resulting From Application of GAAP(2)	Total(3)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(4)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures

Behringer Harvard REIT I, Inc.
Cyprus Building	12/16/04	02/15/08	$25,917,771	—	—	—	$25,917,771	—	$23,639,653	$23,639,653	$16,289,683
Stanwix Street Associates	12/12/07	06/05/08	—	$28,408,556	—	—	$28,408,556	$28,594,537	$396,919	$28,991,456	$151,960
Enclave on the Lake(5)	04/12/04	07/01/08	$6,437,233	$6,823,290	—	—	$13,260,523	$7,262,552	$10,554,820	$17,817,372	$3,907,213
Utah Avenue	04/21/05	08/01/08	$15,007,455	$20,000,000	—	—	$35,007,455	$20,000,000	$28,474,676	$48,474,676	$11,269,075
Behringer Harvard Short-Term Opportunity Fund I LP
4245 Central LP	08/17/04	09/30/08	$3,009,901	$4,177,713	—	$(1,671,172)	$5,516,442	$3,460,938	$3,260,022	$6,720,960	$(521,524)
Woodall Rodgers — Building	02/11/04	07/24/06	$5,750,525	$4,527,525	—	—	$10,278,050	$1,600,000	$7,128,828	$8,728,828	$1,736,406
Behringer Harvard Mid-Term Value Enhancement Fund I LP
Northpoint I	06/28/04	12/28/06	$5,895,192	—	—	—	$5,895,192	—	$6,331,136	$6,331,136	$1,075,492
Behringer Harvard Strategic Opportunity Fund I LP
Lakeway — Land	02/22/05	08/25/06	$9,791,591	—	—	—	$9,791,591	—	$2,842,299	$2,842,299	—
BRP (Renner Plaza), LP(6)	02/04/00	05/31/06	—	$3,119,468	—	—	$3,119,468	$3,250,000	$1,096,360	$4,346,360	$1,618,964

TABLE V

(UNAUDITED)

RESULTS OF SALES OR DISPOSALS OF PROPERTY (contd.)

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program(1)	Adjustments Resulting From Application of GAAP(2)	Total(3)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(4)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures

Behringer Harvard Strategic Opportunity Fund II LP
Waterkant Grundstucksgesellschaft GmbH	04/01/06	9/01/08	$3,401,342	$11,056,545	—	—	$14,457,887	$9,283,275	$3,267,132	$12,550,407	$36,475
BH&HCI Real Estate VII B.V.	10/31/06	07/11/07	$5,696,475	$4,767,492	—	—	$10,463,967	$2,547,862	$249,806	$2,797,668	$205,614
Enclave on the Lake(7)	4/12/04	7/01/08	$10,886,651	$11,967,036	—	—	$22,853,687	$12,737,448	$18,511,601	$31,249,049	$6,852,676

(1)          No purchase money mortgages were taken back by any individual program.

(2)          Financial statements for programs are prepared in accordance with GAAP.

(3)          None of these sales are being reported on the installment basis.

(4)          The amounts shown do not include a pro rata share of the original offering costs.  There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

(5)          As of December 31, 2004, 2005, 2006 and 2007, Behringer Harvard REIT I, Inc. owned 36.31% of the tenant-in-common interests and unaffiliated third-party investors owned the remaining 63.69% of the tenant-in-common interests in this property.  The information contained herein represents Behringer Harvard REIT I, Inc.’s tenant-in-common ownership in this property.

(6)          BRP (Renner Plaza), LP experienced a bankruptcy of its single tenant, which in turn forced the lender to foreclose its loan and acquire the building in April 2006.  However, Behringer Harvard Holdings paid supplemental returns to the investors in the program so that none lost money.  See Table IV.

(7)          Behringer Harvard Enclave S LP sponsored a Regulation D offering and sold undivided tenant-in-common interests in this property to unaffiliated third-party investors.   As of December 31, 2004, 2005, 2006 and 2007, unaffiliated third-party investors owned 63.69% of the tenant-in-common interests and  Behringer Harvard REIT I, Inc. owned the remaining 36.31% of the tenant-in-common interests.  The information contained herein represents the combined unaffiliated third-party investors’ tenant-in-common ownership in this property.

APPENDIX B

FORM OF SUBSCRIPTION AGREEMENT

BEHRINGER HARVARD REIT II, INC.

$

Total $ Invested

Minimum $2,000* initial investment, except in New York where the minimum investment is $2,500 – see the current prospectus, as amended and supplemented to date (the “Prospectus”), for more information.

State in which sale was made:

☐

Please check the box if this investment is made pursuant to a wrap fee arrangement or by a registered representative purchasing on his own behalf and as a result no commission shall be paid to the participating broker.

*Participants in other Behringer Harvard public real estate programs who have satisfied the minimum initial investment in those programs may be eligible to invest in smaller amounts.

THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard REIT II, Inc., a Maryland corporation (the “Fund”), and the investor(s) whose signature appears below (collectively or individually, the “Investor”).  Until such time as the Fund has raised the minimum offering amount, the Investor should make his or her check payable to “UMB Bank, N.A., escrow agent for Behringer Harvard REIT II, Inc.”  Once the Fund has raised $2,000,000, the Investor should make his or her check payable to “Behringer Harvard REIT II, Inc.” except that any Pennsylvania or New York Investor should continue to make his or her check payable to the escrow agent until the respective minimum offering amount has been raised and accepted for that state.  See “Plan of Distribution – Minimum Offering” in the Prospectus.

1.	INVESTMENT INSTRUCTIONS

	☐	By Mail – Forward a check made payable as set forth above and this Subscription Agreement to the address listed below.

	☐	By Wire – UMB Bank, N.A., ABA Routing #10100695, Behringer Harvard REIT II, Inc. Account # . Forward this Subscription Agreement to the address listed below.

	☐	By Non-Qualified Asset Transfer

	☐	Custodial Accounts– Forward this Subscription Agreement directly to the custodian.

Mailing Instructions

Via Mail:	Via Overnight Delivery:
Behringer Harvard Investment Services	Behringer Harvard Investment Services
P.O. Box 219768	430 West 7th Street
Kansas City, MO 64121-9768	Kansas City, MO 64105-1407

You will not be admitted as a stockholder until (1) this Subscription Agreement has been accepted by the Fund or (2) your admission as a stockholder, which will be evidenced by the Fund sending a confirmation of its acceptance. The Fund may reject any subscription, in whole or in part, in its sole discretion. The maximum number of Shares will be purchased based on the amount set forth under “Total $ Invested” above and may vary if this is a non-commission sale or if volume discounts apply.

2.  TYPE OF REGISTRATION Note: complete either column A or B below, but not both.

A. Non-Custodial Registration			B. Custodial Registration*

☐	Individual – One signature required.	☐	Traditional IRA – Owner and custodian signature required.
☐	Joint Tenants with Right of Survivorship –	☐	Roth IRA – Owner and custodian signature required.
	All parties must sign.	☐	KEOGH Plan – Owner and custodian signature required.
☐	Community Property – All parties must sign.	☐	Simplified Employee Pension/Trust (SEP) – Owner and
☐	Tenants in Common – All parties must sign.		custodian signature required.
☐	Corporate – Authorized signature required. Include the	☐	Pension or Profit Sharing Plan – Owner and custodian
	Behringer Harvard Corporate Resolution Form.		signature required.
☐	Partnership – Authorized signature required. Include	☐	Other (Specify):
the Behringer Harvard Entity Certification of
Investment Powers Form.
☐	Uniform Gift to Minors Act –		Custodian Information – To be completed by Custodian
	Custodian signature required. State of		Name of Custodian:
☐	Uniform Transfer to Minors Act –
Custodian signature required. State of
☐	Estate – Personal Representative signature required.

	Name of Executor:		Street/P.O. Box:

	Include a copy of the court appointment.		City, State, Zip:
☐	Qualified Pension Plan (Non-custodian)* –
	Include the Behringer Harvard Trustee Certification		Custodian Tax ID #:
	of Investment Powers for Pension and Other Employee Benefit Plans Form.		Custodian Account #:
☐	Trust –
	Include the Behringer Harvard Trustee Certification of Investment Powers Form.		Custodian Telephone #:
☐	Other (Specify):

* See “Investment by Tax-Exempt Entities and ERISA Considerations” in the Fund’s Prospectus for a discussion of risks related to an investment in Shares by certain tax-exempt or tax-deferred plans.

3.  INVESTOR NAME AND ADDRESS

Please note: Investor information is required for all registration types.  If this is a custodial investment through an IRA or otherwise, the custodian must provide the information in the above Custodian Information Section.

Name of Owner:	Tax ID/SS #:	Date of Birth:

Name of Joint Owner (if applicable):	Tax ID/SS #:	Date of Birth:

Street/P.O. Box:

City:	State:	Zip Code:

Home Phone:	Business Phone:

Email Address:	Country of Citizenship:

4.  DISTRIBUTIONS Note: complete either column A or B depending on registration type.

A. Non-Custodial Registration

B. Custodial Registration

If you fail to select an option or fail to complete the required information below, all non-custodial registration distributions will be sent to the address set forth in section 3.		If you fail to select an option below, all custodial registration distributions will be sent to the custodian for the benefit of the investor.
☐	I elect to participate in the distribution reinvestment plan of the Fund.*	☐	I elect to participate in the distribution reinvestment plan of the Fund.*

☐	I prefer distributions be paid to me at my address listed in section 3.	☐	I prefer for distributions be sent to the custodian for the benefit of the investor.

☐	I prefer distributions to be deposited directly into my checking account (please see instructions below and include a voided check).

☐	I prefer to direct distributions to a party other than the registered owner per my instructions below (please complete all information).

*Each Investor who elects to have distributions reinvested agrees to notify the Fund and the broker-dealer named in this Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations and warranties set forth in the Prospectus, as supplemented, and this Subscription Agreement.

To direct distributions to a checking account please enclose a voided check. By enclosing a voided check, you authorize the Fund to begin making electronic deposits to the designated checking account. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Fund has received written notification of its termination at such time and in such manner as to give the Fund reasonable time to act. In the event that the Fund deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

To direct distributions (for non-custodial accounts only) to a party other than the registered owner, please provide the following information, as applicable:

Name of Institution:	Account #:

Name on Account:

Street/P.O. Box:

City:	State:	Zip Code:

5.  AUTOMATIC PURCHASES Complete the following information if you wish to authorize additional investments in the Fund via automatic debits from your bank account.  Participants in other Behringer Harvard public real estate programs may make automatic purchases in the Fund after satisfying the minimum purchase requirements of those programs.  Each Investor who elects to participate in the automatic purchase plan agrees that the agreements, representations and warrants made by the Investor in this Subscription Agreement apply to all additional purchases made under the plan including that the Investor meets the suitability standards set forth in the current Prospectus, as supplemented, and this Subscription Agreement.  The Investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the automatic purchase plan.  Residents of the States of Alabama and Ohio are not eligible to participate in the plan.

I wish to make an Automatic Purchase ($200 minimum) in the amount of $                                              on the last business day of each month.

☐	I authorize payment for automatic purchase through direct debits from my checking account. Not available on IRA custodial accounts or other retirement accounts.

Please enclose a voided check for the appropriate account to participate in the automatic purchase plan. By enclosing a voided check you authorize the Fund to begin making electronic debits from the checking account designated by the enclosed voided check on the last business day of each month. Such deductions and investments will continue until you notify the Fund in writing to change or discontinue them. Should your checking account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

If the Fund does not receive any payment from you for three consecutive months, the Fund may notify you in writing of your termination from the automatic purchase plan.

6.  SUBSCRIBER SIGNATURES Please carefully read and separately initial each of the representations below.  Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

In order to induce the Fund to accept this subscription, I hereby represent and warrant as follows:

		Owner	Joint Owner
(a)	I have received the Prospectus for the Fund.

(b)

I have (1) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (2) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income.

		Initials	Initials

(c)	I am purchasing Shares for my own account, and I acknowledge that there is no public market for this investment.	Initials	Initials

(d)	I am not an Unacceptable Investor, as such term is defined in the Prospectus on pages iii and iv under “Suitability Standards – Restrictions Imposed by the Patriot Act and Related Acts.”	Initials	Initials

(e)	If I am an Alabama, California, Kentucky, Oregon or Pennsylvania resident, this investment does not exceed 10% of my liquid net worth.	Initials	Initials

(f)	If I am an Iowa or Kansas resident, I acknowledge that it is recommended that my aggregate investment in Shares and similar direct participation investments should not exceed 10% of my
	“liquid net worth,” which is that portion of net worth which consists of cash, cash equivalents and readily marketable securities.	Initials	Initials

(g)	If I am a Michigan or Ohio resident, my aggregate investment in this and other Behringer Harvard sponsored real estate programs does not exceed 10% of my liquid net worth.	Initials	Initials

		Initials	Initials

NOTICE IS HEREBY GIVEN TO EACH INVESTOR THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

A SALE OF SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.

The undersigned warrants receipt of the Prospectus no later than five business days prior to the date signed.  The Investor authorizes the Fund to discuss this investment with the Investor’s current financial advisor.

SUBSTITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund.  Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien).  If the IRS has notified you that backup withholding applies, then you must strike out the language in clause (b) in the certificate above that relates to underreporting.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required backup withholding.

Signature of Investor or Authorized Person	Printed Name	Date

Signature of Joint Owner, Trustee, Custodian	Printed Name	Date
Or Authorized Person, if applicable

7.  FINANCIAL ADVISOR  Please read and complete the following.

The broker dealer or authorized representative must sign below to complete the order. The undersigned broker dealer or authorized representative warrants that it is a duly licensed broker dealer (or non-commission based financial advisor) and may lawfully offer Shares in the state designated as the Investor’s address or the state in which the sale is to be made, if different. The broker dealer or authorized representative warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the Investor as defined by Rule 2310 of the FINRA Rules, (b) informed the Investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the Investor at least five business days prior to the date that the Investor delivered this Subscription Agreement, (d) verified the identity of the Investor through appropriate methods and will retain proof of such verification process (to be delivered upon request), as required by applicable law, and (e) verified that the Investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker Dealer Name:			Phone #:

Broker Dealer Street/P.O. Box:

City:	State:			Zip Code:

Financial Advisor Name:		Phone #:

Financial Advisor Street/P.O. Box:

City:	State:			Zip Code:

Email Address:
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APPENDIX C

FORM OF DISTRIBUTION REINVESTMENT PLAN

Behringer Harvard REIT II, Inc.

Effective as of [                    ], 2010

Behringer Harvard REIT II, Inc., a Maryland corporation (the “Company”), has adopted this distribution reinvestment plan (the “Plan”), administered by the Company or an unaffiliated third party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.                                       ELECTION TO PARTICIPATE.  Subject to the terms hereof, any purchaser of shares of common stock of the Company, par value $.0001 per share (the “Shares”), may become a Participant by making a written election to participate on the purchaser’s Subscription Agreement at the time of subscription for Shares.  Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be required by the Administrator.  Participants generally are required to have the full amount of their cash distributions (other than “Designated Special Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan.  However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.

2.                                       DISTRIBUTION REINVESTMENT PLAN.  The Administrator will receive all cash distributions (other than “Designated Special Distributions” as defined below) paid by the Company with respect to Shares of Participants (collectively, the “Distributions”).  Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the month to which the Distribution relates.  Subject to the preceding sentence, regardless of the date of the election, a holder of Shares will become a Participant in the Plan effective on the first day of the month following the election, and the election will apply to all Distributions attributable to that month and to all months thereafter.  As used in this Plan, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of the Company.

3.                                       GENERAL TERMS OF PLAN INVESTMENTS.  The Administrator will apply all Distributions subject to this Plan, as follows:

(a)                                  Prior to the termination of the Company’s initial public offering (the “Initial Offering”) of the Shares reserved for issuance under the Plan pursuant to the Company’s registration statement on Form S-11 (File No. 333-145692), as thereafter amended or supplemented (the “Registration Statement”), the Administrator will invest Distributions in Shares at an initial price of $9.50 per Share regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid.

(b)                                 After termination of the Initial Offering, the Administrator will invest Distributions in Shares that may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”) or (ii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a national stock exchange (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan.  Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all purchases for a single Distribution will be utilized for purposes of purchases of Shares in the Plan on the investment date; however, in no event will the purchase price for Shares purchased under the Plan be less than 95% of the market price for Shares on such investment date.  Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering.  If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available.  However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price.  Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

(c)                                  No selling commissions, dealer manager fees or organization and offering expenses will be paid for Shares purchased pursuant to the Plan.

(d)                                 For each Participant, the Administrator will maintain an account that shall reflect for each month the Distributions received by the Administrator on behalf of the Participant.  A Participant’s account shall be reduced as purchases of Shares are made on behalf of the Participant.

(e)                                  Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to the Distributions to the extent Shares are available for purchase under the Plan.  If sufficient Shares are not available, any funds that have not been invested in Shares within 30 days after receipt by the Administrator will be distributed to the Participants.  Any interest earned on the accounts will be paid to the Company and is and will become the property of the Company.

(f)                                    The purchase of fractional shares, computed to four decimal places, is a permissible and likely result of participation in the Plan.  The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(g)                                 A Participant will not be able to acquire Shares under the Plan to the extent that the purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Company’s board of directors.

(h)                                 The Shares issued under the Plan will be uncertificated until the Company’s board of directors determines otherwise.

4.                                       DISTRIBUTION OF FUNDS.  In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Shares owned by Participants and any additional payments received from Participants pursuant to the Company’s automatic payment plan.

5.                                       ABSENCE OF LIABILITY.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested.  Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon the Participant’s death prior to receipt of notice in writing of the death and the expiration of 15 days from the date of receipt of the notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.                                       SUITABILITY.

(a)                                  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

(b)                                 For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s then current prospectus, as supplemented, for the offering of Shares under this Plan.

7.                                       REPORTS TO PARTICIPANTS.  Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to the Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter and the calendar year, the per Share purchase price for the Shares and the total Shares purchased on behalf of the Participant.  Each statement shall also advise the Participant that, in accordance with Paragraph 6 hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the Subscription Agreement for the Participant’s initial purchase of Shares becomes inaccurate.  Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.                                       NO DRAWING.  No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.                                       TAXES.  The reinvestment of Distributions under the Plan does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

10.                                 TERMINATION.

(a)                                  A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator.  To be effective for any Distribution, the notice must be received by the Administrator at least ten days prior to the last day of the month to which the Distribution relates.

(b)                                 Prior to the listing of the Shares on a national stock exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to the transferred Shares as of the first day of the month in which the transfer is effective, unless the transferee of the Shares in connection with the transfer demonstrates to the Administrator that the transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c)                                  The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

(d)                                 After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares.  Any future Distributions with respect to the former Participant’s Shares made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to the other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

11.                                 STATE REGULATORY RESTRICTIONS.  The Administrator is authorized to deny participation in the Plan to residents of any state that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

12.                                 NOTICE.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 15601 Dallas Parkway, Suite 600, Addison, Texas  75001, or any other address as may be specified by the Administrator by written notice to all Participants.  Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator.  Each Participant shall notify the Administrator promptly in writing of any change of address.

13.                                 AMENDMENT.  The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant.  The amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

14.                                 GOVERNING LAW.  This plan and participant’s election to participate in the plan shall be governed by the laws of the State of Maryland.  The foregoing choice of law shall not restrict the application of any jurisdiction’s securities laws (including the standards contained in the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007) to the sale of shares to its residents or within that jurisdiction.

APPENDIX D

FORM OF AUTOMATIC PURCHASE PLAN

Behringer Harvard REIT II, Inc.

Effective as of [                ], 2010

Behringer Harvard REIT II, Inc., a Maryland corporation (the “Company”), has adopted this Automatic Purchase Plan (the “Plan”), administered by the Company or an unaffiliated third party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.                                       ELECTION TO PARTICIPATE.  Subject to the terms hereof, any purchaser of shares of common stock of the Company, par value $.0001 per share (the “Shares”), may become a Participant by making a written election to participate on the purchaser’s Subscription Agreement at the time of subscription for Shares.  Any stockholder who has not previously elected to participate in the Plan, and subject to the terms set forth in the Company’s then-current prospectus, any participant in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by Behringer Harvard Holdings or its affiliates may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator.  Residents of the States of Alabama and Ohio are not eligible to participate in the automatic purchase plan.

2.                                       AUTOMATIC PURCHASE PROGRAM.  The Administrator or the Company’s transfer agent will, at monthly intervals (each, a “Payment Interval”), automatically debit the Participant’s bank checking account, savings account, or other account in the amount indicated on the Participant’s election to participate, not less than $200 per month (collectively, the “Additional Payments”).  Participation in the program will commence with the next monthly interval, provided the election is received at least ten days prior to the end of the month; otherwise, the election will apply to all subsequent monthly intervals.

3.                                       GENERAL TERMS OF PLAN INVESTMENTS.  The Administrator will apply all Additional Payments subject to this Plan, as follows:

(a)                                  Prior to the termination of the Company’s initial public offering (the “Initial Offering”) of the Shares pursuant to the Company’s registration statement on Form S-11 (File No. 333-145692), as thereafter amended or supplemented (the “Registration Statement”), the Administrator will invest Additional Payments in Shares at the public offering price per Share ($10.00 per share).  In addition, in the event of any sale of Shares in respect of which the Company or the dealer manger is authorized to make, and has made, an agreement as to a reduction of sales commissions or dealer manager fees, the Company or the dealer manager also may agree to a commensurate reduction in the commissions or fees for the purchase of Shares hereunder as set forth in the Company’s prospectus.  If an agreement is made, the Company or the dealer manager shall notify the Administrator thereof and the price at which Shares shall be purchased hereunder.  Notwithstanding the foregoing, no reduction in the purchase price for Shares purchased hereunder shall be made in respect of Shares acquired by the Participant at a commission reduction resulting from established volume discounts set forth in the Company’s prospectus.

(b)                                 The Administrator will invest Additional Payments in Shares that may (but are not required to) be supplied from any of (i) Shares registered with the Securities and Exchange Commission (the “Commission”) in connection with the Initial Offering; (ii) Shares registered with the Commission pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”), or (iii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan.  Shares purchased on the Secondary Market as set forth in (iii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all purchases for a single automatic purchase interval will be utilized for purposes of purchases of Shares in the Plan on the investment date.  Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering.  If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available.  However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the

Participants in the Plan will be at the lowest possible price.  Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

(c)                                  If a Participant designates in writing that the Participant’s broker who made the initial sale of Shares to the Participant shall receive commissions for purchases under the Plan, then the broker shall be paid a selling commission not to exceed 7.0% (reduced commission rates will apply as set forth in paragraph (a) above).  Dealer manager fees will be paid to the dealer manager named in the Registration Statement for the Initial Offering  at the rate not to exceed 2.5% (reduced fees will apply as set forth in paragraph (a) above).  Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan.  In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to the purchases.  If no selling commission is paid, the amount that would have been paid as a selling commission will be retained and used by the Company.

(d)                                 For each Participant, the Administrator will maintain an account that shall reflect the Additional Payments received by the Administrator on behalf of the Participant.  A Participant’s account shall be reduced as purchases of Shares are made on behalf of the Participant.

(e)                                  Additional Payments will be invested by the Administrator in Shares promptly following each Payment Interval to the extent Shares are available for purchase under the Plan.  If sufficient Shares are not available, any funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants.  Any interest earned on the accounts will be paid to the Company and will become the property of the Company.

(f)                                    The purchase of fractional shares, computed to four decimal places, is a permissible and likely result of participation in the Plan.  The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(g)                                 A Participant will not be able to acquire Shares under the Plan to the extent that the purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Company’s board of directors.

(h)                                 The Shares issued under the Plan will be uncertificated until the Company’s board of directors determines otherwise.

4.                                       DISTRIBUTION OF FUNDS.  If the Participant elects to participate in the distribution reinvestment plan, the Administrator may commingle distributions related to Shares purchased through this Plan with Participant’s other distributions from the Company’s Shares to make purchases pursuant to the Company’s distribution reinvestment plan.

5.                                       ABSENCE OF LIABILITY.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Additional Payments are invested.  Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon the Participant’s death prior to receipt of notice in writing of the death and the expiration of 15 days from the date of receipt of the notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.                                       SUITABILITY.

(a)                                  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

(b)                                 For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s then-current prospectus, as supplemented, for the offering of Shares under this Plan.

7.                                       REPORTS TO PARTICIPANTS.  Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to the Participant, the Additional Payments received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for the Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan.  Each statement shall also advise the Participant that, in accordance with Paragraph 6 hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the Subscription Agreement for the Participant’s initial purchase of Shares becomes inaccurate.  Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.                                       NO DRAWING.  No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.                                       TAXES.  Participants should consult their own tax advisor regarding the tax consequences of ownership of the Shares.

10.                                 TERMINATION.

(a)                                  A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator.  To be effective for any Additional Payment, the notice must be received by the Administrator at least ten days prior to the next Payment Interval following the date of receipt of the notice.

(b)                                 The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c)                                  After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Additional Payments in the Participant’s account that have not been invested in Shares.

11.                                 STATE REGULATORY RESTRICTIONS.  The Administrator is authorized to deny participation in the Plan to residents of any jurisdiction which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

12.                                 NOTICE.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 15601 Dallas Parkway, Suite 600, Addison, Texas  75001, or any other address as may be specified by the Administrator by written notice to all Participants.  Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator.  Each Participant shall notify the Administrator promptly in writing of any change of address.

13.                                 AMENDMENT.  The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days’ prior to the effective date thereof to each Participant.  The amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

14.                                 GOVERNING LAW.  This plan and participant’s election to participate in the plan shall be governed by the laws of the State of Maryland.  The foregoing choice of law shall not restrict the application of any jurisdiction’s securities laws (including the standards contained in the Statement of Policy Regarding Real Estate Investment

Trusts adopted by the North American Securities Administrators Association on May 7, 2007) to the sale of shares to its residents or within that jurisdiction.

15.                                 PARTICIPATION BY LIMITED PARTNERS OF BEHRINGER HARVARD OPERATING PARTNERSHIP II, LP.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Behringer Harvard Operating Partnership II, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan.

PROSPECTUS

Up to $2,475,000,000 in Shares of Common Stock

Offered to the Public

ALPHABETICAL INDEX	Page
Additional Information	178
Cautionary Note Regarding Forward-Looking Statements	59
Conflicts of Interest	88
Description of Shares	148
Estimated Use of Proceeds	60
Experts	178
Federal Income Tax Considerations	125
How to Subscribe	176
Investment by Tax-Exempt Entities and ERISA Considerations	143
Investment Objectives and Criteria	96
Legal Matters	177
Management	63
Management’s Discussion and Analysis of Financial Condition and Results of Operations	112
Plan of Distribution	169
Prior Performance Summary	117
Prior Performance Tables	A-1
Prospectus Summary	1
Questions and Answers About This Offering	19
Risk Factors	28
Selected Financial Data	111
Stock Ownership	87
Suitability Standards	ii
Summary of Distribution Reinvestment and Automatic Purchase Plans	163
Supplemental Sales Material	177
The Operating Partnership Agreement	166

[ ], 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures about Market Risk

Incorporated by reference from Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures about Market Risk.”

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than selling commissions and the dealer manager fee, to be paid in connection with the sale of common stock being registered by Behringer Harvard REIT II, Inc. (the “Registrant”), all of which will be paid by the Registrant, except that the listed expenses will be paid by Behringer Advisors II (the “Advisor”) to the extent that they exceed 1.5% of the aggregate proceeds of the offering.  All amounts are estimates and assume the sale of 250,000,000 shares except the registration fee and FINRA filing fee.

SEC Registration Fee	$76,750
FINRA Filing Fee	75,500
Printing Expenses	4,000,000
Legal Fees and Expenses	2,000,000
Accounting Fees and Expenses	1,750,000
Blue Sky Fees and Expenses	230,000
Educational Seminars and Conferences	3,000,000
Advertising and Sales Expenses	16,180,000
Transfer Agent Fee	2,160,000
Miscellaneous	500,000
Total expenses	29,972,250

Item 32. Sales to Special Parties

In connection with the Registrant’s initial capitalization, on April 9, 2007, the Registrant issued 22,584 shares of its common stock to Behringer Harvard Holdings, LLC (“Behringer Harvard Holdings”) for $8.90 per share, which is the public offering price less selling commissions, dealer manager fees and organization and offering expenses.  In addition, Once the Registrant has raised the minimum offering amount in this offering, the Registrant intends to issue 1,000 shares of its non-convertible stock to the Advisor for $1 per share.  The convertible stock will be convertible into shares of the Registrant’s common stock only on the terms and conditions set forth in the prospectus.

The Registrant’s executive officers and directors, as well as officers and affiliates of the Advisor (and employees of the Advisor and its affiliates) and their family members (including spouses, parents, grandparents, children and siblings) may purchase shares in the Registrant’s primary offering at a discount from the public offering price.  The purchase price for the shares will be $9.05 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales.  The net offering proceeds to the Registrant will not be affected by such sales of shares at a discount.

The Registrant may sell shares at a discount from the public offering price to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities.  The purchase price for the shares will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales.  The net offering proceeds to the Registrant from such sales will be identical to the net offering proceeds the Registrant receives from other sales of shares.

In addition, the Registrant will not pay any selling commissions in connection with the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement.  The Registrant will not pay any selling commissions in connection with sales directly to certain institutional investors.  The net proceeds to the Registrant will not be affected by any reductions in selling commissions or organization and offering expenses.

The Registrant will not pay any selling commissions (1) if the investor has engaged the services of a registered investment adviser or other financial advisor, who will be paid other compensation for investment advisory services or other financial or investment advice or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department.  The net proceeds to the Registrant will not be affected by reducing the selling commissions payable in connection with such transactions.

Item 33. Recent Sales of Unregistered Securities

In connection with the Registrant’s initial capitalization, on April 9, 2007, the Registrant issued 22,584 shares of its common stock to Behringer Harvard Holdings for $8.90 per share.  The Registrant issued these shares in a private transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

Item 34. Indemnification of the Officers and Directors

The Registrant is permitted to limit the liability of its directors, officers, employees and other agents, and to indemnify them, but only to the extent permitted by Maryland law, its charter, and federal and state securities laws.

The Registrant’s charter requires it to hold harmless its directors and officers, and to indemnify its directors, officers, employees and the Advisor and its affiliates and any of their employees acting as an agent to the Company to the maximum extent permitted by Maryland law for losses, if the following conditions are met:

•      the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in the Registrant’s best interests;

•      the party seeking exculpation or indemnification was acting on the Registrant’s behalf or performing services for the Registrant;

•      in the case of non-independent directors, the Advisor or its affiliates or employees, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification;

•      in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the independent director; and

•      the indemnification or agreement to hold harmless is recoverable only out of the Registrant’s assets and not from the stockholders.

This provision, however, does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the ability of the Registrant’s stockholders to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the Registrant, although equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.  Further, the Registrant’s charter prohibits the indemnification of its directors, the Advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•      there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•      such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; and

•      a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the Registrant’s securities were offered as to indemnification for violations of securities laws.

The Registrant’s charter further permits it to advance funds to its directors, the Advisor and its affiliates or employees for reasonable legal expenses and other costs incurred by them in advance of the final disposition of a proceeding for which indemnification is being sought only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on the Registrant’s behalf; (2) the party seeking indemnification provides the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) the party seeking the advance agrees in writing to repay the advanced funds to the Registrant together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

The Registrant will also purchase and maintain insurance on behalf of all of its directors and officers against liability asserted against or incurred by them in their official capacities with the Registrant, whether or not the Registrant is required or has the power to indemnify them against the same liability, provided that the indemnification be limited to that permitted by the Registrant’s charter in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws.

Item 35. Treatment of Proceeds from Stock Being Registered

Not Applicable.

Item 36. Consolidated Financial Statements and Exhibits

(a)   Financial Statements.  The list of the financial statements filed as part of this Registration Statement on Form S-11 is set forth on page F-1 herein.

(b)   Exhibits.  The list of exhibits filed as part of this Registration Statement on Form S-11 is submitted in the Exhibit Index following the signature pages herein.

Item 37. Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)           During the distribution period, the Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act at the time that the Registrant acquires a property, or group of properties, where the Registrant’s total investment in the property, as of the date of acquisition, was equal to or greater than 10% of the Registrant’s total assets on its last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of its last balance sheet. The Registrant undertakes to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders.  Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition.  The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(7)           To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(8)           To provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(b)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM

Table VI presents summary information on properties acquired since January 1, 2006 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard REIT II.  This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.  All figures are through December 31, 2008.

Behringer Harvard REIT I, Inc.

First Follow-on Offering(1)

	Woodcrest	Burnett Plaza	10777 Clay Road	Paces West	Riverside Plaza	The Terrace	600/619 Alexander

Location	East	South	South	East	Mid-West	South	East
Type	Office	Office	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	333,275	1,024,627	227,486	635,787	1,184,432	618,812	97,448
Date(s) of Purchase	01/11/06	02/10/06	03/14/06	04/19/06	06/02/06	06/21/06	06/28/06
Mortgage Financing at Date(s) of Purchase	$50,400,000	$114,200,000	$16,300,000	$84,000,000	$202,000,000	$131,000,000	$16,500,000
Cash Invested	23,443,857	66,846,826	10,114,718	47,659,429	103,818,665	41,391,823	6,793,365
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	72,100,000	177,160,000	26,007,500	117,564,200	285,825,000	171,289,000	22,711,500
Other Cash Expenditures Capitalized	1,743,857	3,886,826	407,218	14,095,229	19,993,665	1,102,823	581,865
Total Acquisition Cost	$73,843,857	$181,046,826	$26,414,718	$131,659,429	$305,818,665	$172,391,823	$23,293,365

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

First Follow-on Offering(1) (cont’d)

	Grandview	Bank of America Plaza	Three Parkway	4440 El Camino Real	Fifth Third Center

Location	South	East	East	West	Mid-West
Type	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	149,463	887,080	561,351	96,562	508,397
Date(s) of Purchase	10/20/06	10/26/06	10/30/06	11/02/06	11/20/06
Mortgage Financing at Date(s) of Purchase	$17,000,000	$150,000,000	$67,125,000	$30,130,806	$49,250,000
Cash Invested	7,230,734	58,162,377	15,716,815	19,225,196	16,443,464
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	23,432,500	199,923,000	92,700,000	45,320,000	65,662,500
Other Cash Expenditures Capitalized	798,234	8,239,377	(9,858,185)	4,036,002	30,964
Total Acquisition Cost	$24,230,734	$208,162,377	$82,841,815	$49,356,002	$65,693,464

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

First Follow-on Offering(1) (cont’d)

	Resurgens Plaza	250 West Pratt Street		Minnesota Center		Colorado	5 & 15 Wayside	Eldridge Place	Centreport Office Center

Location	South	East		Mid-West		East	East	South	South
Type	Office	Office		Office		Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	399,675	368,194		276,425		121,701	270,000	518,746	133,246
Date(s) of Purchase	11/30/06	Various	(2)	Various	(3)	5/25/07	12/08/06	12/13/06	06/14/07
Mortgage Financing at Date(s) of Purchase	$82,000,000	$18,248,419		$22,810,825		$564,516	—	$75,000,000	—
Cash Invested	32,895,444	14,464,453		14,761,421		1,644,245	$84,543,887	36,428,548	$4,415,276
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	111,027,820	—		37,572,246		—	84,743,250	106,584,040	4,415,276
Other Cash Expenditures Capitalized	3,867,624	32,712,872		—		2,208,761	(199,363)	4,844,508	—
Total Acquisition Cost	$114,895,444	$32,712,872		$37,572,246		$2,208,761	$84,543,887	$111,428,548	$4,415,276

(1)	This information provided for Behringer Harvard REIT I, Inc. references only acquisitions made with proceeds from its first follow-on offering.
(2)

Proceeds from Behringer Harvard REIT I, Inc.’s first follow-on offering were used to purchase additional tenant-in-common interests on November 17, 21, 29 and 30, 2006 and December 12, 15, 20 and 29, 2006.

(3)

Proceeds from Behringer Harvard REIT I, Inc.’s first follow-on offering were used to purchase additional tenant-in-common interests on August 18 and 31, 2006, September 19, 2006, October 13 and 31, 2006 and December 29, 2006.

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

Second Follow-on Offering(1)

	Minnesota Center		Colorado		Alamo	Travis Tower	Beacon Portfolio	IPC Portfolio(2)

Location	Mid-West		East		West	South	Mid-West	Various
Type	Office		Office		Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	276,425		121,701		191,154	507,470	3,134,381	9,571,324
Date(s) of Purchase	Various	(3)	Various	(4)	10/19/07	9/30/08	11/01/07	12/12/07
Mortgage Financing at Date(s) of Purchase	$1,952,008		$1,343,548		—	$14,123,651	$509,100,000	$775,257,285

Cash Invested	2,577,029		3,912,534		677,391	13,030,063	364,338,329	752,212,274
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	4,501,506		2,815,661		—	26,639,976	857,475,000	1,428,526,748
Other Cash Expenditures Capitalized	27,531		2,440,421		677,391	513,738	15,963,329	98,942,811
Total Acquisition Cost	$4,529,037		$5,256,082		$677,391	$27,153,714	$873,438,329	$1,527,469,559

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

Second Follow-on Offering(1) (cont’d)

	111 Woodcrest	Westway One	One City Center	One Briarlake Plaza

Location	East	South	South	South
Type	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	52,648	148,965	608,622	504,210
Date(s) of Purchase	11/20/07	01/15/08	06/19/08	09/25/08
Mortgage Financing at Date(s) of Purchase	—	—	$76,500,000	—
Cash Invested	$6,695,911	$34,644,289	63,902,830	$133,931,227
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	6,437,500	35,833,700	134,415,000	137,608,000
Other Cash Expenditures Capitalized	258,411	(1,189,411)	5,987,830	(3,676,773)
Total Acquisition Cost	$6,695,911	$34,644,289	$140,402,830	$133,931,227

(1)   This information provided for Behringer Harvard REIT I, Inc. references only acquisitions made with proceeds from its second follow-on offering.

(2)   This was a portfolio acquisition containing 34 properties of which five were joint ventures at acquisition.  As of December 31, 2008, the portfolio consisted of 33 properties of which four were joint ventures.

(3)   Proceeds from Behringer Harvard REIT I, Inc.’s second follow-on offering were used to purchase additional tenant-in-common interests on August 25, 2008 and December 31, 2008.

(4)   Proceeds from Behringer Harvard REIT I, Inc.’s second follow-on offering were used to purchase additional tenant-in-common interests on June 25, 2007, July 25, 2007, September 14, 2007, November 26, 2007, September 5, 2008 and December 31, 2008.

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Opportunity REIT I, Inc.

	Whitewater	Ferncroft	Alexan Voss(1)	Alexan Black Mountain(1)	Chase Park Plaza(2)

Location	North	East	South	South	South
Type	Office	Office	Development	Development	Hotel & Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	71,000	226,000	—	—	—
Date(s) of Purchase	03/01/06	07/13/06	09/22/06	09/29/06	12/08/06
Mortgage Financing at Date(s) of Purchase	—	$18,000,000	—	—	$52,250,000
Cash Invested	$9,130,788	12,578,370	$13,003,689	$9,675,872	81,684,088
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	9,270,000	27,810,000	13,393,800	9,966,148	89,532,750
Other Cash Expenditures Capitalized	(139,212)	2,768,370	(390,111)	(290,276)	44,401,338
Total Acquisition Cost	$9,130,788	$30,578,370	$13,003,689	$9,675,872	$133,934,088

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Opportunity REIT I, Inc. (cont’d)

	Bent Tree Green	Las Colinas Commons	Santa Clara	Royal Island(3)	Bowen Road

Location	South	South	West	Bahamas	South
Type	Office	Office	Office	Development	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	138,000	239,000	456,000	—	87,000
Date(s) of Purchase	12/13/06	12/20/06	05/02/07	05/03/07	05/10/07
Mortgage Financing at Date(s) of Purchase	—	—	$52,115,000	—	—
Cash Invested	$14,784,984	$17,812,753	27,635,710	$56,857,504	$19,122,506
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	12,205,500	16,400,587	72,100,000	56,857,504	19,055,000
Other Cash Expenditures Capitalized	2,579,484	1,412,166	7,650,710	—	67,506
Total Acquisition Cost	$14,784,984	$17,812,753	$79,750,710	$56,857,504	$19,122,506

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Opportunity REIT I, Inc. (cont’d)

	Cordillera Hotel & Spa(2)	Rio Salado(2)	Grandmarc at Westberry Place(2)	Grandmarc at the Corner(2)	Frisco Square(2)

Location	West	South	South	East	South
Type	Hotel & Development	Development	Student Housing	Student Housing	Mixed-use Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	—	—	—	—	100,500
Date(s) of Purchase	06/06/07	06/29/07	02/01/07	02/01/07	08/03/07
Mortgage Financing at Date(s) of Purchase	$22,312,500	$4,995,000	—	—	$35,015,117
Cash Invested	22,426,368	9,464,477	$8,596,146	$7,131,350	23,836,209
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	30,642,500	6,858,886	8,415,276	6,221,200	48,875,469
Other Cash Expenditures Capitalized	14,096,368	7,600,591	180,870	910,150	9,975,857
Total Acquisition Cost	$44,738,868	$14,459,477	$8,596,146	$7,131,350	$58,851,326

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Opportunity REIT I, Inc. (cont’d)

	2603 Augusta	Regency Center	Northpoint Central	Becket House(2)

Location	South	South	South	England
Type	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	242,000	157,000	180,000	46,000
Date(s) of Purchase	09/13/07	09/13/07	09/13/07	11/28/07
Mortgage Financing at Date(s) of Purchase	—	—	—	$20,966,176
Cash Invested	$34,299,172	$19,746,718	$22,341,898	13,986,821
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	34,162,010	19,425,800	21,630,000	32,077,424
Other Cash Expenditures Capitalized	137,162	320,918	711,898	2,875,573
Total Acquisition Cost	$34,299,172	$19,746,718	$22,341,898	$34,952,997

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Opportunity REIT I, Inc. (cont’d)

	Northborough	Crossroads	Central Europe J.V. (2)

Location	South	West	Europe
Type	Office	Office	Mixed
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	207,000	140,000	—
Date(s) of Purchase	02/26/08	06/26/08	07/29/08
Mortgage Financing at Date(s) of Purchase	$20,981,047	—	—
Cash Invested	14,272,989	$10,765,436	$27,295,359
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	33,887,000	35,226,000	—
Other Cash Expenditures Capitalized	1,367,036	(24,460,564)	27,295,359
Total Acquisition Cost	$35,254,036	$10,765,436	$27,295,359

(1)          This acquisition was a mezzanine loan related to the underlying property.

(2)          This acquisition was made through a joint venture that owns an equity interest in the underlying property.  The information above reflects only Behringer Harvard Opportunity REIT I, Inc.’s interest in the joint venture.

(3)          This acquisition was made through a joint venture that owns an equity interest in, and that has made a mortgage loan to, the owner of the underlying property.  The information above reflects only Behringer Harvard Opportunity REIT I, Inc.’s interest in the joint venture.

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Short-Term Opportunity Fund I LP

Telluride Land

Location	West
Type	Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	Land
Date(s) of Purchase	05/15/06
Mortgage Financing at Date(s) of Purchase	$3,933,900
Cash Invested	9,278,639
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	6,323,850
Other Cash Expenditures Capitalized	6,888,689
Total Acquisition Cost	$13,212,539

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Strategic Opportunity Fund I LP(1)

	Wilshire Property	Tupolevlaan Building

Location	West	Netherlands
Type	Hotel	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	264 rooms	41,376
Date(s) of Purchase	01/26/06	03/13/06
Mortgage Financing at Date(s) of Purchase	$22,260,000	$6,861,834
Cash Invested (2)	24,657,302	4,457,920
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	34,854,623	10,655,100
Other Cash Expenditures Capitalized	12,062,679	664,654
Total Acquisition Cost	$46,917,302	$11,319,754

(1)          Each acquisition was made through a joint venture that owns an equity interest in the owner of the underlying property. The information above reflects only Behringer Harvard Strategic Opportunity Fund I LP’s interest in the joint venture.

(2)          Cash invested for Behringer Harvard Strategic Opportunity Fund I LP in each asset exclude any amounts loaned by Behringer Harvard Holdings, LLC to Behringer Harvard Strategic Opportunity Fund I LP.

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Strategic Opportunity Fund II LP(1)

	Hamburg	Lindeveste	Tahoe	McKinney Land	Hawk’s Cay	Overschiestraat

Location	Germany	Netherlands	West	South	South	Netherlands
Type	Multifamily	Office	Development	Development	Hotel	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	146 units	146,421	—	—	175 rooms	79,000
Date(s) of Purchase	04/01/06	10/31/06	12/07/06	04/23/07	02/15/07	08/31/07
Mortgage Financing at Date(s) of Purchase	$9,283,275	$11,984,433	—	$4,320,000	$60,463,800	$11,083,313
Cash Invested (2)	2,507,583	5,185,178	$12,032,580	1,669,255	27,586,406	4,903,291
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	10,302,369	14,554,099	10,777,256	4,428,000	76,868,888	13,178,059
Other Cash Expenditures Capitalized	1,488,489	2,615,512	1,255,324	1,561,255	11,181,318	2,808,545
Total Acquisition Cost	$11,790,858	$17,169,611	$12,032,580	$5,989,255	$88,050,206	$15,986,603

(1)          Each acquisition was made through a joint venture that owns an equity interest in the owner of the underlying property. The information above reflects only Behringer Harvard Strategic Opportunity Fund II LP’s interest in the joint venture.

(2)          Cash invested for Behringer Harvard Strategic Opportunity Fund II LP in each asset exclude amounts loaned by Behringer Harvard Holdings, LLC to Behringer Harvard Strategic Opportunity Fund II LP.

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Multifamily REIT I, Inc.(1)

	Grand Reserve	The Eclipse	Fairfield at Baileys Crossing	Alexan St. Rose

Location	South	South	East	West
Type	Multifamily Development	Multifamily Development	Multifamily Development	Multifamily Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	155 units	330 units	414 units	430 units
Date(s) of Purchase	04/12/07	04/27/07	07/10/07	07/20/07
Mortgage Financing at Date(s) of Purchase	—	—	—	—
Cash Invested	$4,091,043	$7,184,005	$12,519,487	$14,039,599
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	3,937,590	7,027,908	12,480,394	13,928,449
Other Cash Expenditures Capitalized	153,453	156,097	39,093	111,150
Total Acquisition Cost	$4,091,043	$7,184,005	$12,519,487	$14,039,599

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Multifamily REIT I, Inc.(1) (cont’d)

	Johns Creek Walk	Tower 55 Hundred	Satori	Fairfield at Cameron House

Location	South	East	South	East
Type	Multifamily Community	Multifamily Development	Multifamily Development	Multifamily Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	210 units	234 units	279 units	325 units
Date(s) of Purchase	08/03/07	10/11/07	11/02/07	12/14/07
Mortgage Financing at Date(s) of Purchase	—	—	—	—
Cash Invested	$6,485,422	$13,914,089	$13,062,809	$10,940,877
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	5,380,229	13,753,521	12,948,667	10,901,554
Other Cash Expenditures Capitalized	1,105,193	160,568	114,142	39,323
Total Acquisition Cost	$6,485,422	$13,914,089	$13,062,809	$10,940,877

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Multifamily REIT I, Inc.(1) (cont’d)

	Alexan Prospect	The Venue

Location	West	West
Type	Multifamily Development	Multifamily Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	400 units	168 units
Date(s) of Purchase	04/30/08	06/30/08
Mortgage Financing at Date(s) of Purchase	—	—
Cash Invested	$10,600,978	$5,049,700
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	10,009,290	4,146,238
Other Cash Expenditures Capitalized	591,688	903,462
Total Acquisition Cost	$10,600,978	$5,049,700

(1)          Behringer Harvard Multifamily REIT I, Inc. conducted a private offering from November 22, 2006 until December 28, 2007.  Behringer Harvard Multifamily REIT I, Inc. is currently offering $2.475 billion of its common stock pursuant to an initial public offering which commenced on September 5, 2008.  Each acquisition was made through a joint venture that owns an equity interest in, and/or that has made a mezzanine loan to, the owner of the underlying property.  The information above reflects only Behringer Harvard Multifamily REIT I, Inc.’s interest in the joint venture.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 2nd day of March, 2010.

BEHRINGER HARVARD REIT II, INC.

By:	/s/ Robert S. Aisner
Robert S. Aisner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Robert S. Aisner	President and Chief Executive Officer (Principal Executive
	Robert S. Aisner	Officer)	March 2, 2010

	*	Chairman of the Board and Director	March 2, 2010
Robert M. Behringer

	/s/ Gary S. Bresky	Executive Vice President and Chief Financial Officer	March 2, 2010
	Gary S. Bresky	(Principal Financial Officer)

	/s/ Kimberly Arianpour	Chief Accounting Officer (Principal Accounting Officer)	March 2, 2010
Kimberly Arianpour

*By:	/s/ Robert S. Aisner
Robert S. Aisner Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1

Form of Dealer Manager Agreement between the Registrant and Behringer Securities LP (previously filed and incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on August 24, 2007 (Commission File No. 333-145692))

3.1

Form of First Articles of Amendment and Restatement of the Registrant (previously filed and incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on October 23, 2008 (Commission File No. 333-145692))

3.2

Form of Amended and Restated Bylaws of the Registrant (previously filed and incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on April 9, 2007 (Commission File No. 333-145692))

4.1	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to prospectus)

4.2	Form of Distribution Reinvestment Plan of the Registrant (included as Appendix C to prospectus)

4.3	Proposed Share Redemption Program (incorporated by reference from the description under “Description of Shares — Share Redemption Program” in the prospectus)

4.4	Form of Automatic Purchase Plan of the Registrant (included as Appendix D to prospectus)

4.5

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (previously filed and incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on April 9, 2007 (Commission File No. 333-145692))

5.1	Form of Opinion of DLA Piper LLP (US) as to legality of securities*

8.1	Form of Opinion of DLA Piper LLP (US) as to tax matters*

10.1

Form of Advisory Management Agreement between the Registrant and Behringer Advisors II LP (previously filed and incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on October 23, 2008 (Commission File No. 333-145692))

10.2

Form of Property Management and Leasing Agreement among the Registrant, Behringer Harvard Operating Partnership II LP and Behringer Harvard REIT II Management Services, LLC (previously filed and incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on October 23, 2008 (Commission File No. 333-145692))

10.3	Form of Escrow Agreement between the Registrant and UMB Bank, N.A.*

10.4

Form of License Agreement between the Registrant and Behringer Harvard Holdings, LLC (previously filed and incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on April 9, 2007 (Commission File No. 333-145692))

21.1

Subsidiary List (previously filed and incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on August 24, 2007 (Commission File No. 333-145692))

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)*

23.2	Consent of DLA Piper LLP (US) with respect to tax opinion (included in Exhibit 8.1)*

23.3	Consent of Deloitte & Touche LLP

24.1

Power of Attorney (previously filed and incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on August 24, 2007 (Commission File No. 333-145692))

*To be filed by amendment